Filed pursuant to Rule 424b5
Registration Nos. 333-188672-01 and 333-188672-06

Prospectus Supplement to Prospectus Dated February 20, 2015

$1,500,000,000
Toyota Auto Receivables 2015-A Owner Trust
Issuing Entity
Toyota Auto Finance Receivables LLC
Depositor
Toyota Motor Credit Corporation
Sponsor, Administrator and Servicer

You should review carefully the factors described under “Risk Factors” beginning on page S-19 of this prospectus supplement and page 13 in the accompanying prospectus.

The primary assets of the issuing entity will include a pool of fixed rate motor vehicle retail installment sale contracts. The notes are asset backed securities issued by the issuing entity.  The notes represent the obligations of the issuing entity only and do not represent the obligations of or interests in Toyota Motor Credit Corporation, Toyota Auto Finance Receivables LLC, Toyota Financial Services Corporation, Toyota Financial Services Americas Corporation, Toyota Motor Corporation, Toyota Motor Sales, U.S.A., Inc. or any of their affiliates.  Neither the notes nor the receivables owned by the issuing entity are insured or guaranteed by any governmental agency.  This prospectus supplement does not contain complete information about the offering of the notes.  No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus.

• The issuing entity will issue the five classes of notes described in the table below.  The Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained by Toyota Auto Finance Receivables LLC or its affiliate on the closing date and may be sold at any time directly, including through a placement agent, or through underwriters.  The issuing entity will also issue a certificate representing the equity interest in the issuing entity, which is not being offered hereby.

• The principal of and interest on the notes will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case payment will be made on the following business day.  The first payment will be made on April 15, 2015.

• Credit enhancement for the notes consists of a reserve account, overcollateralization, a yield supplement overcollateralization amount, excess interest on the receivables and, in the case of the Class A Notes, subordination of the Class B Notes (which will have a 0.00% interest rate).

	Initial Principal Amount	Interest Rate	Accrual Method	Final Scheduled Payment Date
Class A-1 Notes(1)	$420,000,000	0.23000%	Actual/360	March 15, 2016
Class A-2 Notes(1)	$445,000,000	0.71%	30/360	July 17, 2017
Class A-3 Notes(1)	$476,500,000	1.12%	30/360	February 15, 2019
Class A-4 Notes(1)	$121,000,000	1.52%	30/360	June 15, 2020
Class B Notes(1)	$37,500,000	0.00%	30/360	April 15, 2021
	Initial Public Offering Price	Underwriting Discounts and Commissions		Proceeds To Depositor(2)
Per Class A-2 Note	99.99905%	0.200%		99.79905%
Per Class A-3 Note	99.98488%	0.250%		99.73488%
Per Class A-4 Note	99.97720%	0.300%		99.67720%
Total	$938,156,524(3)	$2,199,825(3)		$935,956,699(3)
(1)      The Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained by Toyota Auto Finance Receivables LLC or its affiliate on the closing date.
(2)       Before deducting expenses payable by Toyota Auto Finance Receivables LLC, estimated to be $1,000,000.
(3)      Calculated using the initial principal amount of the underwritten notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

$400,500,000 of Class A-2 Notes, $428,850,000 of Class A-3 Notes and $108,900,000 of Class A-4 Notes are offered by the underwriters if and when issued by the issuing entity, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. The notes will be delivered in book-entry form through the Depository Trust Company, on or about March 4, 2015, against payment in immediately available funds.

The issuing entity will be relying on an exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Joint Bookrunners
J.P. Morgan	Barclays	RBC Capital Markets
Co-Managers
Citigroup	Lloyds Securities	SMBC Nikko	SOCIETE GENERALE

The date of this prospectus supplement is February 24, 2015.

TABLE OF CONTENTS
Page

SUMMARY OF PARTIES TO THE TRANSACTION	S-5
SUMMARY OF MONTHLY DISTRIBUTIONS OF COLLECTIONS	S-6
SUMMARY OF TERMS	S-7
RISK FACTORS	S-19
THE ISSUING ENTITY	S-31
CAPITALIZATION OF THE ISSUING ENTITY	S-33
THE DEPOSITOR	S-33
THE SPONSOR, ADMINISTRATOR AND SERVICER	S-33
THE TRUSTEES	S-35
THE RECEIVABLES POOL	S-35
POOL UNDERWRITING	S-41
REVIEW OF POOL ASSETS	S-41
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES	S-43
REPURCHASES OF RECEIVABLES	S-45
STATIC POOLS	S-45
USE OF PROCEEDS	S-45
PREPAYMENT AND YIELD CONSIDERATIONS	S-45
WEIGHTED AVERAGE LIVES OF THE NOTES	S-47
POOL FACTORS AND TRADING INFORMATION	S-54
STATEMENTS TO THE NOTEHOLDERS	S-54
DESCRIPTION OF THE NOTES	S-54
General	S-54
Payments of Interest	S-54
Payments of Principal	S-55
Allocation of Losses	S-56
Indenture	S-56
Notices	S-56
Governing Law	S-56
Minimum Denominations	S-56
PAYMENTS TO NOTEHOLDERS	S-57
Calculation of Available Collections	S-57
Calculation of Principal Distribution Amounts	S-58
Priority of Payments	S-59
Payments After Occurrence of Event of Default Resulting in Acceleration	S-59
Reserve Account	S-60
Subordination	S-61
Overcollateralization	S-61
Yield Supplement Overcollateralization Amount	S-62
Excess Interest	S-62
TRANSFER AND SERVICING AGREEMENTS	S-62
The Transfer and Servicing Agreements	S-62
Sale and Assignment of Receivables	S-63
Accounts	S-63
Servicing Compensation	S-63
Collections	S-63
Eligible Investments	S-64
Net Deposits	S-65
Optional Purchase of Receivables and Redemption of Notes	S-65
Removal of Servicer	S-65
THE OWNER TRUSTEE AND INDENTURE TRUSTEE	S-66
Duties of the Owner Trustee and Indenture Trustee	S-67
Fees and Expenses	S-68
AFFILIATIONS AND RELATED TRANSACTIONS	S-68

LEGAL PROCEEDINGS	S-69
ERISA CONSIDERATIONS	S-69
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-70
UNDERWRITING	S-71
European Economic Area	S-73
EU Risk Retention and Due Diligence Requirements	S-74
United Kingdom	S-75
LEGAL OPINIONS	S-75
INDEX OF TERMS	S-76

ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	A-1
ANNEX B: STATIC POOL INFORMATION	B-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the notes is provided in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of notes, including your notes; and

•	this prospectus supplement, which describes the specific terms of your class of notes.

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the table of contents beginning on page 4 in the accompanying prospectus.

For a listing of the pages where capitalized terms used in this prospectus supplement are defined, you should refer to the “Index of Terms” beginning on page S-76 in this prospectus supplement and to the “Index of Defined Terms” beginning on page 98 in the accompanying prospectus.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.  For the avoidance of doubt, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in this prospectus supplement.

SUMMARY OF PARTIES TO THE TRANSACTION(1)

(1)
This chart provides only a simplified overview of the relationships between the key parties to the transaction.  For additional information, you should refer to this prospectus supplement and the accompanying prospectus.

(2)
On the closing date, the Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained by Toyota Auto Finance Receivables LLC or its affiliate.

SUMMARY OF MONTHLY DISTRIBUTIONS OF COLLECTIONS(1)

(1)  This chart provides only a simplified overview of the monthly distributions of available collections.   For additional information, you should refer to this prospectus supplement and the accompanying prospectus.

SUMMARY OF TERMS

The following information highlights selected information from this document and provides a general overview of the terms of the notes.  To understand all of the terms of the offering of these notes, you should read carefully this entire document and the accompanying prospectus.  Both documents contain information you should consider when making your investment decision.

Relevant Parties
Issuing Entity	Toyota Auto Receivables 2015-A Owner Trust, a Delaware statutory trust. The issuing entity will be established by the trust agreement and the certificate of trust.
Depositor	Toyota Auto Finance Receivables LLC.
Sponsor, Administrator and Servicer	Toyota Motor Credit Corporation (“TMCC”).
Indenture Trustee	Deutsche Bank Trust Company Americas.
Owner Trustee	Wells Fargo Delaware Trust Company, National Association.
Relevant Agreements
Indenture	The indenture between the issuing entity and the indenture trustee. The indenture provides for the terms of the notes.
Trust Agreement	The trust agreement, as amended and restated, between the depositor and the owner trustee. The trust agreement governs the creation of the issuing entity and provides for the terms of the certificate.
Receivables Purchase Agreement	The receivables purchase agreement between the depositor and TMCC. The receivables purchase agreement governs the sale of the receivables from TMCC, as the originator, to the depositor.
Sale and Servicing Agreement
The sale and servicing agreement among the issuing entity, the servicer and the depositor.  The sale and servicing agreement governs the sale of the receivables by the depositor to the issuing entity and the servicing of the receivables by the servicer.

Administration Agreement
The administration agreement among the administrator, the issuing entity and the indenture trustee.  The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

Relevant Dates
Closing Date	On or about March 4, 2015.
Cutoff Date
The cutoff date for (i) the receivables in the statistical pool used in preparing the statistical information presented in this prospectus supplement, and (ii) the receivables sold to the issuing entity on the closing date, is the close of business on January 31, 2015.

Statistical Information
The statistical information in this prospectus supplement is based on the receivables in a statistical pool as of the cutoff date. The receivables sold to the issuing entity on the closing date will be selected from the statistical pool and may also include other receivables owned by the sponsor. The characteristics of the receivables sold to the issuing entity on the closing date may not be identical to, but will not differ materially from, the characteristics of the receivables in the statistical pool described in this prospectus supplement.

Collection Period	The period commencing on the first day of the applicable month (or in the case of the first collection period, from, but excluding, the cutoff date) and ending on the last day of the applicable month.
Payment Dates
The issuing entity will pay interest and principal on the notes on the 15th day of each month.  If the 15th day of the month is not a business day, payments on the notes will be made on the next business day.  The date that any payment is made is called a payment date.  The first payment date is April 15, 2015.

A “business day” is any day except:
• a Saturday or Sunday; or
• a day on which banks in New York, New York or Wilmington, Delaware are closed.
Final Scheduled Payment Dates	The final principal payment for each class of notes is due on the related final scheduled payment date specified on the cover of this prospectus supplement.
Record Date
So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the holders of record on the day immediately preceding the related payment date.  If the notes are issued in definitive form, the record date will be the last day of the month preceding the related payment date.

Description of the Notes
The class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes are referred to in this prospectus supplement collectively as the “class A notes.”  The class A notes together with the class B notes are referred to in this prospectus supplement collectively as the “notes.”

The class A-1 notes, the class B notes and approximately 10% (by initial principal amount) of each of the class A-2 notes, the class A-3 notes and the class A-4 notes will be retained by the depositor or its affiliate on the closing date and may be sold at any time directly, including through a placement agent, or through underwriters.

All of the notes issued by the issuing entity will be secured by the assets of the issuing entity pursuant to the indenture and by funds on deposit in the reserve account.

For a description of how payments of interest on and principal of the notes will be made on each payment date, you should refer to “Description of the Notes” and “Payments to Noteholders” in this prospectus supplement.

Certificate
The issuing entity will also issue a certificate representing the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. The depositor will initially retain the certificate.  The certificate is not being offered by this prospectus supplement and the accompanying prospectus.

Any information in this prospectus supplement regarding the certificate is included only for informational purposes to facilitate a better understanding of the notes.
Minimum Denominations	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Registration of the Notes
You will generally hold your interests in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank S.A./N.V., as operator for the Euroclear System.  This is referred to as book-entry form.  You will not receive a definitive note except under limited circumstances.

For additional information, you should refer to “Annex A: Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus supplement and “Certain Information Regarding the Notes––Book-Entry Registration” in the accompanying prospectus.

Structural Summary
Assets of the Issuing Entity; the Receivables and Statistical Information
The primary assets of the issuing entity will include a pool of fixed rate retail installment sale contracts used to finance new and used passenger cars, minivans, light-duty trucks or sport utility vehicles.  We refer to these contracts as “receivables.”

The receivables will be sold by the sponsor to the depositor and then transferred by the depositor to the issuing entity.  The issuing entity will grant a security interest in the receivables and other specified assets of the issuing entity, and the depositor will grant a security interest in the amounts on deposit in the reserve account, in each case to the indenture trustee for the benefit of the noteholders.

The issuing entity’s main source of funds for making payments on the notes will be the receivables.

The information concerning the receivables presented throughout this prospectus supplement is based on the receivables in the statistical pool described in this prospectus supplement as of the cutoff date.

	As of the cutoff date, the receivables in the statistical pool had the following characteristics:
	Total Principal Balance	$1,598,310,293.48
	Number of Receivables	96,067
	Average Principal Balance	$16,637.45
	Range of Principal Balances	$257.98 - $92,406.18
	Average Original Amount Financed	$24,970.98
	Range of Original Amounts Financed	$2,381.40 - $106,408.00
	Weighted Average Annual Percentage Rate (“APR”)(1)	1.97%
	Range of APRs	0.00% – 24.00%
	Weighted Average Original Number of Scheduled Payments(1)	61.33 payments
	Range of Original Number of Scheduled Payments	12 – 72 payments
	Weighted Average Remaining Number of Scheduled Payments(1)	46.03 payments
	Range of Remaining Number of Scheduled Payments	4 – 68 payments

	Weighted Average FICO® score(1) (2)	757
	Range of FICO® scores (2)	620 – 886
	___________________ (1) Weighted by principal balance as of the cutoff date. (2) FICO® is a federally registered servicemark of Fair Issac Corporation.
	For additional information regarding the characteristics of the receivables in the statistical pool as of the cutoff date, you should refer to “The Receivables Pool” in this prospectus supplement.

The receivables sold to the issuing entity on the closing date are expected to have a total principal balance of approximately $1,598,310,293.48 as of the cutoff date.

The characteristics of the receivables in the initial pool acquired by the issuing entity on the closing date may not be identical to, but will not differ materially from, those of the receivables in the statistical pool as of the cutoff date.  All receivables acquired by the issuing entity, however, must satisfy the eligibility criteria specified in the transaction documents.  For additional information regarding the eligibility criteria for receivables being acquired by the issuing entity, you should refer to “The Receivables Pool” in this prospectus supplement.

	The assets of the issuing entity will also include:
	• certain monies due or received under the receivables after the cutoff date;
	• security interests in the vehicles financed under the receivables;
	• certain bank accounts and the proceeds of those accounts; and

•      proceeds from claims under certain insurance policies relating to the financed vehicles or the obligors under the receivables and certain rights of the depositor under the receivables purchase agreement.

	For additional information regarding the assets of the issuing entity, you should refer to “The Issuing Entity” in this prospectus supplement.
Review of Pool Assets
In connection with the offering of the notes, the depositor has performed a review of the receivables and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables, as described under “Review of Pool Assets” in this prospectus supplement.

As described in “The Sponsor, Administrator, Servicer and Issuer of the TMCC Demand Notes—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in the accompanying prospectus, under TMCC’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a TMCC credit analyst with appropriate approval authority.  The credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and may consider an applicant’s projected ability to meet the monthly obligation, which is derived from the amount financed, the term, and the assigned contractual interest rate.  Approximately 48.90% of the aggregate principal balance of the receivables in the statistical pool as of the cutoff date were automatically approved, while approximately 51.10% of the aggregate principal balance of the receivables in the statistical pool as of the cutoff date were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  TMCC determined that whether a receivable was accepted automatically by TMCC’s electronic credit decision system or was accepted following review by a TMCC credit analyst was not indicative of the related receivable’s quality.

Servicing and Servicer Compensation
TMCC will act as servicer for the receivables owned by the issuing entity.  The servicer will handle all collections, administer defaults and delinquencies and otherwise service the contracts.  On each payment date, the issuing entity will pay the servicer a monthly fee equal to one-twelfth of 1.00% multiplied by the aggregate principal balance of the receivables as of the first day of the related collection period; provided that, for the first payment date, the issuing entity will pay the servicer a fee equal to two-twelfths of 1.00% of the aggregate principal balance of the receivables as of the cutoff date.  The servicer will also receive additional servicing compensation in the form of certain investment earnings, late fees, extension fees and other administrative fees and expenses or similar charges received by the servicer during such month.

For additional information regarding the compensation payable to the servicer, you should refer to “Description of the Transfer and Servicing Agreements––Servicing Compensation and Payment of Expenses” in the accompanying prospectus.

Trustees Fees and Expenses
Each trustee will be entitled to a fee (and will be entitled to be reimbursed for all costs and expenses incurred) in connection with the performance of its respective duties.

The trustee fees (and associated costs and expenses) will generally be paid directly by the servicer from amounts received as the servicing fee or paid directly by the sponsor.

Interest and Principal Payments	Interest Rates
The notes will bear interest for each interest accrual period at the interest rates specified on the cover of this prospectus supplement.
Interest Accrual

The class A-1 notes will accrue interest on an actual/360 basis from (and including) a payment date to (but excluding) the next payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) April 15, 2015.  This means that the interest due on each payment date will be the product of: (i) the outstanding principal amount, (ii) the interest rate, and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360.

The notes (other than the class A-1 notes) will accrue interest on a 30/360 basis from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month, except that the first interest accrual period will be from (and including) the closing date to (but excluding) April 15, 2015.  This means that the interest due on each payment date will be the product of: (i) the outstanding principal amount, (ii) the interest rate, and (iii) 30 (or, in the case of the first payment date, 41) divided by 360.

If noteholders of any class do not receive all interest owed on their notes on any payment date, the issuing entity will make payments of interest on later payment dates to make up the shortfall (together with interest on such amounts at the applicable interest rate for such class, to the extent permitted by law) to the extent funds are available to do so pursuant to the payment priorities described in this prospectus supplement.  If the full amount of interest due on the controlling class of notes is not paid within five business days of a payment date, an event of default also will occur which may result in acceleration of the notes.

For additional information regarding the payment of interest on the notes, you should refer to “Description of the Notes––Payments of Interest” and “Payments to Noteholders” in this prospectus supplement.

Principal Payments

On each payment date, except after the acceleration of the notes following an event of default, from the amounts allocated to the noteholders to pay principal described in clauses (3), (5) and (7) under “—Priority of Payments” below, the issuing entity will pay principal of the notes in the following order of priority:

(1)       to the class A-1 notes until the principal amount of the class A-1 notes is reduced to zero; then

(2)       to the class A-2 notes until the principal amount of the class A-2 notes is reduced to zero; then

(3)       to the class A-3 notes until the principal amount of the class A-3 notes is reduced to zero; then

(4)       to the class A-4 notes until the principal amount of the class A-4 notes is reduced to zero; and then

(5)       to the class B notes until the principal amount of the class B notes is reduced to zero.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes from funds allocated to the noteholders, first, to the class A-1 notes until the principal amount of the class A-1 notes is reduced to zero, second, pro rata, based upon their respective unpaid principal amounts, to the class A-2 notes, the class A-3 notes and the class A-4 notes until the principal amount of each such class of notes is reduced to zero, and third, to the class B notes until the principal amount of the class B notes is reduced to zero.

All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date.

For additional information regarding the payment of principal of the notes, you should refer to “Payments to Noteholders” in this prospectus supplement.

Priority of Payments

On each payment date, except after the acceleration of the notes following an event of default, the issuing entity will make payments from available collections received during the related collection period (or, if applicable, amounts withdrawn from the reserve account) in the following order of priority:

1. Servicing Fee –– The total servicing fee payable to the servicer (which includes any supplemental servicing fee, to the extent not previously retained by the servicer);

2. Class A Note Interest –– To the class A noteholders (pro rata based upon the aggregate amount of interest due to such noteholders), accrued and unpaid interest on each class of class A notes;

3.     Note Principal –– To the noteholders, to be paid in the priority described under “—Principal Payments” above, the first priority principal distribution amount;

The “first priority principal distribution amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the class A notes as of such payment date (before giving effect to any principal payments made on the class A notes on such payment date), over (b) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount (which amount is referred to in this prospectus supplement as the “adjusted pool balance”), in each case, as of the last day of the related collection period; provided, that, for the final scheduled payment date of any class of class A notes, the “first priority principal distribution amount” will not be less than the amount necessary to reduce the outstanding principal amount of such class of class A notes to zero;

4. Class B Note Interest –– To the class B noteholders (based upon the aggregate amount of interest due to such noteholders), accrued and unpaid interest on the class B notes;

5.     Note Principal –– To the noteholders, to be paid in the priority described under “—Principal Payments” above, the second priority principal distribution amount;

The “second priority principal distribution amount” means, with respect to any payment date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the class A notes and class B notes as of such payment date (before giving effect to any principal payments made on the class A notes and class B notes on such payment date), over (ii) the adjusted pool balance as of the last day of the related collection period, minus (b) the first priority principal distribution amount for such payment date; provided, that, for the final scheduled payment date of the class B notes, the “second priority principal distribution amount” will not be less than the amount necessary to reduce the outstanding principal amount of the class B notes to zero;

6.     Reserve Account Deposit –– To the extent amounts then on deposit in the reserve account are less than the specified reserve account balance described below under “Credit Enhancement—Reserve Account,” to the reserve account, until the amount on deposit in the reserve account equals such specified reserve account balance;

7.     Note Principal –– To the noteholders, to be paid in the priority described under “—Principal Payments” above, the regular principal distribution amount;

The “regular principal distribution amount” means, with respect to any payment date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date), over (ii) the adjusted pool balance as of the last day of the related collection period less the overcollateralization target amount, minus (b) the sum of the first priority principal distribution amount and the second priority principal distribution amount for such payment date; and

8. Excess Amounts –– Any remaining amounts to the certificateholder.

For additional information regarding the priority of payments on the notes, you should refer to “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus supplement.

Change in Priority of Distribution upon Events of Default Resulting in an Acceleration of the Notes

Following the occurrence of an event of default under the indenture that results in the acceleration of the maturity of the notes and unless and until such acceleration has been rescinded, the issuing entity will make the following payments in the following order of priority from available collections received during the related collection period and, if necessary and available, to pay principal of the notes from amounts withdrawn from the reserve account:

1. Servicing Fee –– The total servicing fee payable to the servicer (which includes any supplemental servicing fee, to the extent not previously retained by the servicer);
2. Trustee Amounts –– Any fees, expenses and indemnification amounts owed to the owner trustee or the indenture trustee, to the extent not paid by the servicer or the sponsor;
3. Class A Note Interest –– To the class A noteholders, on a pro rata basis based on such amounts due, accrued and unpaid interest on the class A notes;

4.     Class A Note Principal –– First, to the holders of the class A-1 notes, until the principal amount of the class A-1 notes is reduced to zero, and second, pro rata, based upon their respective unpaid principal amounts, to the holders of the class A-2 notes, the class A-3 notes and the class A-4 notes, until the principal amount of each such class of notes is reduced to zero;

5. Class B Note Interest –– To the class B noteholders, accrued and unpaid interest on the class B notes;
6. Class B Note Principal –– To the class B noteholders, until the principal amount of the class B notes is reduced to zero;
7. Excess Amounts –– Any remaining amounts to the certificateholder.

For additional information regarding the priority of payments on the notes after the acceleration of the notes following an event of default, you should refer to “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus supplement.

Final Scheduled Payment Dates

The issuing entity is required to pay the outstanding principal amount of each class of notes in full on or before the related final scheduled payment date specified on the cover of this prospectus supplement.

Events of Default	Each of the following will constitute an event of default under the indenture:

(a)       a default for five business days or more in the payment of any interest on any of the outstanding classes of the class A notes, for as long as any class A notes are outstanding, and thereafter, on the class B notes outstanding;

(b)       a default in the payment in full of the principal of any note on its final scheduled payment date or the redemption date;

(c)       a default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture which materially and adversely affects the noteholders, subject to notice and cure provisions;

(d)       any representation or warranty made by the issuing entity in the indenture having been incorrect in a material respect as of the time made, subject to notice and cure provisions; or

(e)       certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

provided, however, that a delay in or failure of performance referred to in clause (a), (b), (c) or (d) above will not constitute an event of default for a period of 30 days after the applicable cure period under the indenture if that delay or failure was caused by force majeure or other similar occurrence.

If an event of default under the indenture should occur and be continuing, the indenture trustee or the holders representing a majority of the aggregate principal amount of the outstanding classes of the class A notes, for as long as any class A notes are outstanding, and thereafter,  the class B notes then outstanding (excluding for these purposes the outstanding principal amount of any notes held of record or beneficially owned by TMCC, the depositor or any of their affiliates), acting together as a single class may declare the principal of the notes to be immediately due and payable.

For additional information regarding the events of default, you should refer to “Description of the Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus supplement and “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

Credit Enhancement
Credit enhancement is intended to protect you against losses and delays in payments on your notes.  If losses on the receivables and other shortfalls in cash flows exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of notes. Instead, the amount available to make payments on the notes will be reduced to the extent of such losses.  The credit enhancement for the notes is:

•      the reserve account;

•      overcollateralization;

•      the yield supplement overcollateralization amount;

•      excess interest on the receivables; and

•      in the case of the class A notes, subordination of the class B notes, which will have a 0.00% interest rate.

If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later scheduled final payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date.  For additional information, you should refer to “Risk Factors—Payment priorities increase risk of loss or delay in payment to certain classes of notes,” “Risk Factors—Because the issuing entity has limited assets, there is only limited protection against potential losses” and “Payments to Noteholders” in this prospectus supplement.

Reserve Account

On each payment date, funds will be withdrawn from the reserve account (1) to cover shortfalls in the amounts required to be paid on that payment date with respect to clauses one through five under “—Priority of Payments” above, (2) after an event of default that results in the acceleration of the maturity of the notes, to pay principal on the notes, and (3) to pay principal on any class of notes on the final scheduled payment date of that class of notes.

On the closing date, the depositor will cause to be deposited $3,750,003.15 into the reserve account, which is approximately 0.25% of the adjusted pool balance as of the cutoff date.  On each payment date, after making required payments to the servicer and the noteholders, available collections will be deposited into the reserve account to the extent necessary to maintain the amount on deposit in the reserve account at the specified reserve account balance.

On any payment date prior to an event of default that results in an acceleration of the maturity of the notes, if the amount in the reserve account exceeds the specified reserve account balance, the excess will be distributed to the depositor.  The “specified reserve account balance” is, on any payment date, the lesser of (a) $3,750,003.15 (which is approximately 0.25% of the adjusted pool balance as of the cutoff date) and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.  In addition, on any payment date prior to an event of default that results in an acceleration of the maturity of the notes, investment income on the amounts on deposit in the reserve account will be distributed to the seller.

For additional information regarding the reserve account, you should refer to “Payments to Noteholders—Reserve Account” in this prospectus supplement.
Overcollateralization

Overcollateralization represents the amount by which the adjusted pool balance exceeds the aggregate outstanding principal amount of the notes.  The adjusted pool balance as of the cutoff date is expected to be approximately equal to the aggregate initial principal amount of the notes.

The application of funds according to clause (7) under “Interest and Principal Payments—Priority of Payments” above is designed to achieve and maintain the level of overcollateralization as of any payment date to a target amount of 0.85% of the adjusted pool balance on the cutoff date.  This amount is referred to in this prospectus supplement as the “overcollateralization target amount.”

The overcollateralization will be available as an additional source of funds to absorb losses on the receivables.

For additional information regarding overcollateralization, you should refer to “Payments to Noteholders—Overcollateralization” in this prospectus supplement.
Yield Supplement Overcollateralization Amount

The yield supplement overcollateralization amount for each payment date or with respect to the closing date is the aggregate amount by which the principal balance as of the last day of the related collection period or the cutoff date, as applicable, of each receivable with an APR below 5.20% (referred to herein as the “required rate”), other than any defaulted receivable, exceeds the present value of the future payments on such receivables, calculated as if their APRs were equal to the required rate, assuming such future payment is made on the last day of each month and each month has 30 days.

For additional information regarding the calculation of the yield supplement overcollateralization amount and its effect on the payment of principal, you should refer to “Payments to Noteholders—Yield Supplement Overcollateralization Amount” and “—Overcollateralization” in this prospectus supplement.

Subordination

Payments of interest on the class B notes will be subordinated to payments of interest on the class A notes and certain other payments on that payment date (including principal payments of the class A notes in specified circumstances). No payments of principal will be made on the class B notes until the principal of and interest on the class A notes has been paid in full.

If an event of default occurs and payment of the notes has been accelerated, no payments of interest or principal will be made on the class B notes until the class A notes are paid in full. Consequently, the holders of the class B notes will incur losses and shortfalls because of delinquencies and losses on the receivables before the holders of the class A notes incur those losses and shortfalls.

While any class A notes are outstanding, the failure to pay interest on the class B notes will not be an event of default.

Excess Interest

More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee and interest on the notes each month.  Any such excess in interest payments from obligors will serve as additional credit enhancement.

Optional Redemption; Clean-Up Call
The servicer may purchase the receivables remaining in the issuing entity at a price at least equal to the unpaid principal amount of the notes plus any accrued and unpaid interest thereon on any payment date when the aggregate outstanding principal balance of the receivables has declined to 5% or less of the aggregate principal balance of the receivables as of the cutoff date.  Upon the exercise of this clean-up call option by the servicer, the issuing entity must redeem the notes in whole, and not in part.

For additional information, you should refer to “Transfer and Servicing Agreements––Optional Purchase of Receivables and Redemption of Notes” in this prospectus supplement.

Removal of Pool Assets
Breaches of Representations and Warranties.  Upon sale of the receivables to the depositor, TMCC will make certain representations and warranties regarding the receivables, and upon sale of the receivables to the issuing entity, the depositor will make certain corresponding representations and warranties to the issuing entity regarding the receivables.  The depositor is required to repurchase from the issuing entity, and TMCC is required to repurchase from the depositor, in turn, any receivable for which a representation or warranty has been breached if such breach materially and adversely affects the issuing entity or the noteholders and such breach has not been cured in all material respects.

For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the accompanying prospectus.

Breach of Servicer Covenants.  The servicer will be required to purchase any receivable with respect to which specified servicing covenants made by the servicer under the sale and servicing agreement are breached and not cured in all material respects.

CUSIP Numbers	Class A-1 Notes: 89236WAA6 Class A-2 Notes: 89236WAB4 Class A-3 Notes: 89236WAC2 Class A-4 Notes: 89236WAD0 Class B Notes: 89236WAE8
Tax Status
Subject to important considerations described under “Certain Federal Income Tax Consequences” in this prospectus supplement and “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in the accompanying prospectus, Morgan, Lewis & Bockius LLP, special tax counsel to the issuing entity, will deliver its opinion that:

• the notes held by parties unaffiliated with the issuing entity will be characterized as debt for federal income tax purposes; and
• the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.
If you purchase the notes, you will agree to treat the notes as debt for federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

For additional information regarding the application of federal income and state tax laws to the issuing entity and the notes, you should refer to “Certain Federal Income Tax Consequences” in this prospectus supplement and “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in the accompanying prospectus.

ERISA Considerations
The notes sold to parties unaffiliated with the issuing entity may be purchased by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

For additional information, you should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.  If you are a benefit plan fiduciary considering the purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any notes.  In addition, you should consider the risk factors described under “Risk Factors” in the accompanying prospectus for a description of further material risks to your investment in the notes.

The notes are not suitable investments for all investors.
The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that involve a high degree of risk and should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

The absence of a secondary market for the notes or a lack of liquidity in the secondary markets could limit your ability to resell the notes or adversely affect the market value of your notes.
The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser. The underwriters may, but are not obligated to, provide a secondary market for the notes and even if the underwriters make a market in the notes, the underwriters may stop making offers at any time.   In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

For several years after the 2008 financial crisis, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities.  While conditions in the financial markets and the secondary markets have improved, periods of illiquidity could occur again and affect the secondary market, thereby adversely affecting the value of your notes and limiting your ability to locate a willing purchaser of your notes.  Furthermore, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Concerns regarding sovereign debt may spread to other countries at any time.  There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to disruption of the credit markets in the United States.  Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you could suffer a loss on your investment.

In addition, the issuance and offering of the notes does not comply with the requirements of Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”).  Lack of compliance with the CRR and similar rules may preclude certain investors from purchasing the notes.  As a result, you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment. For additional information, you should refer to “Underwriting—Capital Requirements Directive” in this prospectus supplement.

Continuing economic developments may adversely affect the performance and market value of your notes.
After the 2008 financial crisis, the United States experienced a recession and an extended period of economic slowdown.  During the economic slowdown, elevated unemployment, decreases in home values and lack of available credit led to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market values of the automobiles securing the receivables.  Any such decline in market values of automobiles may weaken collateral coverage and increase the amount of losses in the event of default.  While there have been modest improvements, if the economic downturn were to worsen, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

Additionally, higher future energy and fuel prices could reduce the amount of disposable income that the affected obligors have available to make monthly payments on their automobile finance contracts. Higher energy costs could also cause business disruptions, which could cause unemployment and a deepening economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment.  The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

Delinquencies and losses with respect to automobile finance contracts may increase during the term of your notes.  These increases in delinquencies and losses may be related to the weakness in the residential housing market where increasing numbers of individuals have defaulted on their residential mortgage loans.  For delinquency and loss information regarding certain automobile loans originated and serviced by TMCC, you should refer to “Delinquencies, Repossessions and Net Losses” and “Static Pools” in this prospectus supplement.

Federal financial regulatory legislation could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes.
On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) became law. Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions did not take effect for a year or more, some provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•          created the Consumer Financial Protection Bureau (“CFPB”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services;

•          created a new framework for the regulation of over-the-counter derivatives activities;

•          strengthened the regulatory oversight of securities and capital markets activities by the SEC; and

•          created a liquidation framework for the resolution of bank holding companies and other non-bank financial companies determined to be “covered financial companies.”

The scope of the Dodd-Frank Act has broad implications for the financial services industry.  The Dodd-Frank Act affects the offering, marketing and regulation of consumer finance products and services, including some of TMCC’s products and services.  In particular, two of the primary purposes of the CFPB are to ensure that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from discrimination and unfair, deceptive and abusive practices.  The CFPB has broad regulatory, examination and enforcement powers over consumer financial products and services (which include, among others, retail and lease contracts that TMCC purchases) and supervisory authority over certain depository institutions and non-depository institutions. While TMCC is not currently subject to the CFPB’s supervisory and examination authority, the CFPB has recently proposed rules that, if enacted in their proposed form, would expand the scope of the CFPB’s supervisory and examination authority to include larger participants in the auto lending and leasing markets, including TMCC. The CFPB has also been conducting fair lending examinations and investigations of automobile lenders and their dealer participation policies and other compensation practices. Although the impact of the CFPB on TMCC’s business remains uncertain, the CFPB is increasing its focus on auto finance providers.

The CFPB, together with the U.S. Department of Justice (“DOJ” and, together with the CFPB, the “Agencies”), requested that TMCC provide certain information about its purchases of auto loans from dealers and about related discretionary dealer compensation practices.  In November 2014, TMCC received a letter from the Agencies alleging that such practices resulted in discriminatory pricing of loans to certain borrowers in contravention of applicable laws, and informing TMCC that they are prepared to initiate an enforcement proceeding unless TMCC agrees to a voluntary resolution satisfactory to them.  The Agencies have indicated that they are seeking monetary relief and implementation of changes to TMCC’s discretionary pricing practices and policies, which changes could adversely affect TMCC’s business.  TMCC intends to continue discussions with the Agencies to achieve a mutually satisfactory resolution to these matters, but if such resolution does not occur, TMCC may be subject to an enforcement action.  In addition, TMCC has received a request for documents and information from the New York State Department of Financial Services relating to TMCC’s fair lending practices, and is cooperating with this request.  TMCC cannot predict the outcome of this request given its preliminary status.  As described under “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in the accompanying prospectus, TMCC voluntarily may be taking, or may take certain actions relating to certain of the Receivables, including modifying their terms or making certain payments to obligors. There can be no assurance that TMCC will take any of these actions or, if it does, whether any of these actions will result in the repurchase of some or all of the affected Receivables.

The CFPB has also recently begun reviews concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products.  In addition, the CFPB and the Federal Trade Commission (“FTC”) have recently become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  Both the FTC and CFPB announced various enforcement actions against lenders in the past few years involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the products, services and operations that TMCC offers, may require TMCC to cease or alter certain business practices, which could have a material effect on TMCC’s financial condition, liquidity and results of operations.

In addition, the CFPB has recently indicated an intention to prescribe rules implementing the Fair Debt Collections Practices Act (“FDCPA”) that would apply to first-party creditors such as TMCC.  First-party creditors are expressly excluded from the scope of the FDCPA, but the CFPB is proposing to use its rule-making authority on the prohibition of unfair, deceptive, or abusive acts or practices to apply the rules more broadly.  The impact of these anticipated rules to TMCC’s business remains uncertain.

CFPB supervision, regulation, inquiries and related enforcement action, if any, may increase TMCC’s compliance costs, require changes in its business practices, affect its competitiveness, impair its profitability, harm its reputation or otherwise adversely affect its business.   For additional information, you should refer to “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in the accompanying prospectus.

The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”), which may designate non-bank financial companies that pose systemic risk to the U.S. financial system (“SIFIs”) to be  supervised by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  The Federal Reserve is required to establish and apply enhanced prudential standards to SIFIs, including capital, liquidity, counterparty exposure, resolution plan and overall risk management standards.  As of the date hereof, TMCC has not received notification from the FSOC that TMCC is being considered for designation but, if TMCC were to be designated, it could experience increased compliance costs, the need to change its business practices, and other adverse effects on its business.

 In addition to the FSOC process, certain parallel regulatory efforts are underway on an international level.  In January 2014, the Financial Stability Board – an international standard-setting authority – proposed a methodology for assessing and designating non-bank non-insurer global-SIFIs (“G-SIFI”).  It is unclear when this framework will be finalized, what form a final framework may take, what policy measures will be recommended to apply to G-SIFIs, and whether TMCC or any of its affiliates would be designated and subject to additional regulatory requirements due to any potential G-SIFI designation.

The Dodd-Frank Act increases the regulation of the securitization markets.  For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate.  It will also give broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with implementing the regulations under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as TMCC or its affiliates.  Federal regulatory agencies have issued numerous additional rulemakings to implement various requirements of the Dodd-Frank Act, but many of these rules remain in proposed form.  In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to TMCC or its affiliates, including the depositor and the issuing entity.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions—Potential Applicability to TMCC, the Depositor and Issuing Entities” in the accompanying prospectus.

If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of TMCC, the depositor or the issuing entity under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt.  TMCC has structured the transfers of the receivables to the depositor and the related issuing entity as a valid and perfected sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of TMCC.  Any attempt by the FDIC to recharacterize the transfer of the receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes.  In addition, if an issuing entity were to become subject to the OLA, the FDIC may repudiate the debt of an issuing entity and the related noteholders would have a secured claim in the receivership of the issuing entity.  Also, if the issuing entity were subject to OLA, noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after the receiver is appointed.  As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under the OLA” in the accompanying prospectus.

Payment priorities increase risk of loss or delay in payment to certain classes of notes.
Based on the priorities described under “Payments to Noteholders” in this prospectus supplement, classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  Because principal of the notes will be paid sequentially, except in the case of the class A-2, class A-3 and class A-4 notes after the acceleration of notes following an event of default, classes of notes that have higher sequential numerical class designations or higher alphabetical sequential class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the higher numerically designated classes or higher alphabetically designated classes will be more sensitive to losses on the receivables and the timing of such losses than the lower numerically designated classes and lower alphabetically designated classes.  Accordingly, the class A-2 notes will be more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes; the class A-3 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes and the class A-2 notes; the class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes, the class A-2 notes and the class A-3 notes; and the class B notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss.  In either case, the yields on your notes could be materially and adversely affected.

In addition, the notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to the servicing fee due to the servicer.  This subordination could result in reduced or delayed payments of principal and interest on the notes.

For additional information, you should refer to “Because the issuing entity has limited assets, there is only limited protection against potential losses” below.

The class B notes are subject to greater risk because of subordination.
The class B notes are subordinated to the class A notes and are more likely to be impacted by delinquent payments and defaults on the receivables than the classes of notes having an earlier final scheduled payment date.  Interest payments on the class B notes on each payment date will be subordinated to interest payments on the class A notes and principal payments to the class A notes in an amount equal to the first priority principal distribution amount.

In addition, in the event the notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be paid to the class B notes until all principal of and interest on the class A notes have been paid in full.

Principal payments on the class B notes will be subordinated in priority to the class A notes, as described under “Description of the Notes—Payments of Principal” in this prospectus supplement. No principal will be paid on the class B notes until all principal of the class A notes has been paid in full.  In addition, principal payments on the class B notes will be subordinated to payments of interest on the class A notes and the class B notes.  For additional information, you should refer to “Description of the Notes—Payments of Principal” in this prospectus supplement.

Therefore, if there are insufficient amounts available to pay all classes of notes the amounts due on such classes, delays in payments or losses will be borne by the most junior class of notes outstanding.

The timing of principal payments is uncertain.
The amount of distributions of principal on the notes and the time when you receive those distributions depend on the rate of payments and losses relating to the receivables, which cannot be predicted with certainty. Those principal payments may be regularly scheduled monthly payments or unscheduled payments like those resulting from prepayments or repossession and sale of financed vehicles related to defaulted receivables.  Additionally, the servicer may be required to make payments relating to receivables under some circumstances, and will have the right under certain circumstances to purchase all assets of the issuing entity and thus cause an optional redemption of the notes. Each of these payments will have the effect of shortening the average lives of the notes.  You will bear any reinvestment risks resulting from a faster or slower rate of payments of the receivables.

Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you.
You may receive payment of principal on your notes earlier than you expected.  If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes.  Prepayments on the receivables will shorten the life of the notes to an extent that cannot be predicted.

Prepayments may occur for a number of reasons. Some prepayments may be caused by the obligors under the receivables. For example, obligors may:
• make early payments, since receivables will be prepayable at any time without penalty;
• default, resulting in the repossession and sale of the financed vehicle;
• damage the vehicle or become unable to pay due to death or disability, resulting in payments to the issuing entity under any existing physical damage, credit life or other insurance; or
• sell their vehicles or be delinquent or default on their receivables as a result of a manufacturer recall.

Some prepayments may be caused by the depositor or the servicer.  For example, the depositor will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables.  If the depositor or the servicer breaches a representation or an agreement and the breach is material and cannot be remedied, it will be required to purchase the affected receivables from the issuing entity.  This will result, in effect, in the prepayment of the purchased receivables.  The servicer will also have the option to purchase the receivables from the issuing entity when the total principal balance of the receivables is 5% or less of the total principal balance of the receivables as of the cutoff date.  In addition, an event of default under the indenture could cause your notes to be prepaid.

In addition, under its current servicing practices, the Servicer will modify the terms of any Receivable impacted by the Servicemembers Civil Relief Act of 2003, as amended (the “Relief Act”), and may be obligated to purchase any such Receivable by depositing an amount equal to the remaining outstanding principal balance of such impacted receivable into the collection account.

For additional information, you should refer to the risk factor entitled “Because the issuing entity has limited assets, there is only limited protection against potential losses” below.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. The sponsor cannot predict the actual prepayment rates for the receivables.  The depositor, however, believes that the actual rate of payments, including prepayments, will result in the weighted average life of each class of notes being shorter than the period from the closing date to the related final scheduled payment date.  If this is the case, the weighted average life of each class of notes will be correspondingly shorter.

This prospectus supplement provides information regarding the characteristics of the receivables in the statistical pool as of the cutoff date that may differ from the characteristics of the receivables sold to the issuing entity on the closing date as of the cutoff date.

This prospectus supplement describes the characteristics of the receivables in the statistical pool as of the cutoff date. The receivables sold to the issuing entity on the closing date will be selected from the statistical pool and may also include other receivables owned by the sponsor and may have characteristics that differ somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement.  However, the characteristics (as of the cutoff date) of the receivables sold to the issuing entity on the closing date will not differ materially from the characteristics (as of the cutoff date) of the receivables in the statistical pool described in this prospectus supplement, and each receivable must satisfy the eligibility criteria specified in the sale and servicing agreement.  You must not assume that the characteristics of the receivables sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in the statistical pool disclosed in this prospectus supplement.

Because the issuing entity has limited assets, there is only limited protection against potential losses.
The only sources of funds for payments on the notes are collections on the receivables (which include proceeds of the liquidation of repossessed vehicles and of relevant insurance policies) and the reserve account.  The notes will not be obligations of or interests in, and are not guaranteed or insured by, TMCC, the depositor, Toyota Financial Services Corporation, Toyota Financial Services Americas Corporation, Toyota Motor Corporation (“TMC”), Toyota Motor Sales, U.S.A., Inc. (“TMS”), any trustee or any of their affiliates.  Neither the notes nor the receivables owned by the issuing entity are insured or guaranteed by any governmental agency.  You must rely solely on payments on the receivables and any amounts available in the reserve account for payments on the notes.  The amounts deposited in the reserve account will be limited.  If the entire reserve account has been used, the issuing entity will depend solely on current collections on the receivables to make payments on the notes.  For additional information, you should refer to “Payments to Noteholders—Overcollateralization” and “Description of the Notes—Reserve Account” in this prospectus supplement.  If the assets of the issuing entity are not sufficient to pay interest and principal on the notes you hold, you will suffer a loss.

Certain events (including some that are not within the control of the issuing entity or the depositor, the sponsor, the administrator, the servicer, TMC, Toyota Financial Services Americas Corporation, Toyota Financial Services Corporation, TMS, the indenture trustee, the owner trustee or of their affiliates) may result in events of default under the indenture and cause acceleration of all outstanding notes.  Upon the occurrence of an event of default under the indenture that results in acceleration of the maturity of the notes, the issuing entity may be required promptly to sell the receivables, liquidate the other assets of the issuing entity and apply the proceeds to the payment of the notes.  Liquidation would be likely to accelerate payment of all notes that are then outstanding.  If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring.  The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed.  In addition, the amounts received from a sale in these circumstances may not be sufficient to pay all amounts owed to the holders of all classes of notes or any class of notes, and you may suffer a loss.  Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes principal of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” above.  Also, an event of default that results in the acceleration of the maturity of the notes will cause priority of payments of the notes to change, as described under “Payments to Noteholders—Payments After Occurrence of Event of Default Resulting in Acceleration” in this prospectus supplement.  Therefore, all outstanding notes may be affected by any shortfall in liquidation proceeds.  For additional information, you should refer to “Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” above.

Performance of the receivables may be affected by servicer’s consolidation of or change in servicing operations.
Increased delinquency and credit losses are significantly influenced by the combined impact of a number of factors, including the effects of changes in a servicer’s servicing operations, lower used vehicle prices, continued economic weakness, longer term financing and tiered/risk based pricing.  From time to time, the servicer may update its servicing systems in order to improve operating efficiency, update technology and enhance customer services. In connection with such updates, the servicer may experience limited disruptions in servicing activities both during and following roll-out of the new servicing systems or platforms caused by, among other things, periods of system down-time and periods devoted to user training.  These and other implementation related difficulties may contribute to higher delinquencies.  However, it is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced.

The geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment.
The concentration of the receivables in specific geographic areas may increase the risk of loss.  A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables.  An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables.  As a result, you may receive principal payments of your notes earlier than anticipated.

As of the cutoff date, TMCC’s records indicate that, based on the mailing addresses of the obligors of the receivables in the statistical pool, the aggregate principal balance of the receivables in the statistical pool was concentrated in the following states:

	State	Percentage of Aggregate Principal Balance of the Receivables as of the Cutoff Date
	California	23.16%
	Texas	13.74%
	No other state accounts for more than 5.00% of the aggregate principal balance of the receivables as of the cutoff date.
Certain obligors’ ability to make timely payments on the receivables may be adversely affected by extreme weather conditions and natural disasters.
Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related obligors’ ability to make timely payments could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

In addition, natural disasters may adversely affect the obligors of the receivables. The effect of natural disasters on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience on the performance of the receivables.

Withdrawal or downgrading of the initial ratings of the notes will, and any adverse changes to a rating may, affect the prices for the notes upon resale, and the payment of rating agency fees by the sponsor may present a conflict of interest.

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  To the extent the notes are rated by any rating agency, any such rating agency may change its rating of the notes if that rating agency believes that circumstances have changed.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The depositor expects that the notes will receive ratings from two nationally recognized statistical rating organizations, or “NRSROs,” hired by the sponsor to rate the notes.  Ratings initially assigned to the notes will be paid for by the sponsor.  The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings on the notes.  Securities and Exchange Commission rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies.  In the view of the Securities and Exchange Commission, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies.  Under Securities and Exchange Commission rules, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes and such parties may be aware of such unsolicited ratings.  NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

 Furthermore, Congress or the Securities and Exchange Commission may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal balance of the loan on those financed vehicles, which may result in losses.
There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal balance of the related receivable.  New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new.  As a result, it is highly likely that the principal balance of the related receivable will exceed the value of the related vehicle during the earlier years of a receivable’s term.  Defaults during these earlier years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable.  The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable.  The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle.  Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, the amount of any loss tends to be greater for receivables secured by new vehicles because of the higher rate of depreciation described above.

You may suffer losses due to receivables with low annual percentage rates.
In addition, the receivables include receivables that have APRs that are less than the interest rates on your securities.  Obligors with higher APR receivables may prepay at a faster rate than obligors with lower APR receivables.  Higher rates of prepayments of receivables with higher APRs may result in the issuing entity holding receivables that will generate insufficient collections to cover delinquencies or chargeoffs on the receivables or to make current payments of interest on or principal of your notes.  Similarly, higher rates of prepayments of receivables with higher APRs will decrease the amounts available to be deposited in the reserve account, reducing the protection against losses and shortfalls afforded thereby to the notes.  For additional information, you should refer to “The Receivables Pool––Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by APR” and “Prepayment and Yield Considerations” in this prospectus supplement.
Retention of the class A-1 notes, class B notes and a portion of the class A-2 notes, class A-3 notes and class A-4 notes by the depositor or an affiliate of the depositor may reduce the liquidity of such classes of notes.

The class A-1 notes, the class B notes and approximately 10% (by initial principal amount) of each of the class A-2 notes, the class A-3 notes and the class A-4 notes will be retained by the depositor or its affiliate on the closing date, but may subsequently be sold directly, including through a placement agent, on or after the closing date, or through underwriters after the closing date in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  If only a portion of the class A-1 notes or class B notes are sold, the market for such a retained class of notes may be less liquid than would otherwise be the case.  In addition, if any retained notes are subsequently sold in the secondary market, demand and market price of notes already in the market could be adversely affected.  Additionally, if any class A-1 notes or class B notes are subsequently sold, or if any of the retained portion of the class A-2 notes, class A-3 notes or class A-4 notes are subsequently sold, the voting power of the noteholders of the outstanding notes may be diluted.

Holders of the class B notes may suffer losses because they have limited control over actions of the issuing entity and conflicts between classes of notes may occur.
The class A notes will be the “controlling class” under the indenture while any class A notes are outstanding.  After the class A notes have been paid in full, the class B notes will be the controlling class.  The rights of the controlling class will include the following:

•          following an event of default, to direct the indenture trustee to exercise one or more of the remedies specified in the indenture relating to the property of the issuing entity, including a sale of the receivables;

•          following certain servicer defaults, to waive such servicer default or to terminate the servicer;

•          to appoint a successor indenture trustee; and

•          to consent to specified types of amendments.

In exercising any rights or remedies under the indenture, the controlling class may act solely in its own interests or direct the indenture trustee to act in the interest of the controlling class. Therefore, holders of notes that are subordinated to the controlling class will not be able to participate in the determination of any proposed actions that are within the purview of the controlling class, and the controlling class, or the indenture trustee at the direction of the controlling class, could take actions that would adversely affect the holders of notes that are subordinated to the controlling class.

THE ISSUING ENTITY

The Toyota Auto Receivables 2015-A Owner Trust (the “Issuing Entity”) is a Delaware statutory trust formed pursuant to the trust agreement, as amended and restated (the “Trust Agreement”), between Toyota Auto Finance Receivables LLC, as depositor (“TAFR LLC” or the “Depositor”), and Wells Fargo Delaware Trust Company, National Association, as owner trustee (in such capacity the “Owner Trustee”), and the filing of a certificate of trust with the Secretary of State of the State of Delaware.  After its formation, the Issuing Entity will not engage in any activity other than:

(i)           acquiring, holding and managing the retail installment sales contracts described below under “The Receivables Pool” (the “Receivables”) and the other property of the Issuing Entity and proceeds therefrom;

(ii)           issuing:

(a)           the Class A-1 Asset-Backed Notes in the aggregate original principal amount of $420,000,000 (the “Class A-1 Notes”);

(b)           the Class A-2 Asset-Backed Notes in the aggregate original principal amount of $445,000,000 (the “Class A-2 Notes”);

(c)           the Class A-3 Asset-Backed Notes in the aggregate original principal amount of $476,500,000 (the “Class A-3 Notes”);

(d)           the Class A-4 Asset-Backed Notes in the aggregate original principal amount of $121,000,000 (the “Class A-4 Notes”);

(e)           the Class B Asset-Backed Notes in the aggregate original principal amount of $37,500,000 (the “Class B Notes”); and

(f)           the certificate (the “Certificate”), evidencing an undivided beneficial ownership interest in the Issuing Entity that is subordinate to the interests of the holders of any class of Notes (the “Noteholders”);

(iii)           making distributions on the Notes and the Certificate and to the Depositor, the Servicer, the Administrator and any third parties;

(iv)           engaging in those other activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(v)           subject to compliance with the Transfer and Servicing Agreements, engaging in such other activities as may be required in connection with conservation of the Trust Estate; and

(vi)           assigning, granting, transferring, pledging, mortgaging and conveying the Trust Estate pursuant to, and on the terms and conditions described in, the indenture (the “Indenture”) between the Issuing Entity and Deutsche Bank Trust Company Americas, as indenture trustee (in such capacity, the “Indenture Trustee”) and to holding, managing and distributing to the holders of the Certificates (the “Certificateholders”) pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of the Indenture.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to in this prospectus supplement collectively as the “Class A Notes.”  The Class A Notes and the Class B Notes are referred to in this prospectus supplement collectively as the “Notes.” The Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained by TAFR LLC or its affiliate on the Closing Date, but may subsequently be sold directly, including through a placement agent, on or after the Closing Date, or through underwriters after the Closing Date in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The Notes and the Certificate are collectively referred to as the “Securities” and the holders of Securities are referred to as “Securityholders.”  Each Note will represent an obligation of, and each Certificate will represent a an undivided ownership interest in, the Issuing Entity. Payments in respect of the Certificate will be subordinated to payments in respect of the Notes to the extent described in this prospectus supplement.  The Notes are the only securities being offered hereby.  The Certificate is not being offered to you in this offering.

The Issuing Entity may not issue securities other than the Notes and Certificate.  Except for the Notes, the Issuing Entity is also prohibited from borrowing money or making loans to any other person.

Any amendment to the trust agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would materially and adversely affect the Noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal amount of the Controlling Class of Notes.

The Issuing Entity will initially be capitalized with the Notes, the Certificate, the yield supplement overcollateralization amount, overcollateralization and the amounts on deposit in the Reserve Account.  The Issuing Entity will use the Notes and the Certificate as consideration for the Receivables transferred to the Issuing Entity by the Depositor pursuant to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) described under “Summary of Terms” in this prospectus supplement.  Only the Notes are being offered by this prospectus supplement and the accompanying prospectus.  TAFR LLC will deliver the net proceeds from the sale of the Notes to TMCC, the sponsor of this transaction (“TMCC” or the “Sponsor”), as consideration for the Receivables transferred to TAFR LLC by TMCC, pursuant to the Receivables Purchase Agreement (the “Receivables Purchase Agreement”) described under “Summary of Terms” in this prospectus supplement.  The Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained by TAFR LLC or its affiliate on the Closing Date, but may subsequently be sold directly, including through a placement agent, on or after the Closing Date, or through underwriters after the Closing Date in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The Certificate will initially be retained by TAFR LLC.

TMCC will be appointed to act as the servicer of the Receivables (the “Servicer”).  TMCC, as Servicer, will service the Receivables pursuant to the Sale and Servicing Agreement and the Trust Agreement and TMCC, as administrator (the “Administrator”) will perform additional administrative services for the Issuing Entity, the Owner Trustee and the Indenture Trustee pursuant to the Administration Agreement (the “Administration Agreement”) described under “Summary of Terms” in this prospectus supplement.  TMCC (or any successor servicer or successor administrator) will be compensated for such services as described under “Transfer and Servicing Agreements––Servicing Compensation” in this prospectus supplement and “Description of the Transfer and Servicing Agreements––Servicing Compensation and Payment of Expenses” in the accompanying prospectus.

Pursuant to agreements between TMCC and the Dealers, each Dealer will repurchase from TMCC those contracts that do not meet certain representations and warranties made by the Dealer when sold by the Dealer.  These Dealer repurchase obligations are referred to in this prospectus supplement as “Dealer Recourse.” These representations and warranties may relate to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and may also relate to the creditworthiness of the related retail purchaser of a Financed Vehicle who entered into a retail installment sales contract with a Dealer (each, an “Obligor”) or the collectibility of the contracts.  Although the Dealer agreements with respect to the Receivables will not be assigned to the Issuing Entity, the Sale and Servicing Agreement will require that any recovery by TMCC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the Collection Account in satisfaction of TMCC’s repurchase obligations under the Sale and Servicing Agreement.  The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor under an installment sales contract, other than in connection with the breach of the foregoing representations and warranties.  As of December 31, 2014, there were approximately 1,600 Dealers from whom TMCC has purchased installment sales contracts.

The Notes will be secured by and payable from the property of the Issuing Entity.  The Issuing Entity property that secures the Notes includes the Receivables and certain monies due or received on such Receivables after the Cutoff Date.  The Issuing Entity property also includes (i) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables under physical damage, theft, credit life, credit disability and similar insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right to receive proceeds from any Dealer Recourse; (v) the rights of the Depositor under the Receivables Purchase Agreement; (vi) the right to realize upon any property (including the right to receive future proceeds of liquidation of Defaulted Receivables) that shall have secured a Receivable and that shall have been acquired by the Owner Trustee; and (vii) any and all proceeds of the property listed in clauses (i) through (vi).  The property of the Issuing Entity is referred to herein as the “Trust Estate.”

The Reserve Account, which belongs to the Depositor, will be established with and maintained by the Indenture Trustee and pledged to the Indenture Trustee to secure payments on the Notes.

The Issuing Entity’s fiscal year end will occur on the 31st day of December each year.

The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wells Fargo Delaware Trust Company, National Association, at the address described below under “—The Trustees” in this prospectus supplement.

CAPITALIZATION OF THE ISSUING ENTITY

The following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes and the Certificate had taken place on such date:

Class A-1 Notes	$420,000,000.00
Class A-2 Notes	$445,000,000.00
Class A-3 Notes	$476,500,000.00
Class A-4 Notes	$121,000,000.00
Class B Notes	$37,500,000.00
Reserve Account Initial Deposit(1)	$3,750,003.15
Yield Supplement Overcollateralization Amount	$98,309,031.77
Initial Overcollateralization	$1,261.71
Total	$1,602,060,296.63
____________________________
(1)
The Reserve Account is pledged to the Indenture Trustee for the benefit of the Noteholders and, although the Issuing Entity does not have rights to the Reserve Account, funds on deposit therein will be applied to payments of the Notes in certain circumstances, as described in this prospectus supplement.

THE DEPOSITOR

The Depositor was formed as a limited liability company in the State of Delaware on December 22, 2000, as a wholly owned, limited purpose subsidiary of TMCC. The principal executive offices of the Depositor are located at 19851 South Western Avenue EF 12, Torrance, California, 90501, and its telephone number is (310) 468-7333.  For additional information regarding the Depositor, you should refer to “The Depositor” in the accompanying prospectus.

THE SPONSOR, ADMINISTRATOR AND SERVICER

Since it began sponsoring securitization trusts in 1993, TMCC, in its capacity as Sponsor, has sponsored 27 securitization trusts backed by retail installment sale contracts which have issued approximately $30 billion of registered securities to date, none of which have defaulted, experienced any events of default or failed to pay principal in full at maturity.

In addition to securitizing retail installment sale contracts similar to the Receivables, since 1993, TMCC has sponsored other securitization entities backed by pools of automobile leases which have issued more than $3.5 billion of registered securities to date, none of which have defaulted, experienced any trigger events of default or failed to pay principal in full at maturity.  The Sponsor is responsible for originating, pooling and servicing the pool assets and structuring the securitization transaction.  In its roles as Administrator and Servicer, TMCC plays a primary role in the management of the issuing entities and each pool of Receivables.  In addition, as Servicer, TMCC will be authorized to exercise certain discretionary activity with regard to the administration of the Receivables, as described under “The Sponsor, Administrator, Servicer and Issuer of the TMCC Demand Notes—Servicing of Motor Vehicle Retail Installment Sales Contracts” in the accompanying prospectus.

TMCC, in its capacity as Servicer, began servicing operations in 1983.  In addition to servicing retail installment sale contracts similar to the Receivables, TMCC also services vehicle leases, dealer loans and other products and services.

TMCC has been engaged in purchasing finance contracts from authorized Toyota dealers in the U.S. since 1983, and has seen its managed portfolio of retail installment sales contracts grow to approximately $50 billion as of December 31, 2014.

Additional information regarding TMCC in its capacities as Sponsor, Administrator and Servicer may be found under “The Sponsor, Administrator, Servicer and Issuer of the TMCC Demand Notes” and “Description of the Transfer and Servicing Agreements” in the accompanying prospectus.  The tables below under “Delinquencies, Repossession and Net Losses” in this prospectus supplement show TMCC’s servicing experience for its entire portfolio of retail installment sale contracts on automobiles, including contracts sold in securitizations, that TMCC continues to service, as further described under “Delinquencies, Repossession and Net Losses” in this prospectus supplement.

The Servicer is permitted to appoint a subservicer or engage a third party to perform all or a portion of its servicing obligations at the Servicer’s expense.  For example, TMCC has contracted with third parties to retrieve titles with respect to the Receivables, make collections on TMCC’s behalf and perform certain vehicle repossession functions.  Such an appointment does not relieve the Servicer of its obligations or liability for servicing and administering the Receivables in accordance with the provisions of the Sale and Servicing Agreement.

Under its current servicing practices, the Servicer will modify the terms of any Receivable impacted by the Relief Act and may be obligated to purchase any such Receivable by depositing an amount equal to the remaining outstanding principal balance of such impacted Receivable into the Collection Account.

In July 2010, the Servicer implemented a modification program pursuant to which the Servicer may enter into an amendment to the loan contract with an Obligor whose Receivable relates to a new vehicle and meets certain criteria, in order to extend the term of such Receivable, thereby increasing the number of Scheduled Payments remaining on such Receivable and re-amortize the loan if a default, breach, violation, delinquency or event permitting acceleration under the terms of such Receivable shall have occurred or, in the judgment of the Servicer, is imminent.  The maximum term of such an amendment was 12 months added to the original term to maturity of the related contract regardless of whether prior deferments were granted, and provided that the number of Scheduled Payments after giving effect to such amendment did not exceed 72.  In April 2011, the Servicer changed the terms of this modification program in order to make the modification program also available to an Obligor whose Receivable relates to a used vehicle and to eliminate the 72 month limit.  However, a Receivable will not be amended if the original contract term is greater than 72 months.  In addition, if any amendment under the modification program extends the maturity of a Receivable beyond the end of the Collection Period related to the Class B Final Scheduled Maturity Date, the Servicer will be obligated to purchase such Receivable, as described under “Description of the Transfer and Servicing Agreements—Servicing Procedures” in the accompanying prospectus.

THE TRUSTEES

Wells Fargo Delaware Trust Company, National Association (“Wells Fargo”) will act as Owner Trustee under the Trust Agreement.  Wells Fargo is a national banking association existing under the laws of the United States of America authorized to exercise trust powers.  Wells Fargo maintains its principal office at 919 North Market Street, Suite 1600, Wilmington, Delaware 19801.

Wells Fargo has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.  Currently, there are no legal proceedings pending before any court or governmental authority against Wells Fargo that would have a material adverse effect on the ability of Wells Fargo to perform its obligations as Owner Trustee as provided in the Trust Agreement.

Other than the above two paragraphs, Wells Fargo has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.  The fees and expenses of the Owner Trustee will be paid by the Servicer.

Deutsche Bank Trust Company Americas (“DBTCA”) is the Indenture Trustee under the Indenture.  DBTCA has acted as indenture trustee on numerous asset-backed securities transactions, including acting as indenture trustee on various auto loan and auto lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, DBTCA is experienced in administering transactions of this kind.  DBTCA is a New York banking corporation and its corporate trust offices are located at 60 Wall Street, 16th Floor, Mail Stop NYC60-1625, New York, NY 10005.

DBTCA has been named as a defendant in civil litigation concerning its role as trustee of certain residential mortgage backed securities (“RMBS”) trusts.  On June 18, 2014, a group of investors (“Plaintiff Investors”) filed a civil action against DBTCA and Deutsche Bank National Trust Company (“DBNTC”) in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on DBTCA’s and DBNTC’s alleged failure to perform their obligations as trustees for the trusts (the “NY Derivative Action”).  An amended complaint was filed on July 16, 2014, adding Plaintiff Investors and RMBS trusts to the NY Derivative Action.  On November 24, 2014, the Plaintiff Investors moved to voluntarily dismiss the NY Derivative Action without prejudice. Also on November 24, 2014, substantially the same group of Plaintiff Investors filed a civil action against DBTCA and DBNTC in the United States District Court for the Southern District of New York (the “SDNY Action”), making substantially the same allegations as the New York Derivative Action with respect to 564 RMBS trusts (542 of which were at issue in the NY Derivative Action).  The SDNY Action is styled both as a derivative action on behalf of the named RMBS Trusts and, in the alternative, as a putative class action on behalf of holders of RMBS representing interests in those RMBS trusts.  DBTCA is reviewing these pleadings.  It is DBTCA’s belief that it has no pending legal proceedings (including, based on DBTCA’s preliminary evaluation, the litigation disclosed in this paragraph) that would materially affect its ability to perform its duties as Indenture Trustee.

The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates. The fees and expenses of the Indenture Trustee will be paid by the Servicer.

THE RECEIVABLES POOL

The information concerning the Receivables presented throughout this prospectus supplement is based on the Receivables in the statistical pool described in this prospectus supplement as of the Cutoff Date. The statistical pool consists of a portion of the Receivables owned by the Sponsor that met the criteria below as of the Cutoff Date. The Receivables Pool sold to the Issuing Entity on the Closing Date will be selected from the statistical pool and may also include other receivables owned by the Sponsor.  The characteristics of the Receivables Pool sold to the Issuing Entity on the Closing Date as of the Cutoff Date may not be identical to, but will not vary materially from, the characteristics of the Receivables in the statistical pool described in this prospectus supplement as of the Cutoff Date illustrated in the tables below.

The pool of Receivables (the “Receivables Pool”) will include the Receivables purchased as of the close of business on January 31, 2015 (the “Cutoff Date”).  The Receivables were originated by Dealers in accordance with TMCC’s requirements and subsequently purchased by TMCC.  The Receivables evidence the indirect financing made available by TMCC to the related Obligors of the vehicles financed by the Receivables (the “Financed Vehicles”).  Each Receivable creates a valid, subsisting and enforceable first priority security interest in favor of TMCC in the related Financed Vehicle.  On or before the date of initial issuance of the Notes (the “Closing Date”), TMCC will sell the Receivables to the Depositor pursuant to the Receivables Purchase Agreement between the Depositor and TMCC.  The Depositor will, in turn, sell the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement.  For so long as the Notes are outstanding, neither the Depositor nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Issuing Entity.

As of the Cutoff Date, the receivables in the statistical pool described in this prospectus supplement had an aggregate Principal Balance of $1,598,310,293.48.  As of the Cutoff Date, the Receivables sold to the Issuing Entity on the Closing Date are expected to have an aggregate Principal Balance of approximately $1,598,310,293.48.

The Receivables in the Receivables Pool are required to meet certain selection criteria as of the Cutoff Date and as of the Closing Date (unless one specific date is otherwise stated below).  Pursuant to such criteria, each Receivable:

•	falls within the range of:
	remaining Principal Balance as of the Cutoff Date	$250.00 to $100,000.00
	original Principal Balance	$1,000.00 to $110,000.00
	APR	0.00% to 24.00%
	original number of monthly payments (“Scheduled Payments”)	12 to 72 payments
	remaining number of Scheduled Payments as of the Cutoff Date	4 to 68 payments
•	as of the Cutoff Date, had a maximum number of days past due for payment	29 days
•	as of the Cutoff Date, had a FICO® score of at least	620
•	is secured by a new or used Toyota or Lexus passenger car, minivan, light-duty truck or sport utility vehicle;
•	was originated in the United States;
•	was a simple interest Receivable;
•
provides for scheduled monthly payments that fully amortize the amount financed by such Receivable over its original term (except for minimally different payments in the first or last month in the life of the Receivable and, as of the Closing Date, except for modifications permitted under the Sale and Servicing Agreement that re-amortize the term of the Receivable, as described under “Description of the Transfer and Servicing Agreements—Servicing Procedures” in the accompanying prospectus);

•	is serviced by TMCC as of the Closing Date;
•	as of the Cutoff Date, was not noted in the records of TMCC or the Servicer as being the subject of a bankruptcy proceeding or insolvency proceeding;
•	does not relate to a vehicle that has been repossessed without reinstatement as of the Cutoff Date; and
•	does not relate to a vehicle as to which the related obligor is an employee of TMCC or any of its affiliates.

No selection procedures believed by TMCC to be adverse to Noteholders have been used in selecting the Receivables from qualifying retail installment sale contracts or from the receivables in the statistical pool. Except as described in the first bullet-point above, the Receivables were not selected on the basis of their APRs.

29,817 Receivables, having an aggregate Principal Balance of approximately $634,477,693.61 (representing approximately 39.70% of the aggregate Principal Balance of the Receivables in the statistical pool as of the Cutoff Date) are evidenced by electronic contracts.

Based on the mailing addresses of the Obligors, the Receivables have been originated in 48 States and the District of Columbia.  Except in the case of any breach of representations and warranties by the related Dealer, the Receivables generally do not provide for recourse against the originating Dealer.  The composition, and the distributions by APR, geographic distribution, remaining Principal Balance, original number of Scheduled Payments, remaining number of Scheduled Payments and FICO® score of the Receivables in the statistical pool as of the Cutoff Date are as described in the following tables.

Composition of the Receivables in the Statistical Pool as of the Cutoff Date

Total Principal Balance	$1,598,310,293.48
Number of Receivables	96,067
Average Principal Balance	$16,637.45
Range of Principal Balances	$257.98 - $92,406.18
Average Original Amount Financed	$24,970.98
Range of Original Amounts Financed	$2,381.40 - $106,408.00
Weighted Average APR(1)	1.97%
Range of APRs	0.00% - 24.00%
Weighted Average Original Number of Scheduled Payments(1)	61.33 payments
Range of Original Number of Scheduled Payments	12 – 72 payments
Weighted Average Remaining Number of Scheduled Payments(1)	46.03 payments
Range of Remaining Number of Scheduled Payments	4 – 68 payments
Weighted Average FICO® score(1) (2)	757
Range of FICO® scores(2)	620 – 886
_______________________________________________________________
(1)      Weighted by Principal Balance as of the Cutoff Date.
(2)       FICO® is a federally registered servicemark of Fair Isaac Corporation.

The following are additional characteristics of the Receivables in the statistical pool as of the Cutoff Date, in each case as a percentage of the aggregate Principal Balance of the Receivables as of the Cutoff Date:

New vehicles financed by TMCC	80.56%
Used vehicles financed by TMCC	19.44%
Passenger cars financed by TMCC	51.57%
Minivans financed by TMCC	8.08%
Light-duty trucks financed by TMCC	11.32%
Sport utility vehicles financed by TMCC	29.03%
Receivables representing financing of vehicles manufactured or distributed by Toyota Motor Corporation or its affiliates	100.00%

Distribution of the Receivables in the Statistical Pool
as of the Cutoff Date by APR

Range of APRs	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.00 - 0.99%	42,521	44.26%	$753,329,886.35	47.13%
1.00 - 1.99%	15,929	16.58	260,144,642.99	16.28
2.00 - 2.99%	14,758	15.36	216,712,442.84	13.56
3.00 - 3.99%	7,698	8.01	132,751,194.15	8.31
4.00 - 4.99%	4,848	5.05	80,420,761.41	5.03
5.00 - 5.99%	4,156	4.33	66,101,607.78	4.14
6.00 - 6.99%	2,374	2.47	34,162,518.32	2.14
7.00 - 7.99%	1,216	1.27	15,883,408.37	0.99
8.00 - 8.99%	906	0.94	13,475,977.51	0.84
9.00 - 9.99%	539	0.56	8,443,779.58	0.53
10.00 - 10.99%	359	0.37	5,681,894.58	0.36
11.00 - 11.99%	229	0.24	3,584,238.33	0.22
12.00 - 12.99%	124	0.13	1,627,660.97	0.10
13.00 - 13.99%	110	0.11	1,518,862.65	0.10
14.00 - 14.99%	109	0.11	1,770,648.05	0.11
15.00 - 15.99%	69	0.07	1,124,860.09	0.07
16.00 - 16.99%	46	0.05	674,123.96	0.04
17.00 - 17.99%	30	0.03	342,296.12	0.02
18.00 - 18.99%	26	0.03	313,680.12	0.02
19.00 - 19.99%	6	0.01	70,442.03	*
20.00 - 20.99%	3	*	47,805.74	*
21.00 - 21.99%	6	0.01	62,817.17	*
22.00 - 22.99%	2	*	23,423.86	*
23.00 - 23.99%	1	*	14,711.44	*
24.00 - 24.99%	2	*	26,609.07	*
Total(1):	96,067	100.00%	$1,598,310,293.48	100.00%
________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.

Distribution of the Receivables in the Statistical Pool
as of the Cutoff Date by Geographic Distribution(1)
Geographic Distribution	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
Alabama	224	0.23%	$4,155,410.96	0.26%
Alaska	200	0.21	3,584,736.15	0.22
Arizona	2,063	2.15	35,968,485.27	2.25
Arkansas	926	0.96	15,998,367.47	1.00
California	22,200	23.11	370,139,071.84	23.16
Colorado	1,692	1.76	30,808,764.80	1.93
Connecticut	1,359	1.41	19,958,585.53	1.25
Delaware	360	0.37	5,488,056.31	0.34
District of Columbia	200	0.21	3,380,559.48	0.21
Florida	1,233	1.28	22,824,148.79	1.43
Georgia	600	0.62	12,897,740.55	0.81
Idaho	356	0.37	5,851,381.22	0.37
Illinois	4,702	4.89	75,573,434.16	4.73
Indiana	1,170	1.22	19,472,570.49	1.22
Iowa	754	0.78	11,460,411.65	0.72
Kansas	920	0.96	15,301,400.67	0.96
Kentucky	1,267	1.32	20,147,753.86	1.26
Louisiana	1,593	1.66	28,694,979.69	1.80
Maine	433	0.45	5,916,117.74	0.37
Maryland	3,567	3.71	57,883,459.77	3.62
Massachusetts	3,432	3.57	48,306,660.18	3.02
Michigan	1,185	1.23	19,601,229.41	1.23
Minnesota	1,905	1.98	30,793,171.26	1.93
Mississippi	767	0.80	14,001,363.00	0.88
Missouri	1,435	1.49	21,570,562.93	1.35
Montana	239	0.25	3,858,397.49	0.24
Nebraska	393	0.41	6,280,762.86	0.39
Nevada	1,069	1.11	19,574,548.40	1.22
New Hampshire	704	0.73	9,623,253.21	0.60
New Jersey	4,094	4.26	63,560,848.04	3.98
New Mexico	449	0.47	7,895,205.65	0.49
New York	4,085	4.25	61,251,202.77	3.83
North Carolina	451	0.47	8,882,435.70	0.56
North Dakota	197	0.21	3,881,982.92	0.24
Oklahoma	806	0.84	14,256,376.64	0.89
Oregon	1,233	1.28	18,651,849.23	1.17
Pennsylvania	4,490	4.67	68,260,793.16	4.27
Rhode Island	391	0.41	5,595,537.74	0.35
South Carolina	200	0.21	3,837,131.11	0.24
South Dakota	173	0.18	3,061,598.35	0.19
Tennessee	1,612	1.68	27,422,910.83	1.72
Texas	11,521	11.99	219,648,493.40	13.74
Utah	414	0.43	7,062,344.29	0.44
Vermont	365	0.38	5,141,545.52	0.32
Virginia	3,937	4.10	64,102,407.18	4.01
Washington	2,417	2.52	41,268,826.41	2.58
West Virginia	510	0.53	8,091,504.76	0.51
Wisconsin	1,634	1.70	24,675,920.58	1.54
Wyoming	140	0.15	2,645,994.06	0.17
Total(2):	96,067	100.00%	$1,598,310,293.48	100.00%

________________________________________________________________
(1)	Based solely on the mailing addresses of the obligors.
(2)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables in the Statistical Pool
as of the Cutoff Date by Remaining Principal Balance

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.00 - 2,499.99	3,141	3.27%	$5,235,210.86	0.33%
2,500.00 - 4,999.99	5,954	6.20	22,451,385.30	1.40
5,000.00 - 9,999.99	15,051	15.67	115,057,594.75	7.20
10,000.00 - 14,999.99	20,324	21.16	255,570,257.93	15.99
15,000.00 - 19,999.99	20,294	21.12	353,514,725.37	22.12
20,000.00 - 24,999.99	15,106	15.72	336,797,758.64	21.07
25,000.00 - 29,999.99	8,525	8.87	232,280,019.93	14.53
30,000.00 - 34,999.99	4,280	4.46	137,750,849.52	8.62
35,000.00 - 39,999.99	1,901	1.98	70,658,450.57	4.42
40,000.00 - 44,999.99	862	0.90	36,359,364.65	2.27
45,000.00 - 49,999.99	346	0.36	16,282,066.76	1.02
50,000.00 - 54,999.99	152	0.16	7,933,433.89	0.50
55,000.00 - 59,999.99	51	0.05	2,918,989.41	0.18
60,000.00 - 64,999.99	33	0.03	2,049,007.84	0.13
65,000.00 - 69,999.99	17	0.02	1,145,908.02	0.07
70,000.00 - 74,999.99	18	0.02	1,301,671.17	0.08
75,000.00 - 79,999.99	3	*	234,474.23	0.01
80,000.00 - 84,999.99	5	0.01	413,023.10	0.03
85,000.00 or greater	4	*	356,101.54	0.02
Total(1):	96,067	100.00%	$1,598,310,293.48	100.00%
____________________________________________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.

Distribution of the Receivables in the Statistical Pool
as of the Cutoff Date by Original Number of Scheduled Payments
Original Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	5	0.01%	$14,690.97	*
13 - 24	143	0.15	1,014,001.54	0.06%
25 - 36	2,247	2.34	27,173,010.14	1.70
37 - 48	6,638	6.91	85,770,602.36	5.37
49 - 60	66,977	69.72	1,088,961,837.02	68.13
61 - 72	20,057	20.88	395,376,151.45	24.74
Total(1):	96,067	100.00%	$1,598,310,293.48	100.00%
________________________________________________________________

(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.

Distribution of the Receivables in the Statistical Pool
as of the Cutoff Date by Remaining Number of Scheduled Payments
Remaining Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	6,351	6.61%	$20,629,461.48	1.29%
13 - 24	10,277	10.70	80,976,911.00	5.07
25 - 36	19,022	19.80	253,726,286.75	15.87
37 - 48	25,617	26.67	447,546,543.84	28.00
49 - 60	28,885	30.07	640,258,813.73	40.06
61 - 72	5,915	6.16	155,172,276.68	9.71
Total(1):	96,067	100.00%	$1,598,310,293.48	100.00%
________________________________________________________________

(1)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables in the Statistical Pool
as of the Cutoff Date by FICO® Score Range(1)
FICO® Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
620 - 650	3,850	4.01%	$68,586,857.65	4.29%
651 - 700	15,010	15.62	261,796,353.26	16.38
701 - 750	22,018	22.92	376,071,961.88	23.53
751 - 800	24,420	25.42	404,721,402.10	25.32
801 - 850	28,630	29.80	454,047,547.07	28.41
Greater than or equal to 851	2,139	2.23	33,086,171.52	2.07
Total:	96,067	100.00%	$1,598,310,293.48	100.00%
________________________________________________________________

(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

POOL UNDERWRITING

As described in “The Sponsor, Administrator, Servicer and Issuer of the TMCC Demand Notes—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in the accompanying prospectus, under TMCC’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a TMCC credit analyst with appropriate approval authority.  The credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and may consider an applicant’s projected ability to meet the monthly obligation, which is derived from the amount financed, the term, and the assigned contractual interest rate.  46,601 Receivables, having an aggregate Principal Balance of approximately $781,621,999.13 (representing approximately 48.90% of the aggregate Principal Balance of the Receivables in the statistical pool as of the Cutoff Date) were automatically approved, while 49,466 Receivables, having an aggregate Principal Balance of approximately $816,688,294.35 (representing approximately 51.10% of the aggregate Principal Balance of the Receivables in the statistical pool as of the Cutoff Date) were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  TMCC determined that whether a receivable was accepted automatically by TMCC’s electronic credit decision system or was accepted following review by a TMCC credit analyst was not indicative of the related receivable’s quality.

REVIEW OF POOL ASSETS

In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and the disclosure regarding those Receivables that is required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”).  This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.  The Depositor consulted with, and was assisted by, responsible personnel of TMCC in performing the review.  This review consisted of a review of TMCC underwriting guidelines and the eligibility and characteristics of the Receivables, as well as a review of the disclosure describing such underwriting guidelines, and the eligibility and characteristics of the Receivables in this prospectus supplement and the accompanying prospectus.

As part of the review of the Receivables, TMCC and the Depositor identified the Rule 193 Information to be covered and identified the review procedures for each portion of such Rule 193 Information.  Descriptions in the accompanying prospectus under “The Sponsor, Administrator, Servicer and Issuer of the TMCC Demand Notes—Underwriting of Motor Vehicle Retail Installment Sales Contracts” consisting of factual information regarding TMCC underwriting guidelines were reviewed and approved by TMCC management to ensure the accuracy of such descriptions.  Additionally, members of TMCC’s Treasury group consulted with internal counsel, as well as external counsel, with respect to the descriptions of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.

TMCC selected a random sample of 150 receivables (the “Sample”) from a pool of 126,767 receivables (the “Sample Pool”) owned by TMCC as of the Cutoff Date that satisfied, on its system, the selection criteria set forth in the fourth paragraph under “The Receivables Pool” above.  TMCC then performed an eligibility review to confirm that those receivables in the Sample Pool satisfied those selection criteria.  The statistical pool was selected from the Sample Pool in a manner designed to cause the characteristics of the Receivables in the statistical pool to not differ materially from the characteristics of the receivables in the Sample Pool.  The Receivables sold to the Issuing Entity on the Closing Date will be selected from the statistical pool and may also include other receivables owned by the Sponsor.  TMCC also tested the accuracy of the data contained in TMCC’s data tape.  The data tape is an electronic record maintained by TMCC, which includes certain attributes of the receivables in the Sample Pool, including the Receivables in the statistical pool.  TMCC reviewed the receivable files for the Sample to confirm that the following 11 data points conformed to the applicable information on the data tape: origination date, original principal balance, original interest rate, monthly payment amount, maturity date at origination, original term, state of origination, vehicle identification number, new or used, FICO® score and, other than for electronic titles, confirmed TMCC is listed as lienholder or was assigned the lien.  Two variances between the data points reviewed and the data tape were found.  The Depositor considers the variances to be immaterial and determined that they are not indicative of any systematic errors in the data or other errors that could have a material adverse effect on the data and information about the Receivables described in this prospectus supplement.  TMCC also compared the statistical information contained under “—Composition of the Receivables in the Statistical Pool as of the Cutoff Date” above to data contained in, or derived from, the data tape.  Specifically, statistical information relating to the Receivables in the statistical pool was recalculated using the applicable information on the data tape.

In addition to this review, the Depositor’s review of the Receivables is further supported by TMCC compliance procedures used in the day-to-day operation of its business.  These procedures include financial reporting controls required by the Sarbanes-Oxley Act, regular internal audits of key business functions, including credit decisioning, servicing and systems processing, testing controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.  In addition, TMCC has a network of computer applications which capture and maintain information about the Receivables.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively.

Portions of the review of the characteristics of, and statistical information with respect to, the Sample and the Receivables, were performed with the assistance of third parties engaged by TMCC.  TMCC and the Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review.  The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The Depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Described below is information concerning TMCC’s experience with respect to its portfolio of new and used passenger car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts which it has funded and is servicing, including contracts that have been securitized.

The data presented in the following tables are for illustrative purposes only.  There is no assurance that TMCC’s delinquency, credit loss and repossession experience with respect to passenger car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts in the future, or the experience of the Issuing Entity with respect to the Receivables, will be similar to that described below.

Delinquency and credit losses are significantly influenced by the combined impact of a number of factors, including, but not limited to, general economic conditions (including unemployment rates, fuel and energy prices and interest rates), the used vehicle market, purchase quality mix, contract term length, unenforceable or defeated security interests and operational changes affecting TMCC, which have the potential to adversely affect delinquencies and credit losses by disrupting TMCC’s normal operations during the operational change process.

The following tables show TMCC’s servicing experience for its entire portfolio of retail installment sale contracts on automobiles, including contracts sold in securitizations that TMCC continues to service.  The percentages in the tables below have not been adjusted to eliminate the effect of the growth of TMCC’s portfolio.  Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown for any group of receivables that are isolated for any period or periods of time and the delinquency, repossession and net loss data measured the activity only for that isolated group over the periods indicated, as will be the case for the Receivables.  If the credit losses on the Receivables included in the Issuing Entity are greater than the historical credit loss experience listed below, the yield to holders of the Notes could be adversely affected.

Managed Portfolio
Historical Delinquency Experience(1)

	At December 31,		At March 31,
	2014	2013	2014	2013	2012	2011	2010
Outstanding Contracts(2)	3,237,607	3,218,818	3,220,641	3,156,247	3,119,781	3,189,591	3,093,894

Number of Accounts Past Due in the following categories
30 - 59 days	45,369	46,905	32,920	35,672	35,162	43,070	55,123
60 - 89 days	9,905	10,026	6,660	7,182	6,786	8,588	11,722
Over 89 days	6,894	7,216	5,799	6,362	5,870	9,153	10,953

Delinquencies as a Percentage of Contracts Outstanding(3)
30 - 59 days	1.40%	1.46%	1.02%	1.13%	1.13%	1.35%	1.78%
60 - 89 days	0.31%	0.31%	0.21%	0.23%	0.22%	0.27%	0.38%
Over 89 days	0.21%	0.22%	0.18%	0.20%	0.19%	0.29%	0.35%
____________________
(1)
The historical delinquency data reported in this table includes all retail installment sales contracts purchased by TMCC, excluding those purchased by a subsidiary of TMCC in Puerto Rico.  The historical delinquency data reported in this table also includes contracts that have been sold but are still being serviced by TMCC.

(2)	Number of contracts outstanding at end of period.
(3)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.

Managed Portfolio
Net Loss and Repossession Experience(1)
(Dollars In Thousands)

	For the Nine Months Ended December 31,				For the Fiscal Years Ended March 31,
	2014		2013		2014	2013	2012	2011	2010
Principal Balance Outstanding(2)	$50,007,576		$49,072,874		$48,761,164	$46,932,720	$44,648,020	$45,053,303	$43,234,740
Average Principal Balance Outstanding(3)	$49,384,370		$48,002,797		$47,846,942	$45,790,370	$44,850,661	$44,144,021	$43,360,181
Number of Contracts Outstanding	3,237,607		3,218,818		3,220,641	3,156,247	3,119,781	3,189,591	3,093,894
Average Number of Contracts Outstanding(3)	3,229,124		3,187,533		3,188,444	3,138,014	3,154,686	3,141,743	3,072,036
Number of Repossessions(4)	25,870		25,378		34,923	34,353	42,937	64,710	79,637
Number of Repossessions as a Percent of the Number of Contracts Outstanding	1.07	%(8)	1.05	%(8)	1.08%	1.09%	1.38%	2.03%	2.57%
Number of Repossessions as a Percent of the Average Number of Contracts Outstanding	1.07	%(8)	1.06	%(8)	1.10%	1.09%	1.36%	2.06%	2.59%
Gross Charge-Offs(5)(6)	$212,401		$185,970		$257,586	$244,432	$240,736	$447,159	$724,212
Recoveries(7)	$45,135		$47,311		$62,714	$69,088	$78,593	$98,105	$116,892
Net Losses	$167,266		$138,659		$194,872	$175,344	$162,143	$349,054	$607,320
Net Losses as a Percentage of Principal Balance Outstanding	0.45	%(8)	0.38	%(8)	0.40%	0.37%	0.36%	0.77%	1.40%
Net Losses as a Percentage of Average Principal Balance Outstanding	0.45	%(8)	0.39	%(8)	0.41%	0.38%	0.36%	0.79%	1.40%
____________________
(1)
The net loss and repossession data reported in this table includes all retail installments sales contracts purchased by TMCC, excluding those purchased by a subsidiary of TMCC in Puerto Rico.  The net loss and repossession data reported in this table also includes contracts that have been sold but are still being serviced by TMCC.

(2)	Principal Balance Outstanding includes payoff amount for simple interest contracts and net principal balance for actuarial contracts. Actuarial contracts do not comprise any of the Receivables.
(3)	Average of the principal balance or number of contracts outstanding as of the beginning and end of the indicated periods.
(4)	Includes bankrupt repossessions but excludes bankruptcies.
(5)
Amount charged off is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle.  Also includes dealer reserve charge-offs.

(6)	Beginning in February 2010, TMCC changed its charge-off policy from 150 days past due to 120 days past due.
(7)
Includes all recoveries from post-disposition monies received on previously charged-off contracts including any proceeds from the liquidation of the related vehicle after the related charge-off.  Also includes recoveries for dealer reserve charge-offs and dealer reserve chargebacks.

(8)	Annualized.

REPURCHASES OF RECEIVABLES

The transaction documents for prior pools of receivables securitized by the Sponsor contain covenants requiring the repurchase of receivables for breach of a related representation or warranty.  TMCC, as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized receivables that were the subject of a demand to repurchase.  In the past three years, there was no activity to report with respect to any demand to repurchase receivables underlying a securitization sponsored by TMCC.  TMCC filed its most recent report on Form ABS-15G with the SEC on February 11, 2015.  TMCC’s CIK number is 0000834071.  For additional information about obtaining a copy of the report, you should refer to “Where You Can Find More Information About Your Notes” in the accompanying prospectus.

STATIC POOLS

Attached to this prospectus supplement as Annex B is tabular information that reflects the static pool performance data (including delinquency and cumulative net loss experience) of (i) receivables originated by the Sponsor, organized by vintage year and (ii) previous, recent securitizations of the Sponsor.  The static pool information is deemed to be a part of this prospectus supplement and the registration statement of which this prospectus supplement is a part.  We caution you that the statistical pool of Receivables described in this prospectus supplement may not perform in a similar manner to the Receivables in any vintage origination year.

The characteristics of Receivables included in the static pool information discussed above, as well as the social, economic and other conditions existing at the time when those Receivables were originated and repaid, may vary materially from the characteristics of the Receivables in the Receivables Pool and the social, economic and other conditions existing at the time when the Receivables in the Receivables Pool were originated and those that will exist in the future when the Receivables in the Receivables Pool are required to be repaid.  There is no assurance that TMCC’s delinquency and loss experience with respect to the Receivables included in the Issuing Entity will be similar to that described in Annex B to this prospectus supplement.

USE OF PROCEEDS

The Depositor will use the net proceeds from the sale of the Notes to third parties to purchase the Receivables from TMCC pursuant to the Receivables Purchase Agreement and to make a deposit into the Reserve Account.

PREPAYMENT AND YIELD CONSIDERATIONS

For additional information regarding certain maturity and prepayment considerations with respect to the Notes, you should refer to “Risk Factors––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and  reinvestment risk to you,” “Description of the Notes––Payments of Principal” and “Weighted Average Lives of the Notes” in this prospectus supplement.

Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the Principal Balance of the Receivables, final payment of any class of Notes could occur significantly earlier or later than their respective Final Scheduled Payment Dates.  Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes.  Such reinvestment risk includes the risk that interest rates may be lower at the time such holders received payments from the Issuing Entity than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.  No prediction can be made as to the rate of prepayments on the Receivables.

Obligors with higher interest rate Receivables may prepay at a faster rate than obligors with lower interest rate Receivables.  Higher rates of prepayments of Receivables with higher APRs may result in the Issuing Entity holding Receivables that will generate insufficient collections to cover delinquencies or chargeoffs on the Receivables or to make current payments of interest on or principal of the Notes.  Similarly, higher rates of prepayments of Receivables with higher APRs will decrease the amounts available to be deposited in the Reserve Account, reducing the protection against losses and shortfalls afforded thereby to the Notes.  For additional information, you should refer to the table entitled “Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by APR” under “The Receivables Pool” in this prospectus supplement.

Prior to the occurrence of an Event of Default resulting in acceleration of the maturity of the Notes, principal payments will be made on a sequential basis, i.e., principal payments will not be made on the Class A-2 Notes until the principal amount of the Class A-1 Notes is reduced to zero; principal payments will not be made on the Class A-3 Notes until the principal amount of the Class A-2 Notes is reduced to zero; principal payments will not be made on the Class A-4 Notes until the principal amount of the Class A-3 Notes is reduced to zero; and principal payments will not be made on the Class B Notes until the principal amount of the Class A-4 Notes is reduced to zero.  However, upon the occurrence and during the continuation of an Event of Default resulting in acceleration of the maturity of the Notes (and until such acceleration has been rescinded), the Issuing Entity will pay principal of the Notes, first, to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second, pro rata, based upon their respective unpaid principal amounts, to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, until the principal amount of each such class of the Notes has been reduced to zero, and third, to the holders of the Class B notes until the principal amount of the Class B Notes has been reduced to zero.  It is expected that final payment of each class of Notes will occur on or prior to their respective Final Scheduled Payment Dates.

Failure to make final payment of any class of Notes on or prior to the respective Final Scheduled Payment Dates will constitute an Event of Default under the Indenture, which may result in an acceleration of payments in respect of classes that have not reached their respective Final Scheduled Payment Dates.  However, as the rate of payment of principal of each class of Notes depends on the rate of payment (including prepayments) of the Principal Balance of the Receivables, sufficient funds may not be available to pay each class of Notes in full on or prior to the respective Final Scheduled Payment Dates.  If sufficient funds are not available, final payment of any class of Notes could occur later than such dates, and the holders of such Notes could suffer a loss.

The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Depositor and/or the Servicer will be obligated to repurchase Receivables from the Issuing Entity.  A higher than anticipated rate of prepayments will reduce the aggregate Principal Balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes.  For additional information, you should refer to “Risk Factors––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus supplement.

Noteholders should consider, in the case of Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

Certain events (including some that are not within the control of the Issuing Entity) may cause an Event of Default under the Indenture.  Certain Events of Default under the Indenture will not result in acceleration of the Notes unless a majority of the holders of the Class A Notes, for so long as the Class A Notes are outstanding, and thereafter, the Class B Notes then outstanding (the “Controlling Class”) (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), voting together as a single class, instruct the Indenture Trustee to accelerate the Notes.  The holders of any class of Notes may not have sufficient voting interests as of any date to cause or to prevent an acceleration of the Notes.  If an Event of Default under the Indenture results in the acceleration of the maturity of the Notes, the Indenture Trustee may liquidate the assets of the Issuing Entity.  Liquidation would accelerate payment of all Notes that are then outstanding.  If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of such class might be delayed while liquidation of the assets is occurring.  The Issuing Entity cannot predict the length of time that will be required for liquidation of the assets of the Issuing Entity to be completed.  Even if liquidation proceeds are sufficient to repay the Notes in full, any liquidation that causes principal of a class of Notes to be paid before the related Final Scheduled Payment Date will involve the prepayment risks described under “Risk Factors––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus supplement.

The proceeds of any liquidation of the assets of the Issuing Entity may be insufficient to pay in full all accrued interest on and principal of each outstanding class of Notes.  All outstanding Notes will be affected by any shortfall in liquidation proceeds.

WEIGHTED AVERAGE LIVES OF THE NOTES

Prepayments on automotive Receivables can be measured relative to a prepayment standard or model.  The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of Receivables in a pool of Receivables.  ABS further assumes that all the Receivables in such a pool are the same size and amortize at the same rate and that each such Receivable will, in each month of its life, either be paid as scheduled or be prepaid in full.  For example, in a pool of Receivables originally containing 10,000 Receivables, a 1% ABS rate means that 100 Receivables prepay in full each month.  ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables, final payment of any class of Notes could occur significantly earlier than the respective Final Scheduled Payment Date for such class.  Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of such Notes.

The tables captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” (the “ABS Tables”) in this prospectus supplement have been prepared on the basis of the characteristics of the Receivables in the statistical pool. Each absolute prepayment model table assumes that:

•	the Receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the Receivables;

•	each scheduled monthly payment on the Receivables is made on the last day of each month commencing in March 2015 and each month has 30 days;

•	payments on the Notes are made on each Payment Date (and each payment date is assumed to be the 15th day of each applicable month) commencing on April 15, 2015;

•	the closing date is March 4, 2015;

•
the Servicer exercises its option to purchase all of the Receivables and cause a redemption of the Notes when the aggregate Principal Balance of the Receivables is equal to 5.00% or less of the aggregate Principal Balance of the Receivables as of the Cutoff Date;

•
the servicing fee for each Payment Date is equal to a rate of 1/12 of 1.00% times the aggregate Principal Balance of the Receivables as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the servicing fee is equal to a rate of 2/12 of 1.00% times the aggregate Principal Balance of the Receivables as of the Cutoff Date;

•
interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year and interest on the other classes of Notes will be calculated on the basis of a 360-day year of twelve 30-day months;

•
the initial outstanding principal amounts of the Class A-1 Notes will be $420,000,000, of the Class A-2 Notes will be $445,000,000, of the Class A-3 Notes will be $476,500,000, of the Class A-4 Notes will be $121,000,000 and of the Class B Notes will be $37,500,000;

•
interest accrues on the Class A-1 Notes at 0.25000% per annum, on the Class A-2 Notes at 1.01% per annum, on the Class A-3 Notes at 1.44% per annum, on the Class A-4 Notes at 1.84% per annum and on the Class B Notes at 0.00% per annum;

•	no Event of Default has occurred; and

•	the Yield Supplement Overcollateralization Amount at each Payment Date is the amount described in the schedule below.

The Yield Supplement Overcollateralization Amount schedule described below is utilized solely to calculate the weighted average lives and percentages of initial outstanding principal amounts at various absolute prepayment model percentages in the tables below.  The actual Yield Supplement Overcollateralization Amount will be calculated for each Payment Date and may differ depending on the actual receivables included in the pool of Receivables and the actual prepayments and losses on those Receivables with an APR less than the Required Rate. For purposes of the Yield Supplement Overcollateralization Amount schedule described below, the Required Rate is assumed to be 5.20%.

Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$ 98,309,031.77	January 2018	$ 9,285,126.34
April 2015	90,137,011.52	February 2018	8,299,877.58
May 2015	86,193,788.88	March 2018	7,384,477.84
June 2015	82,346,407.01	April 2018	6,536,647.33
July 2015	78,595,355.53	May 2018	5,754,777.53
August 2015	74,940,365.48	June 2018	5,036,972.32
September 2015	71,381,241.50	July 2018	4,381,270.05
October 2015	67,917,806.68	August 2018	3,785,439.43
November 2015	64,549,840.90	September 2018	3,246,775.69
December 2015	61,277,092.11	October 2018	2,762,244.85
January 2016	58,099,455.90	November 2018	2,328,722.61
February 2016	55,016,860.96	December 2018	1,942,781.01
March 2016	52,028,937.35	January 2019	1,601,931.54
April 2016	49,135,308.80	February 2019	1,303,826.62
May 2016	46,335,837.69	March 2019	1,046,190.71
June 2016	43,630,075.28	April 2019	826,406.77
July 2016	41,017,567.89	May 2019	642,292.80
August 2016	38,498,167.19	June 2019	491,155.04
September 2016	36,071,581.53	July 2019	370,056.11
October 2016	33,737,354.50	August 2019	275,929.90
November 2016	31,495,048.29	September 2019	205,108.68
December 2016	29,343,871.83	October 2019	153,305.06
January 2017	27,283,293.06	November 2019	115,666.46
February 2017	25,312,658.73	December 2019	87,074.06
March 2017	23,431,234.83	January 2020	64,134.53
April 2017	21,638,317.73	February 2020	45,355.34
May 2017	19,933,326.92	March 2020	30,442.11
June 2017	18,315,321.20	April 2020	19,067.90
July 2017	16,783,023.98	May 2020	10,881.67
August 2017	15,334,684.63	June 2020	5,382.47
September 2017	13,968,268.80	July 2020	2,104.08
October 2017	12,681,995.87	August 2020	508.66
November 2017	11,474,216.77	September 2020	0.70
December 2017	10,342,602.61	October 2020	-

For purposes of these absolute prepayment model tables, the receivables have an assumed cutoff date of the close of business on January 31, 2015.  Each absolute prepayment model table indicates the projected weighted average life of each class of Notes and sets forth the percent of the original principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates, shown at various constant absolute prepayment model percentages.

The ABS Table also assumes that the Receivables have been aggregated into 12 hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate Principal Balance, weighted average APR, weighted average original number of scheduled payments and weighted average remaining number of scheduled payments as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Aggregate Principal Balance	Weighted Average APR (%)	Weighted Average Remaining Number of Scheduled Monthly Payments	Weighted Average Original Number of Scheduled Monthly Payments
1	$ 17,844,444.55	1.725	9	55
2	73,992,183.90	1.711	20	54
3	240,930,392.41	1.232	31	56
4	420,280,498.15	1.215	43	60
5	588,150,373.41	1.366	54	62
6	112,016,045.75	2.833	64	72
7	2,785,016.93	7.095	8	65
8	6,984,727.10	7.233	19	62
9	12,795,894.34	7.190	31	61
10	27,266,045.69	7.507	43	64
11	52,108,440.32	7.276	55	67
12	43,156,230.93	7.472	64	72
	$1,598,310,293.48

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages
	Class A-1 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	81.68	77.76	73.05	69.67	67.05	62.00
May 15, 2015	72.66	66.92	60.04	55.13	51.33	44.32
June 15, 2015	64.49	57.03	48.13	41.77	36.90	28.08
July 15, 2015	56.27	47.21	36.40	28.72	22.85	12.40
August 15, 2015	48.02	37.45	24.87	15.97	9.20	0.00
September 15, 2015	39.74	27.76	13.54	3.51	0.00	0.00
October 15, 2015	31.41	18.13	2.41	0.00	0.00	0.00
November 15, 2015	23.14	8.64	0.00	0.00	0.00	0.00
December 15, 2015	15.30	0.00	0.00	0.00	0.00	0.00
January 15, 2016	7.43	0.00	0.00	0.00	0.00	0.00
February 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (Years) (1)	0.48	0.40	0.33	0.29	0.27	0.24
Weighted Average Life (Years) (1) (2)	0.48	0.40	0.33	0.29	0.27	0.24
____________________

(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the Servicer does not exercise its clean-up call option to purchase the Receivables.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-2 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	97.41
September 15, 2015	100.00	100.00	100.00	100.00	96.17	83.65
October 15, 2015	100.00	100.00	100.00	91.84	84.02	70.41
November 15, 2015	100.00	100.00	92.01	80.70	72.25	57.69
December 15, 2015	100.00	99.69	82.30	70.14	61.07	45.47
January 15, 2016	100.00	91.27	72.76	59.83	50.20	33.69
February 15, 2016	99.54	82.92	63.38	49.77	39.65	22.34
March 15, 2016	92.04	74.62	54.18	39.96	29.41	11.44
April 15, 2016	84.51	66.37	45.14	30.41	19.49	0.99
May 15, 2016	76.94	58.18	36.27	21.10	9.89	0.00
June 15, 2016	69.34	50.06	27.57	12.05	0.61	0.00
July 15, 2016	61.71	41.98	19.05	3.26	0.00	0.00
August 15, 2016	54.04	33.97	10.69	0.00	0.00	0.00
September 15, 2016	46.34	26.01	2.51	0.00	0.00	0.00
October 15, 2016	38.69	18.19	0.00	0.00	0.00	0.00
November 15, 2016	31.85	11.17	0.00	0.00	0.00	0.00
December 15, 2016	24.99	4.19	0.00	0.00	0.00	0.00
January 15, 2017	18.09	0.00	0.00	0.00	0.00	0.00
February 15, 2017	11.15	0.00	0.00	0.00	0.00	0.00
March 15, 2017	4.19	0.00	0.00	0.00	0.00	0.00
April 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (Years) (1)	1.54	1.33	1.12	1.00	0.92	0.80
Weighted Average Life (Years) (1) (2)	1.54	1.33	1.12	1.00	0.92	0.80
____________________

(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the Servicer does not exercise its clean-up call option to purchase the Receivables.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	91.56
June 15, 2016	100.00	100.00	100.00	100.00	100.00	82.59
July 15, 2016	100.00	100.00	100.00	100.00	92.19	74.02
August 15, 2016	100.00	100.00	100.00	95.06	84.12	65.85
September 15, 2016	100.00	100.00	100.00	87.33	76.35	58.08
October 15, 2016	100.00	100.00	94.91	79.86	68.89	50.70
November 15, 2016	100.00	100.00	88.18	73.03	62.00	43.75
December 15, 2016	100.00	100.00	81.58	66.41	55.37	37.13
January 15, 2017	100.00	97.44	75.13	59.98	48.98	30.84
February 15, 2017	100.00	91.02	68.80	53.75	42.84	24.88
March 15, 2017	100.00	84.65	62.62	47.73	36.95	19.25
April 15, 2017	97.38	78.32	56.57	41.91	31.32	13.96
May 15, 2017	90.82	72.04	50.67	36.29	25.93	9.01
June 15, 2017	84.23	65.80	44.90	30.88	20.80	4.39
July 15, 2017	77.61	59.62	39.27	25.67	15.92	0.09
August 15, 2017	70.96	53.48	33.78	20.67	11.29	0.00
September 15, 2017	64.29	47.40	28.44	15.87	6.92	0.00
October 15, 2017	59.34	42.79	24.24	11.95	3.20	0.00
November 15, 2017	54.36	38.22	20.13	8.17	0.00	0.00
December 15, 2017	49.36	33.68	16.13	4.53	0.00	0.00
January 15, 2018	44.34	29.17	12.22	1.03	0.00	0.00
February 15, 2018	39.29	24.69	8.41	0.00	0.00	0.00
March 15, 2018	34.22	20.26	4.70	0.00	0.00	0.00
April 15, 2018	29.13	15.85	1.10	0.00	0.00	0.00
May 15, 2018	24.01	11.48	0.00	0.00	0.00	0.00
June 15, 2018	18.87	7.15	0.00	0.00	0.00	0.00
July 15, 2018	13.71	2.85	0.00	0.00	0.00	0.00
August 15, 2018	8.53	0.00	0.00	0.00	0.00	0.00
September 15, 2018	3.33	0.00	0.00	0.00	0.00	0.00
October 15, 2018	0.36	0.00	0.00	0.00	0.00	0.00
November 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (Years) (1)	2.83	2.59	2.29	2.08	1.93	1.70
Weighted Average Life (Years) (1) (2)	2.83	2.59	2.29	2.08	1.93	1.70
____________________

(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the Servicer does not exercise its clean-up call option to purchase the Receivables.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-4 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	84.75
September 15, 2017	100.00	100.00	100.00	100.00	100.00	70.45
October 15, 2017	100.00	100.00	100.00	100.00	100.00	57.14
November 15, 2017	100.00	100.00	100.00	100.00	98.64	44.71
December 15, 2017	100.00	100.00	100.00	100.00	85.36	33.17
January 15, 2018	100.00	100.00	100.00	100.00	72.77	22.59
February 15, 2018	100.00	100.00	100.00	90.86	60.87	0.00
March 15, 2018	100.00	100.00	100.00	78.23	49.66	0.00
April 15, 2018	100.00	100.00	100.00	66.17	39.16	0.00
May 15, 2018	100.00	100.00	90.52	54.68	29.36	0.00
June 15, 2018	100.00	100.00	77.11	43.77	0.00	0.00
July 15, 2018	100.00	100.00	64.12	33.45	0.00	0.00
August 15, 2018	100.00	94.46	51.53	23.70	0.00	0.00
September 15, 2018	100.00	77.83	39.36	0.00	0.00	0.00
October 15, 2018	100.00	68.08	31.74	0.00	0.00	0.00
November 15, 2018	89.64	58.40	24.34	0.00	0.00	0.00
December 15, 2018	77.80	48.79	0.00	0.00	0.00	0.00
January 15, 2019	65.91	39.24	0.00	0.00	0.00	0.00
February 15, 2019	53.95	29.78	0.00	0.00	0.00	0.00
March 15, 2019	41.94	0.00	0.00	0.00	0.00	0.00
April 15, 2019	29.88	0.00	0.00	0.00	0.00	0.00
May 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (Years) (1)	4.00	3.79	3.51	3.27	3.06	2.71
Weighted Average Life (Years) (1) (2)	4.02	3.82	3.54	3.29	3.09	2.72
____________________
(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the Servicer does not exercise its clean-up call option to purchase the Receivables.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	100.00	100.00	100.00	100.00	100.00	0.00
March 15, 2018	100.00	100.00	100.00	100.00	100.00	0.00
April 15, 2018	100.00	100.00	100.00	100.00	100.00	0.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	0.00
June 15, 2018	100.00	100.00	100.00	100.00	0.00	0.00
July 15, 2018	100.00	100.00	100.00	100.00	0.00	0.00
August 15, 2018	100.00	100.00	100.00	100.00	0.00	0.00
September 15, 2018	100.00	100.00	100.00	0.00	0.00	0.00
October 15, 2018	100.00	100.00	100.00	0.00	0.00	0.00
November 15, 2018	100.00	100.00	100.00	0.00	0.00	0.00
December 15, 2018	100.00	100.00	0.00	0.00	0.00	0.00
January 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
February 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
March 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
April 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
May 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life (Years) (1)	4.20	4.03	3.78	3.53	3.28	2.95
Weighted Average Life (Years) (1) (2)	4.53	4.41	4.24	4.03	3.80	3.33
____________________
(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the Servicer does not exercise its clean-up call option to purchase the Receivables.

The foregoing tables have been prepared on the basis of the assumptions described above under “Weighted Average Lives of the Notes” (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the Receivables), and should be read in conjunction therewith.

POOL FACTORS AND TRADING INFORMATION

The “Pool Factor” with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of such class of Notes as of the close of business on the Payment Date in such month as a fraction of the respective principal amount thereof as of the Closing Date.  The Servicer will compute each Pool Factor each month.  Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes.  Each such principal amount will be computed by allocating payments in respect of the Receivables to principal and interest using the simple interest method.  The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder’s Note by the related Pool Factor for that month.

STATEMENTS TO THE NOTEHOLDERS

Pursuant to the Indenture, the Noteholders will receive monthly statements concerning the payments received on the Receivables, the Pool Balance, the related Pool Factors and various other items of information pertaining to the Issuing Entity.  During each calendar year, Noteholders will be furnished information for tax reporting purposes not later than the latest date permitted by law.  The Servicer will make the foregoing statements available to the Noteholder each month via its Internet website, which is presently located at http://www.toyotafinancial.com.  For additional information regarding the statements to be sent to Noteholders, you should refer to “Certain Information Regarding the Notes—Reports to Securityholders” in the accompanying prospectus.

DESCRIPTION OF THE NOTES

General

The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement.  A copy of the Indenture will be filed with the Securities and Exchange Commission (the “SEC”) on a Form 8-K.  The following summary describes certain terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.  The following summary supplements the description of the general terms and provisions of the Notes and the Indenture described in the accompanying prospectus.

Payments of Interest

The Notes will constitute Fixed Rate Notes, as described under “Certain Information Regarding the Notes—Fixed Rate Notes” in the accompanying prospectus.

Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates described on the front cover of this prospectus supplement (each, an “Interest Rate”) and will be payable to the related Noteholders monthly on the 15th of each month (or, if such date is not a Business Day, on the next succeeding Business Day) (each such date, a “Payment Date”) commencing April 15, 2015.  A “Business Day” is any day except (i) a Saturday or Sunday or (ii) a day on which banks in New York, New York or Wilmington, Delaware are closed.

Interest will accrue for the period (i) with respect to the Class A-1 Notes from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) with respect to the Notes (other than the Class A-1 Notes), from and including the Closing Date (in the case of the first Payment Date) or from and including the 15th day of the most recent calendar month during which interest was paid preceding each Payment Date to but excluding the 15th day of the following calendar month (each an “Interest Period”).  Interest on the Class A-1 Notes will be calculated on the basis of the actual days elapsed during the Interest Period and a 360-day year.  Interest on the Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360 day year consisting of twelve 30 day months.  Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful).

Interest payments on all classes of Class A Notes will have the same priority and will be subordinated to Servicing Fees (which includes any Supplemental Servicing Fee) due to the Servicer.  Interest payments on the Class B Notes will be subordinated to these amounts due to the Servicer, interest payments on the Class A Notes and the First Priority Principal Distribution Amount.  For additional information, you should refer to “Payments to Noteholders” in this prospectus supplement.

Under certain circumstances, the amount available for interest payments on the Notes could be less than the amount of interest payable on such class of Notes.  In such case, with respect to the Class A Notes, each class of Class A Noteholders will receive their pro-rata share (based upon the aggregate amount of such amounts due to such class of Noteholders) of the aggregate amount available to be paid in respect of interest on the Class A Notes on such Payment Date.  For additional information, you should refer to “Payments to Noteholders—Reserve Account” in this prospectus supplement.

An Event of Default will occur if the full amount of interest due on any Controlling Class of Notes is not paid within five business days of the related Payment Date.  Upon such an Event of Default, the Indenture Trustee may accelerate the maturity of the Notes and take actions to liquidate the assets of the Issuing Entity and funds on deposit in the Reserve Account.  For additional information, you should refer to “Description of Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus supplement.

Payments of Principal

Principal payments will be made to the Noteholders on each Payment Date commencing April 15, 2015.  For additional information, you should refer to “Payments to Noteholders” in this prospectus supplement.

On each Payment Date, except after the acceleration of the Notes following an Event of Default, from the amounts allocated to the Noteholders to pay principal described in clauses (3), (5) and (7) under “Payments to Noteholders—Priority of Payments” in this prospectus supplement, the Issuing Entity will pay principal of each class of Notes in the following order of priority:

(1) to the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero; then

(2) to the Class A-2 Notes until the principal amount of the Class A-2 Notes is reduced to zero; then

(3) to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero; then

(4) to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero; and then

(5) to the Class B Notes until the principal amount of the Class B Notes is reduced to zero.

If the Notes are declared to be due and payable following the occurrence of an Event of Default, the Issuing Entity will pay principal of all classes of Notes from funds allocated to the Noteholders, first, to the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, second, pro rata, based upon their respective unpaid principal amount, to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes until the principal amount of each such class of the Notes is reduced to zero, and third, to the Class B Notes until the principal amount of the Class B Notes is reduced to zero.  For additional information regarding Events of Default, you should refer to “Description of the Notes—Indenture––Events of Default, Rights Upon Event of Default” in this prospectus supplement and “Description of the Notes––The Indenture––Events of Default, Rights Upon Event of Default” in the accompanying prospectus.

The principal amount of each class of Notes will be due on the respective Final Scheduled Payment Dates indicated on the front cover of this prospectus supplement (the “Class A-1 Final Scheduled Payment Date,” the

“Class A-2 Final Scheduled Payment Date,” the “Class A-3 Final Scheduled Payment Date,” the “Class A-4 Final Scheduled Payment Date” and the “Class B Final Scheduled Payment Date,” respectively, and each a “Final Scheduled Payment Date”).  The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Payment Dates described above based on a variety of factors, including those described under “Prepayment and Yield Considerations” and “Weighted Average Lives of the Notes” in this prospectus supplement and “Weighted Average Lives of the Notes” in the accompanying prospectus.

For additional information, you should refer to “Payments to Noteholders—Calculation of Principal Distribution Amounts” and “—Priority of Payments” in this prospectus supplement.

Allocation of Losses

If losses on the Receivables exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of Notes.  Instead, the amount available to make payments on the Notes will be reduced to the extent of such losses.  If the available credit enhancement is not sufficient to cover all amounts payable on the Notes, Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled Payment Date.

Indenture

Events of Default; Rights Upon Event of Default.  Upon an event of default under the Indenture (an “Event of Default”) the Noteholders will have the rights described under “Description of the Notes––The Indenture––Events of Default; Rights Upon Event of Default” in the accompanying prospectus.  The Indenture Trustee may sell the assets of the Trust Estate subject to certain conditions described in the Indenture following an Event of Default under the Indenture, including a default in the payment of any unpaid principal of a class of Notes on its Final Scheduled Payment Date or a default for five Business Days or more in the payment of any interest on any Controlling Class of Notes.  In the case of an Event of Default not involving one of the specified defaults in payment, the Indenture Trustee is prohibited from selling the assets of the Trust Estate unless one of the conditions described under “Description of the Notes––The Indenture––Events of Default, Rights Upon Event of Default” in the accompanying prospectus has been satisfied.  In the event of a sale of the assets of the Trust Estate by the Indenture Trustee following an Event of Default, the Noteholders will receive notice and an opportunity to submit a bid in respect of such sale.

Notices

Noteholders of record will be notified in writing by the Indenture Trustee of any Event of Default or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Sale and Servicing Agreement) obtaining actual knowledge thereof.  While Notes are held in book-entry form, these notices will be delivered by the Indenture Trustee to The Depository Trust Company (“DTC”).  If Notes are issued in definitive form, these notices will be mailed to the addresses provided to the Indenture Trustee by the holders of record as of the relevant record date.  Such notices will be deemed to have been given as of the date of delivery to DTC or mailing.

Governing Law

The Indenture and Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within such jurisdiction.

Minimum Denominations

The Notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000).  The Notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of DTC, the clearing agency.

PAYMENTS TO NOTEHOLDERS

On the second Business Day preceding each Payment Date (each, a “Determination Date”), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables and the Servicing Fee (which includes any Supplemental Servicing Fee) payable to the Servicer, in each case with respect to the month immediately preceding the month in which the Payment Date occurs (the “Collection Period”).  On or before each Determination Date, the Servicer will also determine the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Regular Principal Distribution Amount and, based on the Available Collections and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.

The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account.  The amounts to be distributed to the Noteholders will be determined in the manner described below.

Calculation of Available Collections

The amount of funds available for payment on a Payment Date (without taking into account amounts withdrawn from the Reserve Account, if available) (“Available Collections”) will generally be the sum (without duplication) of the following amounts with respect to the Collection Period preceding such Payment Date or, in the case of the first Payment Date, the period from the Cutoff Date through the last day of the calendar month preceding such Payment Date:

(i)        all collections of interest and principal on or in respect of the Receivables other than Defaulted Receivables;

(ii)       all insurance proceeds and proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its Customary Servicing Practices in connection with such liquidation, including amounts received in subsequent Collection Periods as and when received;

(iii)      all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Sponsor and Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in each case in respect of such Collection Period;

(iv)      any recovery in respect of any Receivable pursuant to any Dealer Recourse; and

(v)       the amount paid by the Servicer pursuant to any exercise of the Servicer’s option, if any, to purchase the Receivables.

Available Collections on any Payment Date will exclude late fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables (which amounts are payable to the Servicer as supplemental servicing fees (together with investment earnings on deposit in the Collection Account, the “Supplemental Servicing Fee”)).

As described in the Sale and Servicing Agreement, the Servicer is generally obligated to manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable automotive receivables that it services for itself or others (“Customary Servicing Practices”).

“Defaulted Receivable” means a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 120 or more days past due, or (b) if all or any part of a Scheduled Payment is less than 120 days past due, the Servicer has, in accordance with its Customary Servicing Practices, (i) determined that eventual payment in full is unlikely, (ii) repossessed and liquidated the related Financed Vehicle or (iii) repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever of clauses (i), (ii) or (iii) occurs first.  The Principal Balance of any Receivable that becomes a

Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.  The Servicer’s policy is to charge off retail sales installment contracts as soon as disposition of the vehicle has been effected and sales proceeds have been received, and may in some circumstances charge-off an auto loan contract prior to repossession.  When repossession and disposition of the collateral related to a Receivable has not been effected, TMCC’s policy with respect to Receivables included in the Issuing Entity is to charge off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

Calculation of Principal Distribution Amounts

First Priority Principal Distribution Amount.  The “First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date), over (b) the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that (i) the First Priority Principal Distribution Amount on the Class A-1 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the First Priority Principal Distribution Amount on the Class A-2 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii) the First Priority Principal Distribution Amount on the Class A-3 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) the First Priority Principal Distribution Amount on the Class A-4 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

The “Pool Balance” means, as of any date, an amount equal to the aggregate Principal Balance of the Receivables as of that date.

The “Adjusted Pool Balance” means, as of any date, the Pool Balance less the Yield Supplement Overcollateralization Amount.

The “Principal Balance” of a Receivable, as of any date, means an amount equal to the Amount Financed (as defined in the related Sale and Servicing Agreement) minus the sum of (i) that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (ii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal (to the extent not included in clause (i) above) and (iii) any Prepayments or other payments applied to reduce the unpaid Principal Balance of such Receivable (to the extent not included in clauses (i) and (ii) above).

Second Priority Principal Distribution Amount.  The “Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date), over (ii) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the First Priority Principal Distribution Amount for such Payment Date; provided, however, that the Second Priority Principal Distribution Amount on the Class B Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

Regular Principal Distribution Amount.  The “Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date), over (ii) the excess, if any, of the Adjusted Pool Balance as of the last day of the related Collection Period less the Overcollateralization Target Amount, minus (b) the sum of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount for such Payment Date.

The “Overcollateralization Target Amount” with respect to any Payment Date is equal to approximately 0.85% of the Adjusted Pool Balance as of the Cutoff Date.

Priority of Payments

On each Payment Date, except after an acceleration of the Notes following an Event of Default under the Indenture, the Issuing Entity will make the following payments in the following order of priority from Available Collections for the related Collection Period and, if necessary and available, from amounts withdrawn from the Reserve Account:

1.	Servicing Fee –– to the Servicer, the Total Servicing Fee payable (which includes any Supplemental Servicing Fee, to the extent not previously retained by the Servicer);

2.
Class A Note Interest –– to the Class A Noteholders (pro rata based upon the aggregate amount of interest due to such Noteholders), accrued and unpaid interest on each class of the Class A Notes, together with any amounts that were to be paid pursuant to this clause (2) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant accrual period or periods);

3.
Note Principal –– to the Noteholders for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the First Priority Principal Distribution Amount for such Payment Date;

4.
Class B Note Interest –– to the Class B Noteholders, accrued and unpaid interest on the Class B Notes, together with any amounts that were to be paid pursuant to this clause (4) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate at which interest accrued on the Class B Notes during the relevant accrual period or periods);

5.
Note Principal –– to the Noteholders for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the Second Priority Principal Distribution Amount for such Payment Date;

6.
Reserve Account Deposit –– to the Reserve Account, to the extent amounts then on deposit in the Reserve Account are less than the Specified Reserve Account Balance described below under “Payments to Noteholders—Reserve Account,” until the amount on deposit in the Reserve Account equals such Specified Reserve Account Balance;

7.
Note Principal –– to the Noteholders for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the Regular Principal Distribution Amount for such Payment Date; and

8.	Excess Amounts –– to the Certificateholder, any remaining Available Collections for such Payment Date.

Payments After Occurrence of Event of Default Resulting in Acceleration

After an Event of Default that results in the acceleration of the maturity of the Notes and unless and until such acceleration has been rescinded, the Issuing Entity will make the following payments in the following order of priority from Available Collections for the related Collection Period and, if necessary and available, to pay principal of the Notes from amounts withdrawn from the Reserve Account:

1.	Servicing Fee –– to the Servicer, the Total Servicing Fee payable (which includes any Supplemental Servicing Fee, to the extent not previously retained by the Servicer);

2.
Trustee Amounts –– to the Owner Trustee and the Indenture Trustee, any fees, expenses and indemnification amounts owed to the Owner Trustee and the Indenture Trustee, respectively, to the extent not paid by the Servicer or the Sponsor;

3.
Class A Note Interest  –– to the Class A Noteholders (pro rata based upon the aggregate amount of interest due to such Noteholders), accrued and unpaid interest on each class of the Class A Notes, together with any amounts that were to be paid pursuant to this clause (3) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant accrual period or periods);

4.
Note Principal –– first, to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, and second, pro rata, based upon their respective unpaid principal amounts, to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, until the principal amount of each such class of Notes is reduced to zero;

5.
Class B Note Interest –– to the Class B Noteholders, accrued and unpaid interest on the Class B Notes, together with any amounts that were to be paid pursuant to this clause (5) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate at which interest accrued on the Class B Notes during the relevant accrual period or periods);

6.	Note Principal –– to the holders of the Class B Notes, until the principal amount of the Class B Notes is reduced to zero;

7.	Excess Amounts –– to the Certificateholder, any remaining Available Collections for such Payment Date.

Reserve Account

The Reserve Account will be a segregated trust account established on the Closing Date and held by the Indenture Trustee for the benefit of the Noteholders (the “Reserve Account”).  Any amounts held on deposit in the Reserve Account will be owned by the Depositor, subject to the right of the Indenture Trustee to withdraw such amounts as described below.  Prior to an Event of Default that results in an acceleration of the maturity of the Notes, any investment earnings thereon will be distributed to the Seller on each Payment Date and will be taxable to the Seller for federal income tax purposes.  Except as described below, no funds will be withdrawn from, and no amounts will be deposited into, the Reserve Account.

The Depositor will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in the Reserve Account, including any funds in the Reserve Account and the proceeds thereof (subject to the right of the Seller to investment earnings thereon), to secure the payment of interest on the Notes, the payment of principal on the Notes on any Payment Date to the extent the aggregate principal amount of the Notes exceeds the Adjusted Pool Balance as of the last day of the related Collection Period and the payment of principal on any class of Notes on the Final Scheduled Payment Date of that class of Notes, and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto.

On the Closing Date, the Depositor will cause to be deposited $3,750,003.15 (which is approximately 0.25% of the Adjusted Pool Balance as of the Cutoff Date) into the Reserve Account.  On each Payment Date, after making required payments to the Servicer and the Noteholders, as described under “—Priority of Payments” above, the Issuing Entity will make a deposit into the Reserve Account to the extent that funds are available therefor to the extent necessary to maintain the amount on deposit in the Reserve Account at a Specified Reserve Account Balance.

The “Specified Reserve Account Balance” with respect to any Payment Date will be an amount equal to the lesser of (a) $3,750,003.15 (which is approximately 0.25% of the Adjusted Pool Balance as of the Cutoff Date) and (b) the outstanding principal amount of the Notes (after giving effect to any principal payments made on the Notes on such Payment Date).

The amount of funds on deposit in the Reserve Account may decrease on each Payment Date by withdrawals of funds (i) to cover shortfalls in the amounts required to be distributed pursuant to clauses one through five under “—Priority of Payments” above, (ii) after an Event of Default that results in the acceleration of the maturity of the Notes, to pay principal on the Notes, and (iii) to pay principal on any class of Notes on the Final Scheduled Payment Date of that class of Notes.

If the principal amount of a class of Notes is not paid in full on the related Final Scheduled Payment Date, the Indenture Trustee will withdraw amounts (if available) from the Reserve Account, to reduce the principal amount of such class of Notes to zero.

The Servicer may amend the formula or percentage for determining the Specified Reserve Account Balance that is different from that described above or make certain changes with respect to the manner by which the Reserve Account is funded pursuant to the amendment provisions of the Sale and Servicing Agreement described under “Description of the Transfer and Servicing Agreements—Amendment” in the accompanying prospectus.

As of the close of business on any Payment Date that occurs prior to an Event of Default that results in the acceleration of the maturity of the Notes and on which the amount of funds on deposit in the Reserve Account (excluding investment income, which will be distributed on each such Payment Date to the Seller) is greater than the Specified Reserve Account Balance for such Payment Date, the Servicer will instruct the Indenture Trustee to release and distribute such excess to the Depositor.

Funds on deposit in the Reserve Account may be invested in Eligible Investments.  Prior to the occurrence of an Event of Default and an acceleration of the maturity of the Notes, investment income on monies on deposit in the Reserve Account will be released to the Seller and will not be available for payment to Noteholders or otherwise subject to any claims or rights of the Noteholders.  Any net loss on such investments will be charged to the Reserve Account.

After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Notes and (ii) the outstanding principal amount of the Notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Depositor.

The final distribution to any Noteholder will be made only upon surrender and cancellation of the certificate representing its Notes at an office or agency of the Issuing Entity specified in the notice of termination. Any funds remaining in the Issuing Entity, after the related Indenture Trustee has taken certain measures to locate the related Noteholders and those measures have failed, will be distributed to the Depositor.

Subordination

The subordination of the Class B Notes to the Class A Notes, as described above under “—Priority of Payments” is intended to provide credit enhancement to the Class A Notes. Payments of principal will not be made on the Class B Notes until the principal on the Class A Notes has been paid in full. Payments of interest will not be made on the Class B Notes on a Payment Date until accrued and unpaid interest on the Class A Notes and the First Priority Principal Distribution Amount has been paid.  Also, if payment of the Notes has been accelerated after an Event of Default, then no payments of interest or principal will be made on the Class B Notes until the Class A Notes have been paid in full. While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default.  When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five Business Days after the related Payment Date.

 Overcollateralization

Overcollateralization represents the amount by which the Adjusted Pool Balance exceeds the outstanding principal amount of the Notes.  The Adjusted Pool Balance as of the Cutoff Date is expected to be approximately equal to the aggregate principal amount of the Notes as of the Closing Date.

The following table shows the Notes as a percentage of the initial Pool Balance and as a percentage of the initial Adjusted Pool Balance.  The percentages may not add to the total percentage shown due to rounding.

	Percentage of Initial Pool Balance	Percentage of Adjusted Pool Balance
Class A Notes	91.50%	97.50%
Class B Notes	2.35%	2.50%
Total	93.85%	100.00%

The application of funds on each Payment Date according to clause (7) of the first paragraph under “Payments to Noteholders—Priority of Payments” is designed to achieve and maintain the level of overcollateralization as of any Payment Date to the Overcollateralization Target Amount.  The overcollateralization is an additional source of funds to absorb losses on the Receivables that are not otherwise covered by excess collections for the Receivables, if any.

To achieve and maintain the amount of overcollateralization on any Payment Date at the Overcollateralization Target Amount, the Issuing Entity must make principal payments on the Notes in an amount greater than the decline in the Adjusted Pool Balance for the preceding month.  The use of Available Collections to make Regular Principal Distribution Amount payments is expected to achieve and maintain overcollateralization at an amount equal to the Overcollateralization Target Amount.   When the actual amount of overcollateralization is less than the Overcollateralization Target Amount, principal payments will be made to the Noteholders from Available Collections until the Overcollateralization Target Amount is reached.

Yield Supplement Overcollateralization Amount

 Because the Receivables include a substantial number of low APR receivables, the Receivables could generate less collections of interest than the sum of the Servicing Fee, the interest payments on the Notes and any required deposits in the Reserve Account if the low APR receivables are not adequately offset by high APR receivables.  The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the Receivables.

The “Yield Supplement Overcollateralization Amount” for each Payment Date, or with respect to the Closing Date, is the aggregate amount by which the principal balance as of the last day of the related Collection Period or as of the Cutoff Date, as applicable, of each of the related Receivables with an APR as stated in the related contract of less than 5.20% (the “Required Rate”), other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

The Yield Supplement Overcollateralization Amount on the Closing Date will be $98,309,031.77.

Excess Interest

More interest is expected to be paid by the Obligors in respect of the Receivables than is necessary to pay the Servicing Fee and interest on the Notes each month.  Any such excess in interest payments from Obligors will serve as additional credit enhancement.

TRANSFER AND SERVICING AGREEMENTS

The Transfer and Servicing Agreements

The following summary describes certain terms of the Indenture, Sale and Servicing Agreement, the Administration Agreement, the Receivables Purchase Agreement and the Trust Agreement (collectively, the “Transfer and Servicing Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements described in the accompanying prospectus.  Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement.  Copies of the Transfer and Servicing Agreements will be filed as current reports on Form 8-K with the SEC.  For additional information regarding reports required to be filed by the

Depositor, you should refer to “Where You Can Find More Information About Your Notes—The Depositor” in the accompanying prospectus.

Sale and Assignment of Receivables

Certain information with respect to the conveyance of the Receivables from the Depositor to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement is described under “Description of the Transfer and Servicing Agreements––Sale and Assignment of Receivables” in the accompanying prospectus.

Accounts

On or prior to the Closing Date, the Servicer will establish and the Indenture Trustee will maintain a trust account in the name of the Indenture Trustee for the benefit of the Noteholders, into which collections on or in respect of the Receivables will generally be deposited (the “Collection Account”) together with income received on the investment of funds on deposit in the Collection Account.  In addition to the accounts referred to under “Description of the Transfer and Servicing Agreements––Accounts” in the accompanying prospectus, the Depositor will also establish and will maintain with the Indenture Trustee the Reserve Account for the benefit of the Noteholders.  The Reserve Account will not be an asset of the Issuing Entity.

Servicing Compensation

The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date solely to the extent of Available Collections and to the extent available, the amount on deposit in the Reserve Account.  The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during such Collection Period from the investment of monies on deposit in the Collection Account.  For additional information, you should refer to “—Collections” in this prospectus supplement and “Description of the Transfer and Servicing Agreements––Servicing Compensation and Payment of Expenses” in the accompanying prospectus.  The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period.  The Servicing Fee will be paid from Available Collections in accordance with the priority of payments described under “Payments to Noteholders––Priority of Payments” in this prospectus supplement.

Collections

For as long as (i) TMCC is the Servicer, (ii) a Servicer Default or an Event of Default has not occurred and is not continuing and (iii) the short-term unsecured debt of TMCC is rated at least P-1 by Moody’s Investors Service, Inc. and A-1 by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or alternative arrangements acceptable to Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business are made), the Servicer generally may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on or prior to the related Payment Date.  However, if the conditions stated in the immediately preceding sentence are not met, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after identification.  Pending deposit into the Collection Account, the Servicer may invest collections at its own risk and for its own benefit.  Such amounts will not be segregated from its own funds.  The Servicer, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Payment Date.  The Sponsor, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Reserve Account, if any, in Eligible Investments from each Payment Date (or the Closing Date) to the next Payment Date.  The Sponsor or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Issuing Entity into the Collection Account on or before the related Payment Date.  Prior to an Event of Default or a Servicer Default, all decisions regarding deposits and withdrawals from the Collection Account shall be made by the Servicer in accordance with the terms of the Transfer and Servicing Agreements and will not be independently verified.  For additional information, you should refer to “Description of the Transfer and Servicing Agreements––Collections” in the accompanying prospectus.

The Servicer will not be required to, and is not expected to, make advances of interest or principal payments on the Receivables.

Eligible Investments

“Eligible Investments” means, at any time, any one or more of the following obligations and securities, which are subject to other requirements as specified in the Sale and Servicing Agreement: (a) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (b) general obligations of or obligations guaranteed by Federal National Mortgage Association, or any State of the United States, the District of Columbia or the Commonwealth of Puerto Rico which obligations are rated in the highest available credit rating for such obligations of each rating agency engaged by the Sponsor to rate the Notes (each, a “Rating Agency”); (c) certificates of deposit issued by any depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or of any State thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company are then rated the highest available rating of each Rating Agency for such obligations; (d) certificates of deposit, commercial paper, demand or time deposits of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Indenture Trustee or any affiliate of the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company is an “eligible institution” (as defined in the Sale and Servicing Agreement) (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or as to which the Indenture Trustee and the Owner Trustee shall have either received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency shall not have, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity; (e) certificates of deposit issued by any bank, trust company, savings bank or other savings institution that is an “eligible institution” (as defined in the Sale and Servicing Agreement) and is fully insured by the Federal Deposit Insurance Corporation (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency); (f) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to any security described in clauses (a), (b) or (g) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (d) above (including the Indenture Trustee), subject to the limitations described in the Sale and Servicing Agreement; (g) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State (including commercial paper of the Sponsor or its affiliates) so long as at the time of such investment or contractual commitment providing for such investment (i) the long-term, unsecured debt, or if such securities are commercial paper, the short-term unsecured debt, of such corporation has the highest available rating from each Rating Agency or (ii) the Indenture Trustee and the Owner Trustee shall have received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency shall not have, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity; (h) money market funds, mutual funds or other pooled investment vehicles including any such fund for which the Indenture Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, subject to the requirements described in the Sale and Servicing Agreement; (i) investments in Eligible Investments maintained in “sweep accounts,” short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company is an “eligible institution” (as defined in the Sale and Servicing Agreement) (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or as to which the Indenture Trustee and the Owner Trustee shall have received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency shall not have, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity and (j) such other investments acceptable to each Rating Agency and that will not result in the downgrading or withdrawal of the ratings then assigned by such Rating Agency to any of the Notes; provided that each of the foregoing investments will mature or be liquidated (a) on the Payment Date next succeeding such investment or (b) if the short-term unsecured debt obligations of the Indenture Trustee has the highest available rating from each Rating Agency on the date such investment is made, on the Business Day immediately preceding the Payment Date next succeeding such investment.

Net Deposits

As an administrative convenience, unless the Servicer is required to remit collections daily as described under “Transfer and Servicing Agreements—Collections” in this prospectus supplement, the Servicer will be permitted to make the deposit of collections and amounts deposited in respect of purchases of Receivables by the Depositor or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to such Collection Period.  The Servicer, however, will account to the Indenture Trustee and the Owner Trustee as if all of the foregoing deposits, payments, distributions and transfers were made individually.  For additional information, you should refer to “Description of the Transfer and Servicing Agreements––Net Deposits” in the accompanying prospectus.

Optional Purchase of Receivables and Redemption of Notes

The Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its clean-up call option to purchase the Receivables.  The Servicer, or any successor to the Servicer, may purchase the Receivables on any Payment Date on or after the date when the Pool Balance shall have declined to 5% or less of the Pool Balance as of the Cutoff Date, as described under “Description of the Transfer and Servicing Agreements––Termination” in the accompanying prospectus.  The “Redemption Price” for the outstanding Notes will be at least equal to the sum of the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest thereon.

Removal of Servicer

If a Servicer Default occurs, the Indenture Trustee or the holders of a majority of the Controlling Class of Notes (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), voting together as a single class, may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement, or waive any Servicer Default, without the consent of the Certificateholder.

Each of the following is a “Servicer Default” as specified in the Sale and Servicing Agreement:

(a)
any failure by the Servicer (or the Seller, so long as TMCC is the Servicer) to deliver to the Indenture Trustee for deposit in the Collection Account or Reserve Account any required payment or to direct the Indenture Trustee to make any required payment or distribution therefrom, which failure continues unremedied for a period of five Business Days after discovery of the failure by an officer of the Servicer or written notice of such failure is received (i) by the Servicer (or the Seller, so long as TMCC is the Servicer) from the Owner Trustee or the Indenture Trustee or (ii) by the Seller or the Servicer, as the case may be, and the applicable Owner Trustee and Indenture Trustee, from the Holders of Notes evidencing not less than a majority of the Controlling Class of Notes, acting together as a single class;

(b)
failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) described in the Sale and Servicing Agreement, which failure shall materially and adversely affect the rights of the Certificateholder or Noteholders and shall continue unremedied for a period of 90 days after the date on which written notice of such failure is received (i) by the Servicer (or the Seller, so long as TMCC is the Servicer) from the Owner Trustee or the Indenture Trustee or (ii) by the Seller or the Servicer, as the case may be, and the Owner Trustee and Indenture Trustee, from the Holders of Notes evidencing not less than a majority of the Controlling Class of Notes, acting together as a single class; or

(c)	the occurrence of certain bankruptcy or insolvency events with respect to the Servicer;

provided, however, that a delay or failure of performance referred to under clauses (a) or (b) above for an additional period of 60 days will not constitute a Servicer Default if such delay or failure was caused by force majeure or other similar occurrence.

Upon receipt of notice of the occurrence of a Servicer Default, prompt written notice thereof will be delivered to the Rating Agencies.

For additional information regarding the removal of the Servicer, you should refer to “Description of the Transfer and Servicing Agreements––Rights Upon Servicer Default” in the accompanying prospectus.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

Wells Fargo Delaware Trust Company, National Association will be the Owner Trustee under the Trust Agreement.  As a matter of Delaware law, the Issuing Entity will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Issuing Entity will be viewed as the issuer of the Certificate.  Deutsche Bank Trust Company Americas will be the Indenture Trustee under the Indenture.  The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold the Notes in their own names or as pledgees.  For the purpose of meeting the legal requirements of certain jurisdictions, the Administrator and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) and the Indenture Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Issuing Entity.  In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee or the Indenture Trustee, as applicable, will be conferred or imposed upon the Owner Trustee or the Indenture Trustee, as applicable, and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee, as applicable, will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee and the Indenture Trustee may resign at any time.  If the Owner Trustee or Indenture Trustee resigns, the Servicer or the Administrator, respectively, will be obligated to appoint a successor thereto.  TMCC as Administrator under the Administration Agreement may also remove the Owner Trustee or the Indenture Trustee if either (i) ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, (ii) becomes legally unable to act, (iii) is adjudged bankrupt or insolvent or (iv) a receiver or other public officer shall take charge of the Owner Trustee or the Indenture Trustee, as applicable, or their respective property.  In such circumstances, the Servicer or the Administrator, as applicable, will be obligated to promptly appoint a successor Owner Trustee or Indenture Trustee, respectively.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.  If no successor Owner Trustee shall have been so appointed or shall have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Administrator or the holders of a majority of the outstanding principal amount of the Controlling Class of Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

The Trust Agreement and the Indenture will provide that the Servicer will pay the fees and expenses of the Owner Trustee and the Indenture Trustee, respectively, in connection with their duties under the Trust Agreement and Indenture, respectively.  The Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by TMCC for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee not resulting from its own willful misconduct, bad faith or gross negligence (other than by reason of a breach of any of its representations or warranties to be described in the Trust Agreement).  The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by TMCC for, and will be held harmless against, any loss, liability or expense incurred by the Indenture Trustee not resulting from its own willful misconduct, bad faith or negligence (other than by reason of a breach of any of its representations, warranties or covenants to be described in the Indenture).

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or the Certificate (other than the authentication of the Certificate) or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificate or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Owner Trustee will not independently verify information concerning the Receivables.  If no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement unless the Owner Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement.

The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the Trust Agreement or the other Transfer and Servicing Agreements that are required to be performed by:

•	the Servicer under the Servicing Agreement;

•	the Administrator under the Trust Agreement, the Administration Agreement or the Indenture;

•	the Depositor under the Receivables Purchase Agreement or the Trust Agreement; or

•	the Indenture Trustee under the Indenture.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any Certificateholder, unless that Certificateholder has offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the execution and authentication thereof) or of any Receivables or related documents, and will not be accountable for the use or application by the Sponsor or the Servicer of any funds paid to the Sponsor or the Servicer in respect of the Notes, or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account.  If no Event of Default has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing

Agreement or of TMCC to perform its duties under the Administration Agreement, unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

The Indenture Trustee will be required to mail (within 60 days after each December 31, beginning in 2015) to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture and other information relating to the Receivables.  For additional information regarding such reports, you should refer to “Description of the Notes—The Indenture” in the accompanying prospectus.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred with respect to such litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer’s failure to remit payments when due or (ii) the holders of the Controlling Class of Notes (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), evidencing not less than 25% of the voting interests of such Controlling Class of Notes, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.  For additional information, you should refer to “Description of the Notes—Indenture” in this prospectus supplement.

Fees and Expenses

The table below sets forth the fees and expenses payable on each Payment Date, unless otherwise specified in this prospectus supplement.

Party	Amount
Servicer(1)(2)
(i) from Available Collections, one-twelfth of 1.00% multiplied by the outstanding Principal Balance of the Receivables as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the servicing fee is equal to two-twelfths of 1.00% multiplied by the outstanding Principal Balance of the Receivables as of the Cutoff Date, plus (ii) investment earnings on amounts on deposit in the Collection Account and all late fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables received by the Servicer during the related Collection Period (the “Servicing Fee”)

(1)	To be paid before any amounts are distributed to Noteholders.
(2)	The Servicer will generally pay any Owner Trustee, Administrator or Indenture Trustee fees and expenses from the fees paid to the Servicer.

AFFILIATIONS AND RELATED TRANSACTIONS

The Issuing Entity, the Depositor and Toyota Financial Services Securities USA Corporation (“TFSS USA”) are affiliates of TMCC (which is the Sponsor, the Servicer and the Administrator).  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Depositor, the Issuing Entity, TFSS USA and the Sponsor.

LEGAL PROCEEDINGS

To the knowledge of the Sponsor and the Depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the Depositor or the Issuing Entity that would be material to holders of any Notes.

To the knowledge of the Sponsor and the Depositor, except for those proceedings described under “Risk Factors—Federal financial regulatory legislation could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes” in this prospectus supplement, there are no legal proceedings pending, or governmental proceedings contemplated, against the Sponsor or the Servicer that would be material to holders of any Notes.

For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Trustees that would be material to holders of any Notes, you should refer to “The Trustees” in this prospectus supplement.

ERISA CONSIDERATIONS

Subject to the following discussion, the Notes sold to parties unaffiliated with the issuing entity may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of ERISA, individual retirement accounts, Keogh Plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and entities deemed to hold the plan assets of the foregoing (each, a “Plan”).  Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased the Notes if assets of the Issuing Entity were deemed to be assets of a Plan.  Under a regulation issued by the United States Department of Labor (the “Regulation”) and Section 3(42) of ERISA, the assets of the Issuing Entity would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan asset treatment contained in the Regulation, as effectively amended by Section (3)(42) of ERISA, were applicable.  An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuing Entity believes that those Notes acquired by parties unaffiliated with the Issuing Entity should be treated as indebtedness without substantial equity features for purposes of the Regulation.  This determination is based in part upon (i) tax counsel’s opinion that Notes held by parties unaffiliated with the Issuing Entity will be classified as debt for federal income tax purposes and (ii) the traditional debt features of such Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, and subject to the considerations described below, such Notes may be acquired by a Plan.

However, without regard to whether the Notes are treated as indebtedness for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Owner Trustee, the Indenture Trustee, any Underwriter or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such note. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by

“qualified professional asset managers.”  In addition to the class exemptions listed above, there is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to a Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in such transaction), provided that there is adequate consideration for the transaction. Even if the conditions described in one or more of these exemptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.  There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Plans should consult with their advisors regarding the applicability of any such exemption.

The Underwriters, the Owner Trustee, the Indenture Trustee, the Depositor, the Servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding of Notes, the purchase of Notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code.  Accordingly, Notes may not be purchased using the assets of any Plan if the Underwriter, the Owner Trustee, the Indenture Trustee, the Depositor, the Servicer or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans are not subject to ERISA requirements; however, governmental or non-U.S. plans may be subject to comparable non-U.S., federal, state or local law restrictions.

By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a Plan or any other plan subject to any law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Law”), or (ii) the acquisition, holding and disposition of such Notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation under any Similar Law.

The sale of Notes to a Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plan generally or by a particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other substantially similar applicable law, the effect of the assets of the Issuing Entity being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the Notes.  Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Morgan, Lewis & Bockius LLP, special tax counsel to the Issuing Entity (“Tax Counsel”), under current law, assuming the execution of, and compliance with, the Indenture and the Trust Agreement and subject to the discussion described below, the Issuing Entity will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  Further, with respect to the Notes, Tax Counsel will advise the Issuing Entity that the Notes held by parties unaffiliated with the Issuing Entity will be classified as debt for federal income tax purposes.  Beneficial owners of Notes will be deemed to agree, by their purchase of the Notes, to treat the Notes as debt for federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

The Depositor, the Sponsor, and the Servicer will agree to treat the Issuing Entity (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuing Entity, the partners of the partnership being the owners of the Certificate, and the Notes being debt of the partnership, or (ii) if a single party owns the Certificate

(and any Notes characterized as equity interests in the Issuing Entity), as disregarded as an entity separate from the beneficial owner of the Certificate for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Issuing Entity and the Notes treated as assets and indebtedness of the beneficial owner of the Certificate.  However, the proper characterization of the arrangement involving the Issuing Entity, the Notes, the Depositor, the Sponsor, and the Servicer is not clear because there is no legal authority on transactions closely comparable to the transaction described in this prospectus supplement.

We do not anticipate issuing Notes with any original issue discount, other than original issue discount of a de minimis amount or, if applicable, as a result of any class of Notes, such as any Class A-1 Notes that are not held by the Depositor or its affiliates having a fixed maturity of not more than one year from the date of issue.  For additional information, you should refer to “Certain Federal Income Tax Consequences—Tax Consequences to Owners of the Notes—OID, Etc.” and “—Interest Income on the Notes” in the accompanying prospectus.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.30% ABS.  For additional information, you should refer to “Prepayment and Yield Considerations” in this prospectus supplement.  No representation is made that the Receivables will prepay in accordance with this assumption or in accordance with any other assumption.

In addition, Tax Counsel has prepared or reviewed the statements under “Summary of Terms—Tax Status” in this prospectus supplement as they relate to federal income tax matters and under “Certain Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus and is of the opinion that such statements are correct in all material respects.  Such statements are intended as an explanatory discussion of the possible effects of the classification of the Issuing Entity as a partnership for federal income tax purposes on investors generally and of related federal income tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser.  Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in Notes.

For additional information regarding the federal and state tax treatment of the Issuing Entity, and the federal and state tax consequences of the purchase, ownership and disposition of the Notes, prospective investors should refer to the discussion under “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in the accompanying prospectus.

UNDERWRITING

Subject to the terms and conditions described in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase the initial principal amounts of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Underwritten Notes”) described opposite its name below:

	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
J.P. Morgan Securities LLC	$176,220,000	$188,694,000	$47,916,000
Barclays Capital Inc.	$88,110,000	$94,346,000	$23,958,000
RBC Capital Markets, LLC	$88,110,000	$94,346,000	$23,958,000
Citigroup Global Markets Inc.	$12,015,000	$12,866,000	$3,267,000
Lloyds Securities Inc.	$12,015,000	$12,866,000	$3,267,000
SG Americas Securities, LLC	$12,015,000	$12,866,000	$3,267,000
SMBC Nikko Securities America, Inc.	$12,015,000	$12,866,000	$3,267,000
Total	$400,500,000	$428,850,000	$108,900,000

The Depositor has been advised by the Underwriters that they propose initially to offer the Underwritten Notes to the public at the prices described in this prospectus supplement.  After the initial public offering of the Underwritten Notes, the public offering price may change.

The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Underwritten Notes and as an aggregate dollar amount, shall be as follows:

	Underwriting Discount and Commissions	Net Proceeds to the Depositor(1)	Selling Concessions Not to Exceed(2)	Reallowance Not to Exceed
Class A-2 Notes	0.200%	99.79905%	0.120%	0.060%
Class A-3 Notes	0.250%	99.73488%	0.150%	0.075%
Class A-4 Notes	0.300%	99.67720%	0.180%	0.090%
Total for the Notes	$2,199,825	$935,956,699
____________________
(1)	Before deducting expenses payable by the Depositor, estimated to be $1,000,000.
(2)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimus portion of the selling concession they would otherwise be entitled to receive.

Until the distribution of the Underwritten Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Notes.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions to stabilize the price of the Underwritten Notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Notes.

If the Underwriters create a short position in the Underwritten Notes in connection with this offering, (i.e., they sell more Underwritten Notes than are described on the cover page of this prospectus supplement), the Underwriters may reduce that short position by purchasing Underwritten Notes in the open market.

The Underwriters may also impose a penalty bid on certain Underwriters and selling group members.  This means that if the Underwriters purchase Underwritten Notes in the open market to reduce the Underwriters’ short position or to stabilize the price of the Underwritten Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Underwritten Notes as part of the offering.

In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither the Sponsor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Underwritten Notes.  In addition, neither the Sponsor nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Underwritten Notes are new issues of securities and there currently is no secondary market for the Underwritten Notes.  The Underwriters for the Underwritten Notes expect to make a market in the Underwritten Notes but will not be obligated to do so.  There is no assurance that a secondary market for the Underwritten Notes will develop.  If a secondary market for the Underwritten Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Underwritten Notes.

The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account, at the direction of the Servicer and the Sponsor, in investments acquired from or issued by the Underwriters.

In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

The Sponsor and the Depositor have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the Underwriters may be required to make in respect thereof.

It is expected that the delivery of the Underwritten Notes will be made against payment therefor on or about the Closing Date, which is expected to be on or about the sixth Business Day following the date hereof.  Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within three business days, unless the parties thereto expressly agree otherwise.  Accordingly, purchasers who wish to trade the Underwritten Notes more than three business days prior to the expected delivery date will be required to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

The Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Retained Notes”) are offered by this prospectus supplement and the accompanying prospectus but will not be sold to the Underwriters under the underwriting agreement on the Closing Date.  The Retained Notes will be retained by TAFR LLC or its affiliate on the Closing Date. The Retained Notes may be sold by the Depositor or its affiliate directly, including through TFSS USA acting as placement agent, on or after the Closing Date, or through underwriters after the Closing Date, in each case, in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Any underwriters or placement agents that participate in the distribution of any class of Retained Notes retained or purchased by the Depositor or an affiliate of the Depositor may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of those notes by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

TFSS USA is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (formerly known as the National Association of Securities Dealers, Inc., or NASD).  The principal business of TFSS USA is to sell debt securities of its affiliates, including those of TMCC.  TFSS USA is an affiliate of TMCC and may participate as a placement agent in the distribution of the Retained Notes offered pursuant to this prospectus supplement. Rule 2720 of the NASD Conduct Rules imposes certain requirements when a FINRA member such as TFSS USA distributes an affiliated company’s securities.  Any offering of a class of Retained Notes using this prospectus supplement in which TFSS USA participates will be made in compliance with the applicable requirements of Rule 2720.  Subject to the terms and conditions described in an agreement among the Depositor, the Sponsor and TFSS USA, TFSS USA has agreed to act as a placement agent in the offering of the Retained Notes, if requested by the Depositor or an affiliate of the Depositor.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive (as defined below), 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) as permitted by the Prospectus Directive, subject to obtaining the prior consent of such Underwriter for any such offer; or

(c)	in any other circumstances which do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive;

provided, that no such offer of Notes referred to in (a), (b) or (c) above will require the Issuing Entity, the Depositor or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, (i) the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including the 2010 PD Amending Directive, ot the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

EU Risk Retention and Due Diligence Requirements

Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”), place certain restrictions on the ability of a credit institution or investment firm regulated by the national authorities of a member state of the European Economic Area (“EEA”) and its affiliates to invest in securitizations (as defined in the CRR). These Articles, which came into effect in all member states of the European Union on January 1, 2014, replace and in some respects amend Article 122a of Directive 2006/48/EC (as amended by Directive 2009/111/EC), known as Article 122a of the Capital Requirements Directive or CRD Article 122a.  Furthermore, the previous guidelines on the application of CRD Article 122a have been replaced by (i) the Commission Delegated Regulation (EU) No 625/2014 of March 13, 2014, which came into effect on July 3, 2014, supplementing Regulation (EU) No 575/2013 by way of regulatory technical standards, and (ii) the Commission Delegated Regulation (EU) No 602/2014, which came into effect on June 25, 2014. The CRR has direct effect in EU member states and is expected to be implemented by national legislation or rulemaking in the other EEA countries.

CRR Article 405 allows such credit institutions and investment firms and their affiliates to invest in securitizations only if the sponsor, originator or original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum net economic interest in the securitization transaction. Prior to investing in a securitization, and while it holds that investment, the credit institution or investment firm or its affiliate must also be able to demonstrate that, among other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406.  Under CRR Article 407, an institution that fails to comply with the requirements of CRR Article 405 or 406 will be subject to an additional regulatory capital charge.

Article 17 of EU Directive 2011/61/EU on Alternative Investment Fund Managers (the "AIFMD") and Chapter III, Section 5 of Regulation 231/2013 supplementing the AIFMD (the "AIFM Regulation''), introduced risk retention and due diligence requirements (which took effect from July 22, 2013 in general) in respect of alternative investment fund managers ("AIFMs") that are required to become authorized under the AIFMD. While the requirements applicable to AIFMs under Chapter III, Section 5 of the AIFM Regulation are similar to those which apply to credit institutions and investment firms under CRR Articles 405-406, they are not identical and, in particular additional due diligence obligations apply to AIFMs.  The risk retention and ongoing monitoring and diligence requirements of CRR Articles 404-410, AIFMD Article 17, Chapter III, Section 4 of the AIFM Regulation and any similar requirements which may be imposed on other investors or investment managers subject to regulation by the national authorities of a member state of the EEA, are collectively referred to in this prospectus supplement as “Retention Rules.”   The Retention Rules, to the extent they have been or may in the future be implemented, may apply to investments in securities already issued, including the Notes offered by this prospectus supplement.

Requirements similar to those set out in CRR Articles 405-406, AIFMD Article 17 and Chapter III, Section 5 of the AIFM Regulation are expected to be implemented in the future for insurance and reinsurance companies and undertakings for collective investment in transferable securities (UCITS). When implemented, such requirements may apply to investment in securities already issued, including the Notes offered hereby.

None of the Sponsor, the Depositor nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution, investment firm, alternative investment fund manager or other investor to satisfy the due diligence and monitoring requirements of any Retention Rules.

With respect to an investment in the Notes, a failure by a credit institution or investment firm regulated by the national authorities of a member state of the EEA, or an affiliate thereof, or by any other investor, investment fund or investment manager that is or may become subject to Retention Rules, to comply with one or more requirements for an investment in a securitization set forth in the applicable Retention Rules may result in the imposition of a penalty regulatory capital charge on the securities acquired by or on behalf of that investor or of other regulatory sanctions. In addition, Retention Rules and any other changes to the regulation or regulatory treatment of the Notes, whether in the United States, EU or elsewhere, may negatively impact the regulatory position of affected investors and/or investment managers and have an adverse impact on the value and liquidity of the Notes.  Potential investors or purchasers of the Notes should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with any applicable Retention Rules or other applicable regulations and the suitability of the Notes for investment.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

LEGAL OPINIONS

In addition to the legal opinions described in the accompanying prospectus, certain legal matters relating to the Notes and certain federal income tax and other matters will be passed upon for the Issuing Entity by Morgan, Lewis & Bockius LLP.  Certain legal matters relating to the Notes will be passed upon for the Underwriters by Mayer Brown LLP.

INDEX OF TERMS

2010 Amending Directive	S-74	Financed Vehicles	S-36
ABS	S-47	first priority principal distribution amount	S-13
ABS Tables	S-47	First Priority Principal Distribution Amount	S-58
Adjusted Pool Balance	S-58	FSMA	S-75
Administration Agreement	S-32	FSOC	S-22
Administrator	S-32	FTC	S-21
Agencies	S-21	Global Notes	A-1
AIFM	S-74	G-SIFI	S-22
AIFM Regulation	S-74	Indenture	S-31
AIFMD	S-74	Indenture Trustee	S-31
Available Collections	S-57	Interest Period	S-54
Business Day	S-54	Interest Rate	S-54
Certificate	S-31	Issuing Entity	S-31
Certificateholders	S-31	Non-U.S. Person	A-4
CFPB	S-20	Noteholders	S-31
Class A Notes	S-31	notes	S-8
Class A-1 Final Scheduled Payment Date	S-55	Notes	S-31
Class A-1 Notes	S-31	NY Derivative Action	S-35
Class A-2 Final Scheduled Payment Date	S-56	Obligor	S-32
Class A-2 Notes	S-31	OLA	S-23
Class A-3 Final Scheduled Payment Date	S-56	Overcollateralization Target Amount	S-58
Class A-3 Notes	S-31	Owner Trustee	S-31
Class A-4 Final Scheduled Payment Date	S-56	Payment Date	S-54
Class A-4 Notes	S-31	Plaintiff Investors	S-35
Class B Final Scheduled Payment Date	S-56	Plan	S-69
Class B Notes	S-31	Pool Balance	S-58
Clearstream	A-1	Pool Factor	S-54
Closing Date	S-36	Principal Balance	S-58
Code	S-69	Prospectus Directive	S-74
Collection Account	S-63	PTCE	S-69
Collection Period	S-57	Rating Agency	S-64
Controlling Class	S-46	receivables	S-9
CRR	S-19, S-74	Receivables	S-31
Customary Servicing Practices	S-57	Receivables Pool	S-36
Cutoff Date	S-36	Receivables Purchase Agreement	S-32
DBNTC	S-35	Redemption Price	S-65
DBTCA	S-35	regular principal distribution amount	S-13
Dealer Recourse	S-32	Regular Principal Distribution Amount	S-58
Defaulted Receivable	S-57	Regulation	S-69
Depositor	S-31	Relevant Implementation Date	S-73
Determination Date	S-57	Relevant Member State	S-73
Dodd-Frank Act	S-20	Required Rate	S-62
DOJ	S-21	Reserve Account	S-60
DTC	S-56, A-1	Retained Notes	S-73
EEA	S-74	Retention Rules	S-74
eligible institution	S-64	RMBS	S-35
Eligible Investments	S-64	Rule 193 Information	S-42
Euroclear	A-1	Sale and Servicing Agreement	S-32
Event of Default	S-56	Sample	S-42
FDCPA	S-22	Sample Pool	S-42
FDIC	S-23	Scheduled Payments	S-36
Federal Reserve	S-22	SDNY Action	S-35
Final Scheduled Payment Date	S-56	SEC	S-54

second priority principal distribution amount	S-13	TAFR LLC	S-31
Second Priority Principal Distribution Amount	S-58	Tax Counsel	S-70
Securities	S-32	TFSS USA	S-68
Securities Act	S-73	TMC	S-26
Securityholders	S-32	TMCC	S-7, S-32
Servicer	S-32	TMS	S-26
Servicer Default	S-65	Transfer and Servicing Agreements	S-62
Servicing Fee	S-68	Trust Agreement	S-31
SIFI	S-22	Trust Estate	S-33
Similar Law	S-70	U.S. Person	A-4
specified reserve account balance	S-16	Underwriters	S-71
Specified Reserve Account Balance	S-60	Underwritten Notes	S-71
Sponsor	S-32	Wells Fargo	S-35
Supplemental Servicing Fee	S-57

ANNEX A

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Notes (the “Global Notes”) will be available only in book-entry form. Investors in the Global Notes may hold such Global Notes through The Depository Trust Company (“DTC”) or, upon request, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V, as operator for the Euroclear System (“Euroclear ”) (or their successors or assigns).  The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Notes through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed notes issues.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. Persons (as defined below under “—Certain U.S. Federal Income Tax Documentation Requirements”) holding Global Notes will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the Notes clearing organizations or their participants.

Initial Settlement

All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Notes through DTC will follow the settlement practice. Investor Notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Notes will be credited to Notes custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed notes issues in same-day funds.

Trading Between Clearstream and/or Euroclear System Participants.  Secondary market trading between Clearstream Participants or Euroclear System Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Depositor and Clearstream or Euroclear System Participants.  When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear System Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear System Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear System Participant’s account. The Notes credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear System cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear System Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Notes are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear System Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear System Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear System Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Participants or Euroclear System Participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream or Euroclear System Depositor and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear System Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Depositor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear System Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Notes to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear System Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear System Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear System Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear System Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream Participants or Euroclear System Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear System Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Notes holding Notes through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ Notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN and Form W-8BEN-E).  Beneficial owners of Global Notes that are Non-U.S. Individuals generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or applicable successor form.  Beneficial owners of Global Notes that are Non-U.S. entities can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Withholding (Entities)).

Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim For Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN and Form W-8BEN-E).  Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN or Form W-8BEN-E, as applicable (claiming treaty benefits), or applicable successor form.  Form W-8BEN or Form W-8BEN-E, as applicable, may be filed by the beneficial owners or agents with legal authority to act on behalf of the beneficial owners.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

A Form W-8ECI, Form W-8BEN and Form W-8BEN-E generally remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect. However, under certain conditions, a Form W-8BEN or Form W-8BEN-E will remain in effect indefinitely until a change in circumstances occurs.  If the information shown on a Form W-8ECI, Form W-8BEN or Form W-8BEN-E changes, a new form must be filed within 30 days of the change.

As used in the foregoing discussion, the term “U.S. Person” means (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the Issuing Entity and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the Issuing Entity. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 that are eligible to elect and have made a valid election to be treated as United States persons (despite not satisfying the requirements in clause (iv) above) shall also be U.S. Persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Notes. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of Global Notes.

There may ultimately be additional certification requirements imposed to avoid withholding under the recently adopted Foreign Account Tax Compliance Act provisions.  See “Certain U.S. Federal Income Tax Consequences─Tax Consequences to Owners of the Notes--Foreign Account Tax Compliance” in the accompanying prospectus.

ANNEX B

STATIC POOL INFORMATION

Original Summary Characteristics by Vintage Origination Year:	2009	2010	2011

Number of Pool Assets	824,133	956,010	911,545
Original Pool Balance	$17,974,710,304.57	$21,924,552,881.26	$21,608,462,287.12
Average Initial Loan Balance	$21,810.45	$22,933.39	$23,705.00
Weighted Average Interest Rate	5.69%	3.91%	3.76%
Weighted Average Original Term	62 months	62 months	63 months
Weighted Average FICO®	737	738	735
Minimum FICO®	375	389	396
Maximum FICO®	900	889	886

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 18.9%	CA - 18.0%	CA - 18.9%
	TX - 12.1%	TX - 13.1%	TX - 12.6%
	NY - 5.4%	NY - 5.2%	NY - 5.4%
	NJ - 5.2%	NJ - 4.7%	NJ - 4.9%
	IL - 4.3%	VA - 4.5%	IL - 4.1%

Distribution of Receivables by Contract Rate(1):
Less than 2.0%	17.10%	35.19%	30.31%
2.0%-3.99%	17.89%	22.79%	35.92%
4.0%-5.99%	21.19%	19.26%	17.52%
6.0%-7.99%	23.92%	13.63%	8.51%
8.0%-9.99%	11.34%	4.10%	3.17%
10.0%-11.99%	3.55%	1.75%	1.59%
12.0%-13.99%	1.74%	0.86%	0.67%
14.0%-15.99%	0.97%	0.65%	0.63%
16.0% and greater	2.29%	1.78%	1.68%
Total	100.00%	100.00%	100.00%

Share of Original Assets:
Percentage of Non-Toyota/Non-Lexus	4.75%	4.92%	4.40%
Percentage of 72+ Month Term	15.07%	9.76%	10.50%
Percentage of Used Vehicles	29.46%	30.63%	31.50%

________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.

Original Summary Characteristics by Vintage Origination Year:	2012	2013	2014

Number of Pool Assets	973,979	1,008,958	951,133
Original Pool Balance	$24,029,119,369.39	$25,332,328,541.86	$24,516,581,297.60
Average Initial Loan Balance	$24,671.09	$25,107.42	$25,776.19
Weighted Average Interest Rate	3.15%	2.94%	3.07%
Weighted Average Original Term	63 months	63 months	64 months
Weighted Average FICO®	731	727	726
Minimum FICO®	371	388	381
Maximum FICO®	886	886	887

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 19.3%	CA - 21.4%	CA - 21.0%
	TX - 14.1%	TX - 13.3%	TX - 14.0%
	NY - 5.1%	NY - 4.6%	NY - 4.7%
	NJ - 4.5%	NJ - 4.4%	NJ - 4.0%
	VA - 4.2%	IL - 3.9%	IL - 4.2%

Distribution of Receivables by Contract Rate(1):
Less than 2.0%	44.06%	51.21%	50.75%
2.0%-3.99%	27.75%	20.25%	19.38%
4.0%-5.99%	15.13%	14.03%	13.46%
6.0%-7.99%	6.62%	6.69%	7.70%
8.0%-9.99%	2.67%	3.16%	3.60%
10.0%-11.99%	1.36%	1.49%	1.65%
12.0%-13.99%	0.48%	0.59%	0.66%
14.0%-15.99%	0.52%	0.60%	0.61%
16.0% and greater	1.40%	1.97%	1.89%
Total	100.00%	100.00%	100.00%

Share of Original Assets:
Percentage of Non-Toyota/Non-Lexus	3.30%	3.29%	3.76%
Percentage of 72+ Month Term	9.99%	10.57%	11.14%
Percentage of Used Vehicles	24.38%	24.49%	23.75%

________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.

VINTAGE YEAR: 2009
Month	Ending Pool Balance ($)	Delinquencies ($)(1)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	15,208,110,063	121,151,455	31,114,454	15,628,121	7,313,379	6,286,035
2	14,821,625,143	124,861,408	32,154,647	16,505,408	10,160,717	8,829,909
3	14,337,020,329	101,056,009	26,820,032	15,205,688	8,835,592	9,547,314
4	13,912,980,903	101,684,497	26,736,542	13,421,447	8,394,229	9,604,919
5	13,528,686,180	124,634,057	29,004,862	14,464,625	7,981,980	9,802,166
6	13,117,051,821	125,499,395	31,709,887	14,326,847	7,122,942	9,747,641
7	12,726,094,457	128,778,546	32,432,609	16,143,078	8,449,092	10,595,074
8	12,324,340,419	127,303,550	34,324,780	16,681,003	9,150,089	11,394,978
9	11,936,254,639	137,193,702	32,485,331	18,285,157	10,176,920	11,955,472
10	11,560,280,612	135,645,706	36,687,988	15,431,304	11,419,305	12,636,962
11	11,179,209,348	140,710,952	34,945,953	18,406,190	8,361,733	14,325,255
12	10,798,826,192	141,841,114	37,451,935	18,405,641	10,680,717	13,249,238
13	10,425,094,315	132,822,636	35,441,120	18,533,726	10,834,929	14,236,485
14	10,059,514,568	123,621,227	29,327,432	16,740,726	10,506,522	15,112,001
15	9,641,355,403	95,691,288	23,943,945	12,928,358	8,849,600	13,894,663
16	9,264,637,323	104,601,456	22,614,067	10,916,170	7,455,371	13,840,653
17	8,892,244,913	110,220,416	25,147,740	10,740,766	5,665,216	12,288,328
18	8,529,818,560	115,070,454	27,740,883	11,382,613	6,017,353	11,179,464
19	8,185,690,540	119,369,710	30,154,202	12,980,103	6,996,908	11,888,696
20	7,822,242,558	110,709,991	27,261,257	13,292,044	6,915,791	12,325,249
21	7,486,514,925	112,336,189	25,906,998	12,339,478	7,963,882	12,223,202
22	7,156,909,139	103,899,370	25,162,165	11,895,844	7,255,785	12,678,768
23	6,841,849,310	108,186,055	24,568,132	12,039,054	7,554,431	12,341,224
24	6,531,293,217	110,340,738	25,100,582	11,356,397	7,162,133	12,421,630
25	6,217,423,101	100,278,409	23,960,111	11,212,817	6,466,366	11,946,683
26	5,917,588,500	84,132,770	19,053,486	9,077,045	6,317,339	10,481,212
27	5,601,394,636	69,909,830	14,252,069	7,283,829	5,159,525	9,224,206
28	5,308,175,504	72,018,649	14,503,248	6,102,573	4,535,994	8,321,996
29	5,022,851,661	77,702,558	15,167,674	6,656,414	3,225,896	7,197,019
30	4,750,899,830	76,667,111	16,636,267	6,733,492	3,904,335	6,775,040
31	4,482,866,958	73,572,529	15,806,708	7,506,658	4,014,948	6,784,410
32	4,221,475,628	67,486,022	15,271,810	6,850,342	3,907,412	6,341,369
33	3,996,418,487	81,439,779	16,028,000	7,082,994	4,058,236	6,396,788
34	3,754,785,741	71,767,990	16,167,567	6,303,702	3,873,958	6,064,958
35	3,539,630,900	73,182,180	16,586,840	7,310,232	3,859,338	6,463,737
36	3,331,260,416	73,384,929	16,281,224	7,321,625	5,107,026	6,934,229
37	3,126,465,301	66,664,776	14,361,368	6,400,545	4,421,485	8,082,195
38	2,934,171,408	64,062,748	12,697,320	5,359,199	4,140,880	8,437,907
39	2,730,701,967	53,131,638	10,729,803	4,264,753	3,201,812	7,738,425
40	2,534,592,863	48,050,658	9,105,100	3,713,386	2,694,215	7,306,917
41	2,349,607,023	48,274,103	8,832,454	3,348,939	1,697,439	5,893,472
42	2,184,502,869	52,277,339	10,969,863	3,717,656	1,939,774	5,066,926
43	2,009,308,566	48,347,670	9,383,761	3,756,937	2,105,942	4,430,981
44	1,848,425,553	47,967,271	9,064,460	3,424,213	2,175,385	4,231,213
45	1,695,034,742	48,202,853	9,337,462	3,597,715	2,107,947	4,123,091
46	1,547,197,138	45,939,814	8,708,327	3,209,015	2,141,229	4,000,978
47	1,414,972,090	47,956,656	9,399,112	3,021,387	1,971,324	4,006,776
48	1,279,409,316	46,683,533	9,814,717	3,402,231	1,803,341	3,815,164
49	1,149,696,389	41,031,792	8,713,734	3,390,330	1,997,726	3,643,394
50	1,027,031,047	35,584,514	7,097,944	2,919,093	1,892,819	3,359,449
51	901,763,789	27,005,213	5,458,265	2,094,364	1,497,391	3,352,793
52	792,071,519	27,464,064	4,993,214	1,627,619	1,128,224	2,838,934
53	692,133,749	26,536,124	5,036,552	1,549,874	835,449	2,620,865
54	599,490,194	25,422,113	5,271,956	1,777,874	806,148	2,249,861
55	515,799,357	23,038,846	4,857,890	1,706,528	978,952	1,866,714
56	445,058,477	22,759,021	4,995,763	1,624,329	899,891	1,983,998
57	383,655,721	19,589,240	4,363,292	1,596,932	843,035	1,864,988
58	332,900,469	16,944,505	3,803,738	1,387,401	913,433	1,554,323
59	293,441,823	17,320,808	4,100,416	1,488,067	848,682	1,691,790
60	255,890,690	15,636,500	3,602,791	1,235,866	685,529	1,799,392

___________________________________________________________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.

VINTAGE YEAR: 2010
Month	Ending Pool Balance ($)	Delinquencies ($)(1)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	18,401,710,561	101,333,918	28,110,100	12,781,561	6,637,532	5,359,822
2	17,927,470,220	100,652,760	23,345,895	14,925,746	7,413,829	6,995,904
3	17,383,071,013	83,778,765	20,651,182	11,002,918	7,540,433	6,246,853
4	16,887,038,052	97,375,025	21,243,597	10,960,786	5,751,424	7,924,721
5	16,382,209,964	108,332,570	24,866,422	11,244,300	5,956,507	7,360,724
6	15,886,407,713	118,345,635	28,956,779	12,644,465	6,063,986	7,765,347
7	15,404,900,478	131,027,937	30,118,580	15,328,345	7,585,958	8,571,066
8	14,893,490,397	128,587,720	29,763,976	15,217,084	8,749,213	9,544,940
9	14,411,236,040	128,285,893	29,373,062	15,296,949	9,198,350	10,694,505
10	13,934,213,591	124,755,237	30,032,357	15,217,511	9,841,705	11,337,610
11	13,472,973,260	131,687,836	32,098,994	15,114,405	9,366,087	12,206,892
12	13,010,043,523	133,722,591	32,784,797	16,167,404	9,175,720	12,669,575
13	12,535,916,464	131,532,888	30,720,591	16,354,631	10,420,489	12,160,293
14	12,072,915,122	108,534,385	25,755,398	13,503,280	8,972,029	12,095,977
15	11,579,328,529	91,208,317	20,094,727	10,823,609	7,407,085	10,284,222
16	11,107,063,142	98,994,052	20,323,119	9,702,860	6,460,840	9,735,850
17	10,641,506,487	103,649,139	22,939,385	10,024,540	5,737,744	9,282,665
18	10,189,961,542	107,755,820	24,544,891	11,090,254	5,710,463	8,536,308
19	9,747,657,441	103,574,237	24,513,736	11,935,833	7,027,688	8,972,744
20	9,302,744,669	98,557,916	21,794,051	11,026,226	7,124,752	8,858,780
21	8,911,539,906	121,115,616	25,242,581	10,748,905	6,940,260	9,419,606
22	8,490,738,297	106,859,093	24,056,363	10,804,930	5,611,159	9,199,591
23	8,108,032,408	108,139,176	24,325,462	11,550,247	6,689,786	9,093,130
24	7,731,686,704	110,369,957	24,618,349	11,932,234	7,932,914	10,296,470
25	7,349,570,240	103,604,093	23,538,040	11,399,178	7,602,047	11,691,502
26	6,997,389,131	95,586,465	20,291,488	9,563,438	7,298,820	12,911,733
27	6,623,797,273	81,281,553	16,436,110	7,431,267	5,589,964	11,905,004
28	6,254,313,107	75,267,695	15,741,692	6,571,980	4,615,642	10,426,278
29	5,904,356,320	76,396,184	15,067,140	6,905,430	3,717,791	8,543,151
30	5,590,067,202	87,880,078	17,179,845	6,935,262	4,156,543	7,814,554
31	5,256,711,803	80,310,334	16,497,818	6,504,585	4,301,852	7,444,647
32	4,951,297,182	79,545,220	16,669,738	6,848,464	3,983,394	7,411,293
33	4,662,204,539	83,677,379	16,545,172	6,863,787	4,255,500	7,533,081
34	4,378,020,825	78,530,933	15,607,302	6,264,066	4,151,606	7,186,886
35	4,120,831,776	84,173,757	16,780,252	6,057,392	4,277,614	6,933,937
36	3,861,251,612	83,662,649	17,587,970	7,025,264	3,894,865	7,227,721
37	3,605,315,455	74,613,244	15,687,409	6,166,394	4,318,104	6,571,819
38	3,365,150,396	68,744,098	13,256,256	5,703,042	3,586,983	6,114,933
39	3,110,540,327	53,922,425	10,374,417	4,108,801	3,052,474	5,361,569
40	2,876,773,901	54,924,889	9,982,768	3,679,826	2,108,743	4,580,545
41	2,656,782,600	55,677,389	10,346,687	3,401,971	2,223,302	3,710,423
42	2,441,852,338	54,879,625	10,927,133	3,544,894	2,002,599	3,687,143
43	2,232,247,163	51,816,411	10,746,750	3,780,295	2,008,367	3,614,500
44	2,039,268,904	53,006,325	10,941,829	3,680,211	2,116,634	3,883,499
45	1,847,077,424	48,487,556	9,902,070	3,535,172	2,039,593	3,706,160
46	1,663,913,808	44,506,016	8,763,981	3,349,098	2,071,541	3,419,866
47	1,503,509,451	47,131,593	10,365,071	3,807,721	2,148,201	3,618,423
48	1,330,058,736	42,578,787	9,253,300	3,300,639	2,130,471	3,216,840

___________________________________________________________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.

VINTAGE YEAR: 2011
Month	Ending Pool Balance ($)	Delinquencies ($)(1)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	17,986,308,394	102,257,497	25,396,474	12,708,797	7,271,206	5,983,561
2	17,494,440,605	88,700,321	22,066,578	12,166,958	7,476,640	6,763,274
3	16,965,238,247	78,992,307	19,734,165	11,399,331	6,965,862	7,324,544
4	16,453,786,187	89,194,086	20,814,489	11,619,901	7,065,517	7,989,465
5	15,946,194,711	102,892,621	23,915,160	11,699,183	7,000,790	8,190,548
6	15,450,153,913	109,592,538	26,503,082	14,073,087	6,748,643	8,183,917
7	14,952,672,448	110,616,027	27,126,021	14,363,558	9,071,520	8,850,180
8	14,450,523,721	109,722,329	27,047,921	14,126,627	8,127,988	9,122,703
9	14,004,090,185	134,872,718	31,056,947	15,426,624	9,471,926	9,995,454
10	13,514,464,669	129,698,475	31,175,285	15,821,782	9,476,286	10,298,745
11	13,061,291,820	131,521,093	33,365,632	16,581,343	10,771,928	11,586,434
12	12,604,292,927	136,005,157	34,123,020	17,444,562	11,815,892	13,866,815
13	12,142,495,945	134,780,819	31,362,096	15,886,724	11,568,689	15,200,352
14	11,704,112,218	125,995,816	28,772,664	14,584,757	11,083,965	16,731,374
15	11,232,421,958	108,262,839	24,625,265	12,470,314	9,384,884	15,618,179
16	10,756,153,066	100,497,818	22,360,690	12,024,322	8,103,712	14,256,100
17	10,290,971,826	103,807,604	23,634,171	10,643,010	7,210,361	11,665,279
18	9,878,335,824	124,073,171	27,460,419	11,971,802	6,751,962	11,459,724
19	9,427,981,562	115,644,261	26,871,503	11,776,976	6,960,143	10,171,189
20	9,009,567,017	114,956,173	25,861,235	12,400,038	7,211,958	10,196,226
21	8,605,982,113	122,321,110	25,237,328	12,033,724	8,421,896	11,090,187
22	8,205,242,698	116,895,850	25,363,883	11,603,772	7,653,345	11,150,925
23	7,847,110,473	127,824,148	27,665,774	11,965,580	7,526,253	11,404,217
24	7,477,213,197	128,653,509	28,203,723	12,924,685	7,984,217	11,734,792
25	7,111,085,129	119,035,378	26,714,475	11,743,350	8,185,378	11,519,101
26	6,766,870,085	104,086,870	22,688,866	11,462,049	7,182,709	10,704,713
27	6,398,912,112	85,717,307	16,834,855	8,628,121	6,413,301	9,663,559
28	6,052,319,865	90,816,352	17,476,441	6,267,478	4,843,787	8,008,390
29	5,724,137,696	95,523,528	19,434,369	6,909,593	3,641,672	7,048,006
30	5,401,992,724	93,648,390	20,552,697	8,033,964	4,302,304	6,201,132
31	5,085,224,122	94,812,380	20,228,619	8,165,629	5,224,844	5,504,963
32	4,794,350,600	94,797,727	22,161,619	8,259,599	4,911,212	6,083,625
33	4,501,676,556	86,880,547	19,796,606	8,356,726	5,327,262	5,981,606
34	4,227,969,520	82,257,303	16,445,520	7,819,486	5,195,483	6,139,363
35	3,988,008,201	90,669,695	19,590,499	7,081,023	5,402,541	7,166,940
36	3,723,863,959	85,101,288	18,054,086	6,132,122	4,175,734	6,569,556

___________________________________________________________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.

VINTAGE YEAR: 2012
Month	Ending Pool Balance ($)	Delinquencies ($)(1)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	20,127,289,594	115,104,744	27,949,959	14,373,736	9,077,182	7,823,212
2	19,590,406,727	112,664,358	28,505,101	16,126,128	10,119,290	9,956,310
3	19,018,370,252	103,913,769	25,167,742	15,143,523	10,533,847	11,383,452
4	18,433,787,375	106,781,928	26,356,132	14,223,493	10,179,775	11,707,143
5	17,865,080,397	113,502,382	28,322,501	14,852,570	8,667,656	11,027,570
6	17,339,173,967	134,623,264	33,357,155	16,566,922	9,748,380	10,462,943
7	16,762,331,639	130,334,589	32,351,134	17,343,285	10,929,115	11,013,669
8	16,217,806,246	136,669,320	31,676,408	17,215,718	11,845,647	11,794,168
9	15,683,578,219	147,070,898	34,547,787	16,423,595	11,761,952	13,529,022
10	15,146,025,708	143,596,773	34,930,659	18,036,307	11,423,398	13,399,104
11	14,657,673,556	164,093,286	37,158,583	19,501,801	12,610,429	14,421,684
12	14,143,815,789	171,181,395	39,322,950	19,933,417	14,277,072	16,246,929
13	13,628,458,435	160,913,627	38,234,890	19,450,867	14,089,222	16,828,958
14	13,140,677,617	141,942,005	33,346,028	16,691,789	12,734,820	16,865,948
15	12,612,261,025	117,940,216	27,189,110	14,038,542	10,623,286	15,832,972
16	12,095,118,167	125,460,020	26,031,308	12,210,436	8,276,521	12,506,542
17	11,602,908,764	133,191,960	28,719,504	12,289,646	7,421,475	10,628,513
18	11,114,004,660	139,234,021	29,834,072	13,652,023	7,555,963	9,867,179
19	10,625,393,325	140,164,347	31,056,110	13,566,076	8,603,305	9,476,481
20	10,173,973,943	145,127,013	32,866,291	14,154,677	8,697,161	10,157,422
21	9,723,082,754	140,246,980	30,578,722	13,920,196	9,108,827	11,410,330
22	9,289,909,521	128,086,792	28,881,108	12,699,094	9,114,445	10,914,800
23	8,906,172,127	150,118,845	32,382,645	14,037,295	8,700,662	11,353,954
24	8,482,302,783	140,571,684	33,756,649	12,093,571	8,982,977	10,136,477

___________________________________________________________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.

VINTAGE YEAR: 2013
Month	Ending Pool Balance ($)	Delinquencies ($)(1)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	21,213,415,377	148,752,660	37,609,652	20,182,482	13,145,049	9,529,231
2	20,644,495,071	140,946,866	34,938,472	20,917,321	13,609,100	11,664,962
3	20,020,771,056	124,031,013	31,933,512	18,959,853	14,069,898	12,467,262
4	19,421,005,537	140,109,824	32,596,509	18,224,927	11,519,481	11,581,189
5	18,839,323,784	157,525,307	38,009,573	18,325,648	12,286,339	11,961,830
6	18,256,491,227	170,649,359	41,518,827	21,069,949	12,381,058	13,053,090
7	17,675,354,135	173,210,488	44,643,167	22,290,943	14,423,676	12,721,984
8	17,124,862,382	194,210,533	44,710,448	23,732,459	15,554,713	14,315,493
9	16,565,334,054	183,528,986	45,977,177	22,564,792	16,449,096	17,078,571
10	16,019,722,931	180,250,747	42,266,369	22,301,149	15,487,253	16,587,527
11	15,531,717,031	209,491,289	51,166,591	22,985,759	16,521,874	17,664,881
12	14,984,384,191	202,876,332	49,073,012	23,557,299	14,882,822	16,811,936

___________________________________________________________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.

	Prepayment Speeds(1)
Month	2009 Vintage	2010 Vintage	2011 Vintage	2012 Vintage	2013 Vintage
1	-	-	-	-	-
2	0.96%	0.91%	1.07%	0.99%	1.02%
3	1.54%	1.27%	1.28%	1.17%	1.28%
4	1.24%	1.07%	1.23%	1.26%	1.22%
5	1.04%	1.15%	1.25%	1.23%	1.17%
6	1.23%	1.12%	1.22%	1.07%	1.21%
7	1.14%	1.08%	1.27%	1.33%	1.24%
8	1.23%	1.25%	1.32%	1.22%	1.15%
9	1.22%	1.15%	1.08%	1.21%	1.22%
10	1.18%	1.20%	1.33%	1.26%	1.19%
11	1.24%	1.16%	1.19%	1.08%	0.97%
12	1.27%	1.20%	1.24%	1.23%	1.26%
13	1.25%	1.29%	1.28%	1.26%
14	1.23%	1.28%	1.21%	1.22%
15	1.55%	1.45%	1.40%	1.43%
16	1.37%	1.40%	1.46%	1.42%
17	1.39%	1.41%	1.45%	1.36%
18	1.37%	1.39%	1.30%	1.39%
19	1.30%	1.39%	1.51%	1.43%
20	1.44%	1.44%	1.41%	1.31%
21	1.38%	1.23%	1.38%	1.35%
22	1.38%	1.41%	1.41%	1.31%
23	1.33%	1.27%	1.24%	1.11%
24	1.33%	1.31%	1.34%	1.34%
25	1.38%	1.38%	1.36%
26	1.34%	1.27%	1.29%
27	1.47%	1.42%	1.45%
28	1.44%	1.44%	1.39%
29	1.43%	1.40%	1.38%
30	1.40%	1.26%	1.39%
31	1.39%	1.40%	1.40%
32	1.40%	1.31%	1.32%
33	1.21%	1.32%	1.37%
34	1.36%	1.33%	1.31%
35	1.27%	1.20%	1.14%
36	1.27%	1.26%	1.34%
37	1.28%	1.29%
38	1.21%	1.24%
39	1.33%	1.37%
40	1.33%	1.30%
41	1.35%	1.33%
42	1.25%	1.35%
43	1.36%	1.35%
44	1.29%	1.30%
45	1.28%	1.40%
46	1.34%	1.40%
47	1.26%	1.31%
48	1.32%	1.47%
49	1.37%
50	1.37%
51	1.45%
52	1.40%
53	1.41%
54	1.38%
55	1.41%
56	1.38%
57	1.36%
58	1.28%
59	1.21%
60	1.20%

(1)
The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM.  The SMM is the ratio of the prepayment amount divided by the beginning of month pool balance less the calculated scheduled principal amount.  The prepayment amount is calculated as the excess of (i) the monthly change in the reported receivables balance minus (ii) the calculated scheduled payment.  The scheduled principal is calculated based on the weighted average remaining term and weighted average APR of the receivables assuming the receivables have been aggregated into one loan. The SMM is expressed as an ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.  ABS speeds were not available for month 1 since beginning of month pool balances were not available for that month.

	Cumulative Net Losses(1)
Month	2009 Vintage	2010 Vintage	2011 Vintage	2012 Vintage	2013 Vintage
1	0.11%	0.10%	0.07%	0.07%	0.08%
2	0.14%	0.12%	0.09%	0.09%	0.11%
3	0.18%	0.15%	0.12%	0.11%	0.14%
4	0.23%	0.17%	0.14%	0.14%	0.18%
5	0.27%	0.19%	0.16%	0.17%	0.20%
6	0.31%	0.21%	0.18%	0.19%	0.23%
7	0.34%	0.23%	0.20%	0.22%	0.26%
8	0.38%	0.25%	0.23%	0.24%	0.29%
9	0.42%	0.27%	0.26%	0.26%	0.32%
10	0.45%	0.29%	0.28%	0.29%	0.36%
11	0.49%	0.31%	0.30%	0.32%	0.39%
12	0.52%	0.34%	0.33%	0.34%	0.43%
13	0.56%	0.36%	0.35%	0.37%
14	0.59%	0.38%	0.37%	0.41%
15	0.63%	0.41%	0.40%	0.44%
16	0.66%	0.42%	0.43%	0.46%
17	0.68%	0.44%	0.45%	0.48%
18	0.69%	0.46%	0.47%	0.50%
19	0.71%	0.47%	0.49%	0.52%
20	0.72%	0.48%	0.50%	0.53%
21	0.74%	0.50%	0.52%	0.55%
22	0.76%	0.51%	0.53%	0.57%
23	0.78%	0.53%	0.55%	0.58%
24	0.80%	0.54%	0.57%	0.60%
25	0.81%	0.55%	0.58%
26	0.83%	0.56%	0.61%
27	0.85%	0.58%	0.62%
28	0.86%	0.59%	0.64%
29	0.87%	0.60%	0.65%
30	0.88%	0.61%	0.66%
31	0.88%	0.61%	0.66%
32	0.89%	0.62%	0.67%
33	0.90%	0.63%	0.68%
34	0.91%	0.64%	0.69%
35	0.92%	0.64%	0.70%
36	0.92%	0.65%	0.71%
37	0.93%	0.66%
38	0.94%	0.66%
39	0.95%	0.67%
40	0.96%	0.68%
41	0.96%	0.68%
42	0.96%	0.68%
43	0.97%	0.69%
44	0.97%	0.69%
45	0.97%	0.69%
46	0.98%	0.69%
47	0.98%	0.69%
48	0.98%	0.70%
49	0.98%
50	0.99%
51	0.99%
52	0.99%
53	0.99%
54	0.99%
55	1.00%
56	1.00%
57	1.00%
58	1.00%
59	1.00%
60	1.00%

___________________________________________________________
(1)
The monthly net cumulative loss percent is the cumulative net dollars charged off, which is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle and any subsequent post-charge off recoveries, divided by the original pool balance of the receivables.

Original Summary Characteristics by Prior Securitization:	TAOT 2010-A	TAOT 2010-B	TAOT 2010-C	TAOT 2011-A

Number of Pool Assets	105,045	146,003	104,874	77,857
Original Pool Balance	$1,329,787,698.16	$1,842,107,231.73	$1,344,094,646.95	$1,038,130,389.12
Average Loan Balance	$12,659.22	$12,616.91	$12,816.28	$13,333.81
Weighted Average Interest Rate	5.82%	5.63%	4.06%	3.57%
Weighted Average Original Term	62 months	62 months	60 months	60 months
Weighted Average FICO®	748	749	755	755
Minimum FICO®	620	620	620	620
Maximum FICO®	900	886	883	886

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 23.8%	CA - 21.3%	CA - 19.5%	CA - 19.0%
	TX - 13.7%	TX - 12.8%	TX - 11.5%	TX - 12.2%
	NY - 6.2%	PA - 5.6%	PA - 5.9%	PA - 5.4%
	IL - 5.0%	NJ - 4.6%	MD - 4.8%	IL - 4.6%
	NJ – 4.8%	MD - 4.5%	IL - 4.6%	NY - 4.5%

Distribution of Receivables by Contract Rate(1):
Less than 2.0%	5.09%	6.24%	31.45%	38.22%
2.0%-3.99%	23.32%	25.89%	19.70%	19.93%
4.0%-5.99%	27.42%	27.36%	20.40%	18.66%
6.0%-7.99%	29.55%	27.09%	18.88%	15.33%
8.0%-9.99%	10.34%	9.53%	6.73%	5.11%
10.0%-11.99%	2.97%	2.64%	1.90%	1.60%
12.0%-13.99%	1.01%	1.00%	0.73%	0.86%
14.0%-15.99%	0.29%	0.25%	0.21%	0.29%
16.0% and greater	0.00%	0.00%	0.00%	0.00%
Total	100.00%	100.00%	100.00%	100.00%

Share of Original Assets:
Percentage of Non-Toyota/Non-Lexus	0.00%	0.00%	0.00%	0.00%
Percentage of 72+ Month Term	0.00%	0.00%	0.00%	0.00%
Percentage of Used Vehicles	24.29%	24.62%	19.54%	20.34%

________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.

Original Summary Characteristics by Prior Securitization:	TAOT 2011-B	TAOT 2012-A	TAOT 2012-B	TAOT 2013-A

Number of Pool Assets	111,163	95,915	62,985	84,513
Original Pool Balance	$1,573,816,681.42	$1,558,792,742.98	$1,034,333,677.88	$1,301,545,574.10
Average Loan Balance	$14,157.74	$16,251.81	$16,421.90	$15,400.54
Weighted Average Interest Rate	2.99%	2.89%	2.85%	2.56%
Weighted Average Original Term	60 months	61 months	61 months	61 months
Weighted Average FICO®	755	754	754	756
Minimum FICO®	620	620	620	620
Maximum FICO®	900	883	886	886

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 18.9%	CA - 19.8%	CA - 21.4%	CA - 20.0%
	TX - 12.0%	TX - 12.4%	TX - 13.3%	TX - 13.3%
	PA - 4.8%	IL - 4.5%	NJ - 4.7%	VA - 4.3%
	NY - 4.5%	VA - 4.5%	IL - 4.5%	IL - 4.3%
	IL - 4.5%	MD - 4.1%	NY - 4.5%	NJ - 4.2%

Distribution of Receivables by Contract Rate(1):
Less than 2.0%	44.76%	40.63%	40.11%	47.45%
2.0%-3.99%	23.70%	35.03%	37.95%	32.52%
4.0%-5.99%	16.33%	14.31%	13.35%	12.21%
6.0%-7.99%	9.84%	5.95%	4.89%	4.52%
8.0%-9.99%	3.13%	2.15%	1.98%	1.84%
10.0%-11.99%	1.08%	0.97%	0.87%	0.84%
12.0%-13.99%	0.45%	0.40%	0.37%	0.27%
14.0%-15.99%	0.43%	0.35%	0.31%	0.22%
16.0% and greater	0.27%	0.21%	0.17%	0.13%
Total	100.00%	100.00%	100.00%	100.00%

Share of Original Assets:
Percentage of Non-Toyota/Non-Lexus	0.00%	0.00%	0.00%	0.00%
Percentage of 72+ Month Term	0.00%	0.00%	0.00%	0.00%
Percentage of Used Vehicles	23.78%	27.26%	26.32%	22.72%

________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.

Original Summary Characteristics by Prior Securitization:	TAOT 2013-B	TAOT 2014-A	TAOT 2014-B	TAOT 2014-C

Number of Pool Assets	66,096	115,093	98,798	80,419
Original Pool Balance	$1,054,454,800.94	$1,845,073,346.03	$1,583,044,329.52	$1,321,305,070.93
Average Loan Balance	$15,953.38	$16,031.15	$16,023.04	$16,430.26
Weighted Average Interest Rate	2.24%	2.10%	2.09%	2.01%
Weighted Average Original Term	61 months	61 months	61 months	61 months
Weighted Average FICO®	757	757	756	758
Minimum FICO®	620	620	620	620
Maximum FICO®	883	886	884	886

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 21.3%	CA - 22.6%	CA - 26.3%	CA - 23.3%
	TX - 13.4%	TX - 13.4%	TX - 12.9%	TX - 13.3%
	IL - 4.2%	IL - 4.6%	IL - 4.4%	IL - 4.7%
	VA - 4.1%	PA - 4.3%	PA - 4.0%	PA - 4.3%
	PA - 4.0%	NJ - 4.2%	VA - 3.9%	VA - 4.0%

Distribution of Receivables by Contract Rate(1):
Less than 2.0%	54.76%	58.74%	59.38%	62.18%
2.0%-3.99%	28.33%	25.16%	24.80%	23.07%
4.0%-5.99%	10.56%	10.17%	10.04%	9.38%
6.0%-7.99%	3.63%	3.42%	3.28%	3.07%
8.0%-9.99%	1.48%	1.41%	1.45%	1.31%
10.0%-11.99%	0.64%	0.58%	0.56%	0.53%
12.0%-13.99%	0.24%	0.23%	0.21%	0.20%
14.0%-15.99%	0.23%	0.18%	0.16%	0.14%
16.0% and greater	0.13%	0.11%	0.11%	0.12%
Total	100.00%	100.00%	100.00%	100.00%

Share of Original Assets:
Percentage of Non-Toyota/Non-Lexus	0.00%	0.00%	0.00%	0.00%
Percentage of 72+ Month Term	0.00%	0.00%	0.00%	0.00%
Percentage of Used Vehicles	21.84%	21.43%	20.81%	20.45%

________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.

TAOT 2010-A

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	1,218,558,159	6,982,048	981,557	43,999	-	-
2	1,162,704,733	6,708,118	1,057,418	556,684	-	-
3	1,107,816,664	7,526,928	1,359,804	582,669	-	-
4	1,054,318,290	6,783,171	1,474,461	602,584	-	-
5	1,003,975,198	7,305,315	1,176,472	698,660	-	-
6	956,488,984	7,687,854	1,428,984	527,544	-	-
7	909,395,407	7,447,096	1,485,462	682,621	-	-
8	863,565,922	8,061,190	1,470,414	672,815	-	-
9	819,091,936	7,811,483	1,527,664	731,210	-	-
10	776,593,841	5,816,751	1,107,381	659,676	-	-
11	729,321,079	6,029,243	746,651	518,025	-	-
12	688,172,889	5,261,661	1,292,627	285,275	-	-
13	648,484,700	5,563,078	1,154,013	633,838	-	-
14	610,983,091	6,342,061	1,169,673	437,138	-	-
15	576,015,360	6,316,679	1,476,373	450,398	-	-
16	540,109,155	5,819,642	1,408,241	638,920	-	-
17	507,299,025	5,896,477	1,097,713	584,829	-	-
18	475,530,836	5,468,129	1,180,313	380,390	-	-
19	445,784,103	5,361,782	1,105,309	525,293	-	-
20	417,115,787	5,571,489	1,007,972	415,522	-	-
21	388,283,432	4,387,081	1,111,471	478,397	-	-
22	360,978,293	3,563,628	747,207	284,273	-	-
23	333,030,622	3,136,377	604,936	195,220	-	-
24	308,208,118	2,718,288	514,645	164,176	-	-
25	285,090,551	3,638,369	563,771	231,872	-	-
26	262,852,793	3,206,071	516,590	339,460	-	-
27	242,266,220	3,304,161	514,528	137,957	-	-
28	222,499,054	2,780,436	756,312	270,930	-	-
29	205,544,248	3,280,147	505,812	264,564	-	-
30	187,845,595	3,035,964	588,253	173,029	-	-
31	172,067,892	2,924,779	539,555	233,747	-	-
32	157,313,660	2,779,719	624,842	231,513	-	-
33	142,530,838	2,721,385	429,911	247,193	-	-
34	129,316,690	2,019,323	432,751	121,528	-	-
35	116,070,915	2,090,954	388,956	129,481	-	-
36	103,563,425	1,638,395	338,170	109,128	-	-
37	92,594,211	1,587,497	307,272	109,181	-	-
38	83,209,791	1,688,768	368,732	80,168	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2010-B

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	1,763,457,640	7,609,696	36,638	-	-	-
2	1,683,438,959	8,950,601	1,183,476	-	-	-
3	1,608,733,576	8,909,676	1,392,143	485,319	-	-
4	1,536,541,097	9,334,771	1,804,412	721,666	214,858	-
5	1,463,009,357	8,792,939	1,678,235	772,948	-	-
6	1,392,924,373	9,566,471	1,598,651	914,486	-	-
7	1,324,250,424	9,134,476	1,995,938	739,643	-	-
8	1,259,688,927	7,897,232	1,361,912	874,374	-	-
9	1,187,460,823	7,123,813	1,301,335	518,244	-	-
10	1,123,946,767	6,808,297	1,288,335	624,655	-	-
11	1,062,766,040	7,407,897	1,376,718	648,158	-	-
12	1,003,565,088	7,230,068	1,581,178	726,853	-	-
13	948,421,070	8,614,018	1,469,364	660,832	-	-
14	891,380,306	7,826,979	1,539,021	731,929	-	-
15	839,842,151	8,129,752	1,349,705	576,852	-	-
16	790,112,946	7,271,863	1,374,402	592,931	-	-
17	743,195,118	7,253,191	1,193,267	662,808	-	-
18	698,019,309	7,555,900	1,439,195	536,421	-	-
19	653,543,506	6,866,229	1,335,541	581,710	-	-
20	610,760,124	5,599,823	1,000,609	403,005	-	-
21	567,533,931	4,911,416	920,791	297,217	-	-
22	528,418,173	4,271,378	771,489	366,500	-	-
23	491,640,929	4,703,825	686,244	336,133	-	-
24	456,319,776	4,483,987	749,287	244,505	-	-
25	421,949,947	4,490,023	942,535	307,842	-	-
26	389,619,755	4,329,616	738,352	303,333	-	-
27	362,339,921	4,701,730	861,605	266,210	-	-
28	333,316,431	4,504,566	795,417	320,696	-	-
29	307,428,955	3,960,701	933,026	318,027	-	-
30	282,685,014	3,970,122	850,863	401,801	-	-
31	258,793,086	3,480,551	690,153	236,846	-	-
32	236,549,380	2,946,055	572,404	188,229	-	-
33	214,105,555	3,035,144	492,809	163,721	-	-
34	193,186,173	2,367,453	433,261	142,943	-	-
35	174,420,224	2,533,151	413,128	101,722	-	-
36	157,981,921	2,286,699	623,945	119,283	-	-
37	141,319,193	2,295,948	485,844	184,721	-	-
38	126,644,444	2,117,330	468,931	176,638	-	-
39	113,080,595	2,036,496	318,632	154,626	-	-
40	100,521,554	2,153,379	384,118	94,383	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2010-C

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	1,287,676,370	4,418,440	-	-	-	-
2	1,232,818,805	5,806,419	644,218	8,578	-	-
3	1,177,376,711	5,292,226	889,081	298,259	-	-
4	1,122,710,522	6,121,675	937,066	419,752	-	-
5	1,068,778,416	6,008,014	1,156,858	433,587	-	-
6	1,018,510,760	5,231,552	1,157,125	416,814	-	-
7	961,694,077	4,652,968	759,825	509,936	-	-
8	912,233,433	5,033,822	748,077	338,845	-	-
9	863,123,122	5,208,738	844,625	278,600	-	-
10	816,379,894	4,611,385	983,872	398,705	-	-
11	772,904,710	5,884,486	878,879	315,897	-	-
12	727,801,461	5,657,137	931,350	342,231	-	-
13	687,033,314	5,315,340	989,379	355,440	-	-
14	646,704,033	5,731,729	1,024,440	603,908	-	-
15	608,925,654	4,960,506	1,265,957	356,780	-	-
16	572,701,186	5,306,679	1,106,720	519,866	-	-
17	537,085,789	4,301,769	1,028,392	405,833	-	-
18	503,300,642	3,734,657	440,231	386,629	-	-
19	469,133,910	3,266,520	501,131	61,104	-	-
20	437,854,702	3,151,095	576,417	290,338	-	-
21	408,007,017	3,782,647	710,089	156,813	-	-
22	379,702,779	3,129,345	903,532	360,538	-	-
23	352,651,248	3,040,541	703,143	279,432	-	-
24	326,566,192	2,866,947	551,642	261,078	-	-
25	303,865,265	3,375,272	594,938	244,124	-	-
26	280,527,417	2,889,802	528,905	226,127	-	-
27	259,553,385	2,996,505	479,832	163,819	-	-
28	239,365,257	3,139,072	624,006	185,567	-	-
29	220,219,538	2,472,281	560,820	174,058	-	-
30	202,806,722	2,245,454	368,699	160,898	-	-
31	185,588,763	2,157,280	359,886	98,887	-	-
32	168,782,495	1,732,370	424,634	84,019	-	-
33	153,533,293	1,839,867	257,955	131,352	-	-
34	139,993,186	1,614,577	412,990	89,546	-	-
35	126,409,726	1,733,212	263,711	107,668	-	-
36	114,131,647	1,667,217	422,400	54,307	-	-
37	102,685,879	1,419,257	394,061	154,296	-	-
38	92,078,515	1,482,996	229,961	170,745	-	-
39	82,815,933	1,314,215	276,065	117,882	-	-
40	73,749,214	1,264,115	332,871	100,937	-	-
41	65,248,068	1,176,234	180,512	137,458	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2011-A

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	955,725,694	2,876,019	234,156	-	-	-
2	911,129,614	2,957,837	551,339	95,398	-	-
3	870,432,081	3,180,997	470,445	337,566	-	-
4	830,054,879	3,788,426	548,072	202,572	-	-
5	790,962,999	3,675,220	725,988	336,632	-	-
6	754,555,615	4,608,740	806,676	423,726	-	-
7	716,465,342	3,736,433	868,499	292,193	-	-
8	681,507,096	3,908,954	686,684	446,722	-	-
9	647,229,586	3,386,470	606,130	224,547	-	-
10	615,335,229	3,393,499	742,471	310,145	-	-
11	583,746,029	4,031,196	696,141	286,162	-	-
12	553,310,244	3,672,125	723,188	335,904	-	-
13	523,258,059	2,666,967	691,785	163,786	-	-
14	492,055,183	2,454,013	508,541	184,168	-	-
15	463,815,906	2,440,096	445,789	253,534	-	-
16	435,897,433	3,015,229	447,465	228,468	-	-
17	410,040,436	2,731,833	590,693	180,295	-	-
18	384,772,857	2,575,080	411,481	263,100	-	-
19	359,758,061	2,422,808	453,138	144,193	-	-
20	338,711,623	3,009,224	536,547	189,235	-	-
21	316,962,174	2,661,387	583,869	229,067	-	-
22	296,178,307	2,683,275	566,522	265,273	-	-
23	276,546,528	2,500,744	429,974	205,093	-	-
24	257,774,260	2,593,067	470,097	109,740	-	-
25	240,572,954	2,094,739	399,476	125,783	-	-
26	222,630,963	2,094,645	304,272	168,815	-	-
27	205,484,639	1,648,209	329,632	78,661	-	-
28	189,834,977	1,672,374	235,331	135,831	-	-
29	176,119,653	1,731,789	373,560	76,233	-	-
30	162,036,547	1,564,007	309,005	98,874	-	-
31	149,129,381	1,818,439	312,842	100,011	-	-
32	136,870,583	1,556,594	221,265	97,737	-	-
33	125,096,279	1,526,945	297,935	70,857	-	-
34	114,666,415	1,556,580	319,351	125,000	-	-
35	104,171,346	1,582,345	298,729	107,548	-	-
36	94,555,567	1,448,728	249,523	107,235	-	-
37	85,222,023	1,029,879	212,900	66,820	-	-
38	75,533,643	929,522	119,963	73,254	-	-
39	66,827,403	954,781	154,422	33,399	-	-
40	58,903,877	810,222	250,313	50,941	-	-
41	51,373,716	795,849	136,872	70,768	-	-
42	44,388,109	733,840	120,115	30,818	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2011-B

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	1,513,486,959	4,020,711	30,571	-	-	-
2	1,453,334,805	4,933,717	614,530	20,393	-	-
3	1,395,996,337	4,563,307	707,403	229,180	-	-
4	1,337,634,174	5,384,705	839,340	276,970	-	-
5	1,278,983,458	5,346,055	721,431	389,055	-	-
6	1,223,115,690	4,406,463	390,869	238,434	-	-
7	1,165,300,753	3,968,581	489,565	182,834	-	-
8	1,110,111,414	3,917,881	590,501	322,114	-	-
9	1,056,602,060	4,538,840	561,331	310,708	-	-
10	1,004,341,940	4,706,370	829,762	322,379	-	-
11	953,047,910	4,692,539	720,245	489,506	-	-
12	903,173,030	4,189,023	588,182	369,001	-	-
13	858,834,362	5,752,777	819,562	301,903	-	-
14	811,498,654	5,434,023	889,212	485,339	-	-
15	768,892,393	5,456,688	976,525	333,052	-	-
16	727,151,208	5,755,431	1,042,694	414,988	-	-
17	685,701,417	5,286,668	979,700	455,511	-	-
18	648,375,743	4,015,232	888,854	348,041	-	-
19	608,532,052	4,269,945	677,941	299,920	-	-
20	569,616,385	3,424,744	559,489	267,389	-	-
21	533,450,896	3,666,845	659,149	152,686	-	-
22	500,861,097	4,261,045	737,126	251,303	-	-
23	466,559,783	3,824,855	630,175	259,248	-	-
24	434,844,377	3,681,651	703,394	286,090	-	-
25	405,703,787	3,497,849	633,349	237,750	-	-
26	377,687,405	3,452,988	511,348	249,353	-	-
27	352,515,520	3,711,857	609,412	239,074	-	-
28	327,164,118	3,739,212	722,471	216,344	-	-
29	302,503,761	3,223,609	676,566	205,662	-	-
30	279,406,233	2,977,146	524,962	205,910	-	-
31	255,257,937	2,479,588	439,919	165,901	-	-
32	233,432,267	2,523,668	450,726	127,008	-	-
33	212,630,383	2,526,606	458,944	170,544	-	-
34	192,627,600	2,318,777	365,458	194,237	-	-
35	173,514,459	2,304,842	344,752	126,524	-	-
36	155,713,785	2,373,208	430,090	202,240	-	-
37	138,569,768	2,275,851	289,144	106,471	-	-
38	122,902,907	1,765,291	365,725	69,258	-	-
39	109,230,033	2,006,476	400,853	111,648	-	-
40	94,595,362	1,884,081	266,871	145,982	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2012-A

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	1,502,616,936	3,788,782	-	-	-	-
2	1,447,858,525	4,966,019	750,574	-	-	-
3	1,393,475,184	4,910,571	937,861	456,205	-	-
4	1,338,821,459	5,384,993	763,102	360,990	-	-
5	1,285,393,469	5,628,419	860,450	345,959	-	-
6	1,237,703,022	7,363,837	1,047,306	560,181	-	-
7	1,185,963,860	7,027,750	1,220,259	449,875	-	-
8	1,138,035,099	6,483,657	1,263,996	624,607	-	-
9	1,090,571,745	7,067,484	1,266,260	734,352	-	-
10	1,042,143,264	6,828,943	1,061,834	715,924	-	-
11	997,806,495	5,504,358	1,097,362	300,462	-	-
12	951,051,184	6,031,493	918,909	488,790	-	-
13	903,662,919	5,014,724	1,118,046	301,922	-	-
14	858,592,712	5,722,429	1,014,353	480,194	-	-
15	818,420,565	5,732,339	1,087,832	547,535	-	-
16	775,460,052	5,935,304	943,785	399,392	-	-
17	735,409,481	5,719,275	1,062,644	431,619	-	-
18	697,343,752	6,112,333	929,608	354,302	-	-
19	660,183,215	6,094,127	1,018,966	386,922	-	-
20	626,230,121	6,298,719	1,278,452	483,644	-	-
21	590,999,653	6,432,631	1,196,359	610,129	-	-
22	556,834,133	6,030,910	1,079,951	448,807	-	-
23	524,756,500	4,503,547	1,052,084	416,905	-	-
24	491,618,375	4,389,830	646,944	383,839	-	-
25	460,383,312	4,071,427	722,773	304,306	-	-
26	431,374,766	4,492,144	710,335	270,781	-	-
27	402,503,675	4,200,821	868,882	313,431	-	-
28	374,223,648	4,229,945	663,272	380,279	-	-
29	348,562,173	4,342,175	964,649	146,021	-	-
30	322,801,694	3,883,707	666,432	348,137	-	-
31	298,738,589	4,057,840	601,888	218,587	-	-
32	277,711,857	3,842,531	1,026,898	203,699	-	-
33	255,040,744	3,812,908	651,692	353,687	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2012-B

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	999,897,680	3,440,854	59,191	-	-	-
2	962,396,718	3,084,015	544,719	37,627	-	-
3	927,319,139	3,281,525	445,487	338,418	-	-
4	892,368,482	4,196,796	579,845	266,366	-	-
5	857,818,087	3,759,133	789,073	214,231	-	-
6	824,978,426	3,878,896	519,877	357,835	-	-
7	789,575,062	3,604,584	723,163	198,797	-	-
8	754,545,474	3,341,415	655,189	475,399	-	-
9	720,070,069	3,394,955	551,268	347,064	-	-
10	689,168,792	4,256,195	755,525	230,255	-	-
11	656,454,912	3,705,677	836,017	268,474	-	-
12	625,672,605	3,512,483	779,563	431,115	-	-
13	596,172,686	4,043,498	536,520	359,785	-	-
14	567,280,615	4,148,340	608,378	257,792	-	-
15	540,843,652	4,545,470	733,378	238,775	-	-
16	513,445,949	4,817,336	755,780	389,354	-	-
17	486,311,278	3,898,289	820,962	344,765	-	-
18	461,594,243	3,605,398	572,250	254,777	-	-
19	435,004,433	3,293,358	605,455	146,527	-	-
20	410,266,960	2,715,500	654,042	192,301	-	-
21	386,599,758	3,271,945	602,388	311,811	-	-
22	363,412,782	3,594,438	586,622	226,107	-	-
23	341,110,414	3,277,769	549,202	313,525	-	-
24	319,644,668	3,183,635	775,202	260,051	-	-
25	298,728,753	3,142,310	526,837	272,950	-	-
26	279,374,233	2,818,766	501,153	164,212	-	-
27	261,792,830	3,295,854	585,151	212,835	-	-
28	242,758,936	2,848,457	559,173	175,920	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2013-A

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	1,249,581,599	2,367,024	-	-	-	-
2	1,200,271,197	3,448,082	340,288	25,206	-	-
3	1,153,865,376	4,462,822	661,049	172,504	-	-
4	1,104,220,311	4,237,224	539,854	318,414	-	-
5	1,058,077,702	4,353,256	738,370	356,840	-	-
6	1,012,356,165	4,306,825	742,940	292,850	-	-
7	968,894,101	4,781,727	857,115	363,091	-	-
8	928,669,857	5,371,044	789,778	324,263	-	-
9	887,440,204	5,596,566	1,009,271	458,516	-	-
10	846,478,448	6,015,439	907,809	429,959	-	-
11	807,977,771	3,930,384	981,896	284,529	-	-
12	766,879,919	4,521,469	693,676	476,849	-	-
13	727,380,748	3,905,886	720,601	253,901	-	-
14	690,134,241	4,729,543	772,863	290,138	-	-
15	653,284,234	4,332,590	736,322	320,322	-	-
16	616,974,854	4,435,420	765,816	328,430	-	-
17	583,742,662	4,966,949	963,375	305,252	-	-
18	551,309,059	4,598,666	833,011	492,949	-	-
19	519,964,364	4,256,337	763,275	391,405	-	-
20	492,809,610	5,247,385	829,622	370,322	-	-
21	463,014,615	4,913,519	1,036,152	258,500	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2013-B

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	1,015,518,831	2,671,486	-	-	-	-
2	977,300,192	3,250,131	399,928	-	-	-
3	942,650,158	4,168,707	736,507	156,117	-	-
4	906,699,546	3,904,478	563,604	391,523	-	-
5	870,044,837	3,607,918	501,595	220,729	-	-
6	835,339,694	3,015,717	555,361	171,050	-	-
7	798,975,880	2,980,342	624,660	260,604	-	-
8	763,723,830	2,969,451	678,389	423,737	-	-
9	729,687,289	3,778,481	682,479	303,253	-	-
10	695,953,808	3,649,689	746,959	271,302	-	-
11	663,229,735	3,488,284	586,525	368,196	-	-
12	632,421,238	3,877,473	760,135	293,156	-	-
13	601,440,310	3,394,276	665,040	437,108	-	-
14	572,113,840	3,354,141	557,325	400,668	-	-
15	546,761,960	4,618,395	543,493	388,283	-	-
16	518,205,523	4,407,004	808,757	142,130	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2014-A

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	1,710,609,380	4,454,419	568,811	-	-	-
2	1,643,293,781	4,542,051	554,037	317,720	-	-
3	1,578,874,624	6,055,749	984,930	355,451	-	-
4	1,514,172,884	5,870,018	1,264,233	524,696	-	-
5	1,450,214,662	6,526,775	1,066,006	737,501	-	-
6	1,391,180,368	7,336,538	1,214,160	681,617	-	-
7	1,331,567,026	6,390,914	1,169,698	509,709	-	-
8	1,275,231,561	6,693,972	1,292,537	447,518	-	-
9	1,224,330,037	7,861,243	1,744,834	504,490	-	-
10	1,168,331,983	7,559,550	1,638,139	644,696	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2014-B

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	1,464,992,998	5,098,553	687,978	89,825	-	-
2	1,405,924,312	5,251,108	798,922	358,204	-	-
3	1,351,623,838	6,832,309	959,159	434,289	-	-
4	1,296,756,940	6,623,534	1,052,199	414,145	-	-
5	1,244,577,364	6,843,350	1,016,240	482,507	-	-
6	1,197,614,956	7,547,195	1,215,448	518,633	-	-
7	1,145,729,829	7,524,300	1,431,988	587,106	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2014-C

Month	Ending Pool Balance ($)	Delinquencies ($)(1)(2)
		30-59 Days	60-89 Days	90-119 Days	120-149 Days	150+ Days
1	1,227,044,118	3,822,733	603,067	22,474	-	-
2	1,185,048,136	4,849,192	1,037,570	310,049	-	-
3	1,137,789,005	5,632,451	938,209	449,258	-	-

_______________
(1)       The period of delinquency is based on the number of days payments are contractually past due.  A payment is deemed to be past due if less than 90% of such payment is made.
(2)       Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

Prepayment Speeds(1)
Month	TAOT 2010-A	TAOT 2010-B	TAOT 2010-C	TAOT 2011-A	TAOT 2011-B	TAOT 2012-A	TAOT 2012-B	TAOT 2013-A	TAOT 2013-B	TAOT 2014-A	TAOT 2014-B	TAOT 2014-C
1	2.61%	1.43%	1.35%	2.69%	1.25%	1.29%	1.09%	1.44%	1.29%	2.81%	2.90%	2.85%
2	1.51%	1.52%	1.35%	1.60%	1.29%	1.27%	1.33%	1.37%	1.30%	1.37%	1.44%	1.07%
3	1.54%	1.43%	1.43%	1.47%	1.24%	1.30%	1.22%	1.29%	1.12%	1.33%	1.30%	1.39%
4	1.55%	1.42%	1.47%	1.51%	1.33%	1.36%	1.26%	1.49%	1.26%	1.39%	1.38%
5	1.49%	1.51%	1.51%	1.51%	1.40%	1.37%	1.28%	1.38%	1.35%	1.42%	1.32%
6	1.44%	1.48%	1.43%	1.42%	1.35%	1.15%	1.21%	1.42%	1.28%	1.30%	1.13%
7	1.48%	1.50%	1.73%	1.58%	1.48%	1.39%	1.43%	1.37%	1.44%	1.37%	1.40%
8	1.49%	1.45%	1.54%	1.47%	1.44%	1.27%	1.46%	1.25%	1.43%	1.31%
9	1.49%	1.70%	1.60%	1.50%	1.44%	1.30%	1.48%	1.36%	1.41%	1.14%
10	1.47%	1.55%	1.57%	1.42%	1.45%	1.39%	1.30%	1.40%	1.45%	1.40%
11	1.71%	1.54%	1.50%	1.47%	1.47%	1.25%	1.47%	1.33%	1.45%
12	1.55%	1.55%	1.64%	1.46%	1.48%	1.42%	1.40%	1.52%	1.38%
13	1.55%	1.49%	1.53%	1.50%	1.31%	1.50%	1.37%	1.50%	1.45%
14	1.52%	1.60%	1.58%	1.63%	1.50%	1.46%	1.38%	1.45%	1.40%
15	1.47%	1.50%	1.54%	1.53%	1.36%	1.28%	1.26%	1.49%	1.16%
16	1.57%	1.51%	1.53%	1.57%	1.38%	1.47%	1.38%	1.53%	1.46%
17	1.49%	1.48%	1.58%	1.51%	1.43%	1.39%	1.42%	1.43%
18	1.50%	1.48%	1.56%	1.54%	1.30%	1.35%	1.30%	1.45%
19	1.47%	1.52%	1.65%	1.59%	1.48%	1.36%	1.49%	1.45%
20	1.48%	1.53%	1.58%	1.36%	1.51%	1.25%	1.42%	1.25%
21	1.55%	1.61%	1.58%	1.49%	1.45%	1.37%	1.40%	1.48%
22	1.54%	1.54%	1.57%	1.49%	1.34%	1.37%	1.43%
23	1.64%	1.52%	1.58%	1.46%	1.49%	1.32%	1.43%
24	1.55%	1.53%	1.60%	1.46%	1.43%	1.44%	1.42%
25	1.53%	1.56%	1.47%	1.39%	1.35%	1.40%	1.45%
26	1.55%	1.55%	1.58%	1.52%	1.35%	1.34%	1.39%
27	1.52%	1.38%	1.50%	1.53%	1.23%	1.40%	1.29%
28	1.54%	1.53%	1.53%	1.47%	1.31%	1.43%	1.48%
29	1.41%	1.46%	1.53%	1.34%	1.33%	1.34%
30	1.53%	1.47%	1.47%	1.45%	1.29%	1.41%
31	1.47%	1.49%	1.53%	1.39%	1.44%	1.38%
32	1.46%	1.48%	1.58%	1.39%	1.37%	1.22%
33	1.53%	1.56%	1.53%	1.41%	1.37%	1.42%
34	1.49%	1.56%	1.46%	1.30%	1.40%
35	1.56%	1.52%	1.54%	1.39%	1.42%
36	1.58%	1.45%	1.50%	1.34%	1.41%
37	1.54%	1.54%	1.49%	1.38%
38	1.45%	1.48%	1.48%	1.51%
39		1.48%	1.39%	1.47%
40		1.48%	1.45%	1.45%
41			1.47%	1.49%
42				1.50%

_______________
(1)
The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM.  The SMM is the ratio of the prepayment amount divided by the beginning of month pool balance less the calculated scheduled principal amount times one hundred.  The prepayment amount is calculated as the excess of (i) the monthly change in the reported receivables balance minus (ii) the calculated scheduled payment.  The scheduled principal is calculated based on the weighted average remaining term and weighted average APR of the receivables assuming the receivables have been aggregated into one loan. The SMM is expressed as an ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.

Cumulative Net Losses(1)
Month	TAOT 2010-A	TAOT 2010-B	TAOT 2010-C	TAOT 2011-A	TAOT 2011-B	TAOT 2012-A	TAOT 2012-B	TAOT 2013-A	TAOT 2013-B	TAOT 2014-A	TAOT 2014-B	TAOT 2014-C
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
3	0.04%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.02%	0.02%	0.02%
4	0.06%	0.02%	0.02%	0.03%	0.02%	0.03%	0.03%	0.02%	0.02%	0.03%	0.04%
5	0.07%	0.06%	0.05%	0.04%	0.03%	0.04%	0.04%	0.04%	0.06%	0.05%	0.05%
6	0.10%	0.08%	0.06%	0.07%	0.04%	0.06%	0.04%	0.05%	0.07%	0.08%	0.07%
7	0.12%	0.11%	0.07%	0.08%	0.04%	0.08%	0.06%	0.06%	0.07%	0.10%	0.08%
8	0.15%	0.13%	0.09%	0.10%	0.05%	0.09%	0.07%	0.08%	0.06%	0.10%
9	0.18%	0.14%	0.09%	0.12%	0.06%	0.12%	0.10%	0.09%	0.08%	0.11%
10	0.20%	0.15%	0.10%	0.12%	0.07%	0.14%	0.12%	0.12%	0.10%	0.12%
11	0.21%	0.16%	0.12%	0.13%	0.08%	0.16%	0.11%	0.12%	0.12%
12	0.22%	0.17%	0.13%	0.13%	0.09%	0.15%	0.12%	0.13%	0.12%
13	0.23%	0.18%	0.13%	0.14%	0.10%	0.16%	0.14%	0.15%	0.13%
14	0.25%	0.20%	0.14%	0.14%	0.10%	0.16%	0.15%	0.15%	0.14%
15	0.26%	0.21%	0.16%	0.14%	0.12%	0.18%	0.17%	0.15%	0.15%
16	0.27%	0.22%	0.17%	0.14%	0.13%	0.19%	0.17%	0.16%	0.17%
17	0.28%	0.22%	0.18%	0.15%	0.13%	0.20%	0.18%	0.16%
18	0.29%	0.23%	0.18%	0.16%	0.14%	0.21%	0.19%	0.17%
19	0.29%	0.23%	0.19%	0.16%	0.16%	0.20%	0.20%	0.18%
20	0.31%	0.23%	0.18%	0.16%	0.16%	0.22%	0.19%	0.19%
21	0.32%	0.23%	0.19%	0.16%	0.15%	0.23%	0.20%	0.20%
22	0.32%	0.23%	0.19%	0.18%	0.15%	0.25%	0.21%
23	0.32%	0.24%	0.20%	0.19%	0.16%	0.25%	0.22%
24	0.31%	0.24%	0.20%	0.19%	0.16%	0.26%	0.23%
25	0.31%	0.24%	0.20%	0.18%	0.17%	0.26%	0.23%
26	0.31%	0.24%	0.21%	0.18%	0.17%	0.27%	0.23%
27	0.32%	0.24%	0.21%	0.18%	0.17%	0.27%	0.23%
28	0.31%	0.24%	0.21%	0.18%	0.17%	0.27%	0.23%
29	0.31%	0.24%	0.20%	0.18%	0.17%	0.28%
30	0.33%	0.25%	0.20%	0.18%	0.16%	0.28%
31	0.32%	0.25%	0.20%	0.18%	0.16%	0.28%
32	0.32%	0.25%	0.20%	0.18%	0.17%	0.28%
33	0.33%	0.25%	0.19%	0.18%	0.16%	0.28%
34	0.33%	0.24%	0.19%	0.18%	0.16%
35	0.32%	0.24%	0.19%	0.18%	0.17%
36	0.32%	0.24%	0.19%	0.18%	0.17%
37	0.32%	0.23%	0.19%	0.18%	0.17%
38	0.32%	0.23%	0.19%	0.18%	0.17%
39		0.23%	0.19%	0.18%	0.17%
40		0.23%	0.19%	0.18%	0.16%
41			0.19%	0.18%
42				0.18%

_______________

(1)
The monthly net cumulative loss percent is the cumulative net dollars charged off, which is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle and any subsequent post-charge off recoveries, divided by the original pool balance of the receivables.

PROSPECTUS

Toyota Auto Receivables Trusts

Asset Backed Notes

Toyota Auto Finance Receivables LLC

Depositor

Toyota Motor Credit Corporation
Sponsor, Administrator and Servicer of the Asset Backed Notes and
Issuer of the TMCC Demand Notes

You should review carefully the factors described under “Risk Factors” beginning on page 13 of this prospectus and in the related prospectus supplement.

This prospectus does not contain complete information about the offering of the securities.  You are urged to read both this prospectus and the related prospectus supplement that will provide additional information about the securities being offered to you.  No one may use this prospectus to offer and sell the securities unless it is accompanied by the related prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined that this prospectus or the prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.

Notes of a given series issued by an issuing entity will be obligations of that issuing entity only.  The notes represent obligations of the related issuing entity only and do not represent the obligations of or interests in Toyota Motor Credit Corporation, Toyota Auto Finance Receivables LLC, Toyota Financial Services Corporation, Toyota Financial Services Americas Corporation, Toyota Motor Corporation, Toyota Motor Sales, U.S.A., Inc. or any of their affiliates.  Neither the securities nor the receivables owned by the issuing entity are insured or guaranteed by any governmental agency.

The TMCC Demand Notes will be obligations solely of Toyota Motor Credit Corporation and will not be obligations of, or directly or indirectly guaranteed by, Toyota Motor Corporation, Toyota Financial Services Corporation or any of their affiliates.  The TMCC Demand Notes will have the benefit of credit support agreements as described under “TMCC Demand Notes—Credit Support” in this prospectus.

The Issuing Entities –

•      A new issuing entity will be formed to issue each series of notes.

•      The assets of each issuing entity:

–     will be described in a related prospectus supplement;

–     will be primarily a pool of retail installment sales contracts secured by new or used automobiles and light duty trucks;

–     may include credit enhancement described in a related prospectus supplement; and

–     will include related assets such as:

•      security interests in the financed vehicles;

•      proceeds from claims on related insurance policies;

•      amounts deposited in specified bank accounts; and

•      all proceeds of the foregoing.

The Notes –

•      The notes will be asset backed securities sold periodically in one or more series;

•       will be paid only from the assets of the related issuing entity, including any related credit enhancement and any funds in accounts pledged to the issuing entity;

•       will be issued in one or more classes; and

•       will be treated as indebtedness of the related issuing entity.

    The amounts and prices of each offering of notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

The TMCC Demand Notes –

•       will be unsecured general obligations of Toyota Motor Credit Corporation; and

•       will rank pari passu with all other unsecured and unsubordinated indebtedness of Toyota Motor Credit Corporation outstanding from time to time.

The date of this prospectus is February 20, 2015.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the notes is provided in two separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to a particular series of notes including your series; and

•	the accompanying prospectus supplement, which will describe the specific terms of your series of notes including:

—	the timing of interest and principal payments;

—	the priority of interest and principal payments for each class of offered notes;

—	financial and other information about the receivables and other related assets owned by the issuing entity;

—	information about the credit enhancement for each class of offered notes; and

—	the method for selling the notes.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference.  No one has been authorized to provide you with different information.  The notes are not being offered in any state where their offer is not permitted.

Cross references in this prospectus and in the prospectus supplement have been provided to captions in these materials where you can find further related discussions of a particular topic.  The Table of Contents beginning on page 4 of this prospectus provides the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Defined Terms” beginning on page 98 in this prospectus.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except to the extent required by law.  For the avoidance of doubt, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RELATING TO NOTES ISSUED BY TOYOTA AUTO RECEIVABLES TRUSTS

The Securities and Exchange Commission (which we refer to in this prospectus as the SEC) allows us to “incorporate by reference” information filed with it by Toyota Auto Finance Receivables LLC on behalf of an issuing entity, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  We incorporate by reference any future annual, monthly or current SEC reports and proxy materials filed by or on behalf of an issuing entity until we terminate our offering of the notes by that issuing entity.

If you have received a copy of this prospectus and the related prospectus supplement, you may request a copy of any document that we have incorporated by reference in this prospectus or the prospectus supplement, excluding any exhibit to the document unless the exhibit is specifically incorporated by reference in the document, at no cost by contacting Toyota Auto Finance Receivables LLC at the following address or telephone number: Toyota Auto Finance Receivables LLC, 19851 South Western Avenue, Torrance, California 90501; telephone: (310) 468-7333.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RELATING TO DEMAND NOTES ISSUED BY TOYOTA MOTOR CREDIT CORPORATION

We also incorporate by reference (i) the annual report on Form 10-K for the fiscal year ended March 31, 2014 and (ii) the quarterly report on Form 10-Q for the fiscal quarters ended June 30, 2014, September 30, 2014 and December 31, 2014, each as filed by Toyota Motor Credit Corporation with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also incorporate by reference each document that TMCC will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the notes is completed, except for any portion of a document that is not “filed” under the Exchange Act.

You may request a copy of any document that we have incorporated by reference in this prospectus relating to the demand notes issued by Toyota Motor Credit Corporation, excluding any exhibit to the document unless the exhibit is specifically incorporated by reference in the document, at no cost by contacting TMCC at the following address or telephone number: Toyota Motor Credit Corporation, 19001 South Western Avenue, Torrance, California 90501; telephone: (310) 468-1310.

TABLE OF CONTENTS
Prospectus

Page

SUMMARY OF TERMS	6
RISK FACTORS	13
THE SPONSOR, ADMINISTRATOR, SERVICER AND ISSUER OF THE TMCC DEMAND NOTES	29
Underwriting of Motor Vehicle Retail Installment Sales Contracts	29
Electronic Contracts and Electronic Contracting	31
Servicing of Motor Vehicle Retail Installment Sales Contracts	31
Securitization Experience	32
THE DEPOSITOR	33
THE ISSUING ENTITY	33
THE ISSUING ENTITY PROPERTY	34
THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE	34
WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES	35
THE RECEIVABLES POOLS	36
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES	38
WEIGHTED AVERAGE LIVES OF THE NOTES	38
POOL FACTORS AND TRADING INFORMATION	39
USE OF PROCEEDS	40
DESCRIPTION OF THE NOTES	40
General	40
Principal and Interest on the Notes	40
The Indenture	41
The Indenture Trustee	45
CERTAIN INFORMATION REGARDING THE NOTES	45
Fixed Rate Notes	45
Floating Rate Notes	46
Derivative and Other Cash Flow Enhancement Arrangements	52
Revolving Period	52
Prefunding Period	52
Book Entry Registration	53
Definitive Securities	57
List of Securityholders	57
Reports to Securityholders	58
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS	59
Sale and Assignment of Receivables	59
Accounts	61
Servicing Procedures	62
Insurance on Financed Vehicles	64
Collections	64
Advances	65
Servicing Compensation and Payment of Expenses	66
Payments	67
Credit and Cash Flow Enhancement	67
Net Deposits	70
Statements to Trustees and Issuing Entity	70
Evidence as to Compliance	70
Certain Matters Regarding the Servicer; Servicer Liability	70
Servicer Default	71
Rights Upon Servicer Default	72

Waiver of Past Defaults	72
Amendment	72
Non-Petition	73
Payment of Notes	73
Depositor Liability	73
Termination	74
Administration Agreement	74
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES	76
General	76
Security Interests	76
Repossession	78
Notice of Sale; Reinstatement and Redemption Rights	78
Deficiency Judgments and Excess Proceeds	78
Certain Bankruptcy Considerations	79
Dodd-Frank Act Orderly Liquidation Authority Provisions	80
Consumer Protection Laws	82
Forfeiture for Drug, RICO and Money Laundering Violations	84
Other Limitations	85
TMCC DEMAND NOTES	85
Issuer of the TMCC Demand Notes	85
General	86
Removal of Demand Notes Indenture Trustee; Successor Demand Notes Indenture Trustee	87
Successor Corporation	87
TMCC Statement as to Compliance	87
Supplemental Demand Notes Indentures	88
Events of Default Under the Demand Notes Indenture	88
Absence of Covenants	90
Defeasance and Discharge of Demand Notes Indenture	90
Regarding the Demand Notes Indenture Trustee	90
Credit Support	90
Governing Law	91
Where You can Find More Information	91
Experts	91
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	92
Tax Characterization of the Issuing Entity	92
Tax Consequences to Owners of the Notes	93
CERTAIN STATE TAX CONSEQUENCES	96
ERISA CONSIDERATIONS	96
PLAN OF DISTRIBUTION	96
LEGAL OPINIONS	97
INDEX OF DEFINED TERMS	98

SUMMARY OF TERMS

The following information highlights selected information from this document and provides a general overview of the terms of the securities.  To understand all of the terms of the offering of the notes, you should read carefully this entire document and the accompanying prospectus supplement.  Both documents contain information you should consider when making your investment decision.

Issuing Entity	The trust to be formed for each series of notes. The issuing entity will be formed by a trust agreement between the depositor and the owner trustee of the issuing entity.

Depositor
Toyota Auto Finance Receivables LLC, a wholly owned, limited purpose subsidiary of Toyota Motor Credit Corporation.  The principal executive offices of Toyota Auto Finance Receivables LLC are located at 19851 South Western Avenue, Torrance, California 90501, its telephone number is (310) 468-7333 and its facsimile number is (310) 468-6194.

Sponsor, Administrator, Servicer and Issuer
of the TMCC Demand Notes
Toyota Motor Credit Corporation (“TMCC”).  The principal executive offices of TMCC are located at 19001 South Western Avenue, Torrance, California 90501, its telephone number is (310) 468-1310 and its facsimile number is (310) 468-6194.

Indenture Trustee	An indenture trustee will be named in the prospectus supplement for each series.

Owner Trustee	An owner trustee for each issuing entity that issues a series of securities will be named in the prospectus supplement for that series.

Securities	A series of securities will include one or more classes of notes. Notes of a series will be issued pursuant to an indenture.

A series of securities will also include one or more certificates representing the undivided ownership interest in the related issuing entity.  The certificates will not be offered.

Holders of certain classes of notes may have the right to receive their payments before holders of other classes of notes are paid.  This is referred to as “sequential payment.”  In addition, payments on certain classes of notes may be subordinated to payments to senior classes of notes.  This is referred to as “subordination.”  The prospectus supplement will describe the payment priorities and any subordination provisions that apply to a class of notes.

Terms—The terms of each class of notes in a series will be described in the prospectus supplement including:

•	stated principal amount of the notes;

•	interest rate or formula for determining the interest rate (which may be fixed, variable, adjustable or some combination of these rates); and

•	the ability of holders of a class to direct the indenture trustee or owner trustee to take specific remedies.

A class of notes may differ from other classes of notes in certain respects including:

•	timing and priority of payments;

•	seniority;

•	allocations of losses;

•	interest rate or formula;

•	amount of principal or interest payments;

•	whether interest or principal will be payable to holders of the class if certain events occur;

•	the right to receive collections from designated portions of the receivables owned by the issuing entity; and

•	the ability of holders of a class to direct the indenture trustee or owner trustee to take specified remedies.

Form—If you acquire a beneficial ownership interest in the notes of a series, you will generally hold them through The Depository Trust Company in the United States or Clearstream Banking, société anonyme or the Euroclear Bank S.A./N.V., as operator for the Euroclear System.  This is referred to as “book entry” form.  As long as the notes are held in book entry form, you will not receive a definitive certificate representing the notes.

For additional information, you should refer to “Certain Information Regarding the Notes—Book-Entry Registration” in this prospectus.

Denomination—Notes will be issued in the denominations specified in the related prospectus supplement.

TMCC Demand Notes
If so specified in the related prospectus supplement, the TMCC demand notes will be issued, in the form of fully registered definitive notes without interest coupons, by TMCC pursuant to the demand notes indenture and purchased by the applicable issuing entity.  The TMCC demand notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC outstanding from time to time.   No noteholder will have any direct interest in the TMCC demand notes or have any direct rights under the TMCC demand notes or the demand notes indenture.  The applicable issuing entity will be the only holder of TMCC demand notes, and the noteholders will be secured by the TMCC demand notes.

For additional information regarding the terms and conditions of any TMCC demand notes, you should refer to the related prospectus supplement and “TMCC Demand Notes” in this prospectus.

The Issuing Entity Property	The assets of each issuing entity:

•	will be described in the prospectus supplement;

•
will primarily be a pool of retail installment sales contracts (the “receivables”) secured by new or used automobiles and light duty trucks (“financed vehicles”) and amounts due or collected under the contracts on or after a specified cutoff date;

•	may include credit or cash flow enhancement as described in the related prospectus supplement; and

•	will include related assets such as:

—	security interests in the financed vehicles;

—	proceeds from claims on related insurance policies;

—	amounts deposited in bank accounts specified in the related prospectus supplement; and

—	all proceeds of the foregoing.

For additional information regarding the assets of the issuing entity, you should refer to “The Issuing Entity Property” in this prospectus and “The Issuing Entity” in the related prospectus supplement.

Purchasers of new and used automobiles and light duty trucks often finance their purchases by entering into retail installment sales contracts with Toyota, Lexus and Scion dealers who then sell the contracts to TMCC.  The purchasers of the financed vehicles are referred to as the “obligors” under the receivables.  The terms of the contracts must meet requirements specified by TMCC.

On or before the date the notes of a series are issued, TMCC will sell a specified amount of receivables to Toyota Auto Finance Receivables LLC, the depositor.  The depositor will, in turn, sell the receivables to the issuing entity.  The sale by the depositor to the issuing entity will be documented under a sale and servicing agreement among the depositor, the servicer and the issuing entity.

The receivables to be sold by TMCC to the depositor and, in turn, sold to the issuing entity will be selected based on criteria specified in the sale and servicing agreement.  These criteria will be described in the related prospectus supplement.

Except to the extent otherwise specified in the related prospectus supplement, the issuing entity will use collections on the receivables to pay interest and principal to holders of each class of notes.  The prospectus supplement will describe whether:

•	collections received each month will be passed through or paid to holders of notes on a monthly basis; or

•	whether payments will instead be made on a quarterly, semi-annual, annual or other basis.

If payments are made other than monthly, or if the servicer may not temporarily commingle collections with its own funds, the issuing entity will need to invest the collections until the relevant payment date.  These investments must satisfy criteria specified in the related sale and servicing agreement.  In some cases, and if specified in the related prospectus supplement, the investments will be demand notes issued by TMCC.  These demand notes will be unsecured general obligations of TMCC and will rank equally with all other outstanding senior unsecured debt of TMCC.

If so specified in the related prospectus supplement, the related issuing entity may invest in demand notes of TMCC even if payments to holders of the issuing entity’s notes are to be paid monthly.  If so specified in the related prospectus supplement, the related issuing entity may invest amounts on deposit in any reserve account in demand notes of TMCC.

If so specified in the related prospectus supplement, the related issuing entity may issue to TMCC, or any creditworthy third party, a revolving liquidity note as a form of liquidity enhancement.

For additional information regarding the terms and conditions of any TMCC demand notes and any revolving liquidity note, you should refer to “TMCC Demand Notes” and “Description of the Transfer and Servicing Agreements–Credit and Cash Flow Enhancement–Revolving Liquidity Note” in this prospectus.

Prefunding
If specified in a prospectus supplement, on the applicable closing date, the depositor will make a deposit into a prefunding account from proceeds received from the sale of the related notes, in an amount that will be specified in the related prospectus supplement, but not to exceed 50% of the proceeds of the offering.  Amounts on deposit in the prefunding account will be used to purchase additional receivables, which will be required to have the same eligibility criteria and general characteristics as the initial pool of receivables during the period to be specified in the related prospectus supplement, which may not exceed one year from the date of issuance of the related notes.  Any amounts remaining on deposit in the prefunding account following the end of the specified prefunding period will be transferred to the related collection account and included as part of available amounts on the next succeeding payment date or applied to specific classes of notes as described in the prospectus supplement.

Revolving Period
If specified in a prospectus supplement, during the period beginning on the related closing date and ending on the payment date to be specified in the related prospectus supplement, which may not exceed three years from the date of issuance of the related notes, all amounts that represent principal collections on the receivables that otherwise would become principal distributable amounts on the next related payment date will instead be used to purchase additional receivables, which will be required to have the same eligibility criteria and general characteristics as the initial pool of receivables or such other characteristics as described in the related prospectus supplement.

Credit and Cash Flow Enhancement
The issuing entities may include certain features designed to provide protection to one or more classes of notes.  These features are referred to as “credit enhancement.”  Credit enhancement may include any one or more of the following:

•	sequential payment or other payment prioritization of certain classes;

•	subordination of one or more classes of notes;

•	one or more reserve accounts;

•	overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all the issuing entity’s outstanding notes);

•	letters of credit, cash collateral accounts or other credit facilities;

•	surety bonds;

•	guaranteed investment contracts;

•	repurchase obligations;

•	cash deposits; or

•
excess interest collections (i.e., the excess of interest collections on the receivables over servicing fees, interest on the issuing entity’s notes and any amounts required to be deposited in a reserve account, if any).

In addition, the issuing entity may include certain features designed to ensure the timely payment of amounts owed to noteholders.  These features may include any one or more of the following:

•	yield maintenance agreements;

•	currency or interest rate swap or cap transactions;

•	liquidity facilities;

•	ability to issue revolving liquidity notes to creditworthy third parties or TMCC; or

•	cash deposits.

The specific terms of any credit or cash flow enhancement applicable to an issuing entity or to the notes issued by an issuing entity will be described in detail in the related prospectus supplement, including any limitations or exclusions from coverage.

Servicing
TMCC will be appointed to act as servicer for the receivables.  In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the contracts.  The issuing entity will pay the servicer a monthly fee equal to a percentage of the total principal balance of the receivables at the beginning of the preceding month specified in the related prospectus supplement.  The servicer will also receive additional servicing compensation in the form of investment earnings, late fees, extension fees and other administrative fees and expenses or similar charges received by the servicer during such month.

Advances
If specified in the related prospectus supplement, the servicer may be obligated to advance to the issuing entity interest on the receivables that is due but unpaid by the obligor.  In addition, the servicer may be obligated to advance to the issuing entity due but unpaid principal of any receivables that are classified as actuarial receivables rather than as simple interest receivables.  The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from an obligor.  The issuing entity will reimburse the servicer from late collections on the receivables for which the servicer has made advances, or from collections generally if the servicer determines that an advance will not be recoverable with respect to such receivable.

For additional information regarding advances and reimbursement of advances, you should refer to “Description of the Transfer and Servicing Agreements—Advances” in this prospectus.

Optional Redemption
The servicer may purchase all of the receivables remaining in the issuing entity on any payment date when the outstanding aggregate principal balance of the receivables is equal to or less than the percentage specified in the related prospectus supplement of the original total principal balance of the receivables as of the related cutoff date, which would cause the issuing entity to redeem outstanding notes prior to their final scheduled payment dates.

For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Termination” in this prospectus.

Changes in Payment Priorities	Each prospectus supplement will provide a description of the conditions under which changes in the priority of payments to noteholders would be made on any given payment date.

Removal of Pool Assets	Each prospectus supplement will provide a description of the circumstances under which receivables may or are required to be removed from the related issuing entity.

Tax Status	Special tax counsel to the issuing entity will be required to deliver an opinion that:

•	the notes held by parties unaffiliated with the issuing entity will be characterized as debt for federal income tax purposes; and

•	the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

By purchasing a note you will be agreeing to treat the note as indebtedness for tax purposes.  You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For additional information regarding the application of Federal and state tax laws, you should refer to “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in this prospectus.

ERISA Considerations
Notes will generally be eligible for purchase by employee benefit plans.  For additional information regarding the ERISA eligibility of any class of notes, you should refer to “ERISA Considerations” in this prospectus and the related prospectus supplement.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase notes of any class.  In addition, you should consider the risk factors described under “Risk Factors” in the related prospectus supplement for a description of further material risks to your investment in the notes.

You must rely for repayment only upon payments from the issuing entity’s assets which may not be sufficient to make full payments on your notes.
The notes represent interests solely in the issuing entity or indebtedness of the issuing entity and will not be insured or guaranteed by the depositor, sponsor, administrator, servicer or any of their respective affiliates, any governmental entity, the related trustee or any other person or entity other than the issuing entity.  The only sources of payment on your notes are payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the issuing entity, including amounts on deposit in the reserve account, if any, established for that issuing entity.  If the available credit enhancement is exhausted, your notes will be paid solely from current distributions on the receivables.  In limited circumstances, the issuing entity will also have access to the funds in a yield maintenance account or have the benefit of overcollateralization to provide limited protection against low-interest yielding receivables.

For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement—Yield Maintenance Account” and “Yield Maintenance Agreement” in this prospectus.

You may experience reduced returns on your investments resulting from prepayments on the receivables, the use of a prefunding account,  events of default, optional redemption, repurchases of receivables or early termination of the issuing entity.

You may receive payment of principal on your notes earlier than you expected for the reasons described below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return, or effective yield, on your notes.

In addition, an issuing entity may contain a feature known as a prefunding account from which specified funds will be used to purchase additional receivables after the date the notes are issued.  To the extent all of those funds are not used by the end of the specified period to purchase new receivables, those funds will be used to make payments on the notes.  In that event, you would receive payments on your notes earlier than expected.  Unless otherwise described in the related prospectus supplement, TMCC, as servicer, or the depositor, under certain circumstances, may be required to repurchase certain receivables as a result of breaches of certain representations and warranties or covenants.  The servicer or an affiliate may also be permitted to purchase all of the receivables remaining in the issuing entity on any payment date if the aggregate outstanding principal balance of the receivables, as of the last day of the related collection period, is less than or equal to the percentage specified in the related prospectus supplement of the aggregate outstanding principal balance of the receivables as of the related cutoff date.

Further, the receivables sold to the issuing entity related to a series of notes may be prepaid, in full or in part.  The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear any reinvestment risks resulting from prepayments on the receivables and the corresponding acceleration of payments on the related notes.

The final payment of each class of notes is expected to occur prior to its scheduled final payment date because of the prepayment and reallocation considerations described above.

For additional information, you should refer to “Weighted Average Lives of the Notes” in this prospectus.

The issuing entity’s security interests in financed vehicles may be unenforceable or defeated.
The certificates of title for vehicles financed by TMCC name TMCC as the secured party.  The certificates of title for financed vehicles under contracts assigned to the issuing entity will not be amended to identify the issuing entity as the new secured party because it would be administratively burdensome to do so.  However, financing statements showing the transfer to the issuing entity of TMCC’s and the depositor’s interest in the receivables and the transfer to the indenture trustee of the issuing entity’s interest in the receivables will be filed with the appropriate governmental authorities.  TMCC, as servicer, will retain the documentation for the receivables and the certificates of title.

Because of these arrangements, another person could acquire an interest in the receivables and the financed vehicles that is judged by a court of law to be superior to the issuing entity’s or the indenture trustee’s interest.  Examples of these persons are other creditors of the obligor, a subsequent purchaser of a financed vehicle or another lender who finances the vehicle.  Some of the ways this could happen are described under “Certain Legal Aspects of the Receivables” in this prospectus.  In some circumstances, either the depositor or the servicer will be required to purchase receivables if a security interest superior to the claims of others has not been properly established and maintained.  The details of this obligation are described under “Certain Legal Aspects of the Receivables” in this prospectus.

If the servicer does not maintain control of the receivables evidenced by electronic contracts, the issuing entity may not have a perfected security interest in those receivables.
As described in “The Sponsor, Administrator, Servicer and Issuer of the TMCC Demand Notes—Electronic Contracts and Electronic Contracting” in this prospectus, for some receivables, TMCC acquires possession of the related contracts from dealers and converts them to electronic form and maintains control of the electronic copies through TMCC’s own technology system.  Other receivables may be originated electronically through a third-party custodian using the third-party custodian’s technology system.  Both of these technology systems are designed to enable TMCC to perfect its security interest in the receivables evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper.  In order for TMCC to have “control” of an electronic contract, (a) there must be a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies TMCC as the owner, (b) all other copies of the electronic contract must indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract must be readily identifiable as either authorized or unauthorized revisions, and (d) authorized revisions of the electronic contract cannot be made without TMCC’s participation.

However, it is possible that another person could acquire an interest in an electronic contract that is superior to TMCC’s interest (and accordingly the issuing entity’s interest).  This could occur if TMCC ceases to have “control” over the electronic contract that is maintained by TMCC or on behalf of TMCC by the third-party custodian and another party purchases that electronic contract (without knowledge that such purchase violates TMCC’s rights in the electronic contract) and obtains “control” over the electronic contract.  TMCC also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in TMCC’s or the third-party custodian’s technology system, as applicable, a person other than TMCC were able to modify or duplicate the authoritative copy of the contract.

Although TMCC will perfect its assignment of its security interest in the electronic contracts to the issuing entity by filing financing statements, the fact that TMCC may not have a security interest in the receivables perfected by control may affect the priority of the issuing entity’s security interest in the receivables. The issuing entity’s interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer.

There can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that TMCC maintains control over an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

TMCC and the depositor will represent that TMCC has a perfected security interest in the receivables to the extent evidenced by electronic contracts by means of control and that the security interest has been transferred to the depositor and thereafter to the issuing entity.

From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date.  To the extent any of those amendments is evidenced in tangible form, TMCC and the depositor will represent that TMCC has a perfected security interest in the receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

However, the law governing the perfection of security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by TMCC or the third-party to maintain control of the electronic contracts may not be sufficient as a matter of law to give TMCC (and accordingly, the issuing entity) a perfected security interest in the receivables evidenced by electronic contracts.

As a result of the foregoing, TMCC (and accordingly, the issuing entity) may not have a perfected security interest in certain receivables or its interest, although perfected, could be junior to that of another party.  Either circumstance could affect TMCC’s ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

The bankruptcy of your issuing entity could result in losses or delays in payments on your notes.
If your issuing entity becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, an “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the applicable court, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in limited circumstances.

The bankruptcy of TMCC or the depositor could result in losses or delays in payments on the notes.
If TMCC or the depositor becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes.  TMCC will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to the issuing entity.  However, if TMCC or the depositor becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that TMCC or the depositor effectively still owns the receivables by concluding that the sale to the depositor by TMCC or the transfer to the issuing entity by the depositor was not a “true sale” or that the depositor should be consolidated with TMCC for bankruptcy purposes or that the issuing entity should be consolidated with the depositor for bankruptcy purposes.  If a court were to reach this conclusion, you could experience losses or delays in payments on the notes as a result of, among other things:
  the “automatic stay” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;
  certain tax or government liens on TMCC’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and
  the fact that neither the issuing entity nor the indenture trustee for your series of notes has a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by TMCC or the depositor at the time TMCC or the depositor becomes the subject of a bankruptcy proceeding.

The depositor will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the depositor with TMCC or consolidate the issuing entity with the depositor for bankruptcy purposes or conclude that the sale of receivables to the depositor was not a “true sale.”  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Certain Bankruptcy Considerations” in this prospectus.

Failure to pay principal on your notes will not constitute an event of default until maturity.
The amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account or other forms of credit or cash flow enhancement, if any).  Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.  For additional information, you should refer to “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.
Numerous federal and state consumer protection laws regulate consumer contracts such as the receivables.  If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting the receivables.  If that happens, payments on the securities could be delayed or reduced.  The depositor, originator and servicer will make representations and warranties relating to the receivables’ compliance with law and the issuing entity’s ability to enforce the contracts.  If the depositor breaches any of these representations or warranties, the issuing entity’s sole remedy will be to require the depositor to repurchase the affected receivables.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The regulatory environment in which TMCC operates could have a material adverse effect on its business and operating results.
As a provider of finance, insurance and other payment and vehicle protection products, TMCC operates in a highly regulated environment.  Federal regulatory agencies have issued numerous rulemakings to implement various requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, but many of these rules remain in proposed form.  Agencies have issued rules establishing a comprehensive framework for the regulation of derivatives, prohibiting proprietary trading by entities affiliated with an insured depository institution, providing for the regulation of non-bank financial institutions that pose systemic risk, and requiring sponsors of asset-backed securities to retain an ownership stake in securitization transactions.  The absence of final rules, in some cases, and the complexity of some of the proposed rules make it difficult to estimate their financial, compliance or operational impacts.

Accordingly, compliance with applicable law in this highly regulated and developing environment is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing, as the laws and regulations in the financial services industry are designed primarily for the protection of consumers.  Changes in regulation could restrict TMCC’s ability to operate its business as currently operated, could impose substantial additional costs or require it to implement new processes, which could adversely affect TMCC’s business, prospects, financial performance or financial condition.  The failure to comply could result in significant statutory civil and criminal fines, penalties, monetary damages, attorneys’ fees and costs, restrictions on TMCC’s ability to operate its business, possible revocation of licenses and damage to TMCC’s reputation, brand and valued customer relationships.  Any such costs, restrictions or damage could adversely affect TMCC’s business, prospects, financial performance or financial condition.

There may be potential adverse effects on the servicer, the receivables and your notes in the event any Toyota, Lexus or Scion models are subject to recalls.
Toyota Motor Sales, U.S.A., Inc. (“TMS”) periodically conducts vehicle recalls which could include temporary suspensions of sales and production of certain Toyota, Lexus and Scion models.  Because TMCC’s business is substantially dependent upon the sale of Toyota, Lexus and Scion vehicles, these events or similar future events could adversely affect TMCC’s business. A decline in values of used Toyota, Lexus and Scion vehicles would have a negative effect on realized values and return rates which, in turn, could increase credit losses to TMCC.  Further, TMCC and its affiliates may be or may become subject to litigation or governmental investigations and may thus become subject to judgments, fines or other penalties.  These factors could affect sales of Toyota, Lexus and Scion vehicles and, accordingly, could have a negative effect on TMCC’s operating results and financial condition.

If the demand for used Toyota, Lexus or Scion vehicles decreases due to recalls or other factors, the resale value of the vehicles related to the receivables may also decrease. As a result, the amount of proceeds received upon the liquidation or other disposition of financed vehicles may decrease.  A decrease in the level of sales, including as a result of the actual or perceived quality, safety or reliability of Toyota, Lexus and Scion vehicles, will have a negative impact on the level of TMCC’s financing volume, insurance volume, earnings assets and revenues.  The credit performance of TMCC’s dealer and consumer lending portfolios may also be adversely affected.  In addition, as a result of recalls, if any, obligors of receivables may be more likely to be delinquent in or default on payments on their receivables.

If any of these events materially affect collections on the receivables securing your notes, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

There may be potential adverse effects of credit ratings-related matters on the servicer.
Several credit rating agencies rate the long-term corporate credit and/or debt of TMCC and its affiliates.  The credit ratings of TMCC depend, in large part, on the existence of the credit support arrangements with Toyota Financial Services Corporation and Toyota Motor Corporation (“TMC”) and on the financial condition and operating results of TMC.  If these arrangements (or replacement arrangements acceptable to the applicable rating agencies) become unavailable to TMCC, or if the credit ratings of the credit support providers were lowered, TMCC’s credit ratings would be adversely impacted. The cost and availability of financing is influenced by credit ratings, which are intended to be an indicator of the creditworthiness of a particular company, security or obligation.

Credit rating agencies which rate the credit of TMC and its affiliates, including TMCC, may qualify or alter ratings at any time.  Global economic conditions and other geopolitical factors may directly or indirectly affect such ratings.  Any downgrade in the sovereign credit ratings of the United States or Japan may directly or indirectly have a negative effect on the ratings of TMC and TMCC. Downgrades or placement on review for possible downgrades could result in an increase in TMCC’s borrowing costs as well as reduced access to global unsecured debt capital markets. In addition, depending on the level of the downgrade, TMCC may be required to post an increased amount of cash collateral under certain of its derivative agreements. These factors would have a negative impact on TMCC’s competitive position, operating results and financial condition.

Funds held by the servicer that are intended to be used to make payments on the notes may be exposed to a risk of loss.
Subject to any conditions specified in the related prospectus supplement, the servicer generally may retain all payments and proceeds collected on the receivables during each collection period.  The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account on or prior to each payment date.  Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk.  The issuing entity and noteholders are not entitled to any amount earned on the funds held by the servicer.  If the servicer does not deposit the funds in the collection account as required on any payment date, the issuing entity may be unable to make the payments owed on your notes.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, either of which may have an adverse effect on your notes.

If a servicer default occurs, the indenture trustee or the specified noteholders in a given series of notes may remove the servicer without the consent of the owner trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:
  the cost of the transfer of servicing to the successor;
  the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or
  the servicing fees charged by the successor.
In addition, the noteholders of the controlling class specified in the related prospectus supplement  have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders of the controlling class specified in the related prospectus supplement may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.
Paying the servicer a fee based on a percentage of the receivables may result in the inability to obtain a successor servicer.
Because the servicer is paid its basic servicing fee based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool.  Also if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, resulting in increased delinquencies and/or defaults on the receivables.

The insolvency or bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders of the controlling class specified in the related prospectus supplement from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the receivables may occur.  Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

Losses and delinquencies on the receivables may differ from TMCC’s historical loss and delinquency levels.
We cannot guarantee that the delinquency and loss levels of the receivables in the pool owned by an issuing entity will correspond to the delinquency and loss levels TMCC has experienced in the past on its loan portfolio.  There is a risk that delinquencies and losses could increase or decline for various reasons including changes in underwriting standards or changes in local, regional or national economies.

If the issuing entity enters into a currency or an interest rate swap, payments on the notes will be dependent on payments made under the swap agreement.
If the issuing entity enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap.  If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while interest will be earned on the receivables at fixed rates.  In this circumstance, the issuing entity may enter into an interest rate swap to reduce its exposure to changes in interest rates.  An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example a fixed rate) to the same notional amount.  For example, if the issuing entity issues $100 million of notes bearing interest at a floating LIBOR rate, it might enter into a swap agreement under which the issuing entity would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating LIBOR rate. The $100 million would be the “notional” amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

If the issuing entity issues notes denominated in a currency other than U.S. dollars, the issuing entity will need to make payments on the notes in a currency other than U.S. dollars, as described in the related prospectus supplement.  Payments collected on the receivables, however, will be made in U.S. dollars.  In this circumstance, the issuing entity may enter into a currency swap to reduce its exposure to changes in currency exchange rates.  A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio.  For example, if the issuing entity issues notes denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the issuing entity would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the notes.

In some cases, an issuing entity may enter into a currency or interest rate swap with TMCC as the swap counterparty.  The terms of any swap will be described in more detail in the related prospectus supplement.

Termination of a swap agreement and the inability to locate a replacement swap counterparty may cause termination of the issuing entity and sale of its assets.
A swap agreement may be terminated if particular events occur.  Most of these events are generally beyond the control of the issuing entity or the swap counterparty.  If an event of default under a swap agreement occurs and the indenture trustee is not able to assign the swap agreement to another party, obtain a swap agreement on substantially the same terms or is unable to establish any other arrangement consistent with the rating agencies’ criteria, the indenture trustee may terminate the swap agreement, which may result in an event of default under the related indenture if specified in the related prospectus supplement.  It is impossible to predict how long it would take to sell the assets of the issuing entity.  Some of the possible adverse consequences of a sale of the assets of the issuing entity are:
  the proceeds from the sale of assets under those circumstances may not be sufficient to pay all amounts owed to you;
  amounts available to pay you will be further reduced if the issuing entity is required to make a termination payment to the swap counterparty and such termination payments are equal or higher in priority to payments on the notes;
  termination of the swap agreement may expose the issuing entity to currency or interest rate risk, further reducing amounts available to pay you;

  the sale may result in payments to you significantly earlier than expected; and
  a significant delay in arranging a sale of the issuing entity’s assets could result in a delay in principal payments.  This would, in turn, increase the weighted average lives of the notes and could reduce the return on your notes.

Additional information about termination of the issuing entity and sale of the issuing entity’s assets, including a description of how the proceeds of a sale would be distributed will be included in the related prospectus supplement.  Any swap agreement involves risk.  An issuing entity will be exposed to this risk should it use this mechanism.  For this reason, only investors capable of understanding these risks should invest in the notes.  You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap is involved.

Paid-ahead simple interest contracts may affect the weighted average lives of the notes.
If an obligor on a simple interest contract makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it was paid ahead. During this paid ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent during this period. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The payment by the issuing entity of the paid ahead principal amount on the notes will generally shorten the weighted average lives of the notes. However, depending on the length of time during which a paid ahead simple interest contract is not amortizing as described above, the weighted average lives of the notes may be extended. In addition, to the extent the servicer makes advances on a paid ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

TMCC’s portfolio of retail installment sales contracts has historically included simple interest contracts which have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the issuing entity which may become paid ahead simple interest contracts as described above or the number or the principal amount of the scheduled payments which may be paid ahead.
The ratings for the notes may be lowered or withdrawn at any time and do not consider the suitability of the notes for you.
The ratings assigned to the notes by any rating agency will be based on, among other things, the adequacy of the assets of the issuing entity, any credit enhancement for a series of notes and any other information such rating agency considers material to such determination.  A security rating is not a recommendation to buy, sell or hold the notes.  The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of note balances.  Ratings on the notes do not address the timing of distributions of principal on the notes prior to their applicable final scheduled payment date.  The ratings do not consider the prices of the notes or their suitability to a particular investor.  The ratings may be lowered or withdrawn at any time.  If any rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

The rating of a swap counterparty or the issuer of demand notes may affect the ratings of the notes.
If an issuing entity enters into a swap or invests in TMCC demand notes, any rating agencies rating the notes will consider the provisions of the swap agreement or the demand notes and any ratings assigned to the swap counterparty and TMCC, as issuer of the demand notes in rating the notes.  TMCC may also be the swap counterparty.  A downgrade, suspension or withdrawal of the rating of the debt of TMCC by any rating agency may result in the downgrade, suspension or withdrawal of the rating assigned by that rating agency to any class (or all classes) of notes.  A downgrade, suspension or withdrawal of the rating assigned by any rating agency to a class of notes would likely have adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the swap counterparty will be required to take one of the following actions if any rating agency rating its debt reduces its debt ratings below certain levels:
  collateralize its obligations under the swap agreement;
  assign the swap agreement to another party with a better debt rating;
  obtain a replacement swap agreement on substantially the same terms as the swap agreement; or
  establish any other arrangement satisfactory to any rating agencies rating the notes.
If TMCC is the swap counterparty, it may be able to cure the effects of a downgrade by taking the actions described above.  However, if TMCC is both the demand note issuer and the swap counterparty, these actions may not be sufficient to prevent a downgrade of the ratings of the notes.

Any currency or interest rate swap or demand notes involve a degree of counterparty credit risk.  An issuing entity will be exposed to this risk should it use any of these mechanisms.  For this reason, only investors capable of understanding these risks should invest in the notes.  You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap or demand notes are involved.

The rating of a third party credit enhancement provider may affect the ratings of the notes.
If an issuing entity enters into any third party credit enhancement arrangement, any rating agencies rating the issuing entity’s notes will consider the provisions of the arrangement and any rating of any third party credit enhancement provided.  If any rating agency rating the notes downgrades the debt rating of any third party credit provider, it is also likely to downgrade the rating of the notes.  Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

Dependence on a revolving liquidity note to fund certain shortfalls presents counterparty risk, risk of change of yields of the notes and risk of loss in connection with breach of funding obligation.
General.  If an issuing entity enters into a revolving liquidity note agreement, any rating agencies rating the issuing entity’s notes will consider the provisions of the revolving liquidity note and any rating of the holder of the revolving liquidity note in rating the notes.  TMCC may be the holder of the revolving liquidity note.  If any rating agency rating the notes downgrades the debt rating of the holder of the revolving liquidity note, it is also likely to downgrade the rating of the notes.  Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

Counterparty Risk; Performance Risk.  The amounts available to the issuing entity to pay interest and principal of the notes may depend in part on the operation of the revolving liquidity note agreement and the performance of the obligations of the holder of the revolving liquidity note under the revolving liquidity note agreement.

On any payment date on which available collections are insufficient to fund payments of interest on and principal of the notes, the issuing entity may be dependent on receiving payments from the holder of the revolving liquidity note, to make payments on the notes to the extent there are no amounts, or insufficient amounts, then on deposit in the reserve account to fund the shortfalls.  If the holder of the revolving liquidity note fails to fund any requested draw, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.  This is particularly true because these funding obligations could arise under circumstances where there are no amounts on deposit in the reserve account and current collections are insufficient to fund the shortfalls or to start making deposits into the reserve account to be available to make payments in future periods.  A failure by the holder of the revolving liquidity note to fund draws will cause you to experience delays and/or reductions in interest and principal payments on your notes.

Investors should make their own determinations as to the likelihood of performance by the holder of the revolving liquidity note of its obligations under the revolving liquidity note agreement.

An event of default may affect weighted average life and yield.  If the holder of the revolving liquidity note defaults on its obligation to fund the entire undrawn amount of the revolving liquidity note in connection with a downgrade or breach of funding obligation, this default may constitute an event of default that will cause the priority of payments of all notes to change.  Thereafter, all classes of notes may be exposed to the risk of additional shortfalls and losses, and, even if sufficient collections are thereafter available to fund payment in full of all classes of notes, this change in the priority of payments will change the timing of the repayment in full relative to the respective final scheduled payment dates of each class, with corresponding negative effects on the yields to the holders of each class.

Proceeds of the liquidation of the assets of the related issuing entity may not be sufficient to pay your notes in full.
If so directed by the holders of the requisite percentage of outstanding notes of a series (or, if so specified in the related prospectus supplement, the requisite percentage of outstanding notes of the controlling class of a series), following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the issuing entity only in limited circumstances.  However, there is no assurance that the amount received from liquidation will be equal to or greater than the aggregate principal amount of the notes.  Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full.  This deficiency will be more severe in the case of any notes where the aggregate principal amount of the notes exceeds the aggregate principal balance of the receivables.

The purchase of additional receivables after the closing date may adversely affect the characteristics of the receivables held by the issuing entity or the average life of and rate of return on the notes.

If so specified in the related prospectus supplement, an issuing entity may use amounts on deposit of principal collections received on its receivables to purchase additional receivables from the depositor after the related closing date during a specified revolving period.  All additional receivables purchased from the depositor must meet the selection criteria applicable to the receivables purchased by the issuing entity on the closing date.  The credit quality of the additional receivables may be lower than the credit quality of the initial receivables, however, and could adversely affect the performance of the related receivables pool.  In addition, the rate of prepayments on the additional receivables may be higher than the rate of prepayments on the initial receivables, which could reduce the average life of and rate of return on your notes.  You will bear all reinvestment risk associated with any prepayment of your notes.

Because the notes are in book entry form, your rights can only be exercised indirectly.
Because the notes will be issued in book entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank S.A./N.V, as operator for the Euroclear System or their successors or assigns. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or the

Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book entry form except in the limited circumstances described under “Certain Information Regarding the Notes—Book Entry Registration” in the related prospectus supplement. Unless and until the notes cease to be held in book entry form, the indenture trustee will not recognize you as a “noteholder,” as the term is used in the indenture. As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and the Euroclear Bank S.A./N.V, as operator for the Euroclear System and their participating organizations. Holding the notes in book entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the notes.

Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

The inability to acquire subsequent receivables may result in possible prepayments on the notes.
If so disclosed in the related prospectus supplement, an issuing entity may agree to buy additional receivables from the depositor after the closing date.  The number of receivables that the depositor has to sell depends on its ability to acquire additional receivables which, in turn, is affected by, among other things, the number of financed vehicles sold.  The number of financed vehicles sold is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.  If the full amount deposited on the closing date for the purpose of purchasing additional receivables from the depositor cannot be used for that purpose during the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of notes.  For additional information, you should refer to “The Receivables Pools—Prefunding” in this prospectus.

The amounts received upon disposition of the financed vehicles may be adversely affected by a variety of factors, including  discount pricing incentives, marketing incentive programs and other used car market factors which may increase the risk of loss on your notes.

The market for used Toyota, Lexus or Scion vehicles could be adversely affected by factors such as governmental action, changes in consumer demand, styling changes (including future plans for new Toyota, Lexus and Scion product introductions), recalls, the actual or perceived quality, safety or reliability of Toyota, Lexus and Scion vehicles, used vehicle supply (such as an overabundance of used cars in the marketplace), the level of current used vehicle values, fuel prices, new vehicle pricing, new vehicle incentive programs, new vehicle sales, increased competition, decreased or delayed new vehicle production due to natural disasters, supply chain interruptions or other events and economic conditions generally. Any such adverse change could result in reduced proceeds upon the liquidation or other disposition of financed vehicles, and therefore could result in reduced proceeds on defaulted receivables. If losses on the receivables exceed the credit enhancement available for your series of notes, you may suffer a loss on your investment.

Discount pricing incentives or other marketing incentive programs on new cars by TMS, TMCC or by their competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars.  Additionally, the pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new car models, the actual or perceived quality, safety or reliability of vehicles and other factors.  The reduced demand for used cars resulting from discount pricing incentives or other marketing incentive programs introduced by TMS, TMCC or any of their competitors or other factors may reduce the prices consumers will be willing to pay for used cars, including vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any repossession of financed vehicles may be reduced and may not be sufficient to pay the underlying receivables. The servicer manages the market for used Toyota, Lexus and Scion vehicles through certain programs described herein, but there can be no assurance that such efforts will continue to be successful.

The return on the notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act, as amended (the “Relief Act”), provides, and similar laws of many states may provide, relief to obligors who enter active military service (including national guard members) and to obligors in reserve status who are called to active duty after the origination of their receivables. In addition, relief may also be granted to obligors who are dependents of persons eligible for Relief Act benefits.  Global conflicts and tensions may continue to involve military operations that will increase the number of U.S. citizens who have been called or will be called to active duty.  The Relief Act provides, generally, that an obligor who is covered by the Relief Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty.  These shortfalls are not required to be paid by the obligor at any future time.  The servicer is not required to advance these shortfalls as delinquent payments.  Any resulting shortfalls in interest or principal will reduce the amount available for distribution, on your notes.  Any such interest shortfall will be paid in subsequent periods to the extent of available funds before payments of principal are made on the notes and may result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement.

The Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service.

In addition, the servicer may elect to reduce the interest rate on receivables affected by the application of the Relief Act to a rate that is lower than the maximum rate prescribed by the application of the Relief Act and may readjust the payment schedule for any receivable that is affected by the application of the Relief Act until the maturity of the receivable.

In this case, the servicer would deposit an amount equal to the remaining outstanding principal balance of the original receivable into the related collection account and remove such receivable from the related issuing entity.

In addition, pursuant to laws of various states, payments on retail installment sales contracts or installment loans, such as the receivables by residents in those states who are called into active duty with the National Guard or the reserves, will be deferred under certain circumstances. These state laws may also limit the ability of the servicer to repossess the financed vehicle securing a receivable.

As a result of the Relief Act and similar state legislation or regulations and as a result of the servicer’s ability to further lower the interest rate on the affected receivables, there may be delays or reductions in payment of, and increased losses on the receivables and you may suffer a loss on your notes.

We do not know how many receivables have been or may be affected by the application of the Relief Act.

THE SPONSOR, ADMINISTRATOR, SERVICER AND ISSUER OF THE TMCC DEMAND NOTES

Toyota Motor Credit Corporation (“TMCC”) was incorporated in California in 1982, and commenced operations in 1983.  The address of TMCC’s principal executive offices is 19001 South Western Avenue, Torrance, California 90501.  TMCC is owned by Toyota Financial Services Americas Corporation, a California corporation, which is a wholly owned subsidiary of Toyota Financial Services Corporation, a Japanese corporation (“TFSC”).  TFSC, in turn, is a wholly owned subsidiary of Toyota Motor Corporation, a Japanese corporation (“TMC”).  TFSC manages TMC’s worldwide finance operations.  TMCC is marketed under the brands of Toyota Financial Services and Lexus Financial Services.

On April 28, 2014, TMCC issued a press release announcing that, as part of TMC’s planned consolidation of its three separate North American headquarters for manufacturing, sales and marketing to a single new headquarters facility in Plano, Texas, TMCC’s corporate headquarters would move from Torrance, California, to Plano, Texas, beginning in 2017.

TMCC provides a variety of finance and insurance products to authorized Toyota (including Scion) and Lexus vehicle dealers or dealer groups and, to a lesser extent, other domestic and import franchise dealers (collectively, the “Dealers”) and their customers in the United States (excluding Hawaii) (the “U.S.A.”) and Puerto Rico.  In addition, TMCC also provides financing to industrial equipment dealers and their customers in the U.S.A.  The Dealers will originate, and TMCC will purchase, the Receivables in the ordinary course of business pursuant to dealer agreements (the “Dealer Agreements”).  TMCC’s products fall primarily into the following categories:

•
Finance – TMCC acquires a broad range of retail finance products including consumer and commercial installment sales contracts (collectively referred to as “retail contracts”) in the U.S.A. and Puerto Rico and leasing contracts accounted for as either direct finance leases or operating leases (“lease contracts”) from vehicle and industrial equipment dealers in the U.S.A.  TMCC also provides dealer financing, including wholesale financing (also referred to as floorplan financing), working capital loans, revolving lines of credit and real estate financing to vehicle and industrial equipment dealers in the U.S.A. and Puerto Rico.

•
Insurance – Through a wholly owned subsidiary, TMCC provides marketing, underwriting, and claims administration related to covering certain risks of vehicle dealers and their customers in the U.S.A.  TMCC also provides coverage and related administrative services to certain of its affiliates in the U.S.A.

TMCC primarily acquires retail contracts, lease contracts and insurance contracts from vehicle dealers through 30 dealer sales and services offices (“DSSOs”) and services the contracts through three regional customer service centers (“CSCs”) located throughout the U.S.A.  Contract acquisition and servicing for commercial vehicles and industrial equipment dealers are performed at TMCC’s headquarters in Torrance, California.  The DSSOs primarily support vehicle dealer financing needs by providing services such as acquiring retail and lease contracts from vehicle dealers, financing inventories, and financing other dealer activities and requirements such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.  The DSSOs also provide support for TMCC’s insurance products sold in the U.S.A.  The CSCs support customer account servicing functions such as collections, lease terminations, and administration of both retail contract customers and lease contract customer accounts.  The Central region CSC also supports insurance operations by providing agreement and claims administrative services.

Underwriting of Motor Vehicle Retail Installment Sales Contracts

TMCC purchases retail installment sales contracts secured by new or used automobile and light duty trucks from Dealers located throughout the U.S.A. and Puerto Rico.  Dealers originate these Receivables in accordance with TMCC’s requirements as specified in existing agreements between TMCC and the Dealers.  The Receivables are purchased in accordance with TMCC’s underwriting guidelines.  TMCC acquires possession of the retail installment sales contracts that are not originated electronically from Dealers and generally converts such retail installment sales contracts to electronic form and maintains control of the electronic copies.  TMCC uses a proprietary credit scoring system to evaluate an applicant’s risk profile.  Factors used by the credit scoring system (based on the applicant’s credit history) include the term of the contract, ability to pay, debt ratios, amount financed relative to the value of the vehicle to be financed and credit bureau attributes, such as number of trade lines, utilization ratio, and number of credit inquiries.

Applications are received by TMCC either from Dealers or directly from consumers when submitted online through TMCC’s online credit application.  In the case of online credit applications, the consumer simultaneously applies to the related Dealer and TMCC.  Applications received from Dealers include the applicant’s name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment.  In 2011, TMCC completed its transition to a new online loan origination system (“carLOS”) for contract acquisition from the previous system (“OSCAR”).  Applications received from consumers also include the applicant’s name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment.  Upon receipt of the credit application, both OSCAR and carLOS automatically generate and transmit credit bureau requests to one or more of the major credit bureaus, which provide a credit report to TMCC.

Credit applications are then subject to systematic evaluation.  Both OSCAR and carLOS evaluate each application to determine if it qualifies for auto-decisioning using specific requirements and without manual intervention.  OSCAR and carLOS first review the application for compliance with TMCC credit policies (such as OFAC, social security, fraud, identity theft and address discrepancies) and then review selected factors of the application in a matrix.  These factors include FICO®, VantageScore® and internal credit scores, payment-to-income ratios, loan-to-value ratio, full credit history, term and new versus used status.  carLOS sends specific credit scoring attributes of an application (such as delinquency history, number of vehicles financed and utilization ratio) to an external decision engine that mirrors what was previously done internally within OSCAR.  The external decision engine can reflect changes to TMCC’s credit scorecards and decisioning strategies more easily than OSCAR.  In both systems, typically, the highest quality credit applications are approved automatically.  The automated approval process approves only the applicant’s credit eligibility.  carLOS has the capability of performing automated declines of applications, typically those which are the most risky and of the lowest quality of credit applications received.  The automated declines consider factors including term, amount of advance, payment to income ratio and FICO® score.

Credit analysts (located at the DSSOs) approve or reject all credit applications that are not auto-decisioned, and may also approve an application that has been the subject of an automated decline under carLOS.  Failure to be automatically approved through auto-decisioning does not mean that an application does not meet TMCC’s underwriting guidelines.

Credit analysts are assigned approval levels for maximum amount financed, maximum percentage advanced, payment-to-income ratio, and maximum term.  Senior personnel may approve applications that have not been approved by a credit analyst or were not originally approved by a credit analyst.  Purchasing standards are not strict limits or requirements and may be overridden for a number of compensating reasons determined in the judgment of the analyst or more senior personnel evaluating the application, including demonstrated ability to pay, strong credit history, and prior favorable TMCC financing experience with the applicant.

A credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and may consider an applicant’s projected ability to meet the monthly obligation, which is derived, among other things, from the amount financed and the term.  TMCC’s proprietary scoring system assists the credit analyst in the credit review process.  The system calculates and assigns a payment probability and a credit grade.  To calculate the payment probability, key data from credit bureaus are combined with data from customer applications, including ratios such as vehicle payment to income and total debt payments to income.  These and other factors are weighted by a statistically validated credit scoring process to produce the payment probability and credit grade.

A credit analyst will verify information contained in the credit application if the application presents an elevated level of credit risk.  At any time during the credit decisioning process, the credit analyst may elect to counter the offer to extend credit.  A countered credit decision is a credit application that could be purchased upon satisfaction of modified contract terms not originally submitted by the Dealer.

The final credit decision is made based upon the degree of credit risk perceived by the credit analyst after assessing the strengths and weaknesses of the application.  Additionally, an Equal Credit Opportunity Act adverse action notice is sent to the customer specifying the reasons for the denial of, or counteroffer to, the application for credit.  When a customer application is approved, the Dealer is required to submit specific contract documentation in accordance with TMCC procedures.

TMCC utilizes a tiered pricing program for retail installment sales contracts.  The program matches contract interest rates with customer risk as defined by credit bureau scores and other factors for a range of price and risk combinations.  Each application is assigned a credit tier.  Rates vary based on credit tier, term, loan-to-value and collateral, including whether a new or used vehicle is financed.  In addition, special rates may apply as a result of promotional activities or exceptions granted by TMCC on a case-by-case basis.  TMCC reviews and adjusts interest rates based on competitive and economic factors and distributes the rates, by tier, to Dealers.

TMCC regularly reviews and analyzes its portfolio of Receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria.  If external economic factors, credit losses or delinquency experience, market conditions or other factors change, TMCC may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.  Any adjustments to TMCC’s underwriting guidelines or purchasing criteria will be described in the related Prospectus Supplement.

TMCC’s retail installment sales contracts require Obligors to possess physical damage insurance and to provide evidence of such insurance upon TMCC’s request.  The terms of each Receivable allow, but do not require, TMCC to obtain any such coverage on behalf of the Obligor.  In accordance with its normal servicing procedures, TMCC currently does not obtain insurance coverage on behalf of the Obligor.

Electronic Contracts and Electronic Contracting

For receivables that are not originated electronically, TMCC typically acquires possession of the retail installment sales contracts from Dealers, converts such retail installment sales contracts to electronic form and maintains control of the electronic copies (“Converted Electronic Contracts”) through TMCC’s technology system that permits storage, access and administration of these Converted Electronic Contracts.

Beginning in 2011, TMCC began to engage a number of Dealers in the United States in electronic contracting, under which the related contracts are evidenced by an electronic record and are electronically signed by the related Obligors (the “Original Electronic Contracts”).  TMCC has contracted with a third-party to facilitate the process of creating and storing Original Electronic Contracts.  The third-party’s technology system permits transmission, storage, access and administration of Original Electronic Contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry.  The third-party’s system allows for the transmission, storage, access and administration of Original Electronic Contracts.  Through use of the third-party’s system, a Dealer originates electronic retail installment contracts and then transfers these electronic contracts to TMCC.

Both TMCC’s system for Converted Electronic Contracts and the third-party system for Original Electronic Contracts use a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify TMCC as the owner of record of the authoritative copy and (iv) in the case of Original Electronic Contracts, provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing of Motor Vehicle Retail Installment Sales Contracts

TMCC is the servicer of the Receivables (in such capacity, the “Servicer”).  Each of the three customer service centers services the finance contracts using the same servicing system and procedures, for all open accounts.  TMCC monitors bankruptcy administration, including related post-charge-off and recovery activities, and manages the remediation (if applicable) and liquidation of each Receivable.  TMCC considers an Obligor to be past due if less than 90% of a regularly scheduled payment is received by the due date.  TMCC uses an on-line collection and auto dialer system that prioritizes collection efforts and signals TMCC collections personnel to make telephone contact with delinquent Obligors.  TMCC engages a third party vendor to mail written communications.  Collection efforts are based on risk and behavioral scoring models (which analyze borrowers’ past payment performance, vehicle valuation and credit scores to predict future payment behavior and loss probabilities).  In accordance with its Customary Servicing Practices, TMCC may offer Obligors due date changes and payment deferrals over the course of the contract for Obligors with temporary financial hardships.  Deferral approval is based on risk-based scoring for each account.  TMCC generally determines whether to commence repossession efforts after a Receivable is 82 days past due.  Repossessed vehicles are held in inventory to comply with statutory requirements and then sold at private auctions, unless public auctions are required by applicable law.  Any unpaid amounts remaining after sale or after full charge-off are pursued by TMCC to the extent practical and legally permissible.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds” in this prospectus.  Any surplus amounts remaining after sale fees and expenses have been paid, and any reserve charge-backs and/or dealer guarantees, are refunded to the customers.  Collections of deficiencies and refunds of surplus are administered at a centralized facility.  TMCC’s policy is to charge-off a finance contract in its servicing system as soon as disposition of the vehicle has been completed and sales proceeds have been received, but TMCC may in some circumstances charge-off a finance contract prior to repossession.  In the case of uncollectible accounts, charge-off of a finance contract will occur prior to repossession.  When repossession and disposition of the collateral has not been completed, TMCC’s policy is to charge-off the account as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days delinquent.  Prior to the fourth quarter of the fiscal year ended March 31, 2010, a vehicle lease contract or retail installment sales contract was considered contractually delinquent when it was 150 days past due.  Beginning with the fourth quarter of the fiscal year ended March 31, 2010, TMCC changed its charge-off policy so that contracts were charged-off at 120 days past due rather than 150 days past due.  This change resulted in an increase in charge-offs in respect of vehicle leases and retail installment sales contracts of $38 million for the quarter ended March 31, 2010.

As described in each Sale and Servicing Agreement, the Servicer is generally obligated to manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable automotive receivables that it services for itself or others (“Customary Servicing Practices”).  As part of its Customary Servicing Practices, the Servicer may implement new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or modify its standards, policies and procedures as long as, in each case, the Servicer implements such programs or modifies its standards, policies and procedures in respect of comparable assets serviced for itself in the ordinary course of business.  For example, the Servicer has in the past granted deferrals, extensions and other administrative relief to obligors living in areas affected by natural disasters.

As also described in each Sale and Servicing Agreement, the Servicer may, in accordance with its Customary Servicing Practices, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.  In addition, to the extent provided in each Sale and Servicing Agreement, the Servicer also will be authorized to offer and grant extensions, rebates or adjustments on a Receivable in accordance with its Customary Servicing Practices, without the prior consent of the owner trustee, indenture trustee or any registered holder of the Securities (each, a “Securityholder”), subject to the terms described under “Description of the Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.

Securitization Experience

TMCC utilizes the asset-backed securities markets as a complement to its core unsecured funding programs, to secure an alternate source of liquidity, and to gain access to a unique investor base. TMCC currently maintains a shelf registration statement (with the depositor listed as the registrant) with the SEC relating to the issuance of securities secured by retail finance receivables.  Additional information regarding TMCC’s securitization experience will be described under “The Sponsor, Administrator and Servicer” in the related Prospectus Supplement.

TMCC indirectly originates all Receivables in each asset pool to be securitized in the ordinary course of its business.  For additional information regarding the selection criteria used in selecting the asset pool to be securitized, you should refer to “The Receivables Pools” in this prospectus.  TMCC engages one of the selected underwriters of the related securities to assist in structuring the transaction based on the forecasted cash flows of the pool and to determine class sizes and average lives based on current market conditions.

THE DEPOSITOR

Toyota Auto Finance Receivables LLC (“TAFR LLC” or the “Depositor”) was formed in the State of Delaware on December 22, 2000, as a wholly owned, limited purpose subsidiary of TMCC. The principal executive offices of the Depositor are located at 19851 S. Western Avenue EF 12, Torrance, California, 90501, Attn: President, and its telephone number is (310) 468-7333.

The Depositor was organized primarily for the purpose of acquiring installment sales contracts similar to the Receivables and associated rights from TMCC, selling the Receivables and installment sales contracts similar to the Receivables to an Issuing Entity, causing the issuance of securities similar to the notes and certificates and engaging in related transactions.  Initially, the Depositor will also own the Certificate issued by the Issuing Entity.  TAFR LLC’s limited liability company agreement limits the Depositor’s activities to the purposes indicated above and to any activities incidental to and necessary for such purposes (including repurchase obligations for breaches of representations and warranties regarding Receivables).  Other than the obligation to obtain the consent of the holder of record of the Certificates (the “Certificateholder”) with respect to amendments to the related trust agreement or other consent rights given to the holder of the residual interest in the related Issuing Entity, the Depositor will have no ongoing duties with respect to each Issuing Entity.

The limited liability company agreement of the Depositor includes requirements for independent directors, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of any of TMCC, any of its affiliates or of the related Issuing Entities in the event of a bankruptcy or insolvency proceeding of TMCC, such other affiliated entity or the related Issuing Entities.

THE ISSUING ENTITY

The Depositor will establish each issuing entity (each, an “Issuing Entity”) pursuant to a Trust Agreement (as amended and supplemented from time to time, the “Trust Agreement”).

The terms of each series of notes (the “Notes”) or certificates (the “Certificates” and, together with the Notes, the “Securities”) issued by each Issuing Entity, and additional information concerning the assets of each Issuing Entity and any applicable credit enhancement will be described in a supplement to this prospectus (a “Prospectus Supplement”).

The Issuing Entity for each series will not engage in any activity other than:

(i)	issuing the Notes and the Certificates;

(ii)	entering into and performing its obligations under any currency exchange rate or interest rate swap agreement between the Issuing Entity and a counterparty;

(iii)	acquiring the Receivables and the other assets of the Issuing Entity from the Depositor in exchange for the Notes and the Certificates;

(iv)	assigning, granting, transferring, pledging, mortgaging and conveying the Issuing Entity’s property pursuant to the related Indenture;

(v)	managing and distributing to the holders of the Certificates any portion of the Issuing Entity’s property released from the lien of the related Indenture;

(vi)	entering into and performing its obligations under the financing documents;

(vii)	engaging in other activities that are necessary, suitable or convenient to accomplish the activities listed in clauses (i) through (vi) above or are incidental to or connected with those activities;

(viii)
engaging in any other activities as may be required, to the extent permitted under the related financing documents, to conserve the Issuing Entity’s property and the making of distributions to the holders of the Notes and Certificates; and

(ix)	engaging in ancillary or related activities as specified in the related Prospectus Supplement.

Each Issuing Entity will be structured as a bankruptcy remote, special purpose entity.  Each Sale and Servicing Agreement, Trust Agreement, Indenture, Receivables Purchase Agreement and Administration Agreement (collectively, the “Transfer and Servicing Agreements”) will contain a non-petition clause, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the applicable Issuing Entity or the Depositor at any time in connection with any obligations relating to the related Notes or any of the Transfer and Servicing Agreements.

For additional information regarding permissible activities of or restrictions on each Issuing Entity, you should refer to “Description of the Notes—The Indenture—Certain Covenants” in this prospectus.

THE ISSUING ENTITY PROPERTY

The property of each Issuing Entity will include a pool (a “Receivables Pool”) of retail installment sales contracts (the “Receivables”) between Dealers and the obligors (the “Obligors”) of new and used automobiles and light duty trucks (the “Financed Vehicles”) and all payments due on such Receivables on and after the applicable cutoff date (the “Cutoff Date”), as specified in the related Prospectus Supplement.  The Dealers will originate, and TMCC will purchase, the Receivables of each Receivables Pool in the ordinary course of business pursuant to Dealer Agreements.  On the applicable Closing Date, TMCC will transfer the Receivables to the Depositor and the Depositor will sell the Receivables comprising the related initial Receivables Pool to the Issuing Entity pursuant to the related Sale and Servicing Agreement among the Depositor, the Servicer and the Issuing Entity (as amended and supplemented from time to time, the “Sale and Servicing Agreement”); provided that if so specified in the related Prospectus Supplement, subsequent sales of additional Receivables by the Depositor may occur during a Revolving Period or Prefunding Period.

The property of each Issuing Entity will also include (i) such amounts as from time to time may be held in separate accounts established and maintained by the Servicer or Depositor with the indenture trustee pursuant to the related Sale and Servicing Agreement; (ii) security interests in the vehicles financed by the Receivables (the “Financed Vehicles”) and any accessions thereto; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right of the Depositor to receive any proceeds from Dealer Recourse, if any, on Receivables or Financed Vehicles; (v) the rights of the Depositor under the Sale and Servicing Agreement; (vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that will have secured a Receivable and that will have been repossessed by or on behalf of the applicable Issuing Entity; and (vii) any and all proceeds of clauses (i) through (vi) above.  Various forms of credit enhancement may be used to provide credit enhancement for the benefit of holders of the related Securities, including a Yield Maintenance Account or a Reserve Account.  The property of the Issuing Entity is referred to herein as the “Trust Estate.”

If so specified in the related Prospectus Supplement, the Issuing Entity property may also include the rights of the Issuing Entity and powers of the applicable trustee under the Swap Agreement, and the amounts payable to the Issuing Entity under the Swap Agreement, and the rights of the Issuing Entity and the powers of the related trustee under the Revolving Liquidity Note Agreement, and the amounts so funded by the holder of the Revolving Liquidity Note under such Revolving Liquidity Note Agreement.

If so specified in the related Prospectus Supplement, TMCC Demand Notes will be issued by TMCC and purchased by the related Issuing Entity.  The TMCC Demand Notes will be unsecured general obligations of TMCC and will rank equally with all other outstanding unsecured and unsubordinated debt of TMCC.  For additional information regarding the TMCC Demand Notes, you should refer to “TMCC Demand Notes” in this prospectus and, if applicable, in the related Prospectus Supplement.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

An owner trustee for each Issuing Entity and an indenture trustee under any Indenture pursuant to which Notes are issued will be specified in the related Prospectus Supplement.  An owner trustee’s or indenture trustee’s liability in connection with the issuance and, if applicable, the sale of the related Securities is limited solely to the express obligations of such owner trustee or indenture trustee described in the related Trust Agreement, and/or Sale and Servicing Agreement or Indenture, as applicable.  An owner trustee or indenture trustee may resign at any time by so notifying the Issuing Entity, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto.  Any rating agency engaged by TMCC to rate the Notes of a series (each, a “Rating Agency”) will also be notified of such resignation.  The administrator of an Issuing Entity may also remove an owner trustee or indenture trustee that ceases to be eligible to continue in such capacity under the related Trust Agreement or the Indenture or becomes insolvent or legally unable to act.  In such circumstances, the Servicer or the administrator, as the case may be, will be obligated to appoint a successor thereto.  Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee pursuant to the Trust Agreement.  No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by the successor indenture trustee pursuant to the Indenture.

The Issuing Entity will cause the administrator to indemnify the indenture trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of the applicable Issuing Entity and the performance of its duties under the Indenture, the Sale and Servicing Agreement or any other Transfer and Servicing Agreement. The indenture trustee will notify the Issuing Entity and the administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the indenture trustee to provide such notification will not relieve the Issuing Entity or the administrator of its obligations under the Indenture if no prejudice to the Issuing Entity or the administrator will have resulted from such failure.  Neither the Issuing Entity nor the administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith.

WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES

The Issuing Entity—The indenture trustee will provide to Noteholders (which will be Cede & Co. as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the Receivables and certain other matters.  For additional information, you should refer to “Certain Information Regarding the Notes—Reports to Securityholders” and “Description of the Transfer and Servicing Agreements—Evidence as to Compliance” in this prospectus.  If and for so long as any Notes are listed on an exchange and the rules of such exchange so require, each such report (including a statement of the outstanding principal amount of each class of Notes) also will be delivered to such exchange on the related Payment Date or other date for delivery of such reports.  Copies of such reports may be obtained at no charge at the offices specified in the related Prospectus Supplement.

The Depositor—Toyota Auto Finance Receivables LLC, as Depositor, has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) of which this prospectus forms a part.  The Registration Statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s reference room by calling the SEC at (800) SEC-0330.  You may obtain copies of such materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  All reports filed by the Depositor may be found on EDGAR, or any successor electronic filing website, filed under the name of the Depositor and under the SEC Central Index Key (CIK) 0001131131, and all reports filed with respect to each Issuing Entity will be filed under registration file number 333-188672 plus the applicable serial tag number.  Copies of the transaction agreements relating to the Notes will also be filed with the SEC on EDGAR under the registration number shown above.

For the time period that each Issuing Entity is required to report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Depositor, on behalf of the Issuing Entity of the related series, will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report) including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related Prospectus Supplement;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the payment date specified in the related Prospectus Supplement; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Exchange Act.

Unless specifically stated in the report, the report and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each Issuing Entity formed by the Depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related Prospectus Supplement, is not available until filing of the final Prospectus Supplement related to the series.  Unless a technical problem occurs with the EDGAR system, reports filed with the SEC with respect to an Issuing Entity after the final Prospectus Supplement is filed will be available under the Issuing Entity’s specific number, which will be a series number assigned to the file number of the Depositor shown above.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each Securityholder as specified under “Certain Information Regarding the Notes—Reports to Securityholders” in this prospectus.  The Depositor will post reports on its website located at “www.toyotafinancial.com” as soon as reasonably practicable after such reports are filed with the SEC.

Static Pool Data—Static pool data with respect to the delinquency, cumulative loss and prepayment data for each Issuing Entity (i) by vintage origination year for TMCC and/or (ii) by prior securitized pools of TMCC, as applicable, will be presented in an appendix to the related Prospectus Supplement.

If and for so long as Notes are listed on an exchange and the rules of such exchange so require, the related Prospectus Supplement will include the address of an office in the jurisdictions specified by the rules of such exchange at which copies of the Registration Statement filed by TAFR LLC (including all documents incorporated in the Registration Statement) can be obtained for so long as those Notes are outstanding.  If so required by the rules of such exchange, copies of those documents will also be filed with such exchange for so long as those Notes are outstanding.  Copies of the transaction agreements relating to the Notes will also be filed with the SEC and with any such exchange that so requires.

THE RECEIVABLES POOLS

The Receivables Pool for each Issuing Entity will include the Receivables purchased as of the applicable Cutoff Date.  The Receivables will have been originated by Dealers in accordance with TMCC’s requirements and subsequently purchased by TMCC.  The Receivables evidence the indirect financing made available by TMCC to the related Obligors in connection with the purchase by such Obligors of the Financed Vehicles.  On or before the date of initial issuance of the Notes (the “Closing Date”), TMCC will sell the Receivables comprising the related initial Receivables Pool to the Depositor pursuant to the receivables purchase agreement (the “Receivables Purchase Agreement”) between the Depositor and TMCC, provided that if so specified in the related Prospectus Supplement, the Issuing Entity may subsequently purchase additional Receivables from the Depositor during a specified Revolving Period or Prefunding Period.  The Depositor will, in turn, sell the Receivables to the Issuing Entity pursuant to the related Transfer and Servicing Agreement.  During the term of the related Transfer and Servicing Agreement, neither the Depositor nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Issuing Entity.

The Receivables in each Receivables Pool will have been purchased by TMCC from Dealers in the ordinary course of business.  The Receivables are purchased from Dealers pursuant to Dealer Agreements.  TMCC purchases Receivables originated in accordance with its credit standards which are based upon the vehicle buyer’s ability and willingness to repay the obligation as well as the value of the vehicle being financed, as described under

“The Sponsor, Administrator, Servicer and Issuer of the TMCC Demand Notes—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus.

The Receivables to be held by each Issuing Entity for inclusion in a Receivables Pool will be selected from TMCC’s portfolio of automobile and/or light duty truck retail installment sales contracts that meet several criteria.  These criteria require that each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for monthly payments that fully amortize the amount financed over its original term to maturity (except for minimally different payments in the first or last month in the life of the Receivable and except pursuant to the Servicer’s Customary Servicing Practices, including permitted modifications that re-amortize the term of the Receivable), and (iv) satisfies the other criteria, if any, described in the related Prospectus Supplement, which may include original term to maturity, percentage by principal balance of the Receivables of types of vehicles, geographic location, percentage by principal balance of the Receivables of new vehicles and used vehicles, credit grade, remaining term to maturity, delinquency status, date of origination and contractual annual percentage rate.  No selection procedures believed by the Depositor to be adverse to the Noteholders of any series will be used in selecting the related Receivables.

Each Receivable will provide for the allocation of payments according to (i) the simple interest method (“Simple Interest Receivables”) or (ii) the “actuarial” method (“Actuarial Receivables”).

Simple Interest Receivables.  Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal.  Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled.  Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date for the related Receivable.  No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

Actuarial Receivables.  An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments.  Each Scheduled Payment is deemed to consist of an amount of interest equal to 1/12 of the stated annual percentage rate (“APR”) of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment.  No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

Additional information with respect to each Receivables Pool will be described in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Actuarial and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.  If a substantial portion of the Receivables in a Receivable Pool consist of Receivables evidenced by electronic contracts, the portion of the Receivables Pool evidenced by electronic contracts will be described in the related Prospectus Supplement.  The related Prospectus Supplement will also include static pool information regarding pools of assets related to certain previously issued series of Notes.

Prefunding.  An Issuing Entity may enter into an agreement with the Depositor, in which the Depositor will sell additional Receivables to the Issuing Entity after the Closing Date.  The transfer of Receivables to the Issuing Entity after the Closing Date is known as a prefunding feature.  Any subsequent Receivables will be required to conform to the requirements described in the related Prospectus Supplement. If a prefunding feature is used, the indenture trustee will be required to deposit all or a portion of the proceeds of the sale of the Notes of the series in a segregated account.  The subsequent Receivables will be transferred to the Issuing Entity in exchange for money released from that segregated account.  Any transfer of Receivables must occur within a specified period.  If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of Notes.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Certain information concerning TMCC’s experience pertaining to delinquencies, repossessions and net losses with respect to its portfolio of new and used retail automobile and/or light duty truck receivables (including receivables previously sold that TMCC continues to service) will be described in each Prospectus Supplement.  There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

WEIGHTED AVERAGE LIVES OF THE NOTES

Information regarding maturity and prepayment considerations with respect to each series of Notes will be described under “Weighted Average Lives of the Notes” in the related Prospectus Supplement and “Risk Factors — You may experience reduced returns on your investments resulting from prepayments on the receivables, events of default, optional redemption, repurchases of receivables or early termination of the issuing entity” in this prospectus.  The weighted average lives of the Notes of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments.  For this purpose, the term “prepayments” includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, theft, credit life and credit disability insurance policies and repurchases or purchases by the Depositor or TMCC of certain Receivables for administrative reasons or for breaches of representations and warranties.  The term “weighted average life” corresponds to the average amount of time during which each dollar of principal of a Receivable is outstanding.

All of the Receivables will be prepayable at any time without penalty to the Obligor.  However, a partial prepayment received on an Actuarial Receivable made by an Obligor will not be applied to reduce the outstanding principal balance of that Receivable on the Payment Date following the Collection Period in which they were received but will be retained and applied towards payments due in later Collection Periods.  If prepayments in full are received on an Actuarial Receivable or if full or partial prepayments are received on the Simple Interest Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life of the Receivables described in the related Prospectus Supplement.  The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer.  A prepayment may also occur if an Obligor refinances a Receivable.  Refinancings may occur more frequently in a declining interest rate environment.

Under certain circumstances, the Depositor or Servicer will be obligated to repurchase Receivables from a given Issuing Entity pursuant to the related Sale and Servicing Agreement as a result of breaches of certain representations and warranties or covenants.  For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus.  In addition, pursuant to agreements between TMCC and the Dealers, each Dealer is obligated to repurchase from TMCC contracts that do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations are referred to in this prospectus as “Dealer Recourse”).  Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not relate to the creditworthiness of the related Obligors or the collectibility of such contracts.  Although the Dealer Agreements with respect to the Receivables will not be assigned to the Issuing Entity, TMCC’s interest in any Dealer Recourse will be assigned, and the related Sale and Servicing Agreement will require that TMCC deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related Collection Account.  The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under such retail installment sales contract, other than in connection with the breach of the foregoing representations and warranties.  For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus.

The effective yield on, and average lives of, a series of Notes will depend on, among other things, the amount of payments (including prepayments) on or in respect of the related Receivables and the rate at which such payments are made to such Noteholders. The timing of changes in the rate of payments in respect of the Receivables also may affect significantly an investor’s actual yield to maturity and the average lives of a series of Notes. A substantial increase in the rate of payments on or in respect of the related Receivables (including liquidation or other disposition of Financed Vehicles) may shorten the final maturities of, and may significantly affect the yields on, the related series of Notes.

An investor’s expected yield will be affected by:

•	the price paid for the Notes of a series,

•	the rate of prepayments of the related Receivables, and

•	the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if prepayments on the related Receivables are slower than anticipated, an investor’s yield may be lower if interest rates are higher than anticipated and higher if interest rates are lower than anticipated. Conversely, if prepayments on the related Receivables are faster than anticipated, an investor’s yield may be higher if interest rates are higher than anticipated and lower if interest rates are lower than anticipated.

Early retirement of the Notes will occur if the Servicer, or any successor to the Servicer, exercises its option to purchase all of the Receivables remaining in the Issuing Entity when the Pool Balance is equal to or less than the percentage specified in the related Prospectus Supplement of the Pool Balance as of the Cutoff Date.  For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Termination” in this prospectus.  Certain Events of Default could result in liquidation of the assets of the Issuing Entity and acceleration of the related Notes.  For additional information, you should refer to “Description of the Notes—The Indenture—Events of Default; Rights upon Event of Default” in this prospectus.  For additional information regarding events that would result in a termination of a swap, you should refer to “The Swap Agreement” in the related Prospectus Supplement.  If the Issuing Entity is party to a Revolving Liquidity Note Agreement, events resulting in termination of the Revolving Liquidity Note Agreement may also result in liquidation of the assets of the Issuing Entity and acceleration of the related Notes.

Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of such prepayments to Noteholders will be borne entirely by the Noteholders.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes of a given series on each Payment Date, since the amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period.  No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders of a given series.

The related Prospectus Supplement may describe certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Notes.

POOL FACTORS AND TRADING INFORMATION

The “Note Pool Factor” is a seven digit decimal which the Servicer will compute prior to each payment with respect to each class of Notes.  The Note Pool Factor represents the remaining outstanding principal amount of a class of Notes, as of the close of business on the applicable Payment Date, as a fraction of the initial outstanding principal amount of such class of Notes.  Each Note Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes.  A Noteholder’s portion of the aggregate outstanding principal amount of the related class of Notes is the product of (i) the original denomination of such Noteholder’s Note and (ii) the applicable Note Pool Factor.

Unless otherwise provided in the related Prospectus Supplement with respect to each Issuing Entity, the Noteholders will receive reports on or about each Payment Date concerning (i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance, each Note Pool Factor and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or paid on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date.  In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  For additional information, you should refer to “Certain Information Regarding the Notes—Reports to Securityholders” in this prospectus.

USE OF PROCEEDS

Unless otherwise provided in the related Prospectus Supplement, each Issuing Entity will use the net proceeds from the sale of the Notes of a given series to purchase Receivables from the Depositor and to make the initial deposit into any related Reserve Account or Yield Maintenance Account, if applicable.

DESCRIPTION OF THE NOTES

General

With respect to each Issuing Entity that issues Notes, one or more classes (each, a “class”) of Notes of the related series will be issued pursuant to the terms of an indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.  The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Issuing Entity, the “Depository”) except as described below.  Notes will be available for purchase in the denominations specified in the related Prospectus Supplement in book entry form only (unless otherwise specified in the related Prospectus Supplement).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related Prospectus Supplement.  Accordingly, such nominee is expected to be the holder of record of the Notes (a “Noteholder”) of each class.  Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note.  All references in this prospectus and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the “DTC Participants”) and all references in this prospectus and in the related Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC’s procedures with respect thereto.  For additional information, you should refer to “Certain Information Regarding the Notes—Book Entry Registration” and “—Definitive Securities” in this prospectus.

Principal and Interest on the Notes

The related Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate (the “Interest Rate”) and amount of or method of determining payments of principal and interest (or, where applicable, of principal or interest only) on each class of Notes of a given series, including during any periods of payments of interest only or principal only.  Payments of interest on and principal of any Notes will be made on the dates specified in the related Prospectus Supplement (each, a “Payment Date”) in such amounts as are described in the Prospectus Supplement.  The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series.  Payments of interest on the Notes will generally be made prior to payments of principal.  With respect to holders of one or more classes of Notes so designated in the related Prospectus Supplement, during a Revolving Period, only payments of interest will be made on the Notes.  A series may include one or more classes of Notes (the “Strip Notes”) entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.  Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing.  The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate.  For additional information, you should refer to “Certain Information Regarding the Notes—Fixed Rate Notes” and “—Floating Rate Notes” in this prospectus.  One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer exercising its option to purchase the related Receivables Pool or other early termination of the related Issuing Entity.  Noteholders will not be able to cause the Issuing Entity to redeem their Notes.

One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent described in the related Prospectus Supplement.  Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the amounts described on such fixed principal payment schedule.

Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority.  Under certain circumstances, however, on any Payment Date the amount available for such payments could be less than the amount of interest payable on the Notes.  If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount of interest available for payment on the Notes.  For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Payments” and “—Credit and Cash Flow Enhancement” in this prospectus.

If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of such schedule or formula, of each such class will be described in the related Prospectus Supplement.  Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

The Indenture

Modification of Indenture.  If an Issuing Entity has issued Notes pursuant to an Indenture, the Issuing Entity and the applicable indenture trustee may, with the consent of the holders of a majority of the holders of the most senior class or classes of Notes of a series (as long as any Notes of such class or classes are outstanding), and thereafter, in the order of seniority, each other then most senior class or classes of Notes of a series, if any, described in the related Prospectus Supplement, as long as they are outstanding (such Notes, the “Controlling Class”), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.  Unless otherwise provided in the related Prospectus Supplement, for purposes of determining whether the Noteholders of the requisite percentage of the outstanding amount of the Controlling Class of Notes or any class of Notes have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture or the related Transfer and Servicing Agreements, Notes held or owned by the Issuing Entity, any other obligor upon the Notes, TAFR LLC, TMCC or any affiliate will be disregarded and deemed not to be “outstanding.”

Unless otherwise provided in the related Prospectus Supplement, the Issuing Entity and the applicable indenture trustee may also enter into supplemental indentures with prior notice to the Rating Agencies, and without obtaining the consent of the Noteholders or Certificateholders of the related series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided, that either (i) an officer’s certificate has been delivered by the Servicer to the related owner trustee and the related indenture trustee certifying that such officer reasonably believes that such supplemental indenture will not materially and adversely affect the interest of any such Noteholder or (ii) the related indenture trustee has been provided a letter from each applicable Rating Agency to the effect that such action will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes of the related series, or each other Rating Agency has been provided with 10 days prior notice of the proposed supplemental indenture and each such other Rating Agency has not notified the Indenture Trustee that such action might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes of the related series.

Additionally, unless otherwise provided in the related Prospectus Supplement, the Issuing Entity and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders or Certificateholders of the related series, but with prior notice to the Rating Agencies, for the purpose of, among other things, correcting or amplifying the description of the collateral, evidencing the assumption of the Issuing Entity’s obligations under the Indenture, the Notes and the Certificates, as applicable, by a permitted successor to the Issuing Entity, adding additional covenants of the Issuing Entity for the benefit of the related Noteholders and/or Swap Counterparty, surrendering rights of the Issuing Entity, conveying, or otherwise transferring or pledging, property to or with the related indenture trustee, evidencing and providing for the appointment of a successor indenture trustee or adding or changing any of the provisions of the Indenture as necessary and permitted to facilitate the administration by more than one indenture trustee, and modifying, eliminating or adding to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended.

Unless otherwise provided in the related Prospectus Supplement and subject to the terms described in the following paragraph, the Issuing Entity and the applicable indenture trustee, also may, with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental to the related indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the Noteholders under such indenture; provided, that Noteholders evidencing at least a majority of the outstanding principal amount of the Controlling Class, acting as a single class have consented to such amendment.

Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount of any such Note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults under the related Indenture and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Issuing Entity, any other obligor on such Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

Events of Default; Rights Upon Event of Default.  With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, “Events of Default” under the related Indenture will consist of: (i) a default for five business days or more in the payment of any interest on any such Note of the Controlling Class; (ii) a default in the payment of the principal of any such Note on the related final scheduled Payment Date; (iii) a default in the observance or performance of any covenant or agreement of the applicable Issuing Entity made in the related Indenture which materially and adversely affects interests of the Noteholders and the continuation of any such default for a period of 90 days after written notice of such default is given to such Issuing Entity by the applicable indenture trustee or to such Issuing Entity and such indenture trustee by the holders of at least a majority of the principal amount of such Notes of the Controlling Class then outstanding acting together as a single class; (iv) any representation or warranty made by such Issuing Entity in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made which materially and adversely affects the interests of the Noteholders, and such breach not having been cured within 60 days after written notice of such breach is given to such Issuing Entity by the applicable indenture trustee or to such Issuing Entity and such indenture trustee by the holders at least a majority of the principal amount of such Notes of the Controlling Class then outstanding acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Issuing Entity (which, if involuntary, remains unstayed for more than 90 days).

Notwithstanding the foregoing, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account.  Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.  Notwithstanding the foregoing, if a delay in or failure of performance referred to under clauses (i) through (iv) above was caused by force majeure or other similar occurrence, the grace period described in the applicable clause will be extended for a period of 30 calendar days.  In addition, as described below, following the occurrence of an Event of Default (other than an Event of Default related to the failure to make required payments) and acceleration of the maturity of the Notes, the indenture trustee is not required to sell the assets of the Issuing Entity (as described above under “The Issuing Entity Property” in this prospectus), and the indenture trustee may sell the assets of the related Issuing Entity only after meeting requirements specified in the Indenture.  Under those circumstances, even if the maturity of the Notes has been accelerated, there may not be any funds to pay the principal owed on the Notes.

If an Event of Default should occur and be continuing with respect to the Notes of any series, the related indenture trustee or holders of a majority in principal amount of such Notes of the Controlling Class then outstanding acting together as a single class may declare the principal of such Notes to be immediately due and payable.  Unless otherwise specified in the related Prospectus Supplement, such declaration may be rescinded by the holders of a majority in principal amount of such Notes of the Controlling Class then outstanding acting together as a single class if:

(i)           the Issuing Entity has paid or deposited with the indenture trustee a sum sufficient to pay:

(A)	all payments of principal of and interest on the Notes and all other amounts that would then be due on such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)
all sums paid by the indenture trustee under the related Indenture or the owner trustee under the related Trust Agreement and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and the owner trustee and their respective agents and counsel; and

(ii)	all Events of Default, other than the nonpayment of the principal or interest of the Notes that has become due solely by such acceleration, have been cured or waived.

If so specified in the related Prospectus Supplement, an Event of Default during a Revolving Period may cause the early termination of such Revolving Period and the commencement of payments of principal on the Notes.

If the Notes of any series are due and payable following an Event of Default with respect thereto, the related indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of  the related Trust Estate or elect to have the applicable Issuing Entity maintain possession of such Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration.  Unless otherwise specified in the related Prospectus Supplement, however, such indenture trustee is prohibited from selling the related Trust Estate following an Event of Default, other than a default in the payment of any principal on the final scheduled Payment Date of such Note or a default for five days or more in the payment of any interest on any Note of the Controlling Class of such series, unless (i) the holders of all such outstanding Notes of the Controlling Class consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such indenture trustee determines that the proceeds of the Trust Estate would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes of the Controlling Class.  Unless otherwise specified in the Prospectus Supplement, in the event of the sale of the Trust Estate by the indenture trustee following an Event of Default, the Noteholders will receive notice and opportunity to submit a bid in respect of such sale.

If an Event of Default occurs and is continuing and the indenture trustee has actual knowledge of such Event of Default, the indenture trustee will be obligated to mail to each Noteholder notice of the Event of Default within 90 days of the discovery of such Event of Default. Except in the case of an Event of Default in payment of principal on the final scheduled Payment Date of such Note or interest on any Note of the Controlling Class of such series (including payments pursuant to the mandatory redemption provisions of such Note), the indenture trustee may withhold the notice to Noteholders if and so long as a committee of its officers in good faith determines that withholding the notice is in the best interests of Noteholders.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the related indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the related indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of not less than a majority of the principal amount of the outstanding Notes of the Controlling Class of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of such Notes of the Controlling Class then outstanding may, in certain cases, waive any default under the related Indenture, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any Trust Account in respect of amounts due on the Notes, payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes of the Controlling Class.

Any Notes owned by the Depositor, the Servicer or any of their affiliates will be entitled to equal and proportionate benefits under the Indenture, except that such Notes, while owned by the Depositor, the Servicer or any of their affiliates, will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Indenture.

Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of the Controlling Class of such series have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee, (iii) such holder or holders have offered such indenture trustee reasonable indemnity, (iv) such indenture trustee has for 30 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such indenture trustee during such 30 day period by the holders of a majority in principal amount of such outstanding Notes of the Controlling Class.

In addition, each indenture trustee and the related Noteholders by accepting the related Notes, covenants that they will not at any time institute against the applicable Issuing Entity or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any Issuing Entity, neither the related indenture trustee nor the related owner trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Issuing Entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Issuing Entity contained in the applicable Indenture.

Certain Covenants.  Each Indenture will provide that the related Issuing Entity may not consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Issuing Entity’s obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Issuing Entity under the Indenture, (iii) no Event of Default has occurred and be continuing immediately after such merger or consolidation, (iv) such Issuing Entity has been advised that the rating of the Notes of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Issuing Entity has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any related Noteholder or Certificateholder.

Each Issuing Entity will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Issuing Entity (collectively, the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of such Issuing Entity, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (referred to in this prospectus as the “Code”) or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Issuing Entity, (iii) except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Issuing Entity or any part thereof, or any interest in the assets of the Issuing Entity or the proceeds thereof.

No Issuing Entity may engage in any activity other than as specified in this prospectus or in the related Prospectus Supplement.  No Issuing Entity will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

Annual Compliance Statement.  Each Issuing Entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report.  The indenture trustee for each Issuing Entity will be required to distribute each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Issuing Entity to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related indenture trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such Notes.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the related Prospectus Supplement.  The indenture trustee for any series generally may resign at any time.  Upon resignation of the indenture trustee, the Issuing Entity will be obligated to appoint a successor thereto for such series.  The Issuing Entity or administrator may also remove any such indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related Indenture or if such indenture trustee becomes bankrupt or insolvent.  In such circumstances, the Issuing Entity will be obligated to appoint a successor thereto for the applicable series of Notes.  Any resignation or removal of the indenture trustee and appointment of a successor thereto for any series of Notes will not become effective until acceptance of the appointment by such successor.

CERTAIN INFORMATION REGARDING THE NOTES

Fixed Rate Notes

Any class of Notes (other than certain classes of Strip Notes) may bear interest at a fixed rate per annum (“Fixed Rate Notes”) or at a variable or adjustable rate per annum (“Floating Rate Notes”), as more fully described below and in the related Prospectus Supplement.  Each class of Fixed Rate Notes will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the related Prospectus Supplement.  Unless otherwise described in the related Prospectus Supplement, interest on each class of Fixed Rate Notes will be computed on the basis of a 360 day year of twelve 30 day months.  For additional information, you should refer to “Description of the Notes—Principal and Interest on the Notes” and “Description of the Certificates—Payments of Principal and Interest” in this prospectus.

Floating Rate Notes

Each class of Floating Rate Notes will bear interest during each applicable Interest Period at a rate per annum determined by reference to an interest rate basis (the “Base Rate”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement.

The “Spread” is the number of basis points to be added to or subtracted from the related Base Rate applicable to such Floating Rate Notes.  The “Spread Multiplier” is the percentage of the related Base Rate applicable to such Floating Rate Notes by which such Base Rate will be multiplied to determine the applicable interest rate on such Floating Rate Notes.  The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

The related Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Note: (i) the CD Rate (a “CD Rate Note”), (ii) the Commercial Paper Rate (a “Commercial Paper Rate Note”), (iii) the Federal Funds Rate (a “Federal Funds Rate Note”), (iv) LIBOR (a “LIBOR Note”) or (v) the Treasury Rate (a “Treasury Rate Note”).

“H.15(519)” means the weekly statistical release designated as H.15(519) published by the Board of Governors of the Federal Reserve System, available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current/default.htm, or any successor site or publication.  “H.15 Daily Update” means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/ default.htm, or any successor site or publication.  “Interest Reset Date” will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Notes.

Each related Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Notes will be reset daily, weekly, monthly, quarterly, semiannually, annually or such other specified period (each, an “Interest Reset Period”) and the dates on which such Interest Rate will be reset (each, an “Interest Reset Date”).  Unless otherwise specified in the related Prospectus Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the related Prospectus Supplement; and (vi) annually, the third Wednesday of the month specified in the related Prospectus Supplement.

The interest rate that will take effect with respect to a Floating Rate Note on an Interest Reset Date will be the rate determined as of the applicable interest determination date (each, an “Interest Determination Date”).  Unless otherwise indicated in the related Prospectus Supplement:  the Interest Rate Determination Date with respect to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes and Federal Funds Rate Notes will be such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for LIBOR Notes will be the second London Business Day preceding such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for Treasury Rate Notes will be the day of the week on which Treasury bills normally would be auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if, as a result of a legal holiday, an auction is held on the Friday of the week preceding an Interest Reset Date, the related Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the Interest Reset Date will instead be the first Business Day following such auction.

Unless otherwise specified in the related Prospectus Supplement, if any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.  Unless specified otherwise in the related Prospectus Supplement, “Business Day” means a day other than a Saturday, a Sunday, a legal holiday or a day on which commercial banks in New York, New York, or San Francisco, California are authorized or obligated by law, regulation, executive order or decree to be closed.  Unless otherwise specified in the related Prospectus Supplement, with respect to determining the Interest Reset Date for Notes as to which LIBOR is an applicable Base Rate, the definition of Business Day will also include all London Business Days.  “London Business Day” means any day (a) on which commercial banks are open for business, including dealings in such Index Currency in London and (b) if the Index Currency is the Euro a day on which the Trans European Automated Real time Gross Settlement Express Transfer System (“TARGET system”) is open and on which commercial banks and foreign exchange markets settle payments in London and New York.

Unless otherwise specified in the related Prospectus Supplement, if any Payment Date for any Floating Rate Note (other than the Final Payment Date) would otherwise be a day that is not a Business Day, such Payment Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Note as to which LIBOR is the applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Payment Date will be the immediately preceding Business Day.  Unless otherwise specified in the related Prospectus Supplement, if the final Payment Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after such Final Payment Date.

Except as otherwise specified in the related Prospectus Supplement, each Floating Rate Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case as specified in the related Prospectus Supplement.  For Floating Rate Notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying (i) the face amount of such Floating Rate Note; (ii) the applicable interest rate, and (iii) the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Note, if any portion of the related Interest Period falls in a leap year, the product of (i) and (ii) above will be multiplied by the sum of (X) the actual number of days in that portion of such Interest Period falling in a leap year divided by 366 and (Y) the actual number of days in that portion of such Interest Period falling in a non-leap year divided by 365).  For Floating Rate Notes calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360 day year of twelve 30 day months, irrespective of how many days are actually in such Interest Period.  Unless otherwise specified in the related Prospectus Supplement, with respect to any Floating Rate Note that accrues interest on a 30/360 basis, if any Payment Date including the related Final Payment Date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Payment Date.  The “Interest Period” with respect to any class of Floating Rate Notes will be described in the related Prospectus Supplement.

As specified in the related Prospectus Supplement, Floating Rate Notes of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.  In addition to any maximum interest rate that may be applicable to any class of Floating Rate Notes, the interest rate applicable to any class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Each Issuing Entity with respect to which a class of Floating Rate Notes will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate interest rates on each such class of Floating Rate Notes issued with respect thereto.  The related Prospectus Supplement will describe the identity of the Calculation Agent for each such class of Floating Rate Notes of a given series, which may be the related indenture trustee with respect to such series.  All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Notes of a given class.  Unless otherwise specified in the related Prospectus Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one half cent being rounded upward).

CD Rate Notes.  Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, the “CD Rate” for each Interest Reset Period will be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a “CD Rate Determination Date”) for negotiable United States dollar certificates of deposit having the Index Maturity specified in the related Prospectus Supplement as published in H.15(519), as defined above, under the heading “Floating Rate Notes.”

The following procedures will be followed if the CD Rate cannot be determined as described above:

(1)
If the rate referred to above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on the applicable CD Rate Determination Date will be the rate for negotiable United States dollar certificates of deposit of the Index Maturity specified in the related Prospectus Supplement as published in H.15 Daily Update (as defined above), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”.

(2)
If the rate referred to in clause (1) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on the applicable CD Rate Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the applicable CD Rate Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the related Prospectus Supplement in an amount that is representative for a single transaction in that market at the time.

(3)
If the dealers selected by the Calculation Agent are not quoting as described in clause (2) above, the CD Rate on the applicable CD Rate Determination Date will be the rate in effect on the applicable CD Rate Determination Date.

The “Calculation Date” pertaining to any CD Rate Determination Date will be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the Business Day preceding the applicable Payment Date.

Commercial Paper Rate Notes.  Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, the “Commercial Paper Rate” for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a “Commercial Paper Rate Determination Date”) and will be the Money Market Yield, as defined below, on the applicable Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the related Prospectus Supplement published in H.15(519) under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

(1)
If the rate referred to above is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the related Prospectus Supplement published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the caption “Commercial Paper—Nonfinancial.”

(2)
If by 3:00 p.m., New York City time, on the related Calculation Date the Commercial Paper Rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Commercial Paper Rate Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on the applicable Commercial Paper Rate Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent for commercial paper having the Index Maturity designated in the related Prospectus Supplement placed for industrial issuers whose bond rating is “Aa” or the equivalent from a nationally recognized securities rating organization.

(3)
If the dealers selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Commercial Paper Rate determined on the applicable Commercial Paper Rate Determination Date will be the rate in effect on the applicable Commercial Paper Rate Determination Date.

“Money Market Yield” means a yield (expressed as a percentage rounded upward to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =	D x 360	X 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Period for which interest is being calculated.

The “Calculation Date” pertaining to any Commercial Paper Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the related Payment Date.

Federal Funds Rate Notes.  Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, the “Federal Funds Rate” for each Interest Reset Period will be the effective rate as of the first Business Day prior to the Interest Reset Date for such Interest Reset Period (a “Federal Funds Rate Determination Date” for United States dollar federal funds as published in H.15(519) for that day opposite the caption “EFFECT,” as displayed on Reuters Screen FEDFUNDS1 Page or any other page as may replace the applicable page on that service.

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

(1)
If the rate referred to above does not appear on Reuters Screen FEDFUNDS1 Page or is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Federal Funds Rate Determination Date will be the rate on the applicable Federal Funds Rate Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading “Federal Funds (Effective).”

(2)
If the Federal Funds Rate is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Federal Funds Rate Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent before 9:00 a.m., New York City time on the applicable Federal Funds Rate Determination Date.

(3)
If the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Federal Funds Rate for the applicable Federal Funds Rate Determination Date will be the Federal Funds Rate in effect on the applicable Federal Funds Rate Determination Date.

The “Calculation Date” pertaining to any Federal Funds Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Federal Funds Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the related Payment Date.

LIBOR Notes.  Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, “LIBOR” for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Note to be the rate for deposits in the Index Currency having the Index Maturity designated in the related Prospectus Supplement commencing on the second “London Business Day” (as defined above) immediately following the applicable Interest Determination Date that appears on the Reuters Screen LIBOR 01 Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

The following procedures will be followed if LIBOR cannot be determined as described above:

(1)
With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Reuters Screen LIBOR 01 Page as specified above, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the related Prospectus Supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable Index Currency in that market at that time.  If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations.

(2)
If fewer than two quotations referred to in clause (1) above are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the related Prospectus Supplement, in the applicable Principal Financial Center, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the related Prospectus Supplement and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time.

(3)
If the banks so selected by the calculation agent are not quoting as mentioned in clause (2) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

“Index Currency” means the currency specified in the related Prospectus Supplement as the currency for which LIBOR will be calculated.  If no currency is specified in the related Prospectus Supplement, the Index Currency will be United States dollars.

“Principal Financial Center” means, unless otherwise specified in the related Prospectus Supplement, the capital city of the country issuing the Index Currency relates, except that with respect to United States dollars,

Australian dollars, Canadian dollars, euros, South African Rand and Swiss Francs, the Principal Financial Center will be the City of New York, Sydney, Toronto, London, Johannesburg and Zurich, respectively.

Treasury Rate Notes.  Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the related Prospectus Supplement determined on the “Treasury Rate Determination Date” specified in such Prospectus Supplement.

Unless specified otherwise in the related Prospectus Supplement, the “Treasury Rate” for each Interest Period means the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on the Reuters Screen USAUCTION10 Page or the Reuters Screen USAUCTION11 Page opposite the “Designated Maturity.”

The following procedures will be followed if the Treasury Rate cannot be determined as described above:

(1)
If the rate described above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

(2)
If the rate described in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

(3)
If the rate described in clause (2) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)
If the rate described in clause (3) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(5)
If the rate described in clause (4) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the calculation agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement.

(6)
If the dealers selected by the calculation agent are not quoting as described in clause (5) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =	D x N	X 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

The “Calculation Date” pertaining to any Treasury Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

Derivative and Other Cash Flow Enhancement Arrangements

The Issuing Entity may also include one or more derivative or other cash flow arrangements to ensure the timely payment of interest on the Notes of a series or any class of Notes. Such arrangements may include maturity liquidity facilities, interest rate cap or floor agreements or interest rate or currency swap agreements.  The type of arrangements, if any, for a series of Notes or class of Notes, along with a description of the provider of such arrangements (which may include TMCC), will be described in the related Prospectus Supplement.

Revolving Period

If so specified in the related Prospectus Supplement, the Sale and Servicing Agreement for any series may provide that all or a portion of the principal collected on the Receivables may be applied by the indenture trustee to acquire subsequent Receivables during a specified period rather than used to distribute payments of principal to holders of one or more classes of securities of such series during that period.  The duration of any such Revolving Period (a “Revolving Period”) will not exceed three years.  The related Prospectus Supplement will specify the percentage of the aggregate principal balance of the Receivables represented by the Revolving Period and the maximum amount of additional Receivables that may be acquired during the Revolving Period, in each case, to the extent determinable.  Any specified Revolving Period would be followed by an “Amortization Period,” during which Noteholders would receive payments in respect of principal.  Any Revolving Period may terminate earlier than its scheduled end date upon the occurrence of certain events specified in the related Prospectus Supplement.  Any such termination of a Revolving Period would result in earlier than expected principal repayment of the Notes.

Prefunding Period

If so specified in the related Prospectus Supplement, on the Closing Date, a portion of the proceeds specified in the related Prospectus Supplement received from the sale of the applicable Notes and Certificates will be deposited into a segregated prefunding account.  The related Prospectus Supplement also will specify the percentage of the aggregate principal balance of the Receivables  represented by the prefunded amount.  Following the Closing Date, and continuing until the date specified in the related Prospectus Supplement, commonly referred to as a prefunding period, the Issuing Entity will have the ability to purchase additional Receivables to the extent there are sufficient funds on deposit in the related prefunding account.  The prefunding period will be no longer than one year.  If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of Notes.  Any prefunding period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of one or more classes of Notes specified in the related Prospectus Supplement upon the occurrence of certain events to be described in the related Prospectus Supplement.  In addition, the related Prospectus Supplement will specify any limitation on the ability of the sponsor or Depositor to add assets and the requirements for assets that may be added to the pool.

Book Entry Registration

General

Upon issuance, unless otherwise specified in the related Prospectus Supplement, all notes in book-entry form having the same original issue date, Maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, the Depository Trust Company (“DTC”), as depository, registered in the name of DTC or a nominee of DTC.

Except as described below, a global note may not be transferred except as a whole: (1) by DTC to a nominee of DTC; (2) by a nominee of DTC to DTC or another nominee of DTC; (3) by DTC or any nominee to a successor of DTC or a nominee of the successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be the sole holder of the notes in book-entry form represented by the global note for all purposes under the Indenture. Except as otherwise provided in this section, the actual purchasers, or “Beneficial Owners,” of the global note or notes representing notes in book-entry form will not be entitled to receive physical delivery of notes in certificated form and will not be considered to be the holders of the notes for any purpose under the Indenture, and no global note representing notes in book-entry form will be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if a person is not a participant, on the procedures of the participant through which the person owns its interest in order to exercise any rights of a holder under the Indenture.

We may elect to allow Beneficial Owners to hold their interest in a Global Note held by DTC through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their customers through accounts held in Clearstream’s and Euroclear names on the books of their respective depositaries, which in turn will hold the interests in the depositaries’ names on the books of DTC.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize Beneficial Owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of Beneficial Owners. Euroclear operator or Clearstream, as the case may be, will take action on behalf of their participants only in accordance with its relevant rules and procedures and subject to its respective depositaries’ ability to effect such actions on its behalf through DTC.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global note representing notes in book-entry form. Further, because DTC can act only on behalf of its participants, who in turn act on behalf of indirect participants, the ability of Beneficial Owners to pledge their interest in the notes to persons or entities that do not participate in the DTC system, or otherwise take action with respect to such interest, may be limited by the lack of a definitive certificate of such interest.

Settlement Procedures

The initial depository for the notes will be DTC. The depository will act as securities depository for the notes in book-entry form. The notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., the depository’s nominee or such other name as may be requested by an authorized representative of DTC. One global note will be issued to represent each $500,000,000 of aggregate principal amount of notes of the same issue. Additional global notes will be issued to represent any remaining principal amount of the issue.

Purchases of notes in book-entry form under DTC’s system must be made by or through direct participants, which will receive a credit for notes in book-entry form on DTC’s records. The ownership interest of each Beneficial Owner is in turn recorded on the records of direct participants and indirect participants. Beneficial

Owners of notes in book-entry form will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in a global note representing notes in book-entry form are accomplished by entries made on the books of participants acting on behalf of the Beneficial Owners. Beneficial Owners of a global note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests in the notes, unless use of the book-entry system for notes in book-entry form is discontinued.

To facilitate subsequent transfers, all global notes representing notes in book-entry form which are deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name Cede & Co. or such other DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global notes representing the notes in book-entry form; DTC’s records reflect only the identity of the direct participants to whose accounts the notes in book-entry form are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the notes to their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the notes in book-entry form within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global notes representing the notes in book-entry form unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

So long as DTC, or its nominee, is a registered owner of the global notes representing the notes in book-entry form, we will make principal, premium, if any, and interest payments on the global notes representing the notes in book-entry form to DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from TAFR LLC or the indenture trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC, the indenture trustee or TAFR LLC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of TAFR LLC or the indenture trustee. Disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of payments to the Beneficial Owners is the responsibility of direct participants and indirect participants. Distributions with respect to Notes held through Clearstream or Euroclear will be credited, to the extent received by their respective depositaries, to the cash accounts of their participants in accordance with the relevant system’s rules and procedures.

DTC may discontinue providing its services as securities depository with respect to the notes in book-entry form at any time by giving reasonable notice to TAFR LLC or the indenture trustee. Under these circumstances, if a successor securities depository is not obtained, notes in certificated form are required to be printed and delivered.

We may decide (subject to the procedures of the securities depository) to discontinue use of a system of book-entry transfers through the depository or a successor securities depository. In that event, notes in definitive certificated form will be printed and delivered.

If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, we will issue notes in certificated form in exchange for the notes represented by the global notes. In addition, we may at any time and in our sole discretion determine (subject to the procedures of the securities depositary) to discontinue use of a global note and, in that event, will issue notes in certificated form in exchange for the notes represented by the global note. Notes so issued will be issued in minimum denominations as provided in the related Prospectus Supplement and will be issued in registered form only, without coupons.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between participants of DTC, or “DTC Participants.”  Secondary market sales of notes held in DTC between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations.

Trading between participants of Euroclear, or “Euroclear Participants” and/or participants of Clearstream, or “Clearstream Participants.”  Secondary market sales of beneficial interests in the notes held through Euroclear or Clearstream to purchasers that will hold beneficial interests through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds.

Trading between DTC Seller and Euroclear/Clearstream Purchaser.  When book-entry interests in notes are to be transferred from the account of a DTC Participant to the account of a Euroclear or Clearstream accountholder, the purchaser must first send instructions to the Euroclear operator or Clearstream through a participant at least one business day (European time) prior to the settlement date, in accordance with its rules and procedures and within its established deadlines (European time). Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC. Euroclear or Clearstream will then instruct its depositary to receive the notes and make payment for them. On the settlement date, the depositary will make payment to the DTC Participant’s account and the notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the notes to the U.S. depositary for Euroclear or Clearstream, as the case may be. Euroclear operator or Clearstream will credit the notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next business day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date (which will be the preceding business day (European time) if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date. Since the settlement will occur during New York business hours, a DTC Participant selling an interest in the notes can use its usual procedures for transferring notes to the U.S. depositary for Euroclear or Clearstream, as the case may be, for the benefit of Euroclear Participants or Clearstream Participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC Participants.

Trading between a Euroclear or Clearstream Seller and a DTC Purchaser.  Due to time zone differences in their favor, Euroclear Participants and Clearstream Participants can use their usual procedures to transfer notes through the applicable U.S. depositary to a DTC Participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day (European time) prior to the settlement date. Euroclear or Clearstream will then instruct its U.S. Depositary to credit the notes to the DTC Participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream Participant on the following business day (European time), but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding business day (European time) if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

Although the foregoing sets out the procedures of Euroclear, Clearstream and DTC in order to facilitate the transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, none of Euroclear, Clearstream or DTC is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor any agent or any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the Securities Act will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described above.

The Clearing Systems

DTC.  DTC, the world’s largest securities depository, is a limited -purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC Direct Participants deposit with DTC.  DTC also facilitates the post-trade settlement among DTC Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates.  DTC Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Direct Participant, either directly or indirectly. The DTC Rules applicable to DTC Direct Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Clearstream.  Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book- entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the agents. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.  Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear.  Euroclear holds securities and book-entry interests in securities for participants of Euroclear (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.  Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear Participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the agents. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and

Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depository for Euroclear.

Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.  Information concerning DTC, Clearstream, and Euroclear in this prospectus has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

Definitive Securities

The Certificates of a given series will be issued in fully registered, certificated form (“Definitive Certificates”).  Unless otherwise specified in the related Prospectus Supplement, the Notes of a given series will be issued in fully registered, certificated form (“Definitive Notes” and together with the Definitive Certificates, collectively referred to in this prospectus as “Definitive Securities”) to Noteholders or their respective nominees, rather than to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Notes and such administrator or trustee is unable to locate a qualified successor (and if it is an administrator that has made such determination, such administrator so notifies the applicable trustee in writing), (ii) the Depositor or the administrator or trustee, as applicable, at its option, elects to terminate the book entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Notes, holders representing at least a majority of the outstanding principal amount of the Notes of the Controlling Class of such series, acting together as a single class, advise the applicable trustee through DTC in writing that the continuation of a book entry system through DTC (or a successor to DTC) with respect to such Notes is no longer in the best interest of the holders of such Notes.

Upon the occurrence of any event described in the immediately preceding paragraph, the applicable indenture trustee will be required to notify all applicable Noteholders of a given series through Participants of the availability of Definitive Notes.  Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the applicable indenture trustee will reissue such Notes as Definitive Notes to such Noteholders.

Payments of principal of, and interest on, such Definitive Notes will thereafter be made by the applicable trustee or indenture trustee in accordance with the procedures described in the related Indenture or the related Trust Agreement, as applicable, directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date specified for such Notes in the related Prospectus Supplement.  Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable indenture trustee.  The final payment on any such Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final payment to the applicable Noteholders.  The applicable indenture trustee will provide such notice to the applicable Noteholders not less than 15 or more than 30 days prior to the date on which such final payment is expected to occur.

Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities.  No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal amount of such Notes may, by written request to the related indenture trustee, obtain access to the list of all Noteholders maintained by such indenture trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes.  Such indenture trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

The Depositor or an affiliate will be the initial Certificateholder for any series.

The Trust Agreement and Indenture will not provide for the holding of annual or other meetings of Securityholders.

Reports to Securityholders

With respect to each series of Securities, on or prior to each Payment Date, the Servicer will prepare and provide to the related indenture trustee and the owner trustee a statement to be delivered to the related Noteholders and Certificateholders, respectively, on such Payment Date.  With respect to each series of Securities, each such statement to be delivered to Securityholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series and as to the Certificates of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

(i)	the amount of the payment allocable to the principal amount of each class of Notes;

(ii)	the amount of the payment allocable to interest on each class of Notes;

(iii)
the applicable reserve account draw amount, if any, the balance on deposit in the Reserve Account on that Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of that Payment Date and the change in that balance from the immediately preceding Payment Date;

(iv)	the number of Receivables, the Pool Balance and the Adjusted Pool Balance as of the close of business on the first day and the last day of the related Collection Period;

(v)	the aggregate outstanding principal amount and the Note Pool Factor for each class of Notes, before and after giving effect to all payments in respect of principal on such Payment Date;

(vi)
the amount of the Basic Servicing Fee paid to the Servicer, the amount of any unpaid Basic Servicing Fee, if any, and the change in that amount from that of the prior Payment Date and the amount of any additional servicing compensation paid to the Servicer, each with respect to the related Collection Period;

(vii)	the Base Rate for the immediately succeeding Interest Period;

(viii)	the Interest Rate for the Interest Period relating to the succeeding Payment Date for any class of Notes of such series with variable or adjustable rates;

(ix)
the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to the Notes, and the change in such amounts from the preceding statement;

(x)	the amount of Advances, if any, made in respect of the related Receivables and the related Collection Period and the amount of unreimbursed Advances on such Payment Date;

(xi)
the balance of any related Reserve Account, Prefunding Account, Yield Maintenance Account, currency swap, interest rate swap or other interest rate protection agreements or other credit or liquidity enhancement (including a Revolving Liquidity Note, surety bond or cash collateral account), on such date, (i) before giving effect to changes thereto on that date and the amount of those changes and (ii) after giving effect to changes thereto on that date and the amount of those changes;

(xii)	the Available Collections (as that term is defined in the Prospectus Supplement);

(xiii)	payments to and from third party credit or cash flow enhancement providers, if any;

(xiv)	delinquency and loss information on the Receivables for the related Collection Period;

(xv)
any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience;

(xvi)	any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the Collection Period;

(xvii)	any material breaches of representations, warranties or covenants contained in the Transfer and Servicing Agreements;

(xviii)	any new issuance of notes or other securities backed by the Receivables;

(xix)	any material change in the underwriting, origination or acquisition of Receivables; and

(xx)	such other information as may be specified in the related Prospectus Supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Issuing Entity, the applicable trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Issuing Entity and received any payment thereon a statement containing certain information for the purposes of such Securityholder’s preparation of federal income tax returns.  For additional information, you should refer to “Certain Federal Income Tax Consequences” in this prospectus.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes certain terms of each of the Transfer and Servicing Agreements.  Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part.  The provisions of any of the Transfer and Servicing Agreements may differ in non-material respects from those described in this prospectus and, if so, will be described in the related Prospectus Supplement.  This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  If an Issuing Entity includes a Revolving Period, the related Prospectus Supplement and Transfer and Servicing Agreements will describe the allocations and application to be made in respect of principal during and after such Revolving Period.

Sale and Assignment of Receivables

On or prior to the Closing Date specified with respect to any given Issuing Entity in the related Prospectus Supplement, TMCC will sell and assign to the Depositor, without recourse, pursuant to a Receivables Purchase Agreement, its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles.  On the Closing Date, the Depositor will transfer and assign to the applicable Issuing Entity, without recourse, pursuant to a Sale and Servicing Agreement, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles.  Each such Receivable will be identified in the transfer notice (the “Transfer Notice”) delivered to the Issuer pursuant to such Sale and Servicing Agreement.  The applicable Issuing Entity will pledge its assets, including the Receivables, to the applicable indenture trustee, for the benefit of the Noteholders.  The applicable indenture trustee will, concurrently with such transfer and assignment, on behalf of the Issuing Entity, execute and deliver the related Notes and/or Certificates.  Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Notes of a given series will be applied to the purchase of the related Receivables from TMCC and, to the extent specified in the related Prospectus Supplement, to make any required initial deposit into the Reserve Account, Prefunding Account or Yield Maintenance Account.  If an Issuing Entity includes a Revolving Period, provision for acquisition of additional Receivables by the Issuing Entity will be made in the applicable Receivables Purchase Agreement and Sale and Servicing Agreement.

TMCC, pursuant to each Receivables Purchase Agreement, and the Depositor, pursuant to each Sale and Servicing Agreement, will represent and warrant, with respect to whether, among other things: (i) the information provided in the related Transfer Notice is true and correct in all material respects as of the Cutoff Date, and no selection procedures adverse to the Noteholders have been utilized in selecting the Receivables; (ii) the terms of each Receivable require the related Obligor to possess physical damage insurance which covers the Financed Vehicle in accordance with TMCC’s normal requirements; (iii) as of the applicable Closing Date, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances (other than tax liens, mechanics’ liens and any liens that attach to a Receivable or any property, as the context may require, by operation of law) that are prior to, or of the same priority with, the security interests in the Financed Vehicles granted by the related Receivables, and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date, each of such Receivables is secured by a first priority perfected security interest in favor of TMCC in the Financed Vehicle or all necessary and appropriate actions have been taken to perfect a first priority security interest; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be described in the related Prospectus Supplement are true and correct in all material respects.

Unless otherwise provided in the related Prospectus Supplement, by the last day of the second month following the discovery by or notice to the Depositor of a breach of any representation or warranty of the Depositor that materially and adversely affects the interests of the related Issuing Entity in any Receivable, the Depositor, unless the breach is cured in all material respects, will repurchase such Receivable (a “Warranty Receivable”) from such Issuing Entity and, pursuant to the Receivables Purchase Agreement, TMCC will purchase such Warranty Receivable from the Depositor, at a price equal to the Warranty Purchase Payment for such Receivable.  The “Warranty Purchase Payment” (1) for an Actuarial Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments (and any applicable amounts in the Yield Maintenance Account, if any), (ii) all past due Scheduled Payments for which an Advance has not been made, (iii) all outstanding Advances made by the Servicer in respect of such Actuarial Receivable and (iv) an amount equal to any reimbursements of outstanding Advances made by the Servicer with respect to such Actuarial Receivable from collections made on or in respect of other Receivables, minus (b) the sum of (i) the rebate, if any, paid to the Obligor on an Actuarial Receivable on or before the date of such purchase and (ii) any other proceeds previously received (e.g., insurance or other proceeds in respect of the liquidation of such Actuarial Receivable) to the extent applied to reduce the Principal Balance of such Actuarial Receivable and (2) for a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest thereon at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to such repurchase.  This repurchase obligation will constitute the sole remedy available to the Noteholders, the indenture trustee or the Issuing Entity for any such uncured breach by the Depositor.  The obligation of the Depositor to repurchase a Receivable will not be conditioned on performance by TMCC of its obligation to purchase such Receivable from the Depositor pursuant to the Receivables Purchase Agreement.

Pursuant to each Sale and Servicing Agreement, to ensure uniform quality in servicing both the Receivables and the Servicer’s own portfolio of automobile and/or light duty truck installment sales contracts, as well as to reduce administrative costs, the Depositor and each Issuing Entity will designate the Servicer as custodian to maintain possession or, in the case of electronic contracts, control (directly, or through an agent), on behalf of such Issuing Entity, of the related installment sales contracts and any other documents relating to the Receivables.  In performing its duties as custodian, the Servicer will act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the Receivable files relating to comparable automotive Receivables that the Servicer services for itself or others.  The Servicer will make available to the related Issuing Entity and the related Indenture Trustee a list of the locations of the Receivable files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as instructed by the related Issuing Entity or the related Indenture Trustee with reasonable advance notice.  The Receivables will not be physically segregated from other automobile and/or light duty truck installment sales contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the related Issuing Entity.  However, UCC financing statements reflecting the sale and assignment of the Receivables by TMCC to the Depositor and by the Depositor to the applicable Issuing Entity and the pledge of the Receivables by the applicable Issuing Entity to the applicable indenture trustee will be filed, and the respective accounting records and computer files of TMCC and the Depositor will reflect such sale and assignment.  The Depositor, or the Servicer on behalf of the Depositor, will be responsible for maintaining such perfected security interest through the filing of continuation statements or amended financing statements, as applicable.  Because the Receivables will remain in the possession or control of the Servicer or its agent and will not be stamped or otherwise marked to reflect the assignment to the indenture trustee, if a subsequent purchaser were able to take physical possession or, in the case of electronic Receivables, control of the Receivables without knowledge of the assignment, the indenture trustee’s interest in the Receivables could be defeated.  For additional information, you should refer to “Risk Factors—The issuing entity’s security interests in financed vehicles may be unenforceable or defeated” and “Certain Legal Aspects of the Receivables—Security Interests” in this prospectus.  In addition, under certain circumstances the indenture trustee’s security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated.

Accounts

With respect to each Issuing Entity that issues Notes, the Servicer will establish and maintain with the related indenture trustee one or more accounts (each, a “Collection Account”), in the name of the indenture trustee on behalf of the related Noteholders and the Swap Counterparty, into which payments made on or with respect to the related Receivables, and all amounts released from any Yield Maintenance Account, Reserve Account, Prefunding Account or other form of credit enhancement will be deposited for payment to the related Noteholders.

If so provided in the related Prospectus Supplement, the Servicer will establish for each series of Notes an additional account (the “Payahead Account”), in the name of the related indenture trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors on Actuarial Receivables will be deposited until such time as the related payment becomes due.  Until such time as payments ahead are transferred from the Payahead Account to a Collection Account, they will not constitute collected interest or collected principal and will not be available for payment to the applicable Noteholders or Certificateholders.  The Payahead Account will initially be maintained with the applicable indenture trustee.

Any other accounts to be established with respect to an Issuing Entity, including any Yield Maintenance Account or any Reserve Account will be described in the related Prospectus Supplement.

For any series of Notes, funds in the related Collection Account not allocated for the purchase of additional Receivables during any Revolving Period, any Yield Maintenance Account, the Reserve Account and such other accounts as may be identified in the related Prospectus Supplement (collectively, the “Trust Accounts”) will be invested, at the direction of the Seller or the Servicer, as provided in the related Sale and Servicing Agreement, in Eligible Investments.

“Eligible Investments” will be specified in the related Transfer and Servicing Agreements and are generally limited to investments acceptable to the Rating Agencies rating such Notes as being consistent with the rating of such Notes.  Commercial paper issued by TMCC or its affiliates will be Eligible Investments, subject to satisfying criteria applicable to Eligible Investments.  If specified in the related Prospectus Supplement, demand notes issued by TMCC will be Eligible Investments.  Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date for such series.  However, to the extent permitted by the Rating Agencies, funds in any Trust Account may be invested in securities that will not mature prior to the date of the next payment with respect to such Notes and will not be sold to meet any shortfalls.  Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the amount specified for such purpose.  If the amount required to be withdrawn from any Reserve Account or drawn down on a Revolving Liquidity Note (at which time the Reserve Account may be unfunded) to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related Noteholders could result, which could, in turn, increase the average life of the Notes of such series.  Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be released to the Servicer on each Payment Date as additional servicing compensation, or to the Seller (in the case of Investment Earnings in the Reserve Account).

The Trust Accounts will be maintained as Eligible Deposit Accounts.  “Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, of at least BBB, if it is a Rating Agency, and a credit rating from each other Rating Agency in one of its generic rating categories which signifies investment grade.  “Eligible Institution” means, with respect to an Issuing Entity, a depository institution or trust company (which may be the owner trustee, the indenture trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long term unsecured debt rating acceptable to the Rating Agencies or (B) a short term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.  Except as otherwise provided in the Sale and Servicing Agreement, in the event that the Collection Account maintained with the Indenture Trustee is no longer an Eligible Deposit Account, then the Servicer will, with the Indenture Trustee’s assistance as necessary, use reasonable efforts to cause the Collection Account to be moved to an Eligible Institution within thirty days.

Servicing Procedures

The Servicer, for the benefit of each Issuing Entity, will manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle retail installment sales contracts that it services for itself or others.  The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors in accordance with its Customary Servicing Practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the indenture trustee and owner trustee with respect to distributions, generating federal income tax information, making Advances and performing the other duties specified in the related Sale and Servicing Agreement.  The Servicer will, in accordance with its Customary Servicing Practices, have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer will be authorized and empowered to execute and deliver, on behalf of itself, each Issuing Entity, the owner trustee, the indenture trustee, the related Securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles.  The Servicer is authorized to commence, in its own name or in the name of the related Issuing Entity, a legal proceeding to enforce a defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a defaulted Receivable.  If the Servicer commences or participates in such a legal proceeding in its own name, the related Issuing Entity will be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other related property of the Issuing Entity with respect to such Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant.  The Servicer is also authorized and empowered under each Sale and Servicing Agreement to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  If in any enforcement suit or legal proceeding it will be held that the Servicer may not enforce a Receivable on the grounds that it will not be a real party in interest or a holder entitled to enforce such Receivable, the owner trustee on behalf of the related Issuing Entity will, at the Servicer’s expense and written direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Issuing Entity, the indenture trustee, the related Noteholders or the related Certificateholders.  The owner trustee on behalf of the related Issuing Entity is required to furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Sale and Servicing Agreement.

The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Issuing Entity and will, consistent with the related Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sales contracts it services for itself and others.

Consistent with its normal procedures, the Servicer will be authorized to grant certain rebates, adjustments or extensions with respect to the Receivables without the prior written consent of the owner trustee or the indenture trustee.  However, if the amount of any Scheduled Payment due in a subsequent Collection Period is reduced as a result of any modification to the related APR or the Amount Financed, an increase in the total number of Scheduled Payments or an extension of the maturity of a Receivable beyond the end of the Collection Period related to the final scheduled maturity date for the latest maturing class of Notes of the related series, as described in the related Prospectus Supplement (the “Final Scheduled Maturity Date”), the Servicer will be obligated either to purchase such Receivable, as described below, or make Advances on each subsequent Payment Date in amounts equal to the amount of any reduction to the related Scheduled Payments to be paid by the related Obligors during the subsequent Collection Periods, provided that the Servicer will have no such obligation to repurchase a Receivable, or make Advances in respect thereof, as a result of any such extension of the maturity of such Receivable if it is required to grant such extension under law or pursuant to a court order.  However, the Servicer may, if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable has occurred or, in the judgment of the Servicer, is imminent:

(A)
extend such Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable new, or used automobile or light-duty truck receivables that it services for itself, but only if the final scheduled payment date of such Receivable as extended would not be later than the last day of the Collection Period preceding the Final Scheduled Maturity Date for the related series; or

(B)
reduce an Obligor’s monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in an Obligor’s payment terms to the extent required by law;

Additionally, if at the end of the scheduled term of any Receivable, the outstanding principal amount of the Receivable is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest, provided that the last such payment will be due on or prior to the last day of the Collection Period preceding the Final Scheduled Maturity Date for the related series.  The Servicer may, in accordance with its Customary Servicing Practices, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.

In the related Sale and Servicing Agreement, the Servicer will covenant that except as otherwise contemplated in such Sale and Servicing Agreement, (i) it will not release any Financed Vehicle from the security interest granted in the related Receivable except (a) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (b) in connection with repossession or (c) as may be required by an insurer in order to receive proceeds from any insurance policy covering such Financed Vehicle; (ii) it will do nothing to impair the rights of the Securityholders in the Receivables and (iii) it will not amend any Receivable such that the total number of Scheduled Payments, the Amount Financed or the APR is altered or the maturity of a Receivable is extended beyond the Final Scheduled Maturity Date unless it is making Advances corresponding to reductions to Scheduled Payments as described above.  By the last day of the second Collection Period following the Collection Period in which the Depositor, the Servicer, the indenture trustee or the owner trustee discovers or receives notice of a breach of any such covenant that materially and adversely affects the interests of the Securityholders in a Receivable, the Servicer, unless the breach is cured in all material respects, will purchase the Receivable (an “Administrative Receivable”) from the trustee at a price equal to the Administrative Purchase Payment for such Receivable.  The “Administrative Purchase Payment” (1) for an Actuarial Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments (plus any amounts on deposit in the applicable Yield Maintenance Account), (ii) an amount equal to any reimbursements of outstanding Advances made by the Servicer with respect to such Actuarial Receivable from collections on or in respect of other Receivables and (iii) all past due Scheduled Payments for which an Advance has not been made, minus (b) all Payments Ahead with respect to such Receivable then on deposit in the Payahead Account and the Rebate, if any, paid to the Obligor on an Actuarial Receivable on or before the date of such purchase and (2) for a Simple Interest Receivable, will be equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the contract rate or Pass Through Rate specified in the related Sale and

Servicing Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to such purchase.  Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the Sale and Servicing Agreement be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of such Receivable.  This purchase obligation will constitute the sole remedy available to the Securityholders, the Issuing Entity, the indenture trustee or the owner trustee for any such uncured breach by the Servicer.

If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon such Receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale, or the taking of any other action permitted by applicable law.  For additional information, you should refer to “Certain Legal Aspects of the Receivables” in this prospectus.

Insurance on Financed Vehicles

Each Receivable requires the related Obligor to possess physical damage insurance which covers loss or damage to the Financed Vehicle in an amount not less than the actual cash value thereof pursuant to which TMCC is named as a loss payee.  Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.  The terms of each Receivable allow, but do not require, TMCC to obtain any such coverage on behalf of the Obligor.  In accordance with its normal servicing procedures, TMCC currently does not obtain insurance coverage on behalf of the Obligor.  TMCC currently does not monitor ongoing insurance compliance in connection with its customary servicing procedures.  In the event that the failure of an Obligor to maintain any such required insurance results in a shortfall in amounts to be paid to Securityholders, to the extent such shortfall is not covered by amounts on deposit in the Reserve Account or other methods of credit enhancement, the Securityholders could suffer a loss on their investment.

Collections

With respect to each Issuing Entity, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a “Collection Period”) into the related Collection Account.

For as long as (i) TMCC is the Servicer, (ii) a Servicer Default or an Event of Default has not occurred and is not continuing and (iii) the short-term unsecured debt of TMCC is rated in the highest category of, or is otherwise acceptable to, each Rating Agency rating the Notes (or alternative arrangements acceptable to the Rating Agencies are made) (the “Monthly Remittance Condition”), the Servicer may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the related Collection Account on or prior to the related Payment Date.  However, if the Monthly Remittance Condition is not met, the Servicer will deposit all such payments and proceeds into the related Collection Account not later than two Business Days after identification.  However, pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds, and the Servicer, at its own risk and for its own benefit, may instruct the indenture trustee to invest amounts held in the Collection Account or the Payahead Account from the time deposited until the related Payment Date in Eligible Investments.  The Depositor or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Issuing Entity into the Collection Account on or prior to the related Payment Date.  If the Servicer were unable to remit such funds, Noteholders might incur a loss.  For additional information, you should refer to “Risk Factors—Funds held by the servicer that are intended to be used to make payments on the securities may be exposed to a risk of loss” in this prospectus.

To the extent described in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit, guarantee, insurance policy or surety bond or make a deposit of cash or securities as provided in the related Sale and Servicing Agreement for the benefit of the related Issuing Entity to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Depositor or the Servicer, as applicable.

Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment.  Any collections on or in respect of a Receivable remaining after such applications will be considered an “Excess Payment.”  Excess Payments constituting a prepayment in full of Actuarial Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a “Prepayment”).  All other Excess Payments in respect of Actuarial Receivables will be held by the Servicer (or if the Servicer has not satisfied the conditions in clauses (i) through (iii) in the second preceding paragraph, deposited in the Payahead Account), as a Payment Ahead.  On the records and computer systems maintained by the Servicer, Excess Payments in respect of a Simple Interest Receivable that do not constitute a prepayment in full typically result in future payments not being due on such Receivable in the amount of such Excess Payments.

Advances

The related Prospectus Supplement may specify that the Servicer is permitted or required to make advances of interest or principal payments on the Receivables.  If the related Prospectus Supplement does not specify that the Servicer is required to make advances, then the Servicer is not required, but may be permitted, to make the advances described below or any other advances in respect of interest or principal payments on the Receivables.

If provided in the related Prospectus Supplement, if the Scheduled Payment due on an Actuarial Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, whether as the result of any extension granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Actuarial Receivable, will be applied by the Servicer to the extent of the shortfall and the Payments Ahead will be reduced accordingly.  If any shortfall remains and if so provided in the related Prospectus Supplement, the Servicer will make an advance to the Issuing Entity in an amount equal to the amount of such shortfall (each, an “Actuarial Advance”).  The Servicer will not be obligated to make an Actuarial Advance to the extent that it determines, in its sole discretion, that such Actuarial Advance will not be recovered from subsequent collections on or in respect of the related Actuarial Receivable.  All Actuarial Advances will be reimbursable to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which an Actuarial Advance has previously been made is subsequently received (other than from Administrative Purchase Payments).  Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Actuarial Advances from collections on or in respect of other Receivables.

In addition, if provided in the related Prospectus Supplement, if the Scheduled Payment on a Simple Interest Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the Servicer will, subject to the limitations described below, advance to the Issuing Entity an amount with respect to such Simple Interest Receivable equal to the product of the Principal Balance of such Simple Interest Receivable as of the first day of the related Collection Period and one twelfth of its APR minus the amount of interest actually received on such Simple Interest Receivable during the related Collection Period (each, a “Simple Interest Advance” and, together with the Actuarial Advances, the “Advances”).  If such a calculation results in a negative number, an amount equal to such negative amount will be paid to the Servicer in reimbursement of outstanding Simple Interest Advances.  In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) will, up to the amount of all outstanding Simple Interest Advances in respect of such Simple Interest Receivable, be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of such outstanding Simple Interest Advances.  No advances of principal will be made with respect to Simple Interest Receivables.  The Servicer will not be obligated to make a Simple Interest Advance (other than in respect of an interest shortfall arising from the prepayment of a Simple Interest Receivable) to the extent that it determines, in its sole discretion, that such Simple Interest Advance will not be recovered from subsequent collections on or in respect of the related Simple Interest Receivable.  All Simple Interest Advances will be reimbursable to the Servicer, without interest, when a payment relating to a Receivable with respect to which a Simple Interest Advance has previously been made is subsequently received (other than from Administrative Purchase Payments).  Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Simple Interest Advances from collections on or in respect of other Receivables.

If provided in the related Prospectus Supplement, the Servicer will also be required to make Advances with respect to each Receivable that it does not purchase as described above under “—Servicing Procedures” as to which it has made any modification that reduces the amount of Scheduled Payments to be paid by the related Obligor during subsequent Collection Periods.

If provided in the related Prospectus Supplement, the Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Actuarial Advances and Simple Interest Advances due in respect of a Collection Period on or prior to the related Payment Date.  The related Prospectus Supplement will describe the provisions to be contained in the related Sale and Servicing Agreement with regard to the applicable dates when Advances must be deposited into the related Collection Account.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the Prospectus Supplement with respect to any Issuing Entity, the Servicer will be entitled to receive the servicing fees for each Collection Period, as compensation for services rendered, in an amount generally equal to one-twelfth of the product of (a) the servicing fee rate as described in the related Prospectus Supplement (the “Servicing Fee Rate”), and (b) the Pool Balance as of the first day of the related Collection Period (the “Basic Servicing Fee”).

Unless otherwise provided in the related Prospectus Supplement with respect to a given Issuing Entity, the Servicer will also be entitled to collect and retain any late fees, extension fees and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables as additional servicing compensation (the “Supplemental Servicing Fee” and, together with the Basic Servicing Fee, the “Total Servicing Fee”) and will be entitled to reimbursement from the Issuing Entity for certain liabilities.  The Total Servicing Fee (together with any portion of all servicing fees that remains unpaid from prior Payment Dates) will be paid or retained by the Servicer as provided in the related Prospectus Supplement.  The Servicer (or the Seller, in the case of the Reserve Account) may also be entitled to receive any interest earned during a Collection Period from the investment of monies in the Trust Accounts.  Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer’s Customary Servicing Practices.

The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of Receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, providing payment information, paying costs of collections and policing the collateral.  The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related owner trustee and indenture trustee with respect to payments and generating federal income tax information for such Issuing Entity and for the related Noteholders and Certificateholders.  The Total Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related owner trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

The “Pool Balance” will equal the aggregate Principal Balance of the Receivables.  The “Principal Balance” of a Receivable as of any date will equal the Amount Financed (as defined in the related Transfer and Servicing Agreement) minus the sum of (i) in the case of an Actuarial Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal (to the extent not included in clauses (i) and (ii) above) and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable (to the extent not included in clauses (i), (ii) and (iii) above).

If so specified in the related Prospectus Supplement, the initial aggregate Principal Balance of the Receivables to be sold to the Issuing Entity on the Closing Date will be discounted to reflect the present value of all scheduled payments due on the Receivables that have not been applied on or prior to the Cutoff Date.

Payments

With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, payments of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable indenture trustee to the Noteholders and by the applicable owner trustee to the Certificateholders of such series.  The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all payments to each class of Certificateholders of such series will be described in the related Prospectus Supplement.

With respect to each Issuing Entity, on each Payment Date collections received on the related Receivables during the preceding Collection Period will be withdrawn from the related Collection Account, based upon information provided by the Servicer, and will be paid to the Noteholders and/or Certificateholders to the extent provided in the related Prospectus Supplement.  Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for payment to the Noteholders on such date to the extent specified in the related Prospectus Supplement.  As more fully described in the related Prospectus Supplement, and unless otherwise specified in such Prospectus Supplement, (i) payments in respect of principal of a class of Notes of a given series will be subordinate to payments in respect of interest on such class; (ii) unless otherwise specified in the related Prospectus Supplement, payments in respect of the Certificates of such series will be subordinate to payments in respect of Notes of such series; and (iii) payments in respect of one or more classes of Notes of such series may be subordinated to payments in respect of other classes of Notes of such series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Notes of a given series, if any, will be described in the related Prospectus Supplement.  If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of sequential payment of certain classes of Notes, subordination of one or more classes of Notes, Reserve Accounts, Yield Maintenance Accounts and yield maintenance agreements, overcollateralization, letters of credit, cash collateral accounts, surety bonds, guaranteed investment contracts, repurchase obligations, cash deposits, credit or liquidity facilities (including the issuance by an Issuing Entity of a Revolving Liquidity Note), excess interest, or currency or interest rate swap agreements, as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing.  If specified in the related Prospectus Supplement, credit or cash flow enhancement for a class of Notes may cover one or more other classes of Notes of the same series.

The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Noteholders will experience losses.  Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount and interest thereon.  If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, Noteholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement.  In addition, if a form of credit enhancement covers more than one class of Notes, Noteholders of any such class will be subject to the risk that such credit enhancement will be exhausted by the claims of Noteholders of other classes.

Sequential Payment of Certain Classes of Notes.  The notes are entitled to receive distributions in accordance with various priorities for payment of principal as described in the related Prospectus Supplement.  Distributions of principal on classes of notes having an earlier priority of payment will be affected by the rates of prepayment of the Receivables early in the life of the asset pool.  The timing of commencement of principal distributions and the weighted average lives of classes of Notes with a later priority of payment will be affected by the rates of prepayment of the Receivables both before and after the commencement of principal distributions on those classes of Notes.

Subordination of Principal and Interest.  As further described in the related Prospectus Supplement, payments of principal or interest on certain classes of Notes will be subordinated to payments of principal or interest on other classes of Notes.

Reserve Account.  If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Depositor or a third party will establish and own for a series or class of Notes an account, as specified in the related Prospectus Supplement (the “Reserve Account”), which will be maintained with the related indenture trustee.  Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Depositor or a third party on the Closing Date in the amount described in the related Prospectus Supplement (the “Reserve Account Initial Deposit”).  To the extent provided in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit to the Reserve Account of the amount of collections on the related Receivables remaining on each such Payment Date after the payment of all other required payments on such date.  The related Prospectus Supplement will describe the circumstances and manner under which payments may be made out of the Reserve Account, either to holders of the Notes covered thereby or to the Depositor or a third party.

Yield Maintenance Account.  A “Yield Maintenance Account” may be established with respect to any class or series of Notes.  The terms relating to any such account will be described in the related Prospectus Supplement.  Each Yield Maintenance Account will be designed to hold funds to be applied by the related indenture trustee, to provide payments to Noteholders in respect of Receivables that have APRs less than the sum of the Pass Through Rate or Interest Rate specified in the related Prospectus Supplement plus the Servicing Fee Rate specified in the related Prospectus Supplement (the “Required Rate”).  Unless otherwise specified in the related Prospectus Supplement, each Yield Maintenance Account will be maintained with the same entity with which the related Collection Account is maintained and will be created with an initial deposit in an amount and by the Depositor or other person specified in the related Prospectus Supplement.

On each Payment Date, the related indenture trustee will transfer to the Collection Account from monies on deposit in the Yield Maintenance Account an amount specified in the related Prospectus Supplement (the “Yield Maintenance Deposit”) in respect of the Receivables having APRs less than the Required Rate for such Payment Date.  Unless otherwise specified in the related Prospectus Supplement, amounts on deposit on any Payment Date in the Yield Maintenance Account in excess of the “Required Yield Maintenance Amount” specified in the related Prospectus Supplement, after giving effect to all payments to be made on such Payment Date, will be released to the Depositor.  Monies on deposit in the Yield Maintenance Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Trust Agreement.  Any monies remaining on deposit in the Yield Maintenance Account upon the termination of the Issuing Entity also will be released to the Depositor.

Yield Maintenance Agreement.  If a Yield Maintenance Account is established with respect to any class or series of Notes that allows or requires any party to make deposits into such Yield Maintenance Account after the Closing Date, TMCC, the Depositor, any third party responsible for such deposits and the related owner trustee or indenture trustee, as the case may be, will enter into a “Yield Maintenance Agreement” pursuant to which, on each Payment Date, such party will deposit into the Yield Maintenance Account the difference between the amount held on deposit in the Yield Maintenance Account as of such Payment Date and the Required Yield Maintenance Amount, in each case determined after giving effect to all required withdrawals from the Yield Maintenance Account on such Payment Date.

Overcollateralization.  Overcollateralization is the amount by which the principal amount of the Receivables owned by an Issuing entity exceeds the principal amount of all of the Issuing Entity’s outstanding Securities.  Overcollateralization may be used as credit enhancement and/or to provide limited protection against losses and low-interest receivables.

Letter of Credit.  A letter of credit, which will be issued by a bank or other financial institution, may be issued in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the Receivables. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest.

Cash Collateral Account.  The Prospectus Supplement may provide that upon the occurrence of an event of default by the Servicer, a segregated cash collateral account may be established as security for the Servicer’s obligations under the Sale and Servicing Agreement.

Surety Bond.  The Prospectus Supplement may provide that the Issuing Entity enter into agreements (i.e. obtain a “Surety Bond” agreement) with an insurer pursuant to which the insurer guarantees payments of principal and/or interest on the Notes. If on any date specified in the Prospectus Supplement the amount on deposit in the Collection Account, after giving effect to all amounts deposited to or payable from a Payahead Account, any prefunding account or yield maintenance account or a capitalized interest agreement with respect to the related Payment Date, is less than the sum of the Servicing Fee, and amounts due to Noteholders on the related Payment Date, the indenture trustee by delivering a notice to the insurer will demand payment under any such Surety Bond in an amount equal to the deficiency. The related Prospectus Supplement will describe the circumstances and manner under which payments may be made under any such Surety Bond, either to Noteholders, or the owner trustee or the indenture trustee.

Guaranteed Investment Contracts.  Specified Available Collections (as that term is defined in the Prospectus Supplement) may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity.

Repurchase Obligations.  Pursuant to agreements between TMCC and the Dealers, each Dealer is obligated to repurchase from TMCC contracts that do not meet certain representations and warranties made by such Dealer.  Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not relate to the creditworthiness of the related Obligors or the collectibility of such contracts.  Although the Dealer Agreements with respect to the Receivables will not be assigned to the Issuing Entity, TMCC’s interest in any Dealer Recourse will be assigned, and the related Sale and Servicing Agreement will require that TMCC deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related Collection Account.  However, the representations and warranties of the Dealers in the Dealer Agreements will not be incorporated in the Transfer and Servicing Agreements for any series of Notes and TMCC will not represent or warrant in the Transfer and Servicing Agreements that the representations and warranties of the Dealers in the Dealer Agreements are true and correct.  Thus, TMCC will not be obligated to repurchase any Receivables upon a breach of representation or warranty by the related Dealer.

In addition, the Depositor and TMCC will make representations and warranties relating to the Receivables’ compliance with law and the Issuing Entity’s ability to enforce the Contracts.  If the Depositor breaches any of these representations or warranties, the Issuing Entity’s sole remedy will be to require the Depositor to repurchase the affected Receivables.  Under certain circumstances, the Servicer will be obligated to repurchase Receivables from a given Issuing Entity pursuant to the related Sale and Servicing Agreement as a result of breaches of certain representations and warranties or covenants.  For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus.

Cash Deposits. The Depositor may fund accounts or may otherwise provide cash deposits to provide additional funds that may be applied to make payments on the Notes issued by the Issuing Entity. Any such arrangements will be disclosed in the related Prospectus Supplement.

Revolving Liquidity Note.  If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, and a Revolving Liquidity Note Agreement (the “Revolving Liquidity Note Agreement”), the Issuing Entity will issue a Revolving Liquidity Note (the “Revolving Liquidity Note”) to TMCC, or a creditworthy third party.  The related Prospectus Supplement will describe the circumstances and manner under which amounts may be drawn down under the Revolving Liquidity Note to make payments either to holders of the Notes covered thereby or to the Depositor or a third party.

Excess Interest. More interest is expected to be paid by the Obligors in respect of the Receivables than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the Notes for each payment period, as described in the related Prospectus Supplement. Any such excess in interest payments from Obligors will serve as additional credit enhancement.

Derivative Agreements. If specified in a related Prospectus Supplement, an Issuing Entity may enter into one or more currency or interest rate swap agreements to reduce its exposure to changes in currency exchange rates or interest rate risks, as applicable, or to offset basis risk between Receivables that pay based on one index and Notes that pay based on a different index.

Net Deposits

As an administrative convenience, unless the Servicer is required to remit collections daily (as described under “—Collections” above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Amounts for any Issuing Entity for or with respect to the related Collection Period on a monthly basis and net of payments to be made to the Servicer for such Issuing Entity with respect to such Collection Period.  The Servicer may cause to be made a single, net transfer from the Collection Account to the Payahead Account, if any, or vice versa.  The Servicer, however, will account to the owner trustee, any indenture trustee, the Noteholders and the Certificateholders with respect to each Issuing Entity as if all deposits, payments and transfers were made individually.  If the related Payment Dates are not the same for all classes of Notes, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the same Payment Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Payment Date.

Statements to Trustees and Issuing Entity

On a Business Day in each month that precedes each Payment Date (each a “Determination Date” to be specified in the related Prospectus Supplement), the Servicer will provide to the applicable indenture trustee and the applicable owner trustee a statement setting forth with respect to a series of Securities substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under “Certain Information Regarding the Notes—Reports to Securityholders” in this prospectus.

Evidence as to Compliance

Each Sale and Servicing Agreement will provide that a firm of nationally recognized independent accountants will furnish to the related Issuing Entity, administrator, indenture trustee and owner trustee annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date, which may be a longer or shorter period) with certain standards relating to the servicing of the applicable Receivables.

Each Sale and Servicing Agreement will also provide for delivery to the related Issuing Entity, indenture trustee and owner trustee, substantially simultaneously with the delivery of such accountants’ statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) in all material respects or, if there has been a material default in the fulfillment of any such obligation, describing each such default.  The Servicer has agreed to give each indenture trustee and each owner trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement.

Each Sale and Servicing Agreement will require the Servicer to furnish to the related Issuing Entity and the indenture trustee any report or information required to facilitate compliance by the Issuing Entity with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1.506.1.531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the applicable indenture trustee.

Certain Matters Regarding the Servicer; Servicer Liability

Each Sale and Servicing Agreement will provide that TMCC may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except upon determination that TMCC’s performance of such duties is no longer permissible under applicable law, except as provided in the immediately following paragraph.  No such resignation will become effective until the related indenture trustee or a successor servicer has assumed TMCC’s servicing obligations and duties under such Sale and Servicing Agreement.

Under the circumstances specified in each Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under such Sale and Servicing Agreement.

Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Issuing Entity or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Sale and Servicing Agreement.  In addition, each Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

Upon a termination of the Servicer, the indenture trustee will select and appoint a successor servicer to perform the outgoing Servicer’s duties and undertake its responsibilities and liabilities.  The appointed successor servicer must be an established financial institution with a net worth of at least $25,000,000 and whose regular business includes the servicing of contracts.  The successor servicer will hold all the rights of the outgoing Servicer under the Transfer and Servicing Agreements and will be entitled to receive the servicing fee described in the related Sale and Servicing Agreement.  No successor servicer appointed in accordance with the Transfer and Servicing Agreements may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the Servicer, the outgoing Servicer will transfer all cash amounts that are to be held by the successor servicer to the successor servicer and will provide the successor servicer with all information regarding the Receivable files that is required for the proper servicing of the Receivables.   All reasonable and documented costs, expenses and fees incurred in connection with the transfer of Receivable files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing Servicer.  The owner trustee and the indenture trustee will provide prompt written notice of any resignation or termination of the Servicer to the Certificateholders and Noteholders, respectively, upon either occurrence.

Servicer Default

Except as otherwise provided in the related Prospectus Supplement, “Servicer Default” under each Sale and Servicing Agreement will consist of (1) any failure by the Servicer (or the Depositor, so long as TMCC is the Servicer) to deliver to the applicable owner trustee or indenture trustee for deposit in any of the Trust Accounts any required payment or to direct the applicable owner trustee or indenture trustee to make any required distributions therefrom, which failure continues unremedied for five Business Days after receipt by the Servicer of written notice of such failure given (a) to the Servicer (or the Depositor, so long as TMCC is the Servicer) by the applicable owner trustee or indenture trustee or (b) to the Depositor or the Servicer, as the case may be, and to the applicable owner trustee and indenture trustee, by the holders of Notes of the related series evidencing not less than a majority of the principal amount of such outstanding Notes of the Controlling Class; (2) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Depositor, as the case may be, by the applicable owner trustee or indenture trustee or (B) to the Servicer or the Depositor, as the case may be, and to the applicable owner trustee and indenture trustee, by the holders of Notes of the related series evidencing not less than a majority of the principal amount of such outstanding Notes of the Controlling Class; and (3) the occurrence of an Insolvency Event with respect to the Servicer.  Notwithstanding the foregoing, if a delay in or failure of performance referred to under clause (1) or (2) above was caused by force majeure or other similar occurrences, the grace period described in clauses (1) and (2) will be extended for an additional period of 60 calendar days.  Upon the occurrence of any such event, the Servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the Servicer will provide to the owner trustee, the indenture trustee, the Depositor and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.  The applicable Rating Agencies will be given prompt written notice of the occurrence of a Servicer Default.

“Insolvency Event” means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights Upon Servicer Default

Unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of Notes of the related series evidencing not less than a majority of principal amount of such Notes of the Controlling Class then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement (except for obligations that expressly survive termination), whereupon such indenture trustee or a successor servicer appointed by such indenture trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements.  If the Servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than such commencement of a bankruptcy or insolvency proceeding has occurred, such indenture trustee or such Noteholders may be unable to effect a transfer of servicing.  In the event that such indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and/or light duty truck receivables.  Such indenture trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement.  Notwithstanding such termination, the Servicer will be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.

Waiver of Past Defaults

With respect to each Issuing Entity that has issued Notes, unless otherwise provided in the related Prospectus Supplement (i) the holders of Notes evidencing not less than a majority of the principal amount of the then outstanding Notes of the Controlling Class of the related series, acting together as a single class, may, on behalf of all such Noteholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement.  No such waiver will impair such Noteholders’ rights with respect to subsequent defaults.

Amendment

Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, to cure any ambiguity, to correct or supplement any provisions in the Transfer and Servicing Agreements or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders; provided, that either (i) an officer’s certificate has been delivered by the Servicer to the relevant trustees certifying that such officer reasonably believes that such supplemental indenture will not materially and adversely affect the interest of any such Noteholder or (ii) the relevant indenture trustee has been provided a letter from each applicable Rating Agency to the effect that such amendment will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes of the related series, or each other Rating Agency has been provided with 10 days prior notice of the proposed amendment and each such other Rating Agency has not notified the relevant trustee that the proposed amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes of the related series.

Each Transfer and Servicing Agreement may also be amended by the parties thereto without the consent of any Noteholder or Certificateholder for the purpose of changing the formula or percentage for determining the Specified Reserve Account Balance, the manner in which a Reserve Account is funded, changing the remittance schedule for deposit of collections in accounts or changing the definition of Eligible Investments if the relevant trustee has been provided a letter from each applicable Rating Agency to the effect that such amendment will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes of the related Series, or each other Rating Agency has been provided with 10 days’ prior notice of the amendment and each such other Rating Agency has not notified the relevant trustee that the amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes of the related Series.

Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the parties thereto, with the consent of the related indenture trustee and with prior notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any such agreement or of modifying in any manner the rights of the Noteholders or Certificateholders under such agreement; provided, that if the interests of the Noteholders are materially and adversely affected, the Noteholders evidencing at least a majority of the outstanding principal amount of each class of Notes of the Controlling Class of the related series, acting as a single class have consented to such amendment.

However, no amendment to a Transfer and Servicing Agreement may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders without the consent of all Noteholders and Certificateholders adversely affected thereby, or (y) reduce the percentage of the Notes or Certificates of such series which are required to consent to any such amendment without the consent of the Noteholders and Certficateholders adversely affected thereby; provided, that any amendment referred to in clause (x) or (y) above will be deemed to not adversely affect any Noteholder if the relevant trustee has been provided a letter from each applicable Rating Agency to the effect that such amendment will not result in the reduction or withdrawal of the rating it has currently assigned to the Notes of that class, or each other Rating Agency has been provided with 10 days prior notice of the amendment and each such other Rating Agency has not notified the relevant trustee that the amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to the Notes of that class.  No amendment referred to in clause (x) in the immediately preceding sentence will be permitted unless an officer’s certificate has been delivered by the Servicer to the relevant trustees certifying that such officer reasonably believes that such proposed amendment will not materially and adversely affect the interest of any such Noteholder whose consent was not obtained.

Non-Petition

Each Trust Agreement will provide that the applicable owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Issuing Entity without the unanimous prior approval of all Certificateholders (including the Depositor) of such Issuing Entity and the delivery to such owner trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that such Issuing Entity is insolvent.

In addition, each Transfer and Servicing Agreement will include an agreement of each party thereto that such party will not commence bankruptcy proceedings against the Issuing Entity or the Depositor in connection with any obligations relating to the Certificates, the Notes, such Agreement or any of the other related agreements prior to the date which is one year and one day after the termination of the Indenture.

Payment of Notes

Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related owner trustee will succeed to all the rights of the indenture trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided in such Sale and Servicing Agreement.

Depositor Liability

Under each Sale and Servicing Agreement, the Depositor will agree to be liable directly to an injured party solely to the extent described in such Sale and Servicing Agreement.

Termination

With respect to each Issuing Entity, the obligations of the Servicer, the Depositor, the related owner trustee and the related indenture trustee, as the case may be, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Issuing Entity and (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

The related indenture trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that holder’s Note at any office or agency of the related indenture trustee specified in the notice of termination.  Any funds remaining in the Issuing Entity, after the related indenture trustee has taken measures to locate Noteholders as described in the related Sale and Servicing Agreement or Indenture and those measures have failed, will be distributed, subject to applicable law, as provided in the Indenture or the Trust Agreement, as applicable.

Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer, or an affiliate, will have the option to purchase from each Issuing Entity, on any Payment Date, the Receivables remaining in the related Issuing Entity if, as of the last day of the related Collection Period, the related Pool Balance is equal to or less than the percentage specified in the related Prospectus Supplement of the Pool Balance on the related Cutoff Date, but in any case an amount at least equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest thereon and, if so specified in the related Prospectus Supplement, any amounts payable to the swap counterparty.  The related owner trustee or indenture trustee will give written notice of termination to each Securityholder.

If specified in the related Prospectus Supplement, if a default under the Revolving Liquidity Note occurs, the principal of each class of Notes may become immediately payable and the Issuing Entity will terminate upon payment of all amounts due to the Noteholders.  In such event, the indenture trustee will be obligated to liquidate the assets of the Issuing Entity and the proceeds therefrom (and amounts held in related accounts) will be applied to pay the Notes of the related series in full, to the extent of amounts available therefor.  Similarly, if so specified in the related Prospectus Supplement, if a Swap Termination or an Event of Default occurs during a Revolving Period, such Swap Termination or Event of Default may cause the early termination of the Revolving Period and the commencement of payments of principal on the Notes.

Upon termination of any Issuing Entity, the related owner trustee will, or will direct the related indenture trustee to, promptly sell the assets of such Issuing Entity (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms.  The proceeds from any such sale, disposition or liquidation of the Trust Estate of such Issuing Entity will be treated as collections on such Receivables and deposited in the related Collection Account.  With respect to any Issuing Entity, if the proceeds from the liquidation of the related Trust Estate and any amounts on deposit in the related Reserve Account, if any, Yield Maintenance Account, if any, Payahead Account, if any, and Collection Account are not sufficient to pay the Notes in full, the amount of principal returned to Noteholders of the related series will be reduced and some or all of such Noteholders will incur a loss.

As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement will effect early retirement of the Certificates of such series.

Administration Agreement

TMCC, in its capacity as administrator, will enter into an agreement (as amended and supplemented from time to time, an “Administration Agreement”) with each Issuing Entity that issues Notes and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture.

In addition, and unless otherwise specified in the related Prospectus Supplement, it will be the obligation of the administrator to:

•	pay the related indenture trustee the compensation provided for in the related Indenture;

•
reimburse each indenture trustee for its reasonable expenses, disbursements and advances incurred by each such indenture trustee in accordance with the Indenture, except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith;

•
reimburse each owner trustee for its reasonable expenses, disbursements and advances incurred by each such owner trustee in accordance with the Trust Agreement, except any such expenses, disbursement or advance as may be attributable to its willful misconduct, gross negligence or bad faith; and

•
indemnify each owner trustee and indenture trustee for, and hold them harmless against, any loss, liability or expense incurred without negligence (or gross negligence, in the case of an owner trustee) or bad faith on its part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the applicable agreements, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the related Indenture or Trust Agreement, as applicable, to the extent it is entitled to such indemnification under the related Indenture, with respect to each indenture trustee, and under the related Trust Agreement, with respect to each owner trustee.

The obligations of the administrator with respect to the owner trustee and indenture trustee will survive the termination of the Administration Agreement.

If so specified in the related Prospectus Supplement with respect to any such Issuing Entity, as compensation for the performance of the administrator’s obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee of such amount as may be described in the related Prospectus Supplement (the “Administration Fee”), which fee will be paid by the Servicer.  If so specified in the related Prospectus Supplement, the administrator, pursuant to an Administration Agreement, will deliver appropriate draw requests under a Revolving Liquidity Note Agreement for execution and delivery by the indenture trustee 24 or more hours before the Servicer is required to put cash in the Collection Account.

The administrator may not resign or be removed until (i) a successor administrator is appointed by the Issuing Entity, (ii) such successor administrator has agreed in writing to be bound by the terms of the Administration Agreement in the same manner as the administrator and (iii) each applicable Rating Agency has confirmed to the related owner trustee that the proposed appointment of the successor administrator will not result in a reduction or withdrawal of any rating then assigned by such Rating Agency to the Notes issued by the related Issuing Entity or each other Rating Agency has been provided 10 days’ prior notice of the proposed appointment of the successor administrator and each such other Rating Agency has not notified the owner trustee or the Depositor that such action will result in a reduction or withdrawal of any rating then assigned by it to the related Notes.

Under the circumstances specified in each Administration Agreement, any entity into which the administrator may be merged or consolidated, or any entity resulting from any merger or consolidation to which the administrator is a party, or any entity succeeding to all or substantially all of the business of the administrator will be the successor of the administrator under such Administration Agreement.

The Administration Agreement may be amended by a written amendment signed by the Issuing Entity, the administrator, the owner trustee and the indenture trustee, but without the consent of the Noteholders or the Certificateholders, for the purpose of adding any provisions to or modifying or changing in any manner or eliminating any of the provisions of the Administration Agreement; provided, however, that an Officer’s Certificate is delivered by the Servicer to the Indenture Trustee in connection with such amendment certifying that either (i) such officer reasonably believes such amendment will not, adversely affect in any material respect the interests of any Noteholder or (ii) (x) has received a letter from each applicable Rating Agency to the effect that such Rating

Agency will not reduce or withdraw the rating it has then currently assigned to any Class of Notes as a result of such amendment or (y) has provided each other Rating Agency with 10 days’ prior notice of such amendment and each such other Rating Agency has not notified the Indenture Trustee that such amendment might or would result in the reduction or withdrawal of the rating it has then currently assigned to any Class of Notes.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

The transfer of the Receivables to the applicable Issuing Entity and the pledge of the Receivables to the applicable Indenture Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Servicer and the Depositor will take the actions described below to perfect the rights of the applicable indenture trustee in the Receivables.  If another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Issuing Entity’s interest, and takes possession or, in the case of electronic Receivables, control of the Receivables, that purchaser would acquire an interest in the Receivables superior to the interest of the Issuing Entity and the Indenture Trustee.

Security Interests

General. In states in which retail installment sales contracts such as the Receivables evidence the credit sale of automobiles and/or light duty trucks by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC.  Perfection of security interests in financed automobiles and/or light duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located.  In most states, a security interest in an automobile or light duty truck is perfected by obtaining possession of the certificate of title to the Financed Vehicle or by a notation of the secured party’s lien on the vehicle’s certificate of title, as applicable.

All retail installment sales contracts acquired by TMCC from Dealers name TMCC as obligee or assignee and as the secured party.  TMCC’s possession of tangible contracts and its control of electronic contracts will perfect its interest in the contracts against the Dealers and their creditors and also provide TMCC priority over any prior secured creditors, such as an inventory financer, that has a security interest in the contracts.  TMCC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the department of motor vehicles and, where applicable, obtaining possession of that certificate of title.  Because TMCC continues to service the contracts as Servicer under the Sale and Servicing Agreement, the Obligors on the contracts will not be notified of the sale from TMCC to the Depositor or the sale from the Depositor to the related Issuing Entity.

Perfection.  Pursuant to the related Receivables Purchase Agreement, TMCC will sell and assign its security interest in the Financed Vehicles to the Depositor and, with respect to each Issuing Entity, pursuant to the related Sale and Servicing Agreement, the Depositor will sell and assign its security interest in the Financed Vehicles to that Issuing Entity.  Each Issuing Entity will pledge its security interest in the Financed Receivables to the applicable indenture trustee.  However, because of the administrative burden and expense, none of TMCC, the Depositor, the related Issuing Entity or the related indenture trustee will amend any certificate of title to identify that Issuing Entity or the applicable indenture trustee as the new secured party on such certificate of title relating to a Financed Vehicle.  However, UCC financing statements with respect to the transfer to the Depositor of TMCC’s security interest in the Financed Vehicles, the transfer to the Issuing Entity of the Depositor’s security interest in the Financed Vehicles and the transfer to the applicable indenture trustee of the Issuing Entity’s security interest in the Financed Vehicles will be filed with the appropriate governmental authorities.  In addition, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Depositor and that Issuing Entity pursuant to the related Sale and Servicing Agreement.  For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

In most states, an assignment of contracts and interests in motor vehicles such as that under each Receivables Purchase Agreement or each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party.  In those states, the Issuing Entity’s or the applicable indenture trustee’s security interest will not be noted on a vehicle’s certificate of title, but the Issuing Entity will have a perfected security interest in the vehicles.  The security interest of such Issuing Entity and the applicable indenture trustee in the vehicle could be defeated through fraud or negligence because neither the Issuing Entity nor the applicable indenture trustee will be listed as lienholder on the certificates of title.  In those states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of TMCC’s lien on the certificates of title will be sufficient to protect that Issuing Entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle.  In each Receivables Purchase Agreement, TMCC will represent and warrant, and in each Sale and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle.  If there are any Financed Vehicles as to which TMCC failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles.  To the extent that failure has a material and adverse effect on the Issuing Entity’s interest in the related Receivables, however, it would constitute a breach of the warranties of TMCC under the related Receivables Purchase Agreement or the Depositor under the related Sale and Servicing Agreement.  Accordingly, pursuant to the related Sale and Servicing Agreement, the Depositor would be required to repurchase the related Receivable from the Issuing Entity and, pursuant to the related Receivables Purchase Agreement, TMCC would be required to purchase that Receivable from the Depositor, in each case unless the breach was cured.  Pursuant to each Sale and Servicing Agreement, the Depositor will assign its rights to the related Issuing Entity or cause TMCC to purchase the Receivable under the related Receivables Purchase Agreement.  For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “Risk Factors—The issuing entity’s security interests in financed vehicles may be unenforceable or defeated” in this prospectus.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the trust or the release of the lien on the vehicle or other adverse consequences. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Continuity of Perfection.  Under the laws of most states, the perfected security interest in a vehicle would continue for up to four months after the vehicle is moved to a state that is different from the one in which it is initially registered and the owner thereof re-registers the vehicle in the new state.  A majority of states generally require surrender of a certificate of title to re-register a vehicle.  In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title.  In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title.  Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.  However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien.  Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.  In the ordinary course of servicing the Receivables, TMCC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation.  Similarly, when an Obligor sells a Financed Vehicle, TMCC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.  Under each Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Issuing Entity’s interest in the Receivable.

Priority of Liens Arising by Operation of Law.  Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle.  The Code also grants priority to specified federal tax liens over the lien of a secured party.  The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.  For additional information, you should refer to “Forfeiture for Drug, RICO and Money Laundering Violations” in this prospectus.  TMCC will represent and warrant to the Depositor in each Receivables Purchase Agreement, and the Depositor will represent and warrant to the Issuing Entity in each Sale and Servicing Agreement, that, as of the related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and any other liens that arise by operation of law) upon and security interests in that Financed Vehicle.  However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable.  No notice will be given to the owner trustee, the indenture trustee, any Noteholders or the Certificateholders in respect of a given Issuing Entity if that a lien arises or confiscation occurs which would not give rise to the Depositor’s repurchase obligation under the related Sale and Servicing Agreement or TMCC’s repurchase obligation under the related Receivables Purchase Agreement.

Repossession

In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws.  Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.  Unless a vehicle financed by TMCC is voluntarily surrendered, self-help repossession is the method employed by TMCC in most states and is accomplished simply by retaking possession of the Financed Vehicle.  In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify that Obligor of the default and the intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession.  In some states, an Obligor has right to reinstate its contract and recover the collateral by paying the delinquent installments and other amount due.

Notice of Sale; Reinstatement and Redemption Rights

In the event of default by an Obligor under a retail installment sales contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held.  In most states, under certain circumstances after any such financed vehicle has been repossessed, the related Obligor may reinstate the related contract by paying the delinquent installments and other amounts due.  Additionally, in most states, an Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees.  In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness.  While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments.  In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.”  Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.  However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession.  Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.  In addition, the UCC permits the Obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.

Certain Bankruptcy Considerations

In structuring the transactions contemplated in this prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by TMCC under the United States Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”) will result in consolidation of the assets and liabilities of the Depositor or the Issuing Entity with those of TMCC.  These steps include the creation of the Depositor as a wholly owned, limited purpose subsidiary pursuant to a limited liability company agreement containing certain limitations (including requiring that the Depositor must at all times have at least one “Independent  Manager” and restrictions on the nature of the Depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its managers, including each Independent Manager).  However, delays in payments on a series of Notes and possible reductions in the amount of those payments could occur if:

1.	a court were to conclude that the assets and liabilities of the Depositor should be consolidated with those of TMCC in the event of the application of applicable Insolvency Laws to TMCC;

2.	a filing were made under any Insolvency Law by or against the Depositor ore the related Issuing Entity; and

3.	an attempt were made to litigate any of the foregoing issues.

On a Closing Date, counsel to the Depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles described in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of the Depositor under Title 11 of the United States Bankruptcy Code at a time when the Depositor was insolvent, the property of the Issuing Entity would not properly be substantively consolidated with the property of the estate of the Depositor.  Among other things, that opinion will assume that each of the Depositor and the Issuing Entity will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debt of the other.  The Depositor and the Issuing Entity intend to follow these and other procedures related to maintaining their separate corporate identities.  However, there can be no assurance that a court would not conclude that the assets and liabilities of the Depositor should be consolidated with those of the Issuing Entity.

TMCC will warrant in each Receivables Purchase Agreement that the sale of the related Receivables by it to the Depositor is a valid sale.  Notwithstanding the foregoing, if TMCC were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Depositor should instead be treated as a pledge of those Receivables to secure a borrowing of TMCC.  In addition, if the transfer of Receivables to the Depositor is treated as a pledge instead of a sale, a tax or government lien on the property of TMCC arising before the transfer of a Receivable to the Depositor may have priority over the Depositor’s interest in that Receivable.  In addition, while TMCC is the Servicer, cash collections on the Receivables may be commingled with the funds of TMCC and, in the event of that bankruptcy of TMCC, the Issuing Entity may not have a perfected interest in those collections.

TMCC and the Depositor will treat the transactions described in this prospectus as a sale of the Receivables to the Depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables in the event that TMCC were to become a debtor in a bankruptcy case.

Dodd-Frank Act Orderly Liquidation Authority Provisions

General.  On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).  The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) provisions of the Dodd-Frank Act.  The proceedings, standards, powers of the receiver and many substantive provisions of the OLA differ from those of the United States Bankruptcy Code in several respects.  In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including TMCC, the Depositor, any Issuing Entity or any of their respective creditors.

Potential Applicability to TMCC, the Depositor and Issuing Entities.  There is uncertainty about which companies will be subject to the OLA rather than the United States Bankruptcy Code.  For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and  an OLA proceeding would mitigate these adverse effects.

TMCC’s senior unsecured debt is currently given an investment grade rating.  TMCC’s business is generally limited to providing retail financing, dealer financing and certain other financial products and services to vehicle and industrial equipment dealers and their customers and marketing, underwriting and administering insurance agreements related to covering certain risks of vehicle dealers and their customers.  TMCC has many competitors in these businesses with substantial resources.  There can be no assurance, however, that circumstances will not change in the future or that, regardless of the nature and scope of TMCC’s business and competitive market, the Secretary would not determine that the failure of TMCC would have serious adverse effects on financial stability in the United States.

Under certain circumstances, if TMCC were determined to be a “covered financial company,” the applicable Issuing Entity or the Depositor could also be subject to the provisions of the OLA as a “covered subsidiary” of TMCC.  For a covered subsidiary to be considered a covered financial company for purposes of the OLA and therefore be subject to receivership under the OLA, (1) the FDIC would have to be appointed as receiver for TMCC under the OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such Issuing Entity or Depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of TMCC.  To mitigate the likelihood that an Issuing Entity or the Depositor would be subject to the OLA, no Issuing Entity intends to issue non-investment grade debt and the Depositor will not issue any debt. Moreover, each Issuing Entity will own a relatively small amount of the Receivables originated and serviced by TMCC and each Issuing Entity and the Depositor will be structured as a separate legal entity from TMCC and other Issuing Entities sponsored by TMCC.  Notwithstanding the foregoing, because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to TMCC, a particular Issuing Entity or the Depositor or, if it were to apply, that the timing and amounts of payments to the related series of Noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under the OLA.  If the FDIC were appointed receiver of TMCC or of a covered subsidiary, including the applicable Issuing Entity or the Depositor, under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which TMCC or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of TMCC’s or such covered subsidiary’s affairs, as applicable.  In January 2011, the acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include TMCC or its subsidiaries (including the Depositor or the applicable Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include TMCC or its subsidiaries (including the Depositor or the applicable Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. As no such regulations have been proposed, the foregoing FDIC Counsel’s interpretation currently remains in effect.  The advisory opinion also states that the FDIC staff anticipates recommending consideration of future regulations related to the Dodd-Frank Act.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving TMCC or its subsidiaries (including the Depositor or your Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the Securities issued by the applicable Issuing Entity would be delayed and could be reduced.

We will structure the transfers of Receivables under the Receivables Purchase Agreement and the Sale and Servicing Agreement with the intent that they would be characterized as legal true sales under applicable state law and that the Receivables would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code.  If the transfers are so characterized, based on the FDIC Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred Receivables using its repudiation power.  However, if the FDIC were to successfully assert that the transfers of Receivables were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the Receivables or the Noteholders, as applicable, would have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver.  In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the Noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance.  In addition, even if the FDIC were to unsuccessfully challenge that the transfers were not legal true sales or that the FDIC would not repudiate a legal true sale, Noteholders could suffer delays in the payments on their Notes.

Also assuming that the FDIC were appointed receiver of TMCC or of a covered subsidiary, including the applicable Issuing Entity or the Depositor, under the OLA, the FDIC’s repudiation power would extend to continuing obligations of TMCC or that covered subsidiary, as applicable, including its obligations to repurchase Receivables for breach of representation or warranty as well as its obligation to service the Receivables.  If the FDIC were to exercise this repudiation power, Noteholders would not be able to compel TMCC or any applicable covered subsidiary to repurchase Receivables for breach of representation and warranty and instead would have a claim for damages in TMCC’s or that covered subsidiary’s receivership, as applicable, and thus would suffer delays and may suffer losses of payments on their Notes.  Noteholders would also be prevented from replacing the Servicer during the stay.  In addition, if the FDIC were to repudiate TMCC’s obligations as Servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and Noteholders may suffer delays or losses of payments on their Notes.  In addition, there are other statutory provisions under the OLA enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the Notes issued by the related Issuing Entity would be delayed and may be reduced.

In addition, under the OLA, none of the parties to the Receivables Purchase Agreement, Sale and Servicing Agreement, the Administration Agreement and the Indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect TMCC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed.  During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of TMCC or of a covered subsidiary.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If an Issuing Entity were to become subject to the OLA, the FDIC may repudiate the debt of such Issuing Entity.  In such an event, the related series of Noteholders would have a secured claim in the receivership of such Issuing Entity for “actual direct compensatory damages” as described above, but delays in payments on such series of Notes would occur and possible reductions in the amount of those payments could occur.  In addition, for a period of 90 days after a receiver was appointed, Noteholders would be stayed from accelerating the debt or exercising any remedies under the Indenture.

FDIC’s Avoidance Power Under the OLA.  Under statutory provisions of the OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of Receivables that are deemed “preferential.”  On July 15, 2011, the FDIC Board of Directors issued a final rule (the “Final Rule”) which, among other things, clarifies that the treatment of preferential transfers under the OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code.  The Final Rule became effective on August 15, 2011.  Based on the Final Rule, a transfer of the Receivables perfected by the filing of a UCC financing statement against TMCC, the Depositor and the applicable Issuing Entity as provided in the applicable Transfer and Servicing Agreements would not be avoidable by the FDIC as a preference under the OLA.  For additional information, you should refer to “—Bankruptcy Considerations” above.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance.  These laws include the Truth in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act (the “FDCPA”), the Magnuson Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers’ Civil Relief Act (the “Relief Act”) and similar state laws protecting servicemembers, the National Consumer Credit Protection Act, the Texas Consumer Credit Code, the Dodd-Frank Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws.  Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables.

Any licensing requirements of the applicable Issuing Entity are governed by state and sometimes local law, and these requirements vary on a jurisdiction-by-jurisdiction basis.  For example, the City of New York passed legislation requiring a purchaser of delinquent loans to be licensed as a debt collector.  It is not clear what delinquent means under that law.  It is possible that, as a result of not being properly licensed under a state or local law, the applicable Issuing Entity could be subject to liability or other adverse consequences.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers Guide” which explains the warranty coverage for such vehicles.  The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers.  Holders of the Receivables may have liability or claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so called “Holder in Due Course” Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses which the Obligor in the transaction could assert against the seller of the goods.  Liability under the HDC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the Obligor.

Most of the Receivables will be subject to the requirements of the HDC Rule.  Accordingly, each Issuing Entity, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle.  For each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable.  Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale.  Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading.  If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the related Obligor, the Obligor may be able to assert a defense against the seller of the vehicle.  If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the Depositor’s representations and warranties under the related Sale and Servicing Agreement and a breach of TMCC’s warranties under the related Receivables Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interest of the Noteholders, create an obligation of the Depositor and TMCC, respectively, to repurchase the Receivable unless the breach is cured.  For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances.  These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.  Any such shortfall, to the extent not covered by amounts payable to the Noteholders from amounts on deposit in the related Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Noteholders.

The Consumer Financial Protection Bureau (“CFPB”), which was created by the Dodd-Frank Act, is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including automobile loans and leases.  The CFPB has broad regulatory examination and enforcement powers over consumer financial products and services (which include, among others, retail and lease contracts that TMCC purchases) and supervisory authority over certain depository institutions and non-depository institutions.  While TMCC is not currently subject to the CFPB’s supervisory authority, the CFPB has recently proposed rules that, if enacted in their proposed form, would expand the scope of the CFPB’s supervisory and examination authority to include larger participants in the auto lending and leasing markets, including TMCC.  The CFPB has issued public guidance regarding compliance with the fair lending requirements of the Equal Credit Opportunity Act, and its implementing regulation, for automobile lenders.  The guidance raises fair lending concerns relating to the practices of permitting automobile dealers to negotiate a consumer contract rate that is higher than the rate the lender provides to the dealer.  This increased rate is typically called “dealer markup” or “dealer participation.”  The CFPB has been conducting fair lending examinations and investigations of automobile lenders and their dealer participation policies and other compensation practices.  In addition, the CFPB has recently indicated an intention to prescribe rules implementing the FDCPA that would apply to first-party creditors such as TMCC.  First-party creditors are expressly excluded from the scope of the FDCPA, but the CFPB is proposing to use its rule-making authority on the prohibition of unfair, deceptive or abusive acts or practices to apply the rules more broadly.

The CFPB, together with the U.S. Department of Justice (“DOJ” and, together with the CFPB, the “Agencies”), requested that TMCC provide certain information about its purchases of auto loans from dealers and about related discretionary dealer compensation practices.  In November 2014, TMCC received a letter from the Agencies alleging that such practices resulted in discriminatory pricing of loans to certain borrowers in contravention of applicable laws, and informing TMCC that they are prepared to initiate an enforcement proceeding unless TMCC agrees to a voluntary resolution satisfactory to them.  The Agencies have indicated that they are seeking monetary relief and implementation of changes to TMCC’s discretionary pricing practices and policies, which changes could adversely affect TMCC’s business.  TMCC intends to continue discussions with the Agencies to achieve a mutually satisfactory resolution to these matters, but if such resolution does not occur, TMCC may be subject to an enforcement action.  In addition, TMCC has received a request for documents and information from the New York State Department of Financial Services relating to TMCC’s fair lending practices, and is cooperating with this request.  TMCC cannot predict the outcome of this request given its preliminary status.

The CFPB has also recently begun reviews concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products.  If any of these practices were found to violate applicable laws, the Depositor could be obligated to repurchase from the Issuing Entity any Receivable that fails to comply with law.  In addition, TMCC, the Depositor or the Issuing Entity could possibly be subject to claims by the Obligors on those Receivables, and any relief granted by a court could potentially adversely affect the Issuing Entity.  For additional discussion of how a failure to comply with consumer protection laws may impact the Issuing Entity, the Receivables or your investment in the Notes, see “Risk Factors—Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment” in this prospectus.

In addition, the CFPB and the Federal Trade Commission (“FTC”) have recently become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  Both the FTC and CFPB announced various enforcement actions against lenders in the past few years involving significant penalties, consent orders, cease and desist orders and similar remedies.  If similar action is taken against the products, services and operations that TMCC offers, TMCC may be required to cease or alter certain business practices, which could have a material effect on TMCC’s financial condition, liquidity and results of operations.

TMCC regularly evaluates how to comply with CFPB fair lending guidance, which compliance includes periodically performing reviews of TMCC’s lending and servicing policies and analyses of both dealer-specific and portfolio-wide loan pricing data for potential disparities resulting from dealer participation and compensation policies.  Depending upon the results of these reviews and analyses or any regulatory agency actions, TMCC voluntarily may be taking, may consider taking, or may be required to take, corrective actions, including modifying the interest rate or making payments with respect to certain Receivables.  Certain corrective actions may result in TMCC, as Servicer, being required under the related Sale and Servicing Agreement to repurchase the affected Receivables.  See “Description of the Transfer and Servicing Agreements—Servicing Procedures” in this prospectus for a discussion of purchase obligations of the Servicer.

TMCC and the Depositor will represent and warrant under each Receivables Purchase Agreement and each Sale and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects.  Accordingly, if an Obligor has a claim against such Issuing Entity for violation of any law and such claim materially and adversely affects such Issuing Entity’s interest in a Receivable, such violation would constitute a breach of the representations and warranties of TMCC under the Receivables Purchase Agreement and the Depositor under such Sale and Servicing Agreement and would create an obligation of TMCC and the Depositor to repurchase the Receivable unless the breach is cured.  For additional information, you should refer to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized and ordered forfeited to the United States of America.  The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant thereto, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle and, as part of the repayment plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Relief Act, an Obligor who enters the military service (including members of the Army, Navy, Air Force, Marines, National Guard, and officers of the National Oceanic and Atmospheric Administration and U.S. Public Health Service assigned to duty with the military) after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest and fees above an annual rate of 6% during the period of that Obligor’s active duty status after a request for relief by the Obligor.  The Relief Act provides for extension of payments during a period of service upon request of the Obligor.  Interest and fees at a rate in excess of 6% that would have been incurred but for the Relief Act are forgiven.  It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on some of the Receivables.  In addition, the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the Obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter.  Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuing Entity’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Noteholders or Certificateholders from amounts on deposit in the related Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Noteholders and Certificateholders.  For additional information, you should refer to “Risk Factors—The return on the notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act” in this prospectus.

TMCC DEMAND NOTES

The following summary describes certain terms of demand notes that may be issued from time to time by TMCC (the “TMCC Demand Notes”).  TMCC Demand Notes will be issued under a Demand Notes Indenture (the “Demand Notes Indenture”), between TMCC and the trustee under the Demand Notes Indenture (in such capacity, the “Demand Notes Indenture Trustee”).  The characteristics of any particular series of TMCC Demand Notes and the provisions of any particular Demand Notes Indenture will be more fully described in the related Prospectus Supplement.  In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any Demand Notes Indenture that is entered into by the related Issuing Entity.

Issuer of the TMCC Demand Notes

TMCC provides a variety of finance and insurance products, including retail financing, leasing, dealer financing, insurance products and services to vehicle and industrial equipment dealers and their customers.

TMCC was incorporated in California in 1982 and began operations in 1983. TMCC’s principal executive offices are located at 19001 South Western Avenue, Torrance, California 90501, and TMCC’s telephone number is (310) 468-1310.

TMCC is a wholly-owned subsidiary of Toyota Financial Services Americas Corporation, a holding company owned 100% by Toyota Financial Services Corporation (“TFSC”).  TFSC, in turn, is a wholly-owned subsidiary of Toyota Motor Corporation (“TMC”).  TFSC was incorporated in July 2000 and its corporate headquarters is located in Nagoya, Japan. The purpose of TFSC is to control and manage Toyota’s finance operations worldwide.

For additional information regarding TMCC, you should refer to “The Sponsor, Administrator, Servicer and Issuer of the TMCC Demand Notes,” “TMCC Demand Notes—Where You Can Find More Information” and “Incorporation of Certain Documents by Reference Relating to Demand Notes Issued by TMCC” in this prospectus.

General

Collections in respect of the Receivables will be applied to make payments of interest and principal of each class of Notes.  If so specified in the related Prospectus Supplement, payments of interest and/or principal of one or more classes of Notes may be made on a quarterly, semi-annual or annual basis, and not simply as a pass through of collections received during a particular month.  In order to make distributions of principal and/or interest on a basis other than monthly, the indenture trustee will be required to invest amounts otherwise payable as principal or interest of the specified classes of Notes in highly rated investments maturing on or just prior to specified Payment Dates and bearing interest at rates specified in the related Prospectus Supplement as directed by the Servicer.  The indenture trustee may invest some or all such funds in TMCC Demand Notes.  The indenture trustee may invest in TMCC Demand Notes even if payments to holders of such securities are to be paid monthly.  If so specified in the related Prospectus Supplement, the TMCC Demand Notes will be an Eligible Investment.

The outstanding principal amount of the TMCC Demand Notes purchased with collections will change from time to time, depending on the amount of collections invested.  The aggregate principal amount of TMCC Demand Notes that may be issued under any Demand Notes Indenture will be described in the related Prospectus Supplement.  Interest on the TMCC Demand Notes will be paid at rates and on terms described in the related Prospectus Supplement.  Different forms of TMCC Demand Notes may be used to represent investments of Collections relating to interest and investments of Collections relating to principal.  TMCC Demand Notes representing investments of Collections relating to interest will mature on or before the dates on which interest is to be paid to Noteholders.  TMCC Demand Notes representing investments of Collections relating to principal will mature on or before the dates on which principal is to be paid to Noteholders.  In addition, the indenture trustee will generally have the right to demand payment of the TMCC Demand Notes in connection with the reduction of TMCC’s rating to a level below that specified in the related Prospectus Supplement or upon the occurrence of other events specified in the related Prospectus Supplement.  For additional information, you should refer to “Risk Factors—The rating of a swap counterparty or the issuer of demand notes may affect the ratings of the notes” in this prospectus.  The payment terms relating to the TMCC Demand Notes will be described in detail in the related Prospectus Supplement.

TMCC Demand Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC outstanding from time to time.  TMCC Demand Notes will not be subject to redemption by TMCC and will not have the benefit of any sinking fund.

Any TMCC Demand Notes will be issued only in fully registered form without interest coupons, and payment of principal of and interest on TMCC Demand Notes will be made by the Demand Notes Indenture Trustee as paying agent by wire transfer to an account maintained by the indenture trustee, as the holder of the TMCC Demand Notes.

No Noteholder will have a direct interest in any TMCC Demand Notes or have any direct rights under the TMCC Demand Notes or the Demand Notes Indenture.  The Issuing Entity will be the only holder of the TMCC Demand Notes, which it will hold for the benefit of the Noteholders.  In the event any vote or other action, including action upon the occurrence of an Event of Default under the Demand Notes Indenture, is required or permitted by the holders of the TMCC Demand Notes under the Demand Notes Indenture, the Issuing Entity as such holder will be permitted to vote or take such other action as it deems fit.  However, the Issuing Entity will be permitted, but not required, to seek the direction of the Noteholders before taking any such action, all as further described in the related Prospectus Supplement.  References under this caption to “holders of the TMCC Demand Notes” and phrases of similar import will be to the Issuing Entity as the holder of the TMCC Demand Notes.

If so specified in the related Prospectus Supplement, the Issuing Entity may invest in TMCC Demand Notes even if payments on Notes of the related series are to be paid monthly.  If so specified in the related Prospectus Supplement, the Issuing Entity may invest amounts on deposit in any Reserve Account in TMCC Demand Notes.

Removal of Demand Notes Indenture Trustee; Successor Demand Notes Indenture Trustee

The Demand Notes Indenture Trustee may resign by providing written notice to TMCC and the Issuing Entity, as holder of the TMCC Demand Notes.  The Issuing Entity, as holder of the TMCC Demand Notes, may remove the Demand Notes Indenture Trustee by written notice thereto and to TMCC, and may appoint a successor Demand Notes Indenture Trustee.  TMCC may remove the Demand Notes Indenture Trustee in the event that: (a) the Demand Notes Indenture Trustee fails to continue to satisfy the criteria for eligibility to act as Demand Notes Indenture Trustee; (b) the Demand Notes Indenture Trustee is adjudged a bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Demand Notes Indenture Trustee or its property; or (d) the Demand Notes Indenture Trustee otherwise becomes incapable of acting in such capacity.

If the Demand Notes Indenture Trustee resigns, is removed or is unable to act as Demand Notes Indenture Trustee for any reason, TMCC will promptly appoint a successor Demand Notes Indenture Trustee, unless the Issuing Entity has already done so.  Within one year after a successor Demand Notes Indenture Trustee takes office, the Issuing Entity may appoint a successor Demand Notes Indenture Trustee to replace any successor Demand Notes Indenture Trustee appointed by TMCC.  Any resignation or removal of the Demand Notes Indenture Trustee and appointment of a successor Demand Notes Indenture Trustee will become effective only upon such successor’s acceptance of such appointment and the payment of outstanding fees and expenses due to the prior Demand Notes Indenture Trustee as described in the Demand Notes Indenture.

Successor Corporation

The Demand Notes Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that in any such case: (i) either TMCC will be the continuing corporation, or the successor corporation will be a corporation organized and existing under the laws of the United States or any state thereof and will expressly assume, by execution and delivery to the Demand Notes Indenture Trustee of a supplemental Demand Notes Indenture in form satisfactory thereto, all of the obligations of TMCC under the TMCC Demand Notes and the Demand Notes Indenture; and (ii) TMCC or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such obligation.  Subject to certain limitations in the Demand Notes Indenture, the Demand Notes Indenture Trustee may receive from TMCC an officer’s certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Demand Notes Indenture.

TMCC Statement as to Compliance

TMCC will deliver to the Demand Notes Indenture Trustee, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that:

•
a review of the activities of TMCC during such year and of its performance under the Demand Notes Indenture has been made under his or her supervision, and  (b) to the best of his or her knowledge, based on such review, (i) TMCC has complied with all the conditions and covenants imposed on it under the Demand Notes Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (ii) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an event of default under the Demand Notes Indenture, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

•
TMCC will deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an event of default under the Demand Notes Indenture.

Supplemental Demand Notes Indentures

Supplemental Demand Notes Indentures may be entered into by TMCC and the Demand Notes Indenture Trustee without the consent of the holder of the TMCC Demand Notes (a) to cure any ambiguity, to correct or supplement any provisions in a Supplemental Demand Notes Indenture that may be inconsistent with any other provision of such Supplemental Demand Notes Indenture or to add any other provision with respect to matters or questions arising under the Demand Notes Indenture which are not inconsistent with the provisions thereof, provided that any such action will not, in the good faith judgment of the parties, materially and adversely affect the interest of any holder of TMCC Demand Notes or any Noteholder and the Demand Notes Indenture Trustee will be furnished an opinion of counsel to the effect that such amendment will not materially and adversely affect the interest of any Noteholder, and (b) for purposes of appointing a successor trustee under a Demand Notes Indenture or in connection with any merger or consolidation of TMCC or the transfer or lease of the assets of TMCC in their entirety, in each case in accordance with the provisions of the Demand Notes Indenture.  In addition, supplemental Demand Notes Indentures may be entered into by TMCC and the Demand Notes Indenture Trustee with the consent of the holder of the TMCC Demand Notes (which consent will not be given except at the written direction of Holders of at least 25% in aggregate principal amount of the Notes issued by an Issuing Entity acting as a single class) for the purpose of adding any provisions to or changing in any manner or eliminating any other provisions of the Demand Notes Indenture or of modifying in any manner the rights with respect to the TMCC Demand Notes, provided that no supplemental Demand Notes Indenture may, among other things, reduce the principal amount of or interest on any TMCC Demand Notes, change the maturity date for the payment of the principal, the date on which interest will be payable or other terms of payment or reduce the percentage of holders of TMCC Demand Notes necessary to modify or alter the Demand Notes Indenture, without the consent of each Holder of Securities affected thereby.

Events of Default Under the Demand Notes Indenture

The Demand Notes Indenture defines an Event of Default with respect to the TMCC Demand Notes as being any one of the following events: (i) default in payment of principal on the TMCC Demand Notes and continuance of such default for a period of 10 days; (ii) default in payment of any interest on the TMCC Demand Notes and continuance of such default for a period of 30 days; (iii) default in the performance, or breach, of any other covenant or warranty of TMCC in the Demand Notes Indenture continued for 90 days after appropriate notice; and (iv) certain events of bankruptcy, insolvency or reorganization.  If an Event of Default occurs and is continuing, the Demand Notes Indenture Trustee or the holders of at least 25% in aggregate principal amount of TMCC Demand Notes may declare the TMCC Demand Notes to be due and payable.

At any time after such a declaration of acceleration with respect to TMCC Demand Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Demand Notes Indenture Trustee, the holders of not less than a majority in principal amount of the outstanding TMCC Demand Notes, by written notice to TMCC and the Demand Notes Indenture Trustee, may rescind and annul such declaration and its consequences if:

•	TMCC has paid or deposited with the Demand Notes Indenture Trustee a sum of money sufficient to pay:

▪
all sums paid or advanced by the Demand Notes Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Demand Notes Indenture Trustee, its agents and counsel;

▪	all due and overdue installments of interest on all TMCC Demand Notes;

▪	the principal of any TMCC Demand Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by or provided for in such TMCC Demand Notes; and

▪	to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by or provided for in such TMCC Demand Notes; and

•
all Events of Default under the Demand Notes Indenture with respect to TMCC Demand Notes, other than the non-payment of the principal of, and interest on TMCC Demand Notes which will has become due solely by such declaration of acceleration, has been cured or waived as provided in the Demand Notes Indenture.

Any past default with respect to the TMCC Demand Notes may be waived by the holders of a majority in aggregate principal amount of the outstanding TMCC Demand Notes, except in a case of failure to pay principal of or interest on the TMCC Demand Notes for which payment has not been subsequently made or a default in respect of a covenant or provision of the Demand Notes Indenture which cannot be modified or amended without the consent of the holder of each outstanding TMCC Demand Note.  TMCC will be required to file with the Demand Notes Indenture Trustee annually an officer’s certificate as to the absence of certain defaults.  The Demand Notes Indenture Trustee may withhold notice to holders of the TMCC Demand Notes of any default with respect to such series (except in payment of principal or interest) if it in good faith determines that it is in the interest of such holders to do so.

If there is a default in the payment of interest or principal on any TMCC Demand Note and such default continues for a period of 30 days in the case of interest or a period of 10 days in the case of principal, TMCC will, upon demand of the Demand Notes Indenture Trustee, pay to the Demand Notes Indenture Trustee, for the benefit of the holders of such TMCC Demand Notes, the whole amount of money then due and payable with respect to such TMCC Demand Notes with interest upon the overdue principal and, to the extent that payment of such interest will be legally enforceable, upon any overdue installments of interest at the rate borne by or provided for in such TMCC Demand Notes, and, in addition thereto, such further amount of money as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If TMCC fails to pay the money it is required to pay the Demand Notes Indenture Trustee as stated in the preceding paragraph upon the demand of the Demand Notes Indenture Trustee, the Demand Notes Indenture Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against TMCC or any other obligor upon such TMCC Demand Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of TMCC or any other obligor upon such TMCC Demand Notes wherever situated.

If an Event of Default with respect to TMCC Demand Notes occurs and is continuing, the Demand Notes Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of TMCC Demand Notes by such appropriate judicial proceedings as the Demand Notes Indenture Trustee will deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Demand Notes Indenture or such TMCC Demand Notes or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Subject to the provisions of the Demand Notes Indenture relating to the duties of the Demand Notes Indenture Trustee in case an Event of Default will occur and be continuing, the Demand Notes Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Demand Notes Indenture at the request or direction of any of the holders of TMCC Demand Notes, unless such holders have offered to the Demand Notes Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.  The Demand Notes Indenture Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.  The Demand Notes Indenture Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.  Subject to provisions in the Demand Notes Indenture for the indemnification of the Demand Notes Indenture Trustee and to certain other limitations, the holders of a majority in principal amount of the outstanding TMCC Demand Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Demand Notes Indenture Trustee, or exercising any Issuing Entity or power conferred on the Demand Notes Indenture Trustee with respect to the TMCC Demand Notes.

Absence of Covenants

The provisions of the Demand Notes Indenture do not contain any covenants that limit the ability of TMCC to subject its properties to liens, to enter into any type of transaction or business or to secure any of its other indebtedness without providing security for the TMCC Demand Notes.  The provisions of the Demand Notes Indenture do not afford the holders of the TMCC Demand Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, change in control, merger or similar transaction or other event.

Defeasance and Discharge of Demand Notes Indenture

TMCC may satisfy and discharge its obligations under the Demand Notes Indenture by delivering to the Demand Notes Indenture Trustee for cancellation all outstanding TMCC Demand Notes, or depositing with the Demand Notes Indenture Trustee money sufficient to pay the principal of and interest on the outstanding TMCC Demand Notes on the date on which any such payments are due and payable in accordance with the terms of the Demand Notes Indenture and the TMCC Demand Notes, and in each case by satisfying certain additional conditions in the Demand Notes Indenture.  However, in the case of any such deposit, certain of TMCC’s obligations under the Demand Notes Indenture (including the obligation to pay the principal and interest on the outstanding TMCC Demand Notes) will continue until all of the TMCC Demand Notes are paid in full.

Regarding the Demand Notes Indenture Trustee

The Demand Notes Indenture Trustee may be the applicable trustee and/or indenture trustee.  The Demand Notes Indenture contains certain limitations on the right of the Demand Notes Indenture Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The Demand Notes Indenture Trustee is permitted to engage in other transactions with TMCC; provided, however, that if the Demand Notes Indenture Trustee acquires any conflicting interest it must eliminate such conflict or resign.

The Demand Notes Indenture provides that, in case an Event of Default has occurred and is continuing, the Demand Notes Indenture Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

Credit Support

TMCC has entered into a Credit Support Agreement with TFSC (the “TMCC Credit Support Agreement”), in which TFSC agreed to:

•	maintain 100% ownership of TMCC;

•
cause TMCC and its subsidiaries to have a tangible net worth (where tangible net worth means the aggregate amount of issued capital, capital surplus and retained earnings less any intangible assets) of at least $100,000; and

•
make sufficient funds available to TMCC so that TMCC will be able to service the obligations arising out of its own bonds, debentures, notes (including the TMCC Demand Notes) and other investment securities and commercial paper (collectively, “TMCC Securities”).

The agreement is not a guarantee by TFSC of the TMCC Demand Notes or any other TMCC Securities or other obligations of TMCC. The agreement is governed by, and construed in accordance with, the laws of Japan.

TFSC has entered into a Credit Support Agreement with TMC (the “TMC Credit Support Agreement”), in which TMC agreed to:

•	maintain 100% ownership of TFSC;

•
cause TFSC and its subsidiaries to have a certain minimum tangible net worth (where tangible net worth means the aggregate amount of issued capital, capital surplus and retained earnings less any intangible assets); and

•
make sufficient funds available to TFSC so that TFSC will be able to (i) service the obligations arising out of its own bonds, debentures, notes and other investment securities and commercial paper and (ii) honor its obligations incurred as a result of guarantees or credit support agreements that it has extended (the “TFSC Securities”).

The agreement is not a guarantee by TMC of any securities or obligations of TFSC. TMC’s obligations under the agreement rank pari passu with its senior unsecured debt obligations. The agreement is governed by, and construed in accordance with, the laws of Japan.

Holders of TMCC Securities, including any Issuing Entity holding TMCC Demand Notes, will have the right to claim directly against TFSC and TMC to perform their respective obligations under the credit support agreements by making a written claim together with a declaration to the effect that the holder will have recourse to the rights given under the credit support agreement. If TFSC and/or TMC receives such a claim from any holder of TMCC Securities, TFSC and/or TMC will indemnify, without any further action or formality, the holder against any loss or damage resulting from the failure of TFSC and/or TMC to perform any of their respective obligations under the credit support agreements. The holder of TMCC Securities who made the claim may then enforce the indemnity directly against TFSC and/or TMC.

Either TFSC or TMCC may terminate the TMCC Credit Support Agreement upon 30 days written notice to the other, with a copy to each rating agency that has issued a rating in respect of TMCC or any TMCC Securities upon the request of TFSC or TMCC.  Similarly, either TMC or TFSC may terminate the TMC Credit Support Agreement upon 30 days written notice to the other, with a copy to each rating agency that has issued a rating in respect of TFSC or any TFSC Securities upon the request of TMC or TFSC.  Termination will not take effect, however, unless (1) all TMCC Securities or TFSC Securities, as the case may be, issued on or prior to the date of the termination notice have been repaid or (2) each relevant rating agency has confirmed that the debt ratings of all such securities will be unaffected by the termination.  In addition, with certain exceptions, the TMCC Credit Support Agreement and  TMC Credit Support Agreement may be modified only by the written agreement of the applicable parties thereto.

TMC files reports and other information with the SEC, which can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. TMC’s electronic SEC filings are available on the Internet through the SEC’s website at http://www.sec.gov.

Governing Law

The Demand Notes Indenture and the TMCC Demand Notes will be governed by and construed in accordance with the laws of the State of New York.

Where You can Find More Information

TMCC files annual, quarterly and current reports and other information with the SEC. You may read and copy TMCC’s SEC filings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. TMCC’s electronic SEC filings are available on the Internet through the SEC’s website at http://www.sec.gov.

Experts

The consolidated financial statements incorporated, with respect to the TMCC Demand Notes, in this prospectus by reference to the annual report on Form 10-K of TMCC for the fiscal year ended March 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Issuing Entity with respect to the related series on the material matters associated with those consequences, subject to the qualifications described in this prospectus.  “Tax Counsel” with respect to each Issuing Entity will be specified in the related Prospectus Supplement.  The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules and does not address which forms should be used to report information related to Notes and Certificates to the Internal Revenue Service, which we refer to in this prospectus as the “IRS.”  For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities.  Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by an Issuing Entity with terms similar to those of the notes and the certificates.  As a result, the IRS may disagree with all or one or more parts of the discussion below.  It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

The following discussion is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each Issuing Entity will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below.

An opinion of Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  For purposes of the following discussion, references to the Issuing Entity, the Notes, the Certificates and related terms, parties and documents will be deemed to refer to each Issuing Entity and the Notes, Certificates and related terms, parties and documents applicable to that Issuing Entity.

Tax Characterization of the Issuing Entity

The following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of an Issuing Entity nominally referred to as an “owner trust” in the related Prospectus Supplement (an “Owner Trust”), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Owner Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications described in this prospectus.  In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Certain Federal Income Tax Consequences” and is of the opinion that those statements are correct in all material respects.  Those statements are intended as an explanatory discussion of the related federal income tax matters affecting investors, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor.  Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in Notes or Certificates.

Tax Counsel will deliver its opinion that an Owner Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the Transfer and Servicing Agreement will be complied with, and on Tax Counsel’s conclusion that the nature of the income of the Issuing Entity will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

If the Owner Trust were taxable as a corporation for federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income.  The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes.  Any corporate income tax could materially reduce cash available to make payments on the Notes and the Certificates.

Tax Consequences to Owners of the Notes

Treatment of the Notes as Indebtedness.  The Depositor and any Noteholders will agree, and the beneficial owners of the Notes (which we refer to in this prospectus as the “Note Owners”) will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes.  Except as otherwise provided in the related Prospectus Supplement, Tax Counsel will deliver its opinion that the Notes will be classified as debt for federal income tax purposes.  The discussion below assumes this characterization of the Notes is correct.

OID, Etc.  The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes.  Moreover, subject to the discussion below for short-term notes, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in determining their term), all within the meaning of the OID regulations.  In determining whether any OID on the Notes is de minimis, the Depositor expects to use a reasonable assumption regarding prepayments (a “Prepayment Assumption”) to determine the weighted average maturity of the Notes.  If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to those Notes will be disclosed in the related Prospectus Supplement.

Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID.  The stated interest on the Notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner’s method of tax accounting.  Under the OID regulations, the Note Owner of a Note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the Note.  Subject to a statutorily defined de minimis rule for market discount and a required election for premium, absent an exception based on a taxpayer’s unique circumstances, a purchaser who buys a Note for more or less than its principal amount will be subject, respectively, to the premium amortization or market discount rules of the Code.

The Note Owner of a Note that has a fixed maturity date of not more than one year from the issue date of that note (a “Short-Term Note”) may be subject to special rules.  An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including regulated investment companies, as described in Section 1281 of the Code) is required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period.  Other cash basis Note Owners of a Short-Term Note are required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note).  However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition.  If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the Note.  The adjusted tax basis of a Note to a particular Note Owner will equal the Note Owner’s cost for the Note, increased by any market discount, acquisition discount and OID previously included in income by that Note Owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that Note.  Any gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Except for an annual $3,000 exception applicable to individuals, capital losses may be used only to offset capital gains or gains treated as capital gains.

Net Investment Income.  A tax of 3.8% is imposed on the “net investment income” of certain U.S. individuals, trusts and estates.  Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions.  Note Owners that are

U.S. Persons should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.

Foreign Owners.  Except as described below with respect to backup withholding or FATCA (defined below), interest paid (or accrued) to a Note Owner who is not a U.S. Person (a “Foreign Owner”) will be considered “portfolio interest,” and not subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:

1.
the Foreign Owner is not actually or constructively a “10 percent shareholder” of the Issuing Entity or the Depositor (including a holder of 10% or more of the outstanding certificates issued by the Issuing Entity) or a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code;

2.	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.	the Foreign Owner does not bear specified relationships to any certificateholder.

To qualify for the portfolio interest exemption, the Foreign Owner must provide the applicable trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN, Form W-8BEN-E or applicable similar or successor forms), signed under penalty of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address.  Interest paid to a Foreign Owner is also not subject to United States federal withholding tax if such interest is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and such foreign person submits a properly executed Form W-8ECI (or applicable successor form).  If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the Foreign Owner must provide the security clearing organization or other financial institution with a Form W-8BEN, Form W-8BEN-E, Form W-8ECI or applicable similar or successor form.  A Form W-8BEN, Form W-8BEN-E and Form W-8ECI remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect.  Under certain circumstances, the Form W-8BEN and Form W-8BEN-E can remain in effect indefinitely.  The Foreign Owner must notify the person to whom it provided the Form W-8BEN, Form W-8BEN-E, Form W-8ECI or applicable similar or successor form of any changes to the information on the Form or applicable similar or successor form.  If interest paid to a Foreign Owner is not considered portfolio interest and is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN, Form W-8BEN-E or applicable similar or successor form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

Except as described below with respect to backup withholding or FATCA, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

If interest paid to a Foreign Owner or gain on the sale, redemption, retirement or other taxable disposition of a Note is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such foreign person generally will be subject to United States federal income tax on such interest, including OID, or gain at applicable graduated federal income tax rates. In addition, if the Foreign Owner is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless such Foreign Owner qualifies for a lower rate under an applicable tax treaty.

As used in this prospectus, a “U.S. Person” means:

1.	a citizen or resident of the United States;

2.
an entity treated as a corporation or a partnership for United States federal income tax purpose created or organized under the laws of the United States, any state thereof, or the District of Columbia;

3.
an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

4.
a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

Backup Withholding.  Each Note Owner (other than an exempt Note Owner such as a tax-exempt organization, qualified pension and profit- sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding.  Should a nonexempt Note Owner fail to provide the required certification, amounts otherwise payable to the Note Owner may be subject to backup withholding tax, and the Issuing Entity will be required to withhold and remit the withheld amount to the IRS.  Any such amount withheld would be credited against the Note Owner’s federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Issuing Entity.  If so treated, the Issuing Entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity).  Alternatively, and most likely in the view of Tax Counsel, the Issuing Entity might be treated as a partnership (including a publicly traded partnership) that would not be taxable as a corporation.  Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note Owners.  For example, income to some tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to Foreign Owners may be subject to U.S. income tax and withholding taxes and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of Issuing Entity expenses.

Foreign Account Tax Compliance.  In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. persons, withholding taxes could also be imposed under the new Foreign Account Tax Compliance Act (“FATCA”) regime.  FATCA was enacted in the United States in 2010 as part of the Hiring Incentives to Restore Employment Act (the “HIRE Act”) as a way to encourage tax reporting and compliance with respect to ownership by U.S. persons of assets through foreign accounts.  Under FATCA, foreign financial institutions (defined broadly to include hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with new information gathering and reporting rules with respect to their U.S. account holders and investors and may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS and withhold U.S. tax from certain payments made by it.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a new 30% withholding tax on U.S. source payments, including interest, OID and gross proceeds from the sale of any equity or debt instruments of U.S. issuers.  Payments of interest or OID to foreign non-financial entities and gross proceeds will also be subject to a withholding tax of 30% if the entity does not certify that it does not have any substantial U.S. owner or provide the name, address and TIN of each substantial U.S. owner.  The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  Pursuant to final regulations, although FATCA withholding tax currently applies to payments of interest on debt instruments issued after June 30, 2014, the withholding tax on gross proceeds from a disposition of debt instruments to which the FATCA provisions apply will not be imposed prior to January 1, 2017.  Prospective investors should consult their tax advisors regarding the HIRE Act.

Reportable Transactions.  A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but include (and are not limited to) transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

CERTAIN STATE TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Owner Trust, Notes or Note Owners under any state or local tax laws.  The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in various states and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions.  Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Owner Trust as well as any state and local tax consequences for them purchasing, holding and disposing of Notes or Certificates.

You should consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The Notes issued by the related Issuing Entity will generally be eligible for purchase by pension, profit-sharing or other employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), IRAs, Keogh Plans and other plans covered by Section 4975 of the Code and entities deemed to hold the plan assets of the foregoing (each, a “Plan”).  The “ERISA Considerations” section of each related Prospectus Supplement includes a detailed description of the ERISA implications for each series of Notes.

PLAN OF DISTRIBUTION

On the terms and conditions described in an underwriting agreement with respect to the Notes (the “Underwriting Agreement”), the Depositor will agree to cause the related Issuing Entity to sell to the underwriters named in the related Underwriting Agreement and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes of the related series described in the related Underwriting Agreement and in the related Prospectus Supplement.

In the Underwriting Agreement with respect to any given series of Notes, the several underwriters will agree, subject to the terms and conditions described in the related Underwriting Agreement, to purchase all the Notes described in such Underwriting Agreement which are offered hereby and by the related Prospectus Supplement if any of such Notes are purchased.

Each Prospectus Supplement will either (i) describe the price at which each class of Notes being offered by such Prospectus Supplement will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes or (ii) specify that the related Notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.  After the initial public offering of any such Notes, such public offering prices and such concessions may be changed.

Each Underwriting Agreement will provide that TMCC and the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect of such civil liabilities.

Each Issuing Entity may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.

Pursuant to each Underwriting Agreement with respect to a given series of Notes, the closing of the sale of any class of Notes subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Notes of that series.

If specified in the related Prospectus Supplement, the Depositor or its affiliate may place all or a portion of a class or classes of Notes of the related series directly or through a placement agent. The Depositor or its affiliate also may retain all or a portion of a class or classes of Notes of the related series for its own account. Some or all of such retained Notes may be resold by the Depositor or its affiliate at any time on or after the applicable Closing Date in one or more negotiated transactions at varying prices to be determined at the time of sale.

The place and time of delivery for the Notes in respect of which this prospectus is delivered will be described in the related Prospectus Supplement.

If the related Prospectus Supplement specified that the applicable Issuing Entity will hold TMCC Demand Notes, the TMCC Demand Notes will be issued by TMCC and will be sold directly to the applicable Issuing Entity. The TMCC Demand Notes will not be sold directly to any investor other than the applicable Issuing Entity.  A Noteholder of Notes issued by an Issuing Entity which holds TMCC Demand Notes will be an indirect holder of those TMCC Demand Notes.

LEGAL OPINIONS

Certain legal matters relating to the Notes of any series will be passed upon for the related Issuing Entity, the Depositor and the Servicer by Morgan, Lewis & Bockius LLP.  In addition, certain United States federal income tax and other matters will be passed upon for the related Issuing Entity by Morgan, Lewis & Bockius LLP.

INDEX OF DEFINED TERMS

30/360	47	Dodd-Frank Act	80
Actual/360	47	DOJ	83
Actual/Actual	47	DSSOs	29
Actuarial Advance	65	DTC	53
Actuarial Receivables	37	DTC Participants	40
Administration Agreement	74	DTCC	56
Administration Fee	75	Eligible Deposit Account	61
Administrative Purchase Payment	63	Eligible Institution	62
Administrative Receivable	63	Eligible Investments	61
Advances	65	ERISA	96
Agencies	83	Euroclear	53
Amortization Period	52	Euroclear Participants	56
APR	37	Excess Payment	65
Auction	51	Exchange Act	35
Base Rate	46	FATCA	95
Basic Servicing Fee	66	FDCPA	82
Beneficial Owners	53	FDIC	80
Bond Equivalent Yield	52	FDIC Counsel	81
Business Day	46	Federal Funds Rate	49
Calculation Agent	47	Federal Funds Rate Determination Date	49
Calculation Date	48, 49, 50, 52	Federal Funds Rate Note	46
carLOS	30	Final Rule	82
CD Rate	48	Final Scheduled Maturity Date	63
CD Rate Determination Date	48	financed vehicles	8
CD Rate Note	46	Financed Vehicles	34
Certificateholder	33	Fixed Rate Notes	45
Certificates	33	Floating Rate Notes	45
CFPB	83	Foreign Owner	94
class	40	FTC	84
Clearstream	53	FTC Rule	82
Closing Date	36	H.15 Daily Update	46
Code	45	H.15(519)	46
Collection Account	61	HDC Rule	83
Collection Period	64	HIRE Act	95
Commercial Paper Rate	48	Indenture	40
Commercial Paper Rate Determination Date	48	Indenture Trustee	34
Commercial Paper Rate Note	46	Index Currency	50
Controlling Class	41	Index Maturity	46
credit enhancement	10	Insolvency Event	72
CSCs	29	Insolvency Laws	79
Customary Servicing Practices	32	Interest Determination Date	46
Cutoff Date	34	Interest Period	47
Dealer Agreements	29	Interest Rate	40
Dealer Recourse	38	Interest Reset Date	46
Dealers	29, 34	Interest Reset Period	46
Definitive Certificates	57	Investment Earnings	61
Definitive Notes	57	Issuer	33
Definitive Securities	57	Issuing Entity	33
Demand Notes Indenture	85	LIBOR	50
Demand Notes Indenture Trustee	85	LIBOR Note	46
Depositor	33	London Business Day	47
Depository	40	Money Market Yield	49
Determination Date	70	Monthly Remittance Condition	64

Note Owners	93	Securityholders	35
Note Pool Factor	39	Servicer	31
noteholder	25	Servicer Default	71
Noteholder	40	Servicing Fee Rate	66
Notes	33	Short-Term Note	93
obligors	8	Simple Interest Advance	65
Obligors	34	Simple Interest Receivables	37
OID	93	Spread	46
OID regulations	93	Spread Multiplier	46
OLA	80	Strip Notes	40
OSCAR	30	Supplemental Servicing Fee	66
Owner Trust	92	Surety Bond	69
Payahead Account	61	TAFR LLC	33
Payment Date	40	TARGET system	47
Plan	96	Tax Counsel	92
Pool Balance	66	TFSC	29, 85
Prepayment	65	TFSC Securities	91
Prepayment Assumption	93	TMC	18, 29, 85
prepayments	38	TMC Credit Support Agreement	90
Principal Balance	66	TMCC	6, 29
Principal Financial Center	50	TMCC Credit Support Agreement	90
Prospectus Supplement	33	TMCC Demand Notes	9, 85
Rating Agency	35	TMCC Securities	90
receivables	8	TMS	18
Receivables	34	Total Servicing Fee	66
Receivables Pool	34	Transfer and Servicing Agreements	34
Receivables Purchase Agreement	36	Transfer Notice	59
Registration Statement	35	Treasury Bills	51
Related Documents	45	Treasury Rate	51
Relief Act	27, 82	Treasury Rate Determination Date	51
Required Rate	68	Treasury Rate Note	46
Required Yield Maintenance Amount	68	Trust Accounts	61
Reserve Fund	68	Trust Agreement	33
Reserve Fund Initial Deposit	68	Trust Estate	34
Revolving Liquidity Note	69	Trustee	34
Revolving Liquidity Note Agreement	69	U.S.A.	29
Revolving Period	9	Underwriting Agreement	96
Sale and Servicing Agreement	34	Warranty Purchase Payment	60
SEC	2, 35	Warranty Receivable	60
Securities	33	weighted average life	38
Securities Act	35	Yield Maintenance Account	68
securityholder	25	Yield Maintenance Agreement	68
Securityholder	32	Yield Maintenance Deposit	68

$1,500,000,000

Toyota Auto Receivables 2015-A Owner Trust

$420,000,000 Asset Backed Notes, Class A-1(1)

$445,000,000 Asset Backed Notes, Class A-2(1)

$476,500,000 Asset Backed Notes, Class A-3(1)

$121,000,000 Asset Backed Notes, Class A-4(1)

$37,500,000 Asset Backed Notes, Class B(1)
______________

(1) The Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2 Notes, the
Class A-3 Notes and the Class A-4 Notes will be retained by Toyota Auto Finance Receivables LLC or its affiliate on the closing date.

Toyota Auto Finance Receivables LLC
Depositor

Toyota Motor Credit Corporation
Sponsor, Administrator and Servicer
__________________

PROSPECTUS SUPPLEMENT
__________________

Joint Bookrunners
J.P. Morgan	Barclays	RBC Capital Markets
Co-Managers
Citigroup	Lloyds Securities	SMBC Nikko	SOCIETE GENERALE

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus.  We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the date stated on the cover page.  We are not offering the notes in any jurisdiction where it is not permitted.

Dealer prospectus delivery obligation.  Until May 25, 2015, which is ninety days following the date of this prospectus supplement, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.